     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1998.



                                                      REGISTRATION NO. 333-50681

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               AURORA FOODS INC.
             (Exact name of registrant as specified in its charter)

                MARYLAND                                    2045                               TO BE APPLIED FOR
      (State or other jurisdiction              (Primary Standard Industrial                    (I.R.S. Employer
   of incorporation or organization)            Classification Code Number)                  Identification Number)

                            ------------------------

                       456 MONTGOMERY STREET, SUITE 2200
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 982-3019

  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                 IAN R. WILSON
                            CHIEF EXECUTIVE OFFICER
                               AURORA FOODS INC.
                       456 MONTGOMERY STREET, SUITE 2200
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 982-3019

 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

            NANCY YOUNG, ESQ.                     ROBERT E. BUCKHOLZ, JR., ESQ.
          Richards & O'Neil, LLP                       Sullivan & Cromwell
             885 Third Avenue                            125 Broad Street
      New York, New York 10022-4873                  New York, New York 10004
              (212) 207-1200                              (212) 558-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                   PROPOSED
                                                                    MAXIMUM
                                                                   AGGREGATE        AMOUNT OF
                     TITLE OF EACH CLASS                           OFFERING       REGISTRATION
                OF SECURITIES TO BE REGISTERED                    PRICE(1)(2)        FEE(3)
Common Stock, par value $.01 per share........................   $270,000,000        $79,650


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) The shares of Common Stock are not being registered for the purpose of sales outside the United States.


(3) Previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED              , 1998

                                  ,000,000 SHARES

LOGO                   AURORA FOODS INC.


                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                           --------------------------

    Of the       shares of Common Stock offered,       shares are being offered
hereby in the United States and       shares are being offered in the concurrent
international offering outside the United States. The initial public offering price and the aggregate underwriting discount per share of Common Stock will be identical for both Offerings. See "Underwriting".

    Of the       shares of Common Stock offered,       shares of Common Stock
are being sold by the Company and       shares of Common Stock are being sold by
the Selling Stockholder. See "Principal Stockholders and Selling Stockholder". The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder.

    Prior to these offerings, there has not been any public market for the Common Stock of the Company. It is currently estimated that the initial public
offering price will be between $          and $          per share. For factors
to be considered in determining the initial public offering price, see "Underwriting".

    SEE "RISK FACTORS" BEGINNING ON PAGE   HEREIN FOR CERTAIN CONSIDERATIONS
RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

    Application will be made to list the Common Stock on the New York Stock
Exchange under the symbol "          ".
                           --------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                                  PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

                                        INITIAL PUBLIC        UNDERWRITING          PROCEEDS TO      PROCEEDS TO SELLING
                                        OFFERING PRICE        DISCOUNT (1)          COMPANY (2)          STOCKHOLDER
                                      -------------------  -------------------  -------------------  -------------------
Per Share...........................       $                    $                    $                    $
Total(3)............................

--------------------------

(1) The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting".

(2) Before deducting expenses estimated at $          , payable by the Company.

(3) The Company has granted to the U.S. Underwriters an option for 30 days to
    purchase up to an additional       shares at the initial public offering
    price per share, less the underwriting discount, solely to cover over-allotments, if any. Additionally, the Company has granted the International
    Underwriters a similar option with respect to an additional       shares of
    Common Stock as part of the concurrent International Offering. If such options are exercised in full, the total initial public offering price, underwriting discount and proceeds to the Company and proceeds to the
    Selling Stockholder will be $          , $          , $          and
    $          , respectively. See "Underwriting".

    The shares are offered severally by the U. S. Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in New York, New York on or about
             , 1998, against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.

          BT ALEX. BROWN

                    DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION

                              CREDIT SUISSE FIRST BOSTON

                                         SBC WARBURG DILLON READ INC.

                                                   CHASE SECURITIES INC.
                           --------------------------

              The date of this Prospectus is              , 1998.

    CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE MARKET PRICE OF THE COMMON STOCK INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERINGS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

    The inside cover will contain colored art work of brand trademarks and logos owned or licensed by the Company. DUNCAN HINES-Registered Trademark-, LOG CABIN-Registered Trademark-, MRS. BUTTERWORTH'S-Registered Trademark-, AUNT JEMIMA-Registered Trademark-, COUNTRY KITCHEN-Registered Trademark-, WIGWAM-Registered Trademark-, VAN DE KAMP'S-Registered Trademark-, MRS. PAUL'S-Registered Trademark-, and CELESTE-Registered Trademark- are registered trademarks of the Company. The Aunt Jemima trademark is licensed from The Quaker Oats Company ("Quaker Oats"). This Prospectus also includes trademarks of companies other than trademarks of the Company.

    The Company intends to furnish stockholders with annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements.

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, THE "COMPANY" REFERS TO AURORA FOODS INC., A DELAWARE CORPORATION INCORPORATED PRIOR TO THE OFFERINGS, AND ITS PREDECESSORS. EXCEPT AS OTHERWISE INDICATED, ALL REFERENCES TO CATEGORY AND SEGMENT SALES AND SHARE PERCENTAGES AND POSITIONS ARE BASED ON U.S. RETAIL SUPERMARKET SALES DOLLARS FOR THE 52-WEEK PERIOD IN THE CASE OF SYRUPS, ENDED MARCH 21, 1998, AND IN THE CASE OF BAKING MIXES, ENDED MARCH 14, 1998, AS GATHERED AND PUBLISHED BY A.C. NIELSEN COMPANY ("NIELSEN") AND, IN THE CASE OF FROZEN CONVENIENCE FOODS, ENDED MARCH 22, 1998, AS GATHERED AND PUBLISHED BY INFORMATION RESOURCES INCORPORATED ("IRI").


                                  THE COMPANY

    The Company is a leading producer and marketer of premium branded food products including DUNCAN HINES baking mixes, LOG CABIN and MRS. BUTTERWORTH'S syrup, VAN DE KAMP'S and MRS. PAUL'S frozen seafood, AUNT JEMIMA frozen breakfast products and CELESTE frozen pizza. The Company's brands are among the oldest and most widely recognized food brands in the United States, have leading market positions and participate in some of the fastest growing categories in the supermarket. LOG CABIN and MRS. BUTTERWORTH'S have a leading 33.9% share of the syrup category, VAN DE KAMP'S and MRS. PAUL'S have a leading 28.2% share of the frozen seafood category, DUNCAN HINES is the #2 cake mix with a 35.8% share and CELESTE is the #2 brand of frozen pizza in the Northeast. In 1997, dollar sales of frozen pizza, frozen seafood and frozen waffles grew at annual rates of 8.5%, 9.5% and 7.8%, respectively. For the year ended December 31, 1997, the Company's pro forma net sales were $874.2 million and the Company's pro forma as
adjusted EBITDA was $    million.

    The Company was formed by Dartford Partnership L.L.C. ("Dartford"), Fenway Partners, Inc. and McCown De Leeuw & Co., Inc. ("MDC") to serve as a platform upon which to build a leading branded grocery products company through both strategic acquisitions and internal growth. The Company has been built through six separate acquisitions over the last three years. The Company seeks to acquire well-recognized brands which have become non-core businesses to their corporate parents, but which retain strong brand equities and long-term growth potential. The Company's objective is to revitalize the brands it acquires and renew their growth by providing them with the strategic direction, dedicated management and marketing focus they lacked under prior owners.

    Under the direction of CEO Ian R. Wilson and Dartford, each of the brands owned by the Company for more than one year has experienced significant growth. The following table sets forth (i) the growth rates of the brands for the twelve months prior to the date of acquisition, and (ii) the annual growth rate as measured eighteen months after the date of acquisition.

                                               DATE
                                                OF         GROWTH PRIOR         GROWTH
BRAND                     PRIOR OWNER       ACQUISITION   TO ACQUISITION   AFTER ACQUISITION
---------------------  ------------------  -------------  ---------------  -----------------
VAN DE KAMP'S          Pillsbury             Sept. 1995           -2.5%             +5.0%
MRS. PAUL'S            Campbell Soup           May 1996           -9.2              +7.1
AUNT JEMIMA            Quaker Oats            July 1996           -8.9             +10.5
CELESTE                Quaker Oats            July 1996          -16.8              +8.6
MRS. BUTTERWORTH'S     Unilever               Dec. 1996            0.0              +3.1
LOG CABIN              Kraft                  July 1997           -6.0               n/a
DUNCAN HINES           Procter & Gamble       Jan. 1998           -5.0               n/a

    The Company has renewed the growth of its brands by providing them with experienced management, refocusing marketing support, reformulating and repackaging outdated products, developing and launching new products and expanding distribution. The Company has also realized significant cost savings by consolidating and improving the efficiency of its manufacturing operations, outsourcing the production of certain products and eliminating redundant administrative functions. The Company believes that the growth exhibited by the brands it acquired in 1995 and 1996, combined with expected growth from its most recent acquisitions and additional cost savings opportunities, have positioned it to achieve superior long-term sales and earnings growth.

BUSINESS STRATEGY

    The Company's objective is to continue to generate sales and earnings growth by (i) sustaining the growth of the brands it acquired in 1995 and 1996, (ii) achieving similar results for its recently acquired brands, and (iii) continuing to acquire brands with strong equities and long-term growth potential. The Company's strategy is to revitalize its brands, reduce costs and continue to make strategic acquisitions.

    REVITALIZE BRANDS. To revitalize the brands it has acquired and stimulate growth, the Company (i) provides experienced management, (ii) refocuses marketing support, (iii) reformulates and repackages outdated products, (iv) develops and launches new products, and (v) expands distribution of its products.

    PROVIDE EXPERIENCED MANAGEMENT. The Company has assembled a dedicated sales, marketing and administrative infrastructure by recruiting experienced managers from a wide variety of food and consumer products companies. The Company believes that it significantly improves the performance of its brands by taking them out of large organizations where they have not been a priority and providing them with experienced, dedicated management.

    REFOCUS MARKETING SUPPORT. The Company refocuses and broadens marketing support for its brands by rationalizing product lines, refreshing advertising campaigns and adjusting the mix of its marketing programs. The Company increases media advertising and consumer promotional events (coupons) and generally reduces price discounting. The Company has increased media advertising in order to increase brand awareness and introduce new or reformulated products. Focused consumer promotional support, including point-of-sale and in-store coupons and cross promotions with other food products, has also been increased to generate trial and repeat purchases of the Company's products. In many circumstances, trade spending levels have been reduced while the quality of the merchandising support for the Company's brands has improved.

    REFORMULATE AND REPACKAGE PRODUCTS. To reinvigorate its brands, the Company reformulates and repackages outdated products. For example, the Company has reformulated MRS. BUTTERWORTH'S Lite syrup and certain AUNT JEMIMA frozen breakfast products, resulting in significant increases in unit volumes for both product lines. The Company has recently launched reformulated DUNCAN HINES brownie mixes and plans to introduce reformulated LOG CABIN Lite syrup in the second half of 1998. The Company has also redesigned the packaging of its AUNT JEMIMA and MRS. PAUL'S product lines and plans to introduce new packaging for CELESTE Pizza for One and LOG CABIN syrup in the summer of 1998.

    DEVELOP AND LAUNCH NEW PRODUCTS. The Company has successfully developed and launched more than 25 new products. New product successes include grilled and premium fish fillets marketed under both the VAN DE KAMP'S and MRS. PAUL'S brands and MAMA CELESTE Fresh Baked Rising Crust pizza. The Company has developed and is preparing to launch additional new products for its frozen breakfast, frozen seafood and syrup product lines.

    EXPAND DISTRIBUTION.  The Company expands distribution of its products by
    (i) improving the selection of its products on the shelf, (ii) increasing penetration in established markets, (iii) broadening the geographic distribution of its products, and (iv) improving its presence in selected channels of distribution including club stores and foodservice.

    REDUCE COSTS.  The Company has reduced costs of the acquired businesses by
approximately $   million since their respective acquisitions. To achieve these cost reductions, the Company has (i) consolidated the manufacture of MRS. PAUL'S frozen seafood products into the Van de Kamp's facilities, (ii) outsourced the production of syrup, (iii) reduced fixed costs and improved the efficiency of its manufacturing facilities, and (iv) eliminated redundant administrative functions of the acquired businesses. The Company believes that there are further opportunities to reduce costs, which include outsourcing the production of baking mixes and further consolidating its brokerage and administrative functions.

    MAKE STRATEGIC ACQUISITIONS. The Company has a proven track record of successfully acquiring and integrating food businesses. The Company's acquisition strategy is to acquire established, well-recognized food brands that can leverage off of the infrastructure it has developed. The Company will continue to look for opportunities where strong but non-core brands would benefit from the renewed focus and experienced management it brings to its acquisitions. Management believes that these opportunities will continue to arise as a result of large food companies continuing their recent trend of divesting non-core businesses.

                                   OWNERSHIP

    Upon completion of the Offerings, Fenway Partners, Inc. and certain of its affiliates (collectively, "Fenway") will beneficially own %, affiliates of
MDC will beneficially own     %, Dartford will beneficially own     %, and
divisional management will beneficially own % of the outstanding shares of Common Stock. See "Principal Stockholders and Selling Stockholders".

    Dartford was formed by Managing Partner Ian R. Wilson, former Vice Chairman of The Coca-Cola Company and former Chairman and Chief Executive Officer of Castle & Cooke, Inc. (now known as Dole Food Company, Inc.), to make investments in the consumer food and beverage industries. Dartford's four partners have extensive experience in building and managing investments in the food and beverage industries. Over the past thirteen years, Dartford and its predecessors have successfully built and managed a number of food companies including Wyndham Foods Inc. ("Wyndham"), which Dartford grew to become the fourth largest cookie company in the United States, Windmill Holdings Corp. ("Windmill"), a branded baking products company, and Windy Hill Pet Food Company, Inc. ("Windy Hill"), a national supplier of branded and private label pet food products.

    Fenway is a private equity investment firm based in New York City with approximately $527 million of equity capital under management. Fenway was formed in 1994 by Peter Lamm, Richard Dresdale, and Andrea Geisser. Together, the firm's principals have over 60 years of experience building and managing direct investment portfolios and have made over 80 investments in a wide variety of industries. Fenway focuses its investment activities on acquiring domestic middle market companies with revenues between $100 million and $750 million which offer leading market shares, strong franchises, multiple profit centers, and underlying opportunities for growth. Fenway's portfolio companies include Central Tractor Farm & Country, Inc., Decorative Concepts, Inc., Delimex Holdings, Inc., Iron Age Corporation, and National School Supply Company.

    MDC is a private equity investment firm based in Menlo Park, California and New York City organized in 1984 to "buy and build" middle market companies in partnership with management. MDC currently manages four generations of funds totaling in excess of $1.2 billion of capital. MDC has developed, and committed itself to, an investment process that identifies and then backs top managers in industries that are undergoing consolidation or rapid internal growth. Over the past 14 years, MDC has made 32 separate acquisitions, of which 23 have been acquisition-oriented "buy and builds" similar to the strategy executed by the Company. MDC's platform investments include RSP Manufacturing Corporation, The Brown Schools, Inc., Outsourcing Solutions Inc., Fitness Holdings, Inc., DIMAC Corp., Sarcom, Inc., and Nimbus CD International Inc.

                                   BACKGROUND

    Just prior to the Offerings, the Company will be incorporated in Delaware and will assume the Registration Statement (of which this Prospectus forms a part) filed by Aurora Foods Inc., a Maryland corporation ("Aurora Maryland") upon the merger of Aurora Maryland with and into the Company. As used in this Prospectus (i) "Aurora" refers to Aurora Foods Holdings Inc., a Delaware corporation incorporated in 1996; (ii) "Aurora Foods" refers to Aurora Foods Inc., a Delaware corporation also formed in 1996 and wholly owned by Aurora; and
(iii) "VDK" refers to VDK Holdings, Inc., a Delaware corporation incorporated in 1995. Unless the context otherwise requires, discussion of the business of the Company gives effect to acquisitions made by Aurora or VDK and to the merger of Aurora, Aurora

Foods, VDK, and Van de Kamp's, Inc., a wholly owned subsidiary of VDK, with and into the Company, concurrently with the closing of the Offerings (the "Merger"). All references to the Company's historical financial statements are to historical financial statements of Aurora, to which the Company will be the successor upon formation and after the Merger. The consummation of the Merger is a condition to, and will close concurrent with, the closing of the Offerings.

    Aurora Foods was formed for the purpose of acquiring the MRS. BUTTERWORTH'S syrup business from Conopco, Inc. (the "Predecessor"), a subsidiary of Unilever United States, Inc. ("Unilever"). Aurora then acquired the LOG CABIN syrup business from Kraft Foods, Inc. ("Kraft") in July 1997 and the DUNCAN HINES baking mix business from The Procter & Gamble Company ("P&G") in January 1998.

    Van de Kamp's, Inc. was incorporated in Delaware in July 1995 for the purpose of acquiring the VAN DE KAMP'S frozen seafood business from the Pillsbury Company ("Pillsbury") in September 1995. Van de Kamp's, Inc. then acquired the MRS. PAUL'S frozen seafood business from the Campbell Soup Company ("Campbell Soup") in May 1996 and the AUNT JEMIMA frozen breakfast and CELESTE frozen pizza businesses from Quaker Oats in July 1996. Each of the acquisitions consummated by Aurora Foods or Van de Kamp's, Inc., collectively are referred to as the "Acquired Businesses".

    On April 8, 1998, MBW Investors LLC and VDK Foods LLC formed Aurora/VDK LLC ("New LLC"). MBW Investors LLC contributed all of the capital stock of Aurora and VDK Foods LLC contributed all of the capital stock of VDK to New LLC (the "Contribution Transaction"). In return for those contributions, MBW Investors LLC was issued 55.5% of the interests in New LLC plus a right to receive a special $8.5 million priority distribution from New LLC, and VDK Foods LLC was issued 44.5% of the interests in New LLC plus a right to receive a special $42.4 million priority distribution from New LLC. On April 16, 1998, Aurora Maryland was incorporated to facilitate the Offerings. Just prior to the Offerings, the Company will be incorporated, New LLC will contribute all of the issued and outstanding stock of Aurora and VDK to it, and Aurora Maryland will be merged with and into the Company.

    New LLC will sell       shares of Common Stock in the Offerings and will
distribute       shares of Common Stock to its members consisting of MBW
Investors LLC and VDK Foods LLC. After completion of any required filings under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "Hart Scott Rodino Act"), and the termination or expiration of any applicable waiting period, New LLC will be liquidated or dissolved. MBW Investors will distribute
its          shares of Common Stock to its members consisting of Fenway, affiliates of MDC, Dartford, California Public Employees Retirement System ("CALPERS"), Sunapee Securities, Inc. and Squam Lake Investors II, L.P., (collectively, "Sunapee") and certain divisional management and, after completion of any required filings under the Hart Scott Rodino Act and the termination or expiration of any applicable waiting period, MBW Investors LLC will be liquidated or dissolved.

                        SALE OF FROZEN DESSERTS BUSINESS


    On May 1, 1998, VDK completed the sale of its frozen desserts product line (the "Desserts Sale") to Mrs. Smith's Bakeries, Inc., a subsidiary of Flowers, Inc. VDK received approximately $26.0 million from the sale of machinery and equipment, contracts, the Pet Ritz and Oronoque Orchards trademarks, intellectual property and goodwill. The Company received approximately $2.0 million from the sale of finished goods inventory. VDK sold the machinery and equipment physically located at the Chambersburg, Pennsylvania manufacturing facility and announced a restructuring program, which will include the closure of the Chambersburg facility and relocation of machinery and equipment related to the production of certain frozen seafood and vegetable products to the Company's Erie, Pennsylvania, and Jackson, Tennessee manufacturing facilities. The impact of the Desserts Sale on the Company's annual results is not expected to be material and management believes the Desserts Sale will not significantly impact future results. The net proceeds from the Desserts Sale were used to repay $25.0 million in indebtedness under the Second Amended and Restated Credit and Guarantee Agreement, dated as of July 9, 1996, among VDK, Van de Kamp's, Inc., the banks and other financial institutions parties thereto, as amended (the "VDK Senior Bank Facilities"). The Company's pro forma financial data reflects the consummation of the Desserts Sale. See "--Summary Historical and Pro Forma Financial Data" and "Unaudited Pro Forma Financial Information."

                                 THE OFFERINGS

    The offering of       shares of Common Stock initially being offered in the
United States (the "U.S. Offering") and the concurrent offering of       shares
of Common Stock initially being offered outside the United States (the "International Offering") are collectively referred to in this Prospectus as the "Offerings". The underwriters for the U.S. Offering (the "U.S. Underwriters") and the underwriters for the International Offering (the "International Underwriters") are collectively referred to in this Prospectus as the "Underwriters". The closing of the U.S. Offering is conditioned upon the closing of the International Offering and vice versa.

Common Stock offered by the
Company:(1)
  U.S. Offering.................  shares
  International Offering........  shares
    Total.......................  shares

Common Stock offered by the
Selling Stockholder:
  United States Offering........  shares
  International Offering........  shares
    Total.......................  shares

Common Stock to be outstanding
after the Offerings.............  shares (1)(2)
Use of Proceeds by the Company..  To redeem $35 million principal amount of the 12% Senior
                                  Subordinated Notes due 2005 issued by VDK (the "VDK
                                  Notes") and pay the associated $3.5 million redemption
                                  premium, to repay approximately $         million of
                                  indebtedness under the VDK Senior Bank Facilities and
                                  Aurora Senior Bank Facilities (defined below), and to pay
                                  the fees and expenses incurred in connection with the
                                  Offerings and the refinancing of the Company's
                                  indebtedness. The Company will not receive any proceeds
                                  from the sale of shares by the Selling Stockholder. See
                                  "Use of Proceeds".
Proposed New York Stock
Exchange ("NYSE") Symbol........  [   ]

------------------------

(1) Assumes that the Underwriters' over-allotment options are not exercised. See "Underwriting".

(2) Does not include       shares of Common Stock issuable upon exercise of
    outstanding stock options granted to certain employees of the Company. In
    addition, the Company has reserved       shares of Common Stock for issuance
    in connection with options that may be granted under the Company's 1998 Long-Term Incentive Plan (the "1998 Incentive Plan"). See "Management--1998 Incentive Plan".

                                  RISK FACTORS

    Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, matters set forth under the caption "Risk Factors" before purchasing shares of the Common Stock offered by this Prospectus.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following table sets forth summary historical and unaudited pro forma as adjusted financial data of the Company for the periods ended and as of the dates indicated. The summary historical statement of operations data for the year ended December 27, 1997 and the summary historical balance sheet data as of December 27, 1997 are derived from audited financial statements of the Company included elsewhere in this Prospectus. The summary historical statement of operations data for the three months ended March 28, 1998 and the summary historical balance sheet data as of March 28, 1998 are derived from the unaudited financial statements of the Company included elsewhere in this Prospectus which, in the opinion of management, include all normal recurring adjustments. The summary unaudited pro forma and pro forma as adjusted statement of operations data reflect adjustments, where appropriate, to the historical financial data of the Company to give effect to (i) the acquisition of the LOG CABIN business, (ii) the acquisition of the DUNCAN HINES business, (iii) the acquisition of VDK, (iv) the Desserts Sale, and (v) the Offerings, as if each occurred on January 1, 1997. The summary unaudited pro forma and pro forma as adjusted balance sheet data reflect adjustments, where appropriate, to the historical financial data for the Company to give effect to (i) the acquisition of VDK, (ii) the Desserts Sale, and (iii) the Offerings, as if each had occurred on March 28, 1998. This information should be read in conjunction with the Company's unaudited pro forma and historical financial statements, and related notes thereto, each appearing elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations".



                                                   YEAR ENDED                         THREE MONTHS ENDED
                                                DECEMBER 27, 1997                       MARCH 28, 1998
                                      -------------------------------------  ------------------------------------
                                                                PRO FORMA                             PRO FORMA
  (IN THOUSANDS)                       ACTUAL     PRO FORMA    AS ADJUSTED    ACTUAL     PRO FORMA   AS ADJUSTED
                                      ---------  ------------  ------------  ---------  -----------  ------------
STATEMENT OF OPERATIONS DATA:
Net sales...........................  $ 143,020   $  874,231    $  874,231   $  89,385   $ 240,337    $  240,337
Cost of goods sold..................     45,729      373,101       373,101      37,734      95,111        95,111
                                      ---------  ------------  ------------  ---------  -----------  ------------
  Gross profit......................     97,291      501,130       501,130      51,651     145,226       145,226
                                      ---------  ------------  ------------  ---------  -----------  ------------
Brokerage, distribution and
  marketing expenses:
  Brokerage and distribution........     17,096       88,188        88,188       9,355      23,544        23,544
  Trade promotions..................     26,075      172,487       172,487      15,568      57,737        57,737
  Consumer marketing................     15,142       65,717        65,717       7,997      21,057        21,057
                                      ---------  ------------  ------------  ---------  -----------  ------------
Total brokerage, distribution and
  marketing expenses................     58,313      326,392       326,392      32,920     102,338       102,338
Amortization of goodwill and other
  intangibles.......................      5,938       33,424        33,424       4,597       8,356         8,356
Selling, general and administrative
  expenses..........................      5,229       34,427        34,427       2,346       7,084         7,084
Compensation plan expense...........      2,300        2,300                    60,000     129,000(1)      --    (1)
Transition expenses.................      2,113       --            --           1,926      --            --
                                      ---------  ------------  ------------  ---------  -----------  ------------
Total operating expenses............     73,893      396,543                   101,789     246,778
                                      ---------  ------------  ------------  ---------  -----------  ------------
  Operating income (loss)...........     23,398      104,587                   (50,138)   (101,552)
Interest income.....................       (151)        (515)         (515)       (223)       (253)         (253)
Interest expense....................     18,393       84,502                    12,837      21,126
Amortization of deferred financing
  expense...........................      3,059        4,575                       513       1,144
Other bank and financing expenses...         83          304           304          51          95            95
                                      ---------  ------------  ------------  ---------  -----------  ------------
  Income (loss) before income
    taxes...........................      2,014       15,721                   (63,316)   (123,664)
Income tax expense (benefit)........        779        6,210                      (360)    (20,632)
                                      ---------  ------------  ------------  ---------  -----------  ------------
  Net income (loss).................  $   1,235   $    9,511    $            $ (62,956)  $(103,032)   $
                                      ---------  ------------  ------------  ---------  -----------  ------------
                                      ---------  ------------  ------------  ---------  -----------  ------------
Basic and diluted earnings (loss)
  per share.........................  $       1                              $     (63)
                                      ---------                              ---------
                                      ---------                              ---------
Weighted average number of shares
  outstanding.......................          1                                      1
                                      ---------                              ---------
                                      ---------                              ---------
Pro forma basic and diluted earnings
  (loss) per share(2)...............              $       10                             $    (103)
                                                 ------------                           -----------
                                                 ------------                           -----------
Pro forma weighted average number of
  shares outstanding(2).............                       1                                     1
                                                 ------------                           -----------
                                                 ------------                           -----------
Pro forma as adjusted basic and
  diluted earnings per share(3).....                            $                                     $
                                                               ------------                          ------------
                                                               ------------                          ------------
Pro forma as adjusted weighted
  average number of shares
  outstanding(3)....................
                                                               ------------                          ------------
                                                               ------------                          ------------

                                                   YEAR ENDED                         THREE MONTHS ENDED
                                                DECEMBER 27, 1997                       MARCH 28, 1998
                                      -------------------------------------  ------------------------------------
                                                                PRO FORMA                             PRO FORMA
  (IN THOUSANDS)                       ACTUAL     PRO FORMA    AS ADJUSTED    ACTUAL     PRO FORMA   AS ADJUSTED
                                      ---------  ------------  ------------  ---------  -----------  ------------
OPERATING AND OTHER DATA:
  Adjusted EBITDA(4)................  $  34,796   $  154,617    $         (5) $  17,587  $  39,081    $   --
  Depreciation and amortization.....      9,976       52,094                     6,140      12,618        --
  Capital expenditures..............      2,411       13,471        13,471       1,511       4,253         4,253

BALANCE SHEET DATA (END OF PERIOD):
  Working capital (excluding current
    portion of long-term debt)......  $   6,524                              $  29,164   $  54,548    $   --
  Total assets......................    372,739                                869,551   1,416,093        --
  Long-term debt (including current
    portion)........................    279,919                                652,377(6)    937,136(6)      --
  Stockholders' equity..............     65,223                                154,029     341,571        --



(1) Pro forma compensation plan expense represents the expense incurred under the VDK Plan (as defined) and the Aurora Plan (as defined), which are described elsewhere in the Prospectus, based on the valuation of the Company just prior to the Offerings. Pro forma as adjusted compensation expense reflects the effect of accelerated vesting as a result of the Offerings. See "Management--VDK Compensation Plan" and "Management--Aurora Compensation Plan".


(2) Pro forma basic and diluted earnings per share and the pro forma weighted average number of shares outstanding gives effect to the acquisitions as described in the notes to the Unaudited Pro Forma Financial Information.

(3) Pro forma as adjusted basic and diluted earnings per share and the pro forma as adjusted weighted average number of shares outstanding gives effect to the acquisitions and the Offerings as described in the notes to the Unaudited Pro Forma Financial Information.


(4) Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation, amortization, extraordinary items, compensation plan expense (see (1) above) and transition expenses and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.



(5) Adjusted EBITDA for the year ended December 27, 1997 and the three months
    ended March 31, 1998 on a pro forma as adjusted basis was $     million and
    $     million, respectively. Including cost savings of $18.2 million and
    $    million for the year ended December 31, 1997 and the three months ended
    March 28, 1998, respectively, each of which are described in the notes to the Unaudited Pro Forma Financial Information, Adjusted EBITDA for the year
    ended December 27, 1997 and March 28, 1998 would have been $    million and
    $    million, respectively. Cost savings primarily reflect savings pursuant to long term contract manufacturing agreements the Company has entered into for its syrup and baking mix products and the elimination of manufacturing and administrative expenses allocated from prior owners. There can be no assurance the cost savings will be realized.



(6) Includes $15.0 million of revolving debt outstanding under the VDK Senior Bank Facilities.

                                  RISK FACTORS

    Investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, before purchasing the Common Stock offered hereby.

IMPLEMENTATION OF BUSINESS STRATEGY; LIMITED OPERATING HISTORY; STRATEGIC
  ACQUISITIONS

    The Company intends to pursue a business strategy of increasing sales and earnings through revitalizing its brands and achieving operational cost savings. No assurance can be given that the Company will be successful in implementing this strategy. See "Business--Competition" and "Business". Van de Kamp's, Inc. was incorporated in July 1995 and Aurora Foods was incorporated in December 1996. Accordingly, investors have a limited operating history upon which to base an evaluation of the Company's performance and an investment in the Company. Moreover, certain of the financial statements included herein represent the operations of the various Acquired Businesses by persons other than the Company's management and may not be comparable with current operations or indicative of future performance.

    The Company also intends to pursue a business strategy of growth through strategic acquisitions. The Company cannot predict whether it will be successful in pursuing any acquisition opportunities or whether any acquisitions will be successful. The Company continually evaluates potential strategic acquisitions; however, the Company has no binding commitment to acquire any business or other material assets. The Company's acquisition strategy involves numerous risks including integration of the operations, systems, and management of acquired businesses and the diversion of management's attention from other business concerns. Depending on the nature, size, and timing of future acquisitions, the Company may be required to raise additional financing. There can be no assurance
that [the Credit Agreement, dated as           , 1998, by and between the
Company and Chase Manhattan Bank] (the "Senior Credit Facilities"), the indenture (the "VDK Indenture") related to the "VDK Notes", and the indentures (the "Aurora Indentures") related to the 9 7/8% Series B Senior Subordinated Notes due 2007 ("Aurora Series B Notes") and the 9 7/8% Series D Senior Subordinated Notes due 2007 ("Aurora Series D Notes") (the VDK Notes, Aurora Series B Notes, and Aurora Series D Notes, collectively the "Senior Subordinated Notes") or any other loan agreement to which the Company may become a party will permit such additional financing or that any additional financing will be available on terms acceptable to the Company.

RESTRICTIVE DEBT COVENANTS

    The Senior Credit Facilities and each of the Indentures contain a number of significant covenants that, among other things, restrict the ability of the Company and its subsidiaries to engage in a variety of financing and corporate activities (e.g. incur additional indebtedness, pay dividends, make acquisitions, etc.). The breach of any of such covenants or restrictions could result in a default under the Senior Credit Facilities or the Indentures, which would permit the senior lenders or the holders of the Senior Subordinated Notes, as the case may be, to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest. If the Company were unable to repay its indebtedness to its senior lenders, such lenders could proceed against the collateral securing such indebtedness which collateral represents substantially all of the assets of the Company. See "Description of Indebtedness".

GENERAL RISKS OF FOOD INDUSTRY; COMPETITION

    The food products manufacturing industry is subject to the risk of adverse changes in general economic conditions; adverse changes in local markets resulting in greater risks inherent in the limited shelf life of food products in case of oversupply; lack of attractiveness of a particular food product line after its novelty has worn off; evolving consumer preferences and nutritional and health-related concerns; federal, state, and local food processing controls; consumer product liability claims; the risk of product tampering; and the availability and expense of insurance. See "Business".

    The food products business is highly competitive. Numerous brands and products compete for shelf space and sales, with competition based primarily on brand recognition and loyalty, price, quality, and convenience. The Company competes with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. A number of these competitors have broader product lines, substantially greater financial and other resources available to them, lower fixed costs and/or longer operating histories than the Company. There can be no assurance that the Company can compete successfully with such other companies. Competitive pressures or other factors could cause the Company's products to lose market share or result in significant price erosion, which could have a material adverse effect on the Company. See "Business".

PRODUCT LIABILITY; PRODUCT RECALLS

    The Company may be subject to significant liability should the consumption of any of its products cause injury, illness, or death and may be required to recall certain of its products in the event of contamination, mislabeling or damage to its products. There can be no assurance that product liability claims will not be asserted against the Company or that the Company will not be obligated to recall its products. A product liability judgment against the Company or a product recall could have a material adverse effect on the Company's business, financial condition, and results of operations.

GOVERNMENTAL REGULATION

    The Company's operations are subject to extensive regulation by the United States Food and Drug Administration ("FDA"), the United States Department of Agriculture and other state and local authorities regarding the processing, packaging, storage, distribution, advertising, and labeling of the Company's products, and environmental compliance. The Company's manufacturing facilities and products are subject to periodic inspection by federal, state, and local authorities. There can be no assurance that the Company is in compliance with such laws and regulations or that it will be able to comply with any future laws and regulations. Failure by the Company to comply with applicable laws and regulations could subject the Company to civil remedies, including fines, injunctions, recalls, or seizures, as well as potential criminal sanctions, which could have a material adverse effect on the Company. See "Business-- Certain Legal and Regulatory Matters" and "--Environmental".

TRADEMARKS

    The Company believes that its trademarks and other proprietary rights are important to its success and its competitive position. There can be no assurance that the actions taken by the Company to establish and protect its trademarks and other proprietary rights will be adequate to prevent imitation of its products by others or to prevent others from seeking to block sales of the Company's products as violative of the trademarks and proprietary rights of others. Moreover, no assurance can be given that others will not assert rights in, or ownership of, trademarks and other proprietary rights of the Company or that the Company will be able to successfully resolve such conflicts. See "Business--Trademarks".

DEPENDENCE ON RAW MATERIALS

    The Company purchases agricultural commodities, other raw materials, and packaging from growers, commodity processors, fish processors, importers, other food companies, and packaging manufacturers. While all such materials are available from numerous independent suppliers, commodity raw materials are subject to fluctuations in price attributable to, among other things, changes in crop size and federal and state agricultural programs. Such fluctuations could have a material adverse effect on the performance of the Company. See "Business--Raw Materials".

CONTROL BY PRINCIPAL STOCKHOLDERS; CONSENT RIGHTS; AND ALLOCATION OF CORPORATE
  OPPORTUNITIES

    Upon completion of the Offerings, Fenway will beneficially own    %,
affiliates of MDC will beneficially own    %, and the parties to the
Securityholders Agreement dated April 8, 1998 (the "Securityholders Agreement") by and among New LLC, MBW Investors LLC, VDK Foods LLC, Fenway, MDC, Dartford, UBS Capital LLC ("UBS"), an affiliate of Tiger Oats Limited ("Tiger Oats"), Sunapee, certain divisional management and other parties thereto (the
"Stockholders") will beneficially own, in the aggregate,   % of the outstanding
shares of Common Stock. Pursuant to the Securityholders Agreement, the Stockholders have agreed that until the occurrence of certain events, the initial Board of Directors will consist of three directors designated by Fenway, three directors designated by MDC, two directors designated by Dartford, one director designated by UBS, and one director designated by Tiger Oats. In addition, for a period not to exceed 30 months after the closing of the Offerings, the affirmative consent of Fenway and MDC is required for certain actions which could otherwise be approved by a majority of the directors including certain acquisitions or divestitures by the Company and the removal or termination of Ian R. Wilson or the employment or termination of his successor as Chief Executive Officer of the Company. The interests of Fenway and/or MDC may conflict with those of the Company and with stockholders of the Company. By reason of their independent consent rights and the fact that if Fenway and MDC vote together, they have the right to designate a majority of the directors, Fenway and MDC will be able to practically determine the outcome of significant matters affecting the management and business affairs of the Company. See "Principal Stockholders and Selling Stockholder--Securityholders Agreement" and "Certain Relationships and Related Transactions".


    In addition, certain directors of the Company affiliated with Fenway or MDC also serve as officers or directors of other portfolio companies of Fenway or MDC. Service as a director of the Company and as a director or officer of another company (other than a subsidiary of the Company) could create or appear to create conflicts of interest when the director is faced with decisions that could have different implications for the Company and such other company. A conflict of interest could also exist with respect to allocation of the time and attention of persons who are officers of both the Company and one or more other companies. MDC, Fenway and their professional staffs are not restricted from acquiring or managing other companies in the food business, including companies that may be competitive with the Company. For example, Fenway controls Delimex Holdings, Inc., a leading manufacturer and distributor of Mexican and other ethnic frozen food. Each of Dartford, and its partners (Messrs. Ian R. Wilson, James B. Ardrey, and Ray Chung, and Ms. M. Laurie Cummings) are restricted from acquiring or managing companies other than the Company and Windy Hill for certain periods of time. If Dartford's management services agreement with Windy Hill is terminated, Dartford may acquire or manage another company in place of Windy Hill. During the period that Messrs. Wilson, Ardrey, and Chung and Ms. Cummings are subject to non-compete covenants in their employment agreements, they are not permitted to manage or acquire any additional company in the business of offering food products (other than beverages) for human consumption. See "Management--Employment Agreements", "Principal Stockholders and Selling Stockholder--Securityholders Agreement" and "Certain Relationships and Related Transactions".


DILUTION

    Persons purchasing shares of Common Stock in the Offerings will incur immediate and substantial dilution in the net tangible book value of
approximately $         per share. See "Dilution".

NO DIVIDENDS

    The Company has never paid dividends on the Common Stock and does not anticipate paying such dividends in the foreseeable future. See "Dividend Policy".

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS

    Upon completion of the Offerings, the Company will have outstanding
      shares of Common Stock. Of these shares, the       shares of Common Stock
sold in the Offerings (      shares if the Underwriters' over-allotment option
are exercised in full) will be freely transferable without restriction under the Securities Act of 1933 (the "Securities Act"), unless purchased by an "affiliate" of the Company within the meaning of Rule 144 promulgated under the
Securities Act ("Rule 144"). The remaining       outstanding shares of Common
Stock are "restricted securities" under Rule 144. Of the       shares of
"restricted securities", there are currently no shares of Common Stock eligible
for sale and there will be (i)       shares of Common Stock eligible for sale
beginning on       and (ii)       shares of Common Stock eligible for sale
beginning on       , based on current Securities and Exchange Commission
("Commission") rules generally limiting the manner-of-sale, volume, and timing of such sales. New LLC and its beneficial owners will continue to hold
approximately       shares of Common Stock immediately after the Offerings, have certain registration rights with respect to them, and have agreed to certain restrictions on the sale of any shares of Common Stock. See "Certain Relationships and Related Transactions", "Background", "Shares Eligible for Future Sale", "Underwriting", and "Principal Stockholders and Selling Stockholder--Securityholders Agreement".

    The Company plans to register on Form S-8 up to       shares of Common Stock
issuable to its employees pursuant to the 1998 Incentive Plan.

    Future sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the market price of the Common Stock prevailing from time to time and could impair the ability of the Company to raise additional capital in the future through the sale of its equity securities. See "Shares Eligible for Future Sale" and "Underwriting".

NO PRIOR PUBLIC MARKET


    Prior to the Offerings, there has been no public market for the Common Stock and there can be no assurance that an active public market will develop or be sustained after the Offerings or that the initial public offering price corresponds to the price at which the Common Stock will trade in the public market subsequent to the Offerings. The initial public offering price for the Common Stock will be determined by negotiations among the Company, the Selling Stockholder and the representatives of the Underwriters based upon the consideration of certain factors set forth herein under "Underwriting". Subsequent to the Offerings, prices for the Common Stock will be determined by the market and may be influenced by a number of factors including the depth and liquidity of the market for the Common Stock, investor perceptions of the Company and other food products companies and general economic and other conditions.



PREFERRED STOCK


    The Certificate of Incorporation allows the Company to issue preferred stock without stockholder approval. Such issuances could make it more difficult for a third party to acquire the Company. See "Description of Capital Stock".

                                USE OF PROCEEDS

    The net proceeds to be received by the Company from the Offerings (after deducting the underwriting discounts and estimated offering expenses), based on
an assumed initial public offering price of $         per share, the midpoint of
the estimated offering range set forth on the cover page of this Prospectus, are
estimated to be approximately $         million. The net proceeds will be used
to redeem $35 million principal amount of the VDK Notes and pay the associated redemption premium of $3.5 million pursuant to the VDK Indenture. Any portion of the net proceeds not so utilized will be used to repay indebtedness of
$     million under the Second Amended and Restated Credit Agreement, dated as of January 16, 1998, by and among Aurora Foods, Aurora, the lenders listed therein, The Chase

Manhattan Bank. The National Westminister Bank PLC, and Swiss Bank Corporation
(the "Aurora Senior Bank Facilities") and of $    million under the VDK Senior
Bank Facilities. The indebtedness under the Aurora Senior Bank Facilities, which was incurred in connection with the acquisitions of the MRS. BUTTERWORTH'S business, the LOG CABIN business and the DUNCAN HINES business, bears interest
at      and has maturity dates ranging from December 31, 2004 through June 30,
2006. The indebtedness under the VDK Senior Bank Facilities was incurred in connection with the acquisitions of the VAN DE KAMP'S business, the MRS. PAUL'S business, the AUNT JEMIMA business, and the CELESTE business, bears interest at and has maturity dates ranging from September 19, 2001 through September 30, 2003. For a description of the VDK Notes, see "Description of Indebtedness--Senior Subordinated Notes--VDK Notes". The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholder.

                                DIVIDEND POLICY

    The Senior Credit Facilities and the Indentures contain certain restrictive covenants, including covenants that directly or indirectly restrict or prohibit the Company's ability to pay dividends and make other distributions. The Company intends to retain future earnings for use in the Company's business and does not anticipate declaring or paying any cash or stock dividends on shares of its Common Stock in the foreseeable future. Further, any determination to declare and pay dividends will be made by the Board of Directors of the Company in light of the Company's earnings, financial condition, capital requirements, and contractual agreements, and other factors deemed relevant by the Board of Directors at that time. See "Risk Factors--Restrictive Debt Covenants" and "Description of Indebtedness".

                           FORWARD-LOOKING STATEMENTS

    Certain statements contained in this Prospectus, including, without limitation, statements containing the words "believes", "anticipates", "intends", "expects", "estimates" and words of similar import, constitute "forward-looking statements" and involve known and unknown risk, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements appear under the captions "Prospectus Summary", "Risk Factors", "Unaudited Pro Forma Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Business" and elsewhere in this Prospectus. Such factors include, among others, the following: the actions of the Company's competitors; general economic and business conditions, industry trends; demographics, raw material costs; the continued success of management's strategy; integration of acquired businesses into the Company; terms and deployment of capital; changes in, or the failure or inability to comply with, governmental rules and regulations, including, without limitation, FDA and environmental rules and regulations, and other factors referenced in the Prospectus. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                   BACKGROUND

    Aurora Foods was incorporated in Delaware in December 1996 for the purpose of acquiring the MRS. BUTTERWORTH'S syrup business from Unilever. Aurora then acquired the LOG CABIN syrup business from Kraft in July 1997 and the DUNCAN HINES baking mix business from P&G in January 1998.

    Van de Kamp's was incorporated in Delaware in July 1995 for the purpose of acquiring the VAN DE KAMP'S frozen seafood business from Pillsbury in September 1995. Van de Kamp's then acquired the MRS. PAUL'S frozen seafood business from Campbell Soup in May 1996 and AUNT JEMIMA frozen breakfast and CELESTE frozen pizza businesses from Quaker Oats in July 1996.

    On April 8, 1998, the Contribution Transaction occurred. On April 16, 1998, Aurora Maryland was incorporated to facilitate the Offerings. Just prior to the Offerings, the Company will be incorporated, New LLC will contribute all of the issued and outstanding stock of Aurora and VDK to it, and Aurora Maryland will be merged with and into the Company.

    All references to the Company's historical financial statements are to the historical financial statements of Aurora, to which the Company will be the successor upon formation and after the Merger.

    New LLC is a majority owned subsidiary of MBW Investors LLC. New LLC and the Company will account for the contribution of the ownership of Aurora at MBW Investors LLC's historical cost and the contribution of the ownership of VDK will be accounted for as an acquisition using the purchase method of accounting
at New LLC's cost. New LLC will sell       shares of Common Stock in the
Offerings and will distribute       shares of Common Stock to its members
consisting of MBW Investors LLC and VDK Foods LLC. After completion of any required filings under the Hart Scott Rodino Act and the termination or expiration of any applicable waiting period, New LLC will be liquidated or
dissolved. MBW Investors LLC will distribute its     shares of Common Stock to
its members consisting of Fenway, affiliates of MDC, Dartford, CALPERS, Sunapee, and certain divisional management and, after completion of any required filings under the Hart Scott Rodino Act and the termination or expiration of any applicable waiting period, MBW Investors LLC will be dissolved. The consummation of the Merger is a condition to, and will close concurrent with, the closing of the Offerings.

    The Company's principal executive offices are located at 456 Montgomery Street, Suite 2200, San Francisco, California 94104, and the telephone number is 415-982-3019.

                                    DILUTION


    As of March 28, 1998, the Company had a pro forma deficit in net tangible book value of $725.0 million or approximately $7.3 million per share of Common Stock after giving effect to the Company's acquisitions of VDK and the DUNCAN HINES business, and the Desserts Sale. Pro forma net tangible book value per share is determined by dividing the pro forma tangible net worth of the Company (tangible assets less total liabilities) by the total number of shares of Common Stock outstanding. After giving effect to the sale by the Company of the shares of Common Stock offered hereby at an assumed initial public offering price of
$      per share (the midpoint of the range of the initial public offering prices set forth on the cover page of this Prospectus) and the deduction of the estimated underwriting discounts and offering expenses payable by the Company in connection therewith, but without taking into account any other changes in such pro forma net tangible book value after March 28, 1998, the pro forma as adjusted deficit in net tangible book value of the Company as of March 28, 1998,
as adjusted, would have been approximately $     million or $         per share.
This represents an immediate increase in net tangible book value per share to
the existing stockholder of       per share of Common Stock and an immediate
dilution of $         per share to new investors purchasing shares at the
assumed initial public offering price.

    The following table illustrates the per share dilution in pro forma net tangible book value to new investors. The table assumes no exercises of any options to purchase Common Stock outstanding at March 28, 1998.



Assumed initial public offering price per share..........             $
    Pro forma net tangible book value (deficit) per share
      of
    Common Stock as of March 28, 1998....................
    Increase in pro forma net tangible book value per
      share of Common Stock attributable to the
      Offerings..........................................
                                                           ---------
Pro forma as adjusted net tangible book value (deficit)
  per share of Common Stock for the Offerings............
                                                                      ---------
Net tangible book value dilution per share of the Common
  Stock to new investors.................................             $
                                                                      ---------
                                                                      ---------



    The following table summarizes as of March 28, 1998, after giving effect to the sale of the shares of Common Stock offered hereby, the number of shares of Common Stock purchased from the Company, the total consideration paid therefor and the average price per share paid by the existing stockholder and by the new investors purchasing shares of Common Stock in the Offerings before deduction of the estimated underwriting discounts and commissions and offering expenses payable by the Company.


                             SHARES PURCHASED         TOTAL CONSIDERATION
                          ----------------------  ---------------------------   AVERAGE PRICE
                           NUMBER      PERCENT        AMOUNT        PERCENT       PER SHARE
                          ---------  -----------  --------------  -----------  ---------------
                                                  (IN THOUSANDS)
Existing stockholder....                       %(1)  $                      %     $
New investors...........                       %(2)
                                                                                  $
                          ---------       -----   --------------       -----
      Total.............                  100.0%   $                   100.0%
                          ---------       -----   --------------       -----
                          ---------       -----   --------------       -----

------------------------

(1) Assuming a price of $         per share of Common Stock paid by the existing
    stockholder.

(2) Assuming an initial public offering price of $         per share of Common
    Stock (the midpoint of the range of initial public offering prices set forth on the cover page of this Prospectus).

                                 CAPITALIZATION


    The following table sets forth the historical capitalization of the Company as of March 28, 1998 ("Actual"), the unaudited pro forma capitalization of the Company after giving effect to the VDK acquisition and the Desserts Sale ("Pro Forma"), and the unaudited pro forma as adjusted capitalization of the Company, after giving further effect to the Offerings and the application of the net proceeds therefrom ("Pro Forma As Adjusted"). This table should be read in conjunction with the historical financial statements of the Company, the unaudited pro forma financial statements, the financial statements of the Acquired Businesses and the Predecessor, and the related notes thereto included elsewhere in this Prospectus.


                                                                AS OF MARCH 28, 1998
                                                        -------------------------------------
                                                                                  PRO FORMA
                                                         ACTUAL     PRO FORMA    AS ADJUSTED
                                                        ---------  ------------  ------------

                                                                       (IN
                                                                    MILLIONS)
Long-term debt (including current maturities):
  Senior Credit Facilities............................  $      --   $       --    $         (1)
  Aurora Senior Bank Facilities.......................      450.0        450.0              (2)
  VDK Senior Bank Facilities..........................         --        184.8              (2)
  12% Senior Subordinated Notes due 2005..............         --        100.0          65.0(2)
  9 7/8% Series B Senior Subordinated Notes due
    2007..............................................      100.0        100.0
  9 7/8% Series D Senior Subordinated Notes due
    2007..............................................      102.4        102.4
                                                        ---------  ------------  ------------
      Total long-term debt............................      652.4        937.2
                                                        ---------  ------------  ------------
Stockholders' equity:
  Preferred stock (no shares issued and
    outstanding)......................................         --           --            --
  Common stock........................................         --           --
  Paid-in capital.....................................      218.2        447.9
  Promissory notes....................................       (0.6)        (0.7)         (0.7)
  Accumulated deficit.................................      (63.6)      (105.6)             (3)
                                                        ---------  ------------  ------------
    Total stockholders' equity........................      154.0        341.6
                                                        ---------  ------------  ------------
      Total capitalization............................  $   806.4   $  1,278.8    $
                                                        ---------  ------------  ------------
                                                        ---------  ------------  ------------


------------------------


(1) The Senior Credit Facilities provides for borrowings of up to $   million.
    See "Description of Indebtedness".



(2) Pro Forma As Adjusted gives effect to the $         million of estimated
    proceeds to the Company from the Offerings, less the related estimated
    underwriting discounts and expenses of $         million, assuming an
    initial public offering price of $         per share (the mid-point of the
    initial public offering prices set forth on the cover page of this Prospectus).



(3) Pro Forma As Adjusted gives effect to the write-off of deferred financing
    costs related to the repayment of $      under the Aurora Senior Bank
    Facilities, $      million under the VDK Senior Bank Facilities and $35.0
    million of VDK Notes and $3.5 million of redemption premium on such VDK Notes. Under the terms of the VDK Indenture, upon closing of the Offerings, the Company may at any time, from time to time, prior to September 15, 1998, redeem up to $35.0 million of the aggregate principal amount of the VDK Notes with the proceeds of the Offerings. The redemption price for the VDK Notes (expressed as a percentage of principal amount) is 110%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). See "Description of Indebtedness--Senior Subordinated Notes--VDK Notes--Optional Redemption".

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


    The following unaudited pro forma financial statements of the Company are based on the audited and unaudited historical financial statements of (i) the Company, (ii) the LOG CABIN business, (iii) the DUNCAN HINES business, and (iv) VDK. These audited and unaudited historical financial statements are included elsewhere in this Prospectus, except for the LOG CABIN business, the DUNCAN HINES stub period January 1, 1998 through January 15, 1998, and the VDK business for the three months ended March 28, 1998, which are not included herein.



    The unaudited pro forma statements of operations has been prepared to give effect to (i) the acquisition of the LOG CABIN business, (ii) the acquisition of the DUNCAN HINES business, (iii) the acquisition of VDK, (iv) the Desserts Sale, and (v) the Offerings, as if each had occurred on January 1, 1997. The unaudited pro forma balance sheet has been prepared to give effect to (i) the acquisition of VDK, (ii) the Desserts Sale, and (iii) the Offerings, as though each had occurred as of March 28, 1998.


    The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements of (i) the Company, (ii) the DUNCAN HINES business, and (iii) VDK and other financial information pertaining to the Company, including "The Company", "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. The unaudited pro forma financial statements are not indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 27, 1997

                                                                      DUNCAN HINES
                                                         LOG CABIN        LAST
                                           COMPANY          SIX      TWELVE MONTHS      VDK
                                             YEAR         MONTHS      DECEMBER 31,      PRO       PRO FORMA
                                            ENDED          ENDED          1997         FORMA     ADJUSTMENTS
                                         DECEMBER 27,    JUNE 28,         SEE           SEE          FOR         COMPANY
(IN THOUSANDS)                               1997          1997         TABLE 1       TABLE 2    ACQUISITIONS   PRO FORMA
--------------------------------------  --------------  -----------  --------------  ----------  ------------  -----------
Net sales.............................   $    143,020    $  51,222    $    233,150   $  413,523   $   33,316(a)  $ 874,231
Cost of goods sold....................         45,729       18,067         160,577      162,248      (13,520)(b)    373,101(i)
                                        --------------  -----------  --------------  ----------  ------------  -----------
  Gross profit........................         97,291       33,155          72,573      251,275       46,836      501,130
                                        --------------  -----------  --------------  ----------  ------------  -----------
Brokerage, distribution and marketing
  expenses:
  Brokerage and distribution..........         17,096        3,239         --            39,110       28,743(c)     88,188
  Trade promotions....................         26,075        9,457         --           111,146       25,809(a)    172,487
  Consumer marketing..................         15,142          597          16,450       30,544        2,984(a)     65,717
                                        --------------  -----------  --------------  ----------  ------------  -----------
  Total brokerage, distribution and
    marketing expenses................         58,313       13,293          16,450      180,800       57,536      326,392
Amortization of goodwill and other
  intangibles.........................          5,938          675         --            12,374       14,437(d)     33,424
Selling, general and administrative
  expenses............................          5,229        3,637           7,995       17,566       --    (e)     34,427(i)
Compensation plan expense.............          2,300       --             --            --           --            2,300
Transition expenses...................          2,113       --             --             1,292       (3,405)(f)     --
                                        --------------  -----------  --------------  ----------  ------------  -----------
  Total operating expenses............         73,893       17,605          24,445      212,032       68,568      396,543
                                        --------------  -----------  --------------  ----------  ------------  -----------
  Operating income....................         23,398       15,550          48,128       39,243      (21,732)     104,587
Interest income.......................           (151)      --             --              (364)      --             (515)
Interest expense......................         18,393       --             --            29,673       36,436(g)     84,502
Amortization of deferred financing
  expense.............................          3,059       --             --             1,900         (384)(g)      4,575
Other bank and financing expenses.....             83       --             --               221       --              304
                                        --------------  -----------  --------------  ----------  ------------  -----------
  Income before income taxes..........          2,014       15,550          48,128        7,814      (57,784)      15,721
Income tax expense....................            779        6,376         --             1,749       (2,694)(h)      6,210
                                        --------------  -----------  --------------  ----------  ------------  -----------
  Net income..........................   $      1,235    $   9,174    $     48,128   $    6,065   $  (55,091)   $   9,511
                                        --------------  -----------  --------------  ----------  ------------  -----------
                                        --------------  -----------  --------------  ----------  ------------  -----------
Adjusted EBITDA.......................
Basic and diluted earnings per
  share...............................   $          1
                                        --------------
                                        --------------
Weighted average number of shares
  outstanding.........................              1
                                        --------------
                                        --------------
Pro forma basic and diluted earnings
  per share                                                                                                     $      10
                                                                                                               -----------
                                                                                                               -----------
Pro forma weighted average number of
  shares outstanding..................                                                                                  1
                                                                                                               -----------
                                                                                                               -----------
Pro forma as adjusted basic and
  diluted earnings per share
Pro forma as adjusted weighted average
  number of shares outstanding


                                         PRO FORMA      COMPANY
                                        ADJUSTMENTS    PRO FORMA
                                            FOR           AS
(IN THOUSANDS)                           OFFERINGS     ADJUSTED
--------------------------------------  ------------  -----------
Net sales.............................   $   --        $ 874,231
Cost of goods sold....................       --          373,101
                                        ------------  -----------
  Gross profit........................       --          501,130
                                        ------------  -----------
Brokerage, distribution and marketing
  expenses:
  Brokerage and distribution..........       --           88,188
  Trade promotions....................       --          172,487
  Consumer marketing..................       --           65,717
                                        ------------  -----------
  Total brokerage, distribution and
    marketing expenses................       --          326,392
Amortization of goodwill and other
  intangibles.........................       --           33,424
Selling, general and administrative
  expenses............................       --           34,427
Compensation plan expense.............       --
Transition expenses...................       --
                                        ------------  -----------
  Total operating expenses............       --
                                        ------------  -----------
  Operating income....................       --
Interest income.......................       --             (515)
Interest expense......................       --    (l)
Amortization of deferred financing
  expense.............................             (l)
Other bank and financing expenses.....       --              304
                                        ------------  -----------
  Income before income taxes..........       --
Income tax expense....................       --    (m)
                                        ------------  -----------
  Net income..........................   $   --        $
                                        ------------  -----------
                                        ------------  -----------
Adjusted EBITDA.......................                 $        (1)
                                                      -----------
                                                      -----------
Basic and diluted earnings per
  share...............................

Weighted average number of shares
  outstanding.........................

Pro forma basic and diluted earnings
  per share

Pro forma weighted average number of
  shares outstanding..................

Pro forma as adjusted basic and
  diluted earnings per share                           $
                                                      -----------
                                                      -----------
Pro forma as adjusted weighted average
  number of shares outstanding
                                                      -----------
                                                      -----------


   See accompanying notes to the Unaudited Pro Forma Statement of Operations

------------------------------
(1) Adjusted EBITDA is defined as net income before interest, taxes, depreciation, amortization, extraordinary items, compensation plan expenses and transition expenses and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

TABLE 1


    The following table derives the statement of direct revenues and direct expenses of the DUNCAN HINES business for the twelve months ended December 31, 1997. The DUNCAN HINES business was acquired from P&G in January 1998. The historical statements of direct revenues and direct expenses for the year ended June 30, 1997 and the six months ended December 31, 1996 and 1997 are derived from the financial statements of the DUNCAN HINES business included elsewhere in this Prospectus. The basis of presentation of the statements of direct revenues and direct expenses is disclosed in Note 1 to the DUNCAN HINES financial statements included elsewhere in this Prospectus.



                                                                              SIX MONTHS ENDED
                                                                                DECEMBER 31,           TWELVE MONTHS
                                                            YEAR ENDED    ------------------------         ENDED
(in thousands)                                            JUNE 30, 1997      1996         1997       DECEMBER 31, 1997
--------------------------------------------------------  --------------  -----------  -----------  -------------------
Direct revenues:
Gross revenues..........................................   $    253,548   $   146,124  $   154,519      $   261,943
  Less: trade spending..................................        (19,646)       (9,659)     (15,822)         (25,809)
  Less: coupon expense..................................         (2,900)       (2,110)      (2,194)          (2,984)
                                                          --------------  -----------  -----------       ----------
    Net direct revenues.................................        231,002       134,355      136,503          233,150

Cost of products sold:
  Product costs.........................................        144,261        80,361       85,139          149,039
  Delivery costs........................................         11,787         6,647        6,398           11,538
                                                          --------------  -----------  -----------       ----------
    Total costs of products sold........................        156,048        87,008       91,537          160,577
                                                          --------------  -----------  -----------       ----------
Gross margin............................................         74,954        47,347       44,966           72,573

Direct marketing:
  Consumer promotional expense..........................          3,376         1,226        1,184            3,334
  Advertising expense...................................          9,957         5,576        6,549           10,930
  Other marketing expenses..............................          2,520         1,453        1,119            2,186
                                                          --------------  -----------  -----------       ----------
    Total direct marketing expense......................         15,853         8,255        8,852           16,450

Direct selling, administrative and other................         10,041         6,177        4,131            7,995
                                                          --------------  -----------  -----------       ----------
Excess of direct revenues over direct expenses..........   $     49,060   $    32,915  $    31,983      $    48,128
                                                          --------------  -----------  -----------       ----------
                                                          --------------  -----------  -----------       ----------


   See accompanying notes to the Unaudited Pro Forma Statement of Operations

TABLE 2


    The following table sets forth the statements of operations for VDK for the periods ended as indicated. The audited statements of operations for the year ended June 30, 1997 and the unaudited statement of operations for the six months ended December 31, 1996 and 1997 are derived from the VDK financial statements included elsewhere in this Prospectus. The pro forma statement of operations is based on the audited and unaudited historical financial statements of VDK adjusted to reflect the Desserts Sale as if it occurred on January 1, 1997.



                                                                                              PRO FORMA
                                                 SIX MONTHS ENDED                            ADJUSTMENTS
                                                   DECEMBER 31,              TWELVE              FOR
                               YEAR ENDED    ------------------------     MONTHS ENDED        DESSERTS
(IN THOUSANDS)               JUNE 30, 1997      1996         1997       DECEMBER 31, 1997       SALE        PRO FORMA
                             --------------  -----------  -----------  -------------------  -------------  -----------
Net sales..................    $  435,476     $ 193,046    $ 199,329        $ 441,759         $ (28,236)(n)  $ 413,523
Cost of goods sold.........       180,941        83,581       79,575          176,935           (14,687)(n)    162,248
                             --------------  -----------  -----------      ----------       -------------  -----------
  Gross profit.............       254,535       109,465      119,754          264,824           (13,549)(n)    251,275
                             --------------  -----------  -----------      ----------       -------------  -----------
Brokerage, distribution and
  marketing expenses:
  Brokerage and
  distribution.............        45,352        22,824       19,764           42,292            (3,182)(n)     39,110
  Trade promotions.........       108,925        47,045       58,340          120,220            (9,074)(n)    111,146
  Consumer marketing.......        29,524        10,040       12,443           31,927            (1,383)(n)     30,544
                             --------------  -----------  -----------      ----------       -------------  -----------
Total brokerage,
  distribution and
  marketing expenses.......       183,801        79,909       90,547          194,439           (13,639)      180,800
Amortization of goodwill
  and other intangibles....        13,142         6,760        6,792           13,174              (800)(o)     12,374
Selling, general and
  administrative
  expenses.................        14,270         6,081        9,377           17,566                --        17,566
Transition expenses........         2,885         1,593           --            1,292                --         1,292
                             --------------  -----------  -----------      ----------       -------------  -----------
Total operating expenses...       214,098        94,343      106,716          226,471           (14,439)      212,032
                             --------------  -----------  -----------      ----------       -------------  -----------
  Operating income.........        40,437        15,122       13,038           38,353               890        39,243
Interest income............          (965)         (632)         (31)            (364)               --          (364)
Interest expense...........        32,499        16,603       15,839           31,735            (2,063)(p)     29,673
Amortization of deferred
  financing expense........         2,108         1,047        1,080            2,141              (241)(q)      1,900
Other bank and financing
  expenses.................           265           132           88              221                --           221
                             --------------  -----------  -----------      ----------       -------------  -----------
  Income (loss) before
    income tax.............         6,530        (2,028)      (3,938)           4,620             3,194         7,814
Income tax expense
  benefit..................         2,377          (811)      (1,439)           1,749                --         1,749
                             --------------  -----------  -----------      ----------       -------------  -----------
  Net income (loss)........    $    4,153     $  (1,217)   $  (2,499)       $   2,871         $   3,194     $   6,065
                             --------------  -----------  -----------      ----------       -------------  -----------
                             --------------  -----------  -----------      ----------       -------------  -----------


   See accompanying notes to the Unaudited Pro Forma Statement of Operations

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 28, 1998


                                   COMPANY
                                    THREE     DUNCAN HINES
                                   MONTHS         STUB
                                    ENDED        PERIOD             VDK             PRO FORMA                       PRO FORMA
                                  MARCH 28,      JANUARY         PRO FORMA         ADJUSTMENTS       COMPANY       ADJUSTMENTS
(in thousands)                      1998       1-15, 1998       SEE TABLE 1     FOR ACQUISITIONS    PRO FORMA     FOR OFFERINGS
-------------------------------  -----------  -------------  -----------------  -----------------  ------------  ---------------
Net sales......................   $  89,385     $   4,951       $   145,267        $       734(r)   $  240,337
Cost of goods sold.............      37,734         3,322            54,371               (316)(s)      95,111(y)
                                 -----------  -------------  -----------------  -----------------  ------------       -------
  Gross profit.................      51,651         1,629            90,896              1,050         145,226
                                 -----------  -------------  -----------------  -----------------  ------------       -------
Brokerage, distribution and
  marketing expenses:
  Brokerage and distribution...       9,355        --                13,542                647(t)       23,544
  Trade promotions.............      15,568        --                41,621                548(r)       57,737
  Consumer marketing...........       7,997           333            12,638                 89(r)       21,057
                                 -----------  -------------  -----------------  -----------------  ------------       -------
Total brokerage, distribution
  and marketing expenses.......      32,920           333            67,801              1,284         102,338
Amortization of goodwill and
  other intangibles............       4,597        --                 3,202                557(u)        8,356         --
Selling, general and
  administrative expenses......       2,346           144             4,594                 --(e)        7,084(y)
Compensation plan expense......      60,000        --                69,000                 --         129,000               (z,aa)
Transition expenses............       1,926        --               --                  (1,926)(v)      --
                                 -----------  -------------  -----------------  -----------------  ------------       -------
Total operating expenses.......     101,789           477           144,597                (85)        246,778         --
                                 -----------  -------------  -----------------  -----------------  ------------       -------
  Operating loss...............     (50,138)        1,152           (53,701)             1,135        (101,552)        --
Interest income................        (223)       --                   (30)                              (253)        --
Interest expense...............      12,837        --                 7,279              1,009(w)       21,126               (bb)
Amortization of deferred
  financing expense............         513        --                   472                159(w)        1,144             --(bb)
Other bank and financing
  expenses.....................          51        --                    44                                 95
                                 -----------  -------------  -----------------  -----------------  ------------       -------
  Loss before income tax.......     (63,316)        1,152           (61,466)               (33)       (123,664)        --
Income tax (benefit)...........        (360)       --               (19,865)              (407) (x)     (20,632)             (cc)
                                 -----------  -------------  -----------------  -----------------  ------------       -------
  Net loss.....................   $ (62,956)    $   1,152       $   (41,601)               374        (103,032)        --
                                 -----------  -------------  -----------------  -----------------  ------------       -------
                                 -----------  -------------  -----------------  -----------------  ------------       -------
Adjusted EBITDA
Basic and diluted loss per
  share........................   $     (63)
                                 -----------
                                 -----------
Weighted average number of
  shares outstanding...........           1
                                 -----------
                                 -----------
Pro forma basic and diluted
  loss per share...............                                                                     $     (103)
                                                                                                   ------------
                                                                                                   ------------
Pro forma weighted average
  number of shares
  outstanding..................                                                                              1
                                                                                                   ------------
                                                                                                   ------------
Pro forma as adjusted basic and
  diluted loss per share.......
Pro forma as adjusted weighted
  average number of shares
  outstanding..................


                                    COMPANY
                                   PRO FORMA
(in thousands)                    AS ADJUSTED
-------------------------------  --------------
Net sales......................   $    240,337
Cost of goods sold.............         95,111
                                 --------------
  Gross profit.................        145,226
                                 --------------
Brokerage, distribution and
  marketing expenses:
  Brokerage and distribution...         23,544
  Trade promotions.............         57,737
  Consumer marketing...........         21,057
                                 --------------
Total brokerage, distribution
  and marketing expenses.......        102,338
Amortization of goodwill and
  other intangibles............          8,356
Selling, general and
  administrative expenses......          7,084
Compensation plan expense......        --
Transition expenses............        --
                                 --------------
Total operating expenses.......        --
                                 --------------
  Operating loss...............        --
Interest income................           (253)
Interest expense...............        --
Amortization of deferred
  financing expense............        --
Other bank and financing
  expenses.....................             95
                                 --------------
  Loss before income tax.......        --
Income tax (benefit)...........        --
                                 --------------
  Net loss.....................   $    --
                                 --------------
                                 --------------
Adjusted EBITDA                   $           (1)
                                 --------------
                                 --------------
Basic and diluted loss per
  share........................

Weighted average number of
  shares outstanding...........

Pro forma basic and diluted
  loss per share...............

Pro forma weighted average
  number of shares
  outstanding..................

Pro forma as adjusted basic and
  diluted loss per share.......   $
                                 --------------
                                 --------------
Pro forma as adjusted weighted
  average number of shares
  outstanding..................
                                 --------------
                                 --------------



   See accompanying notes to the Unaudited Pro Forma Statement of Operations

------------------------------


(1) Adjusted EBITDA is defined as net income before interest, taxes, depreciation, amortization, extraordinary items, compensation plan expenses and transition expenses and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

TABLE 1



    The following table sets forth the unaudited statement of operations for the three months ended March 31, 1998, derived from the VDK financial statements not included herein. The unaudited statement of operations has been adjusted to reflect the Desserts Sale as if it occurred as of January 1, 1998.



                                                                               PRO FORMA
                                                              THREE MONTHS    ADJUSTMENTS
                                                                  ENDED       FOR SALE OF
(in thousands)                                               MARCH 31, 1998     DESSERTS       PRO FORMA
-----------------------------------------------------------  ---------------  ------------  ---------------
Net sales..................................................    $   148,959     $   (3,692) dd)   $   145,267
Cost of goods sold.........................................         56,202         (1,831) dd)        54,371
                                                             ---------------  ------------  ---------------
  Gross profit.............................................         92,757         (1,861)         90,896
                                                             ---------------  ------------  ---------------
                                                             ---------------  ------------  ---------------

Brokerage, distribution and marketing expenses:
Brokerage and distribution.................................         14,001           (459) dd)        13,542
Trade promotions...........................................         43,194         (1,573) dd)        41,621
Consumer marketing.........................................         12,705            (67) dd)        12,638
                                                             ---------------  ------------  ---------------
Total brokerage, distribution and marketing expenses.......         69,900         (2,099)         67,801

Amortization of goodwill and other intangibles.............          3,402           (200) ee)         3,202
Selling, general and administrative expenses...............          4,594         --               4,594
Compensation plan expense..................................         69,000         --              69,000
                                                             ---------------  ------------  ---------------
Total operating expenses...................................        146,896         (2,299)        144,597
                                                             ---------------  ------------  ---------------
                                                             ---------------  ------------  ---------------

  Operating income.........................................        (54,139)           438         (53,701)

Interest income............................................            (30)                           (30)
Interest expense...........................................          7,795           (516) ff)         7,279
Amortization of deferred financing expense.................            532            (60) gg)           472
Other bank and financing expenses..........................             44         --                  44
                                                             ---------------  ------------  ---------------

  Loss before income tax...................................        (62,480)         1,014         (61,466)
Income tax benefit.........................................        (19,865)        --             (19,865)
                                                             ---------------  ------------  ---------------
  Net loss.................................................    $   (42,615)    $    1,014     $   (41,601)
                                                             ---------------  ------------  ---------------
                                                             ---------------  ------------  ---------------

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS



Pro Forma Adjustments for the Acquisitions for the Year Ended December 27, 1997


(a) Adjustments to net sales reflect the following:

                                                                                               (in thousands)
Reclassification of trade spending expense, netted against sales by P&G, to trade
  promotions.................................................................................    $   25,809
Reclassification of cash discounts, netted against sales by P&G, to brokerage and
  distribution...............................................................................         4,523
Reclassification of coupon expense, netted against sales by P&G, to consumer marketing.......         2,984
                                                                                               --------------
                                                                                                 $   33,316
                                                                                               --------------
                                                                                               --------------

(b) Adjustments to cost of goods sold reflect the following:

                                                                                               (in thousands)
Adjustments to convert LOG CABIN cost of goods sold from a Last-in, First-out Inventory basis for the six month period ended June 30, 1997, prior to July 1, 1997 acquisition by the
  Company, to the First-in, First-out basis to be consistent with the inventory accounting
  policy of the Company......................................................................    $        9
Reclassification of warehousing and shipping expense, included in cost of goods sold by P&G,
  to brokerage and distribution..............................................................        (3,800)
Reclassification of delivery expense, included in cost of goods sold by P&G, to brokerage and
  distribution...............................................................................       (11,538)
Depreciation(1)..............................................................................         1,809
                                                                                               --------------
                                                                                                 $  (13,520)
                                                                                               --------------
                                                                                               --------------

------------------------

    (1) Represents adjustment to reflect pro forma depreciation expense based on acquired machinery and equipment at fair market value and estimated remaining useful lives.

        The Company entered into a co-pack agreement with the Red Wing Company, Inc. ("Red Wing") on June 9, 1997, pursuant to which Red Wing contract manufactures MRS. BUTTERWORTH'S syrup until November 19, 2002. In addition, on November 19, 1997, the Company entered into a second co-pack agreement, pursuant to which Red Wing also contract manufactures LOG CABIN syrup until November 19, 2002. The Company commenced transferring production of LOG CABIN syrup from Kraft to Red Wing in February 1998 and expects to complete the transition by June 1998.

        The Company has entered into co-pack agreements whereby third parties will contract manufacture the DUNCAN HINES cake mix, frosting, brownies and specialty products.

        The Company anticipates lower conversion costs pursuant to its co-pack agreements. As a result, the Company anticipates lower costs than those incurred by the prior owners in the annual amount of $12.4 million. The adjustment related to the anticipated cost savings from the co-pack agreements is not reflected in the pro forma statement of operations as it is not viewed as being directly related to the acquisitions.

(c) Adjustment reflects (i) brokerage expense at the contractual rates which the Company will be charged under its existing contracts with its broker network for the sale of LOG CABIN syrup and DUNCAN HINES products, and (ii) the reclassification of cash discounts of $4.5 million, warehousing and shipping expense of $3.8 million and delivery expense of $11.5 million from (a) and
    (b) above. The Company anticipates a cost reduction in the amount of $0.7 million due to the new contractual brokerage rates. In addition, the Company anticipates lower annual warehousing and distribution costs of $3.8 million going forward. The warehousing and distribution cost savings relate to allocations made by the prior owner of the DUNCAN HINES business. However, as these anticipated cost reductions are not viewed as being directly related to the acquisitions, the pro forma cost savings are not included in the pro forma statement of operations.

(d) Reflects goodwill and intangible amortization expense as a result of the acquisitions. Goodwill will be amortized on a straight-line basis over a forty year period and other intangibles will be amortized over periods ranging from five to forty years.

(e) The Company has completed a thorough analysis of anticipated costs going forward. Based on this analysis, the Company developed a detailed annual operating budget which reflected approximately $33.1 million in factually supportable selling, general and administrative costs, which is approximately $1.3 million lower than the combined amounts previously incurred to operate the business. A substantial portion of these savings is attributable to a lower headcount relative to the headcount included in the historical allocations from prior owners. These direct and indirect allocations included multiple layers of management which the Company believes it will not need to replicate. The table below reflects cost reductions resulting from the new personnel infrastructure of the Company. However, as these potential adjustments are not viewed as directly related to the acquisitions, the pro forma cost savings are not included in the unaudited pro forma statement of operations.

                                                                                               (in thousands)
Selling, general and administrative expenses:
1997 pro forma expenses......................................................................    $   34,427
                                                                                               --------------
Company's anticipated expenses:
  Executive and finance......................................................................        16,021
  Division management and marketing..........................................................         9,641
  Sales......................................................................................         7,458
                                                                                               --------------
Total Company pro forma expense..............................................................        33,120
                                                                                               --------------
Difference...................................................................................    $   (1,307)
                                                                                               --------------
                                                                                               --------------

(f) To eliminate one-time costs incurred by the Company to establish operations including broker conversions and orientations, recruiting fees and costs related to the transition service agreements with prior owners.

(g) The adjustment to interest expense reflects the effect of the additional financing incurred in connection with the acquisition of the DUNCAN HINES business and the fair value adjustment to the VDK Notes. The adjustment to the amortization of deferred financing costs reflects the effect of the additional financing incurred in connection with the acquisition of the DUNCAN HINES business, net of the write-off of Aurora's pre-DUNCAN HINES indebtedness and the related costs thereof.

(h) Reflects an adjustment to the income tax provision to reflect an effective rate of 39.5% based upon the Company's effective rate for the year ended December 27, 1997.

(i) Pro forma depreciation expense for the Company included in cost of goods sold for the year ended December 27, 1997 is $13.8 million. Pro forma depreciation expense for the Company included in selling, general and administrative is $0.3 million.

Pro Forma Adjustments for the Offerings for the Year Ended December 27, 1997



(j)  Not used.



(k) Not used.


(l) Pro forma interest expense has been calculated based upon pro forma debt levels and the applicable interest rates after giving effect to the Offerings and the application of the net proceeds to the Company therefrom. The table below presents pro forma interest expense, noted with the respective interest rates or fee, and pro forma debt amortization of deferred financing costs:

                                                                                               (in thousands)
Interest expense:
Aurora Series B Notes ($100 million at 9.875%)...............................................    $    9,875
Aurora Series D Notes ($100 million at 9.875%)...............................................         9,875
VDK Notes ($65 million at 12%)...............................................................         7,800
Effect of VDK Notes fair value adjustment ($65 million at 2.5%)(1)...........................        (1,625)
Senior debt ($   million at    %)............................................................
                                                                                               --------------
    Pro forma interest expense...............................................................    $
                                                                                               --------------
                                                                                               --------------
Pro forma amortization of deferred financing costs...........................................    $
                                                                                               --------------
                                                                                               --------------

------------------------

     (1) Represents applicable interest rate adjustment to reflect the VDK Notes at fair value.


(m) Reflects an adjustment to the income tax provision at an effective rate of 39.5%, based upon the Company's effective rate for the year ended December 27, 1997.



Pro Forma Adjustments for the Desserts Sale for the Year Ended December 27, 1997


(n) Reflects the elimination of sales and operating expenses of the business sold in the Desserts Sale.

(o) Reflects the impact on amortization expense of the write-off of goodwill and intangibles related to the Desserts Sale.


(p) Reflects the reduction in interest expense related to the repayment of VDK Senior Bank Facilities with the net proceeds from the Desserts Sale ($25.0 million at an interest rate of 8.25%).



(q) Reflects the elimination of a portion of amortization of deferred financing costs related to the repayment of $25.0 million of VDK Senior Bank Facilities term debt with the net proceeds from the Desserts Sale.

Pro Forma Adjustments for the Acquisitions for the Three Months Ended March 28, 1998



(r) Adjustments to net sales reflect the following:



For the period January 1- January 15, 1998                                                 (IN THOUSANDS)
----------------------------------------------------------------------------------------
Reclassification of trade spending expense, netted against sales by P&G, to trade
 promotions.............................................................................      $     548
Reclassification of cash discounts, netted against sales by P&G, to brokerage and
 distribution...........................................................................             97
Reclassification of coupon expense, netted against sales by P&G, to consumer
 marketing..............................................................................             89
                                                                                                  -----
                                                                                              $     734
                                                                                                  -----
                                                                                                  -----



(s) Adjustments to cost of goods sold reflect the following:



For the period January 1- January 15, 1998                                                (IN THOUSANDS)
----------------------------------------------------------------------------------------
Reclassification of warehousing and shipping expense, included in cost of goods sold by
 P&G, to brokerage and distribution.....................................................    $     (158)
Reclassification of delivery expense, included in cost of goods sold by P&G, to
 brokerage and distribution.............................................................          (233)
Depreciation(1).........................................................................            75
                                                                                               -------
                                                                                            $     (316)
                                                                                               -------
                                                                                               -------


------------------------


(1) Represents adjustment to reflect pro forma depreciation expense based on acquired machinery and equipment at fair market value and estimated remaining useful lives.



    The Company entered into a co-pack agreement with Red Wing on June 9, 1997, pursuant to which Red Wing contract manufactures MRS. BUTTERWORTH'S syrup until November 19, 2002. In addition, on November 19, 1997, the Company entered into a second co-pack agreement, pursuant to which Red Wing also contract manufactures LOG CABIN syrup until November 19, 2002. The Company commenced transferring production of LOG CABIN syrup from Kraft to Red Wing in February 1998 and expects to complete the transition by June 1998.



    The Company has entered into co-pack agreements whereby third parties will contract manufacture the DUNCAN HINES cake mix, frosting, brownies and specialty products.



    The Company anticipates lower conversion costs pursuant to its co-pack agreements. As a result, the Company anticipates lower costs than those incurred by the prior owners in the amount of $1.7 million for the quarter. The adjustment related to the anticipated cost savings from the co-pack agreements is not reflected in the pro forma statement of operations as it is not viewed as being directly related to the acquisitions.



(t) Adjustment reflects (i) brokerage expense for the January 1- January 15, 1998 period at the contractual rates which the Company will be charged under its existing contracts with its broker network for the sale of DUNCAN HINES products, and (ii) the reclassification of cash discounts of $0.1 million, warehousing and shipping expense of $0.2 million and delivery expense of $0.2 million from (r) and (s) above.



(u) Reflects goodwill and intangible amortization expense as a result of the acquisitions. Goodwill will be amortized on a straight-line basis over a forty year period and other intangibles will be amortized over periods ranging from five to forty years.



(v) Eliminates one-time costs incurred by the Company to establish operations including broker conversions and orientations, recruiting fees and costs related to the transition service agreements with prior owners.

(w) The adjustment to interest expense reflects the effect of the additional financing incurred in connection with the acquisition of the DUNCAN HINES business and the fair value adjustment to the VDK Notes. The adjustment to the amortization of deferred financing costs reflects the effect of the additional financing incurred in connection with the acquisition of the DUNCAN HINES business for the period January 1- January 15, 1998, net of the write-off of Aurora's pre-DUNCAN HINES indebtedness and the related costs thereof.



(x) Reflects an adjustment to the income tax provision to reflect an effective rate of 39.5%, after taking into consideration the non-deductible portion of compensation plan expense of $69.1 million.



(y) Pro forma depreciation expense for the Company included in cost of goods sold for the three months ended March 28, 1998 is $2.9 million. Pro forma depreciation expense for the Company included in selling, general and administrative is $0.2 million.



Pro Forma Adjustments for the Offerings for the Three Months Ended March 28,
1998



(z) Reflects additional compensation plan expense under the VDK Plan and the Aurora Plan, which are described elsewhere in the Prospectus, based on the valuation of the Company just prior to the Offerings and based on acceleration of vesting due to the Offerings. See "Management--VDK Compensation Plan" and "Management--Aurora Compensation Plan." Note that all pro forma adjustments for compensation plan expense have been recorded to the three month period ended March 28, 1998.



(aa) Reflects additional compensation plan expense for additional tax roll-up payments due under the VDK Plan (see (h) in Unaudited Pro Forma Balance Sheet). See "Management--VDK Compensation Plan".



(bb) Pro forma interest expense for the quarter has been calculated based upon pro forma debt levels and the applicable interest rates after giving effect to the Offerings and the application of the net proceeds to the Company therefrom. The table below presents pro forma interest expense, noted with the respective interest rates and pro forma debt amortization of deferred financing costs:



                                                                                         THREE MONTHS ENDED
(IN THOUSANDS)                                                                             MARCH 28, 1998
                                                                                        ---------------------
Interest expense:
Aurora Series B Notes.................................................................       $     2,469
Aurora Series D Notes.................................................................             2,469
VDK Notes.............................................................................             1,950
Effect of VDK Notes fair value adjustment(1)..........................................              (406)
Senior debt ($   million at    %).....................................................
                                                                                                --------
    Pro forma interest expense........................................................       $
                                                                                                --------
                                                                                                --------
Pro forma amortization of deferred financing costs....................................       $
                                                                                                --------
                                                                                                --------


------------------------


     (1) Represents applicable interest rate adjustment to reflect the VDK Notes at fair value.



(cc) Reflects an adjustment to the income tax provision at an effective rate of 39.5%, after taking into consideration the non-deductible portion of compensation plan expense of $ million.



Pro Forma Adjustments for the Desserts Sale for the Three Months Ended March 28, 1998



(dd) Reflects the elimination of sales and operating expenses of the business sold in the Desserts Sale.



(ee) Reflects the impact on amortization expense of the write-off of goodwill and intangibles related to the Desserts Sale.



(ff) Reflects the reduction in interest expense related to the repayment of VDK Senior Bank Facilities with the net proceeds from the Desserts Sale ($25.0 million at an interest rate of 8.25%).



(gg) Reflects the elimination of a portion of amortization of deferred financing costs related to the repayment of $25.0 million of VDK Senior Bank Facilities term debt with the net proceeds from the Desserts Sale.

                       UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF MARCH 28, 1998



                                                     VDK       PRO FORMA                       PRO FORMA
                                                  PRO FORMA   ADJUSTMENTS                     ADJUSTMENTS        COMPANY
                                                     SEE          FOR           COMPANY           FOR           PRO FORMA
(IN THOUSANDS)                         COMPANY     TABLE 1    ACQUISITIONS     PRO FORMA       OFFERINGS    AS ADJUSTED(1)(2)
------------------------------------  ----------  ----------  ------------  ----------------  ------------  -----------------
ASSETS:
Cash and cash equivalents...........  $   23,330  $       53   $             $       23,383        --    (f)   $
Accounts receivable, net............      22,847      43,350                         66,197        --                66,197
Inventories.........................      24,851      33,825       --                58,676        --                58,676
Prepaid expenses and other assets...       4,973       1,459       --                 6,432        --                 6,432
Current deferred tax assets.........       8,537      12,397      (13,116)(d)           7,818      --                 7,818
                                      ----------  ----------  ------------  ----------------  ------------  -----------------
    Total current assets............      84,538      91,084      (13,116)          162,506
Property, plant and equipment,
  net...............................      45,031      86,359                        131,390        --               131,390
Goodwill and other intangible
  assets, net.......................     717,956     304,031       44,554(a)       1,066,541       --             1,064,024
Non-current deferred tax assets.....      --           7,171       11,044(d)          18,215             (  (h)          17,215
Other assets........................      22,026      15,415                         37,441              (i)
                                      ----------  ----------  ------------  ----------------  ------------  -----------------
    Total assets....................  $  869,551  $  504,060   $   42,482    $    1,416,093    $              $
                                      ----------  ----------  ------------  ----------------  ------------  -----------------
                                      ----------  ----------  ------------  ----------------  ------------  -----------------
LIABILITIES AND STOCKHOLDERS'
  EQUITY:
Current portion of long term debt...  $    9,000  $   16,978   $             $       25,978    $         (f)   $
Accounts payable and accrued
  liabilities.......................      55,374      47,784        4,800(b)         107,958       --               107,958
Senior secured revolving debt
  facility..........................      --          15,000       --                15,000        --    (f)
                                      ----------  ----------  ------------  ----------------  ------------  -----------------
    Total current liabilities.......      64,374      79,762        4,800           148,936        --
Senior term facility................     441,000     152,781                        593,781              (f)
Senior subordinated notes...........     202,377     100,000       --               302,377              (f)
Other liabilities...................      --          15,000       14,428(c)          29,428             (   (j)
Deferred tax liabilities............       7,771      --           (7,771)(d)        --            --              --
                                      ----------  ----------  ------------  ----------------  ------------  -----------------
    Total liabilities...............     715,522     347,543       11,457         1,074,522
                                      ----------  ----------  ------------  ----------------  ------------  -----------------
Total stockholders' equity:
Common stock........................      --          --           --              --              --              --
Paid-in capital.....................     218,191     198,635       31,025(e)         447,851             (  (m)
Promissory notes....................        (565)       (107)                          (672)       --                  (672)
Retained earnings...................     (63,597)    (42,011)                      (105,608)             (  (m)
                                      ----------  ----------  ------------  ----------------  ------------  -----------------
    Stockholders' equity............     154,029     156,517       31,025           341,571
                                      ----------  ----------  ------------  ----------------  ------------  -----------------
    Total liabilities and
      stockholders' equity..........  $  869,551  $  504,060   $   42,482    $    1,416,093    $              $
                                      ----------  ----------  ------------  ----------------  ------------  -----------------
                                      ----------  ----------  ------------  ----------------  ------------  -----------------


          See accompanying notes to Unaudited Pro Forma Balance Sheet
------------------------------

(1) Assuming a price of $         per share of Common Stock paid by the existing
    stockholder.

(2) Assuming an initial public offering price of $         per share of Common
    Stock (the midpoint of the range of initial public offering prices set forth on the cover page of this Prospectus).

TABLE 1


    The following table sets forth the unaudited balance sheet as of March 31, 1998, derived from the VDK financial statements included elsewhere in this Prospectus. The unaudited pro forma balance sheet has been adjusted to reflect the Desserts Sale as if it occurred as of March 31, 1998.



(in thousands)
                                                               PRO FORMA
                                                              ADJUSTMENTS     VDK PRO FORMA
                                               VDK AS OF      FOR DESSERTS        AS OF
                                            MARCH 31, 1998        SALE       MARCH 31, 1998
                                            ---------------  --------------  ---------------
ASSETS:
Cash and cash equivalents.................     $      53       $   --           $      53
Accounts receivable, net..................        43,350           --              43,350
Inventories...............................        35,825           (2,000)(n)       33,825
Prepaid expenses..........................         1,459           --               1,459
Current deferred tax assets...............        11,989              408(q)       12,397
                                            ---------------  --------------  ---------------
    Total current assets..................        92,676           (1,592)         91,084
Property, plant and equipment, net........        88,240           (1,881)(o)       86,359
Goodwill and other intangible
  assets, net.............................       322,550          (18,519)(p)      304,031
Non-current deferred tax assets...........         7,171           --               7,171
Other assets..............................        16,434           (1,019)(q)       15,415
                                            ---------------  --------------  ---------------
    Total assets..........................     $ 527,071       $  (23,011)      $ 504,060
                                            ---------------  --------------  ---------------
                                            ---------------  --------------  ---------------
LIABILITIES AND STOCKHOLDER'S EQUITY:
Current portion of long term debt.........     $  16,978       $   --           $  16,978
Accounts payable and accrued
  liabilities.............................        45,184            2,600(r)       47,784
Senior secured revolving debt facility....        15,000           --              15,000
                                            ---------------  --------------  ---------------
    Total current liabilities.............        77,162            2,600          79,762
Senior term facility......................       177,781          (25,000)(s)      152,781
Senior subordinated notes.................       100,000           --             100,000
Other liabilities.........................        15,000           --              15,000
                                            ---------------  --------------  ---------------
    Total liabilities.....................       369,943          (22,400)        347,543
                                            ---------------  --------------  ---------------
Stockholder's equity:
Common stock..............................        --               --              --
Paid-in capital...........................       198,635           --             198,635
Promissory notes..........................          (107)          --                (107)
Retained earnings.........................       (41,400)            (611)(q)      (42,011)
                                            ---------------  --------------  ---------------
    Total stockholder's equity............       157,128             (611)        156,517
                                            ---------------  --------------  ---------------
    Total liabilities and stockholder's
      equity..............................     $ 527,071       $  (23,011)      $ 504,060
                                            ---------------  --------------  ---------------
                                            ---------------  --------------  ---------------


          See accompanying notes to Unaudited Pro Forma Balance Sheet

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF MARCH 28, 1998



Pro Forma Adjustments for the acquisition of VDK.


(a) Reflects the excess of cost over book value of the assets purchased in connection with the VDK acquisition. Goodwill will be amortized on a straight-line basis over a forty year period and other intangibles will be amortized over periods ranging from five to forty years. The Company will evaluate the net realizable value of intangible assets on an ongoing basis relying on a number of factors, including operating results and future undiscounted cash flows.



(b) Reflects an accrual for acquisition costs related to the acquisition of VDK.



(c) Reflects the adjustment to record the VDK Notes at fair value.



(d) Reflects the reclassification of non-current deferred tax assets originating from net operating loss carryforwards of $13.1 million, plus the tax benefit from the adjustment to record the VDK Notes to fair value of $5.7 million (see (c) above).



(e) Represents the equity contribution associated with the acquisition of VDK of $31.0 million.


Pro Forma Adjustments for the Offerings


(f) Reflects the assumed proceeds to the Company from the Offerings and application of proceeds therefrom as follows:


                                                                                (in millions)
                                                                                -------------
      Gross proceeds to the Company from the Offerings........................    $
      Uses:
        Repayment of Aurora Senior Bank Facilities............................
        Repayment of VDK Senior Bank Facilities...............................
        Repayment of principal on VDK Notes...................................         35.0
        Redemption premium on VDK Notes.......................................          3.5
        Underwriting discounts, fees and expenses.............................
                                                                                -------------
        Remaining cash........................................................    $
                                                                                -------------
                                                                                -------------


(g) Reflects the tax benefit from (i) the redemption premium paid to redeem a portion of the VDK Notes, of $1.4 million, plus (ii) the write-off of deferred financing costs related to the repayment of Aurora Senior Bank Facilities and VDK Senior Bank Facilities from proceeds of the Offerings of $1.6 million, (iii) the tax benefit from the deductible portion of compensation plan expense less (iv) the write-off of $1.9 million related to the fair value adjustment to the VDK Notes and the partial redemption thereof.



(h) The VDK Plan provide for tax gross up payments on certain distributions related to compensation plan expense (see (m) below). Because the Company will receive the tax benefit of such distributions and related tax gross up payments and because the tax benefit will approximate the amount of the tax gross up payments, the Company will bear the liability for any such tax
    gross up payments due. The estimated tax gross up payment of $    million
    will be recorded as additional compensation plan expense and other liabilities. The tax benefit of the tax gross up payment and related
    distributions of the like amount of $    million will be recorded to income
    tax expense and as a deferred tax asset.



(i) Reflects the write-off of deferred financing costs of $4.1 million related to the repayment of VDK Senior Bank Facilities and Aurora Senior Bank Facilities from the proceeds of the Offerings. The write-off of $4.1 million, net of tax of $1.6 million, results in a net change to retained earnings of $2.5 million.



(j) Reflects the write-off of a portion of the fair value adjustment to the VDK Notes in connection with the redemption of the VDK Notes with the proceeds from the Offerings.



(k) Reflects gross proceeds of the Offerings of $              , net of
    underwriting discounts, fees and expenses of $              million.



(l) Reflects the impact on retained earnings of (i) the write-off of deferred financing costs of $2.5 million related to the repayment of the VDK Senior Bank Facilities and Aurora Senior Bank Facilities from the proceeds of the Offerings, plus (ii) the extraordinary charge of $2.1 million related to the payment of the VDK Notes redemption premium, less (iii) the write-off of a portion of the fair value adjustment to the VDK Notes in connection with the redemption of the VDK Notes with the proceeds of the Offerings of $3.0 million.


(m) Reflects compensation plan expense recorded under the VDK Plan and Aurora Plan, which are described elsewhere in this Prospectus. See "Management--VDK Compensation Plan" and "Management--Aurora Compensation Plan". The $114.0 million recorded to paid in capital and retained earnings was based on the valuation of the Company just prior to the Offerings. Under the VDK Plan and Aurora Plan, the expense is a liability of VDK Foods LLC and MBW Investors LLC, respectively, and therefore has been pushed down to the Company as an expense and additional paid in capital.


Pro Forma Adjustments for the Desserts Sale


(n) Reflects the finished goods inventory included in the Desserts Sale.



(o) Reflects the book value of the machinery and equipment included in the Desserts Sale.



(p) Reflects the write-off of the allocated goodwill and intangibles from the Desserts Sale.



(q) Reflects the write-off of deferred financing costs of $1.0 million related to the repayment of VDK Senior Bank Facilities as a result of the Desserts Sale and related deferred taxes of $0.4 million. The write-off of $1.0 million, net of taxes of $0.4 million, results in a net change to retained earnings of $0.6 million.



(r) Reflects costs related to the Desserts Sale to be paid subsequent to the closing date of such sale.



(s) Reflects repayment of VDK Senior Bank Facilities from the proceeds of the Desserts Sale.

                       SELECTED HISTORICAL FINANCIAL DATA

THE COMPANY

    The following table sets forth selected historical financial and operating information of the Predecessor and the Company for the periods ended and as of the dates indicated. Statement of operations data for the years ended December 1994, 1995, and 1996 represents the operations of the MRS. BUTTERWORTH'S business by the Predecessor while such data for the year ended December 27, 1997 includes the operations of the MRS. BUTTERWORTH'S business by the Company and commencing July 1, 1997, the operations of the acquired LOG CABIN business, and does not include the operations of VDK or the DUNCAN HINES business which were acquired in 1998. Statement of operations data for the three months ended March 29, 1997 includes the operations of the MRS. BUTTERWORTH'S business by the Company. Statement of Operations data for the three months ended March 28, 1998 includes the operations of the MRS. BUTTERWORTH'S and LOG CABIN businesses and commencing January 16, 1998, the operations of the acquired DUNCAN HINES business. The selected historical statements of operations data for the years ended December 31, 1994, 1995, and 1996 are derived from the audited financial statements of the Predecessor included elsewhere in this Prospectus for 1995 and 1996 and not included herein for 1994. The selected historical statement of operations data and the historical balance sheet data for the year ended as of December 27, 1997 are derived from the audited financial statements of the Company included elsewhere in this Prospectus. The selected historical statement of operations data for the three months ended March 29, 1997 and March 28, 1998 and the historical balance sheet data as of March 28, 1998 are derived from the unaudited financial statements of the Company included elsewhere in this Prospectus and which, in the opinion of management, include all normal recurring adjustments. This table should be read in conjunction with the Predecessor's and the Company's historical consolidated financial statements, the Company's unaudited pro forma financial statements and related notes appearing elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".


                                                                                               PREDECESSOR
                                                                                    ----------------------------------
                                                                                         YEAR ENDED DECEMBER 31,
                                                                                    ----------------------------------
(in thousands)                                                                        1994       1995         1996
                                                                                    ---------  ---------  ------------
STATEMENTS OF OPERATIONS DATA:
Net sales.........................................................................  $  96,729  $  91,302  $     89,541
Cost of goods sold................................................................     29,930     27,743        28,955
                                                                                    ---------  ---------  ------------
  Gross profit....................................................................     66,799     63,559        60,586
                                                                                    ---------  ---------  ------------
Brokerage, distribution and marketing expenses:
  Brokerage and distribution......................................................      8,662      7,583         8,140
  Trade promotions................................................................     21,911     19,380        17,672
  Consumer marketing..............................................................     15,297     13,291        10,835
                                                                                    ---------  ---------  ------------
Total brokerage, distribution and marketing expenses..............................     45,870     40,254        36,647
Amortization of goodwill and other intangibles....................................     --         --           --
Selling, general and administrative expenses......................................      6,829      6,120         6,753
Compensation plan expense.........................................................     --         --           --
Transition expenses...............................................................     --         --           --
                                                                                    ---------  ---------  ------------
Total operating expenses..........................................................     52,699     46,374        43,400
                                                                                    ---------  ---------  ------------
  Operating income................................................................     14,100     17,185        17,186
Interest income...................................................................     --         --           --
Interest expense..................................................................     --         --           --
Amortization of deferred financing expense........................................     --         --           --
Other bank and financing expenses.................................................     --         --           --
                                                                                    ---------  ---------  ------------
  Income (loss) before income taxes and extraordinary item........................     14,100     17,185        17,186
Income tax expense (benefit)......................................................      5,429      6,616         6,616
                                                                                    ---------  ---------  ------------
  Income (loss) before extraordinary item.........................................      8,671     10,569        10,570
  Extraordinary loss on early extinguishment of debt, net of tax of $1,184........         --         --            --
                                                                                    ---------  ---------  ------------
  Net income (loss)...............................................................  $   8,671  $  10,569  $     10,570
                                                                                    ---------  ---------  ------------
                                                                                    ---------  ---------  ------------
Basic and diluted earnings (loss) per share before extraordinary item.............
Extraordinary item per share......................................................
Basic and diluted earnings (loss) per share.......................................
Weighted average number of shares outstanding.....................................
OPERATING AND OTHER DATA:
Adjusted EBITDA(1)................................................................  $  14,315  $  17,496  $     17,463
Adjusted EBITDA margin(2).........................................................       14.8%      19.2%         19.5%
Depreciation and amortization.....................................................  $     215  $     311  $        277
Capital expenditures..............................................................     --         --           --
BALANCE SHEET DATA (END OF PERIOD):
Working capital (excluding current portion of long-term debt).....................     --         --           --
Total assets......................................................................     --         --           --
Long-term debt (including current portion)........................................     --         --           --
Stockholder's equity..............................................................     --         --           --

                                                                                                 COMPANY
                                                                                    ---------------------------------
                                                                                                       THREE MONTHS
                                                                                      YEAR ENDED          ENDED
                                                                                     DECEMBER 27,    ----------------
(in thousands)                                                                           1997         MARCH 29, 1997
                                                                                    ---------------  ----------------
STATEMENTS OF OPERATIONS DATA:
Net sales.........................................................................   $     143,020     $     21,253
Cost of goods sold................................................................          45,729            7,167
                                                                                    ---------------  ----------------
  Gross profit....................................................................          97,291           14,086
                                                                                    ---------------  ----------------
Brokerage, distribution and marketing expenses:
  Brokerage and distribution......................................................          17,096            2,279
  Trade promotions................................................................          26,075            3,643
  Consumer marketing..............................................................          15,142            1,331
                                                                                    ---------------  ----------------
Total brokerage, distribution and marketing expenses..............................          58,313            7,253
Amortization of goodwill and other intangibles....................................           5,938              828
Selling, general and administrative expenses......................................           5,229            1,053
Compensation plan expense.........................................................           2,300          --
Transition expenses...............................................................           2,113              126
                                                                                    ---------------  ----------------
Total operating expenses..........................................................          73,893            9,260
                                                                                    ---------------  ----------------
  Operating income................................................................          23,398            4,826
Interest income...................................................................            (151)             (32)
Interest expense..................................................................          18,393            2,654
Amortization of deferred financing expense........................................           3,059            2,313
Other bank and financing expenses.................................................              83                9
                                                                                    ---------------  ----------------
  Income (loss) before income taxes and extraordinary item........................           2,014             (118)
Income tax expense (benefit)......................................................             779              (47)
                                                                                    ---------------  ----------------
  Income (loss) before extraordinary item.........................................           1,235              (71)
  Extraordinary loss on early extinguishment of debt, net of tax of $1,184........              --               --
                                                                                    ---------------  ----------------
  Net income (loss)...............................................................   $       1,235     $        (71)
                                                                                    ---------------  ----------------
                                                                                    ---------------  ----------------
Basic and diluted earnings (loss) per share before extraordinary item.............   $           1     $    --
Extraordinary item per share......................................................        --                --
Basic and diluted earnings (loss) per share.......................................               1          --
                                                                                    ---------------  ----------------
                                                                                    ---------------  ----------------
Weighted average number of shares outstanding.....................................               1          --
                                                                                    ---------------  ----------------
                                                                                    ---------------  ----------------
OPERATING AND OTHER DATA:
Adjusted EBITDA(1)................................................................   $      34,796     $      5,936
Adjusted EBITDA margin(2).........................................................            24.3%           27.9%
Depreciation and amortization.....................................................   $       9,976     $      3,274
Capital expenditures..............................................................           2,411               96
BALANCE SHEET DATA (END OF PERIOD):
Working capital (excluding current portion of long-term debt).....................   $       6,524     $     10,709
Total assets......................................................................         372,739          140,942
Long-term debt (including current portion)........................................         279,919          100,000
Stockholder's equity..............................................................          65,223           33,089

(in thousands)                                                                       MARCH 28, 1998
                                                                                    ----------------
STATEMENTS OF OPERATIONS DATA:
Net sales.........................................................................     $   89,385
Cost of goods sold................................................................         37,734
                                                                                    ----------------
  Gross profit....................................................................         51,651
                                                                                    ----------------
Brokerage, distribution and marketing expenses:
  Brokerage and distribution......................................................          9,355
  Trade promotions................................................................         15,568
  Consumer marketing..............................................................          7,997
                                                                                    ----------------
Total brokerage, distribution and marketing expenses..............................         32,920
Amortization of goodwill and other intangibles....................................          4,597
Selling, general and administrative expenses......................................          2,346
Compensation plan expense.........................................................         60,000
Transition expenses...............................................................          1,926
                                                                                    ----------------
Total operating expenses..........................................................        101,789
                                                                                    ----------------
  Operating income................................................................        (50,138)
Interest income...................................................................           (223)
Interest expense..................................................................         12,837
Amortization of deferred financing expense........................................            513
Other bank and financing expenses.................................................             51
                                                                                    ----------------
  Income (loss) before income taxes and extraordinary item........................        (63,316)
Income tax expense (benefit)......................................................           (360)
                                                                                    ----------------
  Income (loss) before extraordinary item.........................................        (62,956)
  Extraordinary loss on early extinguishment of debt, net of tax of $1,184........          1,876
                                                                                    ----------------
  Net income (loss)...............................................................     $  (64,832)
                                                                                    ----------------
                                                                                    ----------------
Basic and diluted earnings (loss) per share before extraordinary item.............     $      (65)
Extraordinary item per share......................................................             (2)
Basic and diluted earnings (loss) per share.......................................            (65)
                                                                                    ----------------
                                                                                    ----------------
Weighted average number of shares outstanding.....................................              1
                                                                                    ----------------
                                                                                    ----------------
OPERATING AND OTHER DATA:
Adjusted EBITDA(1)................................................................     $   17,587
Adjusted EBITDA margin(2).........................................................           19.7%
Depreciation and amortization.....................................................     $    6,140
Capital expenditures..............................................................          1,511
BALANCE SHEET DATA (END OF PERIOD):
Working capital (excluding current portion of long-term debt).....................     $   29,164
Total assets......................................................................        869,551
Long-term debt (including current portion)........................................        652,377
Stockholder's equity..............................................................        154,029


------------------------
(1) Adjusted EBITDA is defined as net income before interest, taxes, depreciation, amortization, extraordinary items, compensation plan expense and transition expenses and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.
(2) Adjusted EBITDA margin is computed as Adjusted EBITDA as a percentage of net sales.

VDK


    The following table sets forth selected historical financial and operating information of VDK for the periods ended and as of the dates indicated. VDK commenced operations in September 1995, concurrent with the acquisition of the VAN DE KAMP's business from Pillsbury. Commencing May 1996, the VDK statement of operations data includes the operations of the MRS. PAUL'S business and commencing July 1996, it includes the operations of the AUNT JEMIMA and CELESTE businesses. The selected historical statements of operations data for the operating period September 19, 1995 through June 29, 1996 and for the year ended June 30, 1997 and the historical balance sheet data at June 29, 1996 and June 30, 1997 are derived from the audited financial statements of VDK included elsewhere in this Prospectus. The selected historical statements of operations data and the historical balance sheet data for the nine months ended and as of March 31, 1997 and 1998 are derived from the unaudited financial statements of VDK included elsewhere in this Prospectus and which, in the opinion of management, include all normal, recurring adjustments. This table should be read in conjunction with VDK's historical financial statements appearing elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".


                                                                             OPERATING PERIOD     YEAR ENDED    NINE MONTHS ENDED
                                                                               SEPTEMBER 19,       JUNE 30,         MARCH 31,
                                                                               1995 THROUGH      ------------  -------------------
(in thousands)                                                                 JUNE 29, 1996         1997             1997
                                                                            -------------------  ------------  -------------------
                                                                                                                   (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Net sales.................................................................      $   143,296       $  435,476       $   344,113
Cost of goods sold........................................................           60,367          180,941           143,522
                                                                                 ----------      ------------       ----------
  Gross profit............................................................           82,929          254,535           200,591
                                                                                 ----------      ------------       ----------
Brokerage, distribution and marketing expenses:
  Brokerage and distribution..............................................           15,901           45,352            37,005
  Trade promotions........................................................           32,517          108,925            83,908
  Consumer marketing......................................................           11,336           29,524            23,897
                                                                                 ----------      ------------       ----------
Total brokerage, distribution and marketing expenses......................           59,754          183,801           144,810
Amortization of goodwill and other intangibles............................            4,223           13,142             9,982
Selling, general and administrative expenses..............................            5,267           14,270             9,825
Compensation plan expense.................................................          --                --               --
Transition expenses.......................................................            1,337            2,885             2,073
                                                                                 ----------      ------------       ----------
Total operating expenses..................................................           70,581          214,098           166,690
                                                                                 ----------      ------------       ----------
  Operating income........................................................           12,348           40,437            33,901
Interest income...........................................................             (135)            (965)             (939)
Interest expense..........................................................           12,469           32,499            24,762
Amortization of deferred financing expense................................              607            2,108             1,573
Other bank and financing expenses.........................................               79              265               215
                                                                                 ----------      ------------       ----------
  Income (loss) before income taxes.......................................             (672)           6,530             8,290
Income tax expense (benefit)..............................................             (233)           2,377             3,316
                                                                                 ----------      ------------       ----------
  Net income (loss).......................................................      $      (439)      $    4,153       $     4,974
                                                                                 ----------      ------------       ----------
                                                                                 ----------      ------------       ----------
Basic and diluted earnings (loss) per share...............................      $        (4)      $       42       $        50
                                                                                 ----------      ------------       ----------
                                                                                 ----------      ------------       ----------
Weighted average number of shares outstanding.............................              0.1              0.1               0.1
                                                                                 ----------      ------------       ----------
                                                                                 ----------      ------------       ----------
OPERATING AND OTHER DATA:
Adjusted EBITDA(1)........................................................      $    20,588       $   64,231       $    51,897
Adjusted EBITDA margin(2).................................................             14.4%            14.8%             15.1%
Depreciation and amortization.............................................      $     7,454       $   22,317       $    16,772
Capital expenditures......................................................            2,204           14,379            12,717
BALANCE SHEET DATA (END OF PERIOD):
Working capital (excluding current portion of long-term debt).............      $    25,019       $   37,921       $    37,958
Total assets..............................................................          305,499          509,591           521,406
Long term debt (including current portion)................................          188,750          312,856           321,856
Stockholder's equity......................................................           83,676          147,921           148,742


(in thousands)                                                                1998
                                                                            ---------

STATEMENTS OF OPERATIONS DATA:
Net sales.................................................................  $ 348,288
Cost of goods sold........................................................    135,777
                                                                            ---------
  Gross profit............................................................    212,511
                                                                            ---------
Brokerage, distribution and marketing expenses:
  Brokerage and distribution..............................................     33,765
  Trade promotions........................................................    101,534
  Consumer marketing......................................................     25,151
                                                                            ---------
Total brokerage, distribution and marketing expenses......................    160,450
Amortization of goodwill and other intangibles............................     10,194
Selling, general and administrative expenses..............................     13,968
Compensation plan expense.................................................     69,000
Transition expenses.......................................................         --
                                                                            ---------
Total operating expenses..................................................    253,612
                                                                            ---------
  Operating income........................................................    (41,101)
Interest income...........................................................        (60)
Interest expense..........................................................     23,634
Amortization of deferred financing expense................................      1,612
Other bank and financing expenses.........................................        131
                                                                            ---------
  Income (loss) before income taxes.......................................    (66,418)
Income tax expense (benefit)..............................................    (21,304)
                                                                            ---------
  Net income (loss).......................................................  $ (45,114)
                                                                            ---------
                                                                            ---------
Basic and diluted earnings (loss) per share...............................  $    (451)
                                                                            ---------
                                                                            ---------
Weighted average number of shares outstanding.............................  $     0.1
                                                                            ---------
                                                                            ---------
OPERATING AND OTHER DATA:
Adjusted EBITDA(1)........................................................  $  43,699
Adjusted EBITDA margin(2).................................................       12.6%
Depreciation and amortization.............................................  $  17,483
Capital expenditures......................................................      7,524
BALANCE SHEET DATA (END OF PERIOD):
Working capital (excluding current portion of long-term debt).............  $  47,492
Total assets..............................................................    527,071
Long term debt (including current portion)................................    309,759
Stockholder's equity......................................................    157,128


------------------------
(1) Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation, amortization, extraordinary items, and transition expenses and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.
(2) Adjusted EBITDA margin is computed as Adjusted EBITDA as a percentage of net sales.

DUNCAN HINES

    The following table sets forth selected historical financial data of the DUNCAN HINES business for the periods ended as indicated. The Company acquired the DUNCAN HINES business in January 1998. All statement of direct revenues and direct expenses, operating and other data presented below represent the DUNCAN HINES business while under the management of P&G. The selected historical statements of direct revenues and direct expenses for the years ended June 30, 1995, 1996 and 1997 are derived from the audited financial statements of the DUNCAN HINES business included elsewhere in this Prospectus. The selected historical statements of direct revenues and direct expenses for the six months ended December 31, 1996 and 1997 are derived from the unaudited financial statements of the DUNCAN HINES business included elsewhere in this Prospectus and which, in the opinion of management, include all normal, recurring adjustments. Certain amounts have been reclassified to conform to the Company's presentation. This table should be read in conjunction with the DUNCAN HINES business historical financial statements and related notes thereto included elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                                                                           SIX MONTHS ENDED
                                                                              YEAR ENDED JUNE 30,            DECEMBER 31,
                                                                        -------------------------------  --------------------
(in thousands)                                                            1995       1996       1997       1996       1997
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                                                             (UNAUDITED)
STATEMENT OF DIRECT REVENUES AND DIRECT EXPENSES:
Net sales(1)..........................................................  $ 286,167  $ 282,525  $ 257,932  $ 148,652  $ 157,191
Cost of goods sold....................................................    153,015    153,791    144,261     80,361     85,139
                                                                        ---------  ---------  ---------  ---------  ---------
  Gross profit........................................................    133,152    128,734    113,671     68,291     72,052
                                                                        ---------  ---------  ---------  ---------  ---------
Brokerage, distribution and marketing expenses:
  Brokerage and distribution(1).......................................     19,131     18,192     16,171      9,175      9,070
  Trade promotions....................................................     14,775     16,357     19,646      9,659     15,822
  Consumer marketing..................................................     25,407     26,411     18,753     10,365     11,046
                                                                        ---------  ---------  ---------  ---------  ---------
    Total brokerage, distribution and marketing expenses..............     59,313     60,960     54,570     29,199     35,938
Selling, general and administrative expenses..........................      9,962     10,791     10,041      6,177      4,131
                                                                        ---------  ---------  ---------  ---------  ---------
    Total expenses....................................................     69,275     71,751     64,611     35,376     40,069
                                                                        ---------  ---------  ---------  ---------  ---------
  Excess of direct revenues over direct expenses......................  $  63,877  $  56,983  $  49,060  $  32,915  $  31,983
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------

OPERATING AND OTHER DATA:
EBITDA(2).............................................................  $  67,477  $  60,683  $  52,860  $  34,815  $  33,933
EBITDA margin(3)......................................................       23.6%      21.5%      20.5%      23.4%      21.6%
Depreciation and amortization (unaudited).............................  $   3,600  $   3,700  $   3,800  $   1,900  $   1,950

------------------------
(1) Cash discounts of $4,864, $4,804, $4,384, $2,528, and $2,672 for the years ended June 30, 1995, 1996, and 1997 and the six-month periods ended December 31, 1996 and 1997, respectively, have been reclassified from net sales to brokerage and distribution expenses to provide consistency with the Company's presentation and accounting policy.

(2) EBITDA is defined as the excess of direct revenues over direct expenses before interest, taxes, depreciation, amortization, and extraordinary items and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

(3) EBITDA margin is computed as EBITDA as a percentage of net sales.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE COMPANY AND PREDECESSOR

    The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the historical financial information of the Company and the Predecessor included in the financial statements and notes to the financial statements. Unless otherwise noted, fiscal years in this discussion refer to the Company's fiscal year ended December 27 or December 31, as the case may be.

STATEMENTS OF OPERATIONS

    The following table sets forth for the periods indicated the percentage which the items in the Statements of Operations bear to net sales. Certain amounts from prior years have been reclassified to conform to the Company's current year presentation. The Statements of Operations columns for the years ended December 31, 1995 and 1996 are that of the Predecessor.

                                                                                                              THREE MONTHS ENDED
                                                                                                            ----------------------
                                                    PREDECESSOR
                                   ----------------------------------------------          COMPANY
                                                                                   -----------------------
                                              YEARS ENDED DECEMBER 31,
                                   ----------------------------------------------        YEAR ENDED
                                                                                        DECEMBER 27,              MARCH 29,
                                            1995                    1996                    1997                     1997
                                   ----------------------  ----------------------  -----------------------  ----------------------
                                                 % OF                    % OF                     % OF                    % OF
(in thousands)                      AMOUNT     NET SALES    AMOUNT     NET SALES     AMOUNT     NET SALES               NET SALES
                                   ---------  -----------  ---------  -----------  ----------  -----------             -----------
                                                                                                             AMOUNT
                                                                                                            ---------
STATEMENTS OF OPERATIONS:
Net sales........................  $  93,382(1)      100.0% $  91,581(1)      100.0% $  143,020      100.0% $  21,253       100.0%
Cost of goods sold...............     27,743        29.7      28,955        31.6       45,729        32.0       7,167        33.7
                                   ---------       -----   ---------       -----   ----------       -----   ---------       -----
  Gross profit...................     65,639        70.3      62,626        68.4       97,291        68.0      14,086        66.3
                                   ---------       -----   ---------       -----   ----------       -----   ---------       -----
Brokerage, distribution and
  marketing expenses:
  Brokerage and distribution.....      9,663(1)       10.3    10,180(1)       11.1     17,096        12.0       2,279        10.7
  Trade promotions...............     19,380        20.8      17,672        19.3       26,075        18.2       3,643        17.1
  Consumer marketing.............     13,291        14.2      10,835        11.8       15,142        10.6       1,331         6.3
                                   ---------       -----   ---------       -----   ----------       -----   ---------       -----
Total brokerage, distribution and
  marketing expenses.............     42,334        45.3      38,687        42.2       58,313        40.8       7,253        34.1
Amortization of goodwill and
  other intangibles..............     --          --          --          --            5,938         4.1         828         3.9
Selling, general and
  administrative expenses........      6,120         6.6       6,753         7.4        5,229         3.6       1,053         5.0
Compensation plan expense........     --          --          --          --            2,300         1.6      --          --
Transition expenses..............     --          --          --          --            2,113         1.5         126         0.6
                                   ---------       -----   ---------       -----   ----------       -----   ---------       -----
Total operating expenses.........     48,454        51.9      45,440        49.6       73,893        51.6       9,260        43.6
                                   ---------       -----   ---------       -----   ----------       -----   ---------       -----
  Operating income (loss)........     17,185        18.4      17,186        18.8       23,398        16.4       4,826        22.7
Interest income..................     --          --          --          --             (151)       (0.1)        (32)       (0.2)
Interest expense.................     --          --          --          --           18,393        12.9       2,654        12.5
Amortization of deferred
  financing expense..............     --          --          --          --            3,059         2.1       2,313        10.9
Other bank and financing
  expenses.......................     --          --          --          --               83         0.1           9      --
                                   ---------       -----   ---------       -----   ----------       -----   ---------       -----
  Income (loss) before income
    taxes and extraordinary
    item.........................     17,185        18.4      17,186        18.8        2,014         1.4        (118)       (0.6)
Income tax expense (benefit).....      6,616         7.1       6,616         7.2          779         0.5         (47)       (0.2)
                                   ---------       -----   ---------       -----   ----------       -----   ---------       -----
Income (loss) before
  extraordinary item.............     10,569        11.3      10,570        11.6        1,235         0.9         (71)       (0.4)
Extraordinary loss on early
  extinguishment of debt, net of
  tax of $1,184..................         --          --          --          --           --          --          --          --
Net income (loss)................  $  10,569        11.3%  $  10,570        11.6%  $    1,235         0.9%  $     (71)       (0.3)%
                                   ---------       -----   ---------       -----   ----------       -----   ---------       -----
                                   ---------       -----   ---------       -----   ----------       -----   ---------       -----

                                         MARCH 28,
                                            1998
                                   ----------------------
                                                 % OF
(in thousands)                      AMOUNT     NET SALES
                                   ---------  -----------
STATEMENTS OF OPERATIONS:
Net sales........................  $  89,385       100.0%
Cost of goods sold...............     37,734        42.2
                                   ---------       -----
  Gross profit...................     51,651        57.8
                                   ---------       -----
Brokerage, distribution and
  marketing expenses:
  Brokerage and distribution.....      9,355        10.5
  Trade promotions...............     15,568        17.4
  Consumer marketing.............      7,997         8.9
                                   ---------       -----
Total brokerage, distribution and
  marketing expenses.............     32,920        36.8
Amortization of goodwill and
  other intangibles..............      4,597         5.2
Selling, general and
  administrative expenses........      2,346         2.6
Compensation plan expense........     60,000        67.1
Transition expenses..............      1,926         2.2
                                   ---------       -----
Total operating expenses.........    101,789       113.9
                                   ---------       -----
  Operating income (loss)........    (50,138)      (56.1)
Interest income..................       (223)       (0.3)
Interest expense.................     12,837        14.4
Amortization of deferred
  financing expense..............        513         0.5
Other bank and financing
  expenses.......................         51         0.1
                                   ---------       -----
  Income (loss) before income
    taxes and extraordinary
    item.........................    (63,316)      (70.8)
Income tax expense (benefit).....       (360)       (0.4)
                                   ---------       -----
Income (loss) before
  extraordinary item.............    (62,956)      (70.4 )
Extraordinary loss on early
  extinguishment of debt, net of
  tax of $1,184..................      1,876         2.1
Net income (loss)................  $ (64,832)      (72.5)%
                                   ---------       -----
                                   ---------       -----


------------------------
(1) Cash discounts of the Predecessor of $2,080 and $2,040 for the years ended December 31, 1995 and 1996, respectively, have been reclassified from net sales to brokerage and distribution expense to provide consistency with the Company's presentation and accounting policy, and to facilitate comparison between periods.

THREE MONTHS ENDED MARCH 28, 1998 COMPARED TO THREE MONTHS ENDED MARCH 29, 1997



    NET SALES. Net sales for the three months ended March 28, 1998 were $89.4 million, which was an increase of $68.1 million compared to sales in the prior year's quarter of $21.3 million. The increase was the result of the acquisitions of LOG CABIN and DUNCAN HINES, which provided $25.9 and $42.7 million in net sales, respectively. Net dollar sales for MRS. BUTTERWORTH'S branded products were down slightly for the three months ended March 28, 1998 at $20.8 million. However, sales volume increased 4.5% for the three months ended March 28, 1998.



    Syrup net sales of $44.8 million increased $26.2 million, of which $25.9 million was attributable to the LOG CABIN acquisition. Net sales for MRS. BUTTERWORTH'S syrup products increased $0.3 million compared to the 1997 period while MRS. BUTTERWORTH'S syrup case volume increased by 10.8% from 788,000 standard cases in the 1997 period to 874,000 standard cases in 1998. The growth in MRS. BUTTERWORTH'S syrup volume was attributable to increased sales of lower revenue per case products sold to the club store and foodservice markets.



    MRS. BUTTERWORTH'S pancake mix sales were $1.9 million overall in the 1998 period compared to $2.7 million in the 1997 period. The decrease was due to a decline in the overall pancake mix category and a retail inventory build up during the first quarter of 1997 in anticipation of a consumer event that occurred in the second quarter of 1997.



    Net sales for the Company's DUNCAN HINES baking mix products were $42.7 million for the three months ended March 28, 1998 and included results of operations from January 16, 1998, the date of acquisition. Including results for the stub period (January 1 to January 15), sales would have been $47.8 million, which was a decrease of 10.1% from the prior year period. Sales of DUNCAN HINES products were negatively impacted in January and February by a case load into retail channels initiated by P&G in the latter part of 1997 which resulted in volume increases in December 1997 relative to December 1996 for cake mix and ready-to-spread frosting of 118.3% and 129.5%, respectively. Monthly sales volumes since February have returned to prior year levels.



    GROSS PROFIT. Gross profit as a percentage of net sales was 57.8% for the three months ended March 28, 1998 as compared to 66.3% for the corresponding 1997 period. The gross margin was affected by the inclusion of sales of DUNCAN HINES baking mix products, which have lower gross margins than syrup and pancake mix products. The syrup and pancake mix products had a gross margin of 67.2% in the current quarter, a 0.9% increase compared to the 1997 period. The improvement was attributable to lower manufacturing expense resulting from the Company's long-term contract manufacturing agreements and lower corn syrup costs.



    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses for the three months ended March 28, 1998 were 36.8% as a percentage of net sales compared to 34.1% in the 1997 period. The increase was primarily the result of the implementation of new advertising programs for all of the Company's brands where none existed during the prior year period.



    AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES. Amortization of goodwill and other intangibles of $4.6 million was attributable to the acquisitions of the MRS. BUTTERWORTH'S business on December 31, 1996, LOG CABIN on July 1, 1997 and DUNCAN HINES on January 16, 1998.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses of $2.3 million were 2.6% as a percentage of net sales, as compared to 5.0% for the same period in 1997. The favorable variance represents the efficiencies realized from the increased size of the Company.



    COMPENSATION PLAN EXPENSE. For the three months ended March 28, 1998, the Company recorded non-cash compensation plan expense of $60.0 million based on the estimated current valuation of the Company and in accordance with the Aurora Plan contained in the Amended and Restated Limited Liability Company Agreement of MBW Investors LLC. The previous estimated valuation of the

Company for the year ended December 27, 1997 resulted in recording $2.3 million of compensation plan expense. The current estimated valuation of the Company has increased significantly and has resulted in significant compensation plan expense. In addition, most rights under the Aurora Plan are fully vested. The expense has been recorded as a liability of MBW Investors LLC as the sponsor of the Aurora Plan. However, because the Aurora Plan is for the benefit of key personnel of the Company, expense recognized under the Aurora Plan has been pushed down to the Company, and has been recorded by the Company as compensation plan expense and as additional paid in capital from its parent. See "Management--Aurora Compensation Plan."



    TRANSITION EXPENSES. Transition expenses consist of one-time costs incurred to establish the Company's operations and integrate the acquired businesses, including relocation expenses, recruiting fees, sales support and other unique transitional expenses. The increase for the 1998 period of $1.8 million as compared to 1997 was due to the LOG CABIN and DUNCAN HINES acquisitions. The 1997 period included transition expenses for the MRS. BUTTERWORTH'S business only.



    OPERATING (LOSS) INCOME. Operating loss for the three months ended March 28, 1998 was $50.1 million as compared to operating income of $4.8 million for the prior year period. Excluding the effect of the recognition of non-cash compensation plan expense of $60.0 million, operating profit was $9.9 million, which was an increase of $5.1 million compared to last year. The operating income margin, excluding (i) compensation plan expense (ii) higher goodwill amortization (5.2% versus 3.9% as a percentage of net sales in 1997) and (iii) higher transition related expenses (2.2% versus 0.6% as a percentage of net sales) associated with the acquisitions of LOG CABIN and DUNCAN HINES, would have been 18.5%, as compared to 22.7% in the prior year's quarter). The margin decrease was due to lower gross margins and incremental marketing costs for advertising associated with reestablishing media programs for the MRS. BUTTERWORTH'S and LOG CABIN syrup brands and ongoing media support for the DUNCAN HINES brand.



    INTEREST EXPENSE AND AMORTIZATION OF DEFERRED FINANCING EXPENSE. The aggregate of net interest expense and amortization of deferred financing expense was $13.1 million in the three months ended March 28, 1998. The increased expenses were related to the financing of the acquisitions of LOG CABIN and DUNCAN HINES.



    INCOME TAX BENEFIT. The effective tax rate was lower than the statutory rate due to the effect of non-deductible compensation plan expense.



    NET LOSS. Net loss was $64.8 million for the three months ended March 28, 1998. Excluding the effect of non-cash compensation plan expense, the net loss of $4.8 million was greater than the net loss incurred in the 1997 period due to higher interest expense and amortization of deferred financing expense.



                        LIQUIDITY AND CAPITAL RESOURCES



    For the three months ended March 28, 1998, and the year ended December 27, 1997 cash provided by operations was $14.3 million and $23.0 million, respectively. Net income (loss) plus non-cash charges provided $2.8 million and $11.2 million, respectively, of operating cash flow. A decrease in net working capital generated an additional $11.5 million in cash from operations for the three months ended March 28, 1998. The decrease in net working capital was primarily the result of the timing of working capital commitments associated with the Company's transition agreements with prior owners of the LOG CABIN and DUNCAN HINES businesses. The transition agreements resulted in minimal working capital commitments for the Company during the transition period due to a monthly settlement procedure by which the Company remitted payments subsequent to the receipt of finished goods. At March 28, 1998 current assets, excluding cash and current deferred tax assets, increased $30.0 million as compared to December 27, 1997 and current liabilities, excluding current maturities of senior secured term debt, increased $31.5 million as compared to December 27, 1997. The increase in both current assets and current liabilities was the result of three factors: (1) inclusion of all items of working capital related to the LOG CABIN business, which had previously been accounted for on the prior owner's books through the transition period and recorded on the Company's books as a monthly net cash settlement, (2) addition of inventory balances of DUNCAN HINES products which were assumed in March 1998 as part of the transition process from P&G, and (3) receivable balance due from P&G to cover reimbursable costs incurred in connection with the relocation of manufacturing equipment from P&G to the Company's contract manufacturers' production facilities.



    Net cash used in investing activities was $449.3 million and $229.2 million for the three months ended March 28, 1998 and the year ended December 27, 1997, respectively. In addition to the acquisition of DUNCAN HINES, the Company spent $1.5 million on capital expenditures and $0.1 million on furniture and fixtures during the three months ended March 28, 1998. In addition to the acquisition of LOG CABIN, the Company spent $2.4 million on capital expenditures and $0.8 million on software to establish a management information computer system for the Company during the year ended December 27, 1997. The capital expenditures were incurred to relocate and install acquired manufacturing equipment at the Company's contract manufacturers' production facilities. In addition, the Company disposed of surplus production equipment and received proceeds of $0.5 million from the dispositions. The Company expects to spend approximately $10.7 million on capital expenditures in 1998 and anticipates that these expenditures will be funded from internal cash flow.



    During the three months ended March 28, 1998, and the year ended December 27, 1998 financing activities provided cash of $453.6 million and $202.2 million, respectively. To finance the acquisition of DUNCAN HINES and related expenses, the Company incurred an early extinguishment of its existing senior secured term debt and senior secured revolving debt facility, which totaled $76.5 million. The Company borrowed $450 million of senior secured bank debt under the Aurora Senior Bank Facilities.
During 1997, the Company received $202.5 million from issuances of senior subordinated notes and $90.0 million from borrowings under the senior secured term debt and a senior secured revolving debt facilities under the Aurora Senior Bank Facilities. In addition, the Company received a capital contribution from MBW Investors LLC in the amount of $28.5 million. The proceeds from the notes and debt facilities were used to repay senior secured debt and a senior subordinated note, together totaling $95.0 million, existing from the acquisition of MRS. BUTTERWORTHS on December 31, 1996, and to fund the $220.0 million acquisition of LOG CABIN on July 1, 1997.



    At March 28, 1998, the Company had $23.3 million of cash and cash equivalents and an unused commitment of $75.0 million on its revolving debt facility. The Company's primary sources of liquidity are cash flows from operations and available borrowings under the $75.0 million revolving debt facility. Management believes the available borrowing capacity under the revolving debt facility combined with cash provided by operations will provide the Company with sufficient cash to fund operations as well as to meet existing obligations.



INFLATION



    The Company does not believe that inflation has had a material impact on its financial position or results of operations during the years ended December 1995, 1996, and 1997.



YEAR 2000



    The Company has reviewed its computer systems and believes that they are substantially Year 2000 compliant. Any remediation costs are not expected to be material.



OTHER INFORMATION



    On January 16, 1998, subsequent to the Company's fiscal year end, the Company acquired all the assets of the DUNCAN HINES business from P&G. The assets acquired by the Company include (i) the DUNCAN HINES and associated trademarks, (ii) substantially all of the equipment for the manufacture of

DUNCAN HINES products currently located in P&G's Jackson, Tennessee facility,
(iii) proprietary formulations for DUNCAN HINES products, (iv) other product specifications and customer lists, and (v) rights under certain contracts, licenses, purchase orders and other arrangements and permits. The Company intends to use the acquired assets in its operations of the DUNCAN HINES business. The purchase price was approximately $445.0 million and was based on arm's length negotiations between the Company and P&G.



    The Company financed the acquisition of the DUNCAN HINES business and related costs with a capital contribution by MBW Investors LLC of $93.6 million and with additional senior secured bank borrowings totaling approximately $373.5 million. The additional senior secured bank borrowings were incurred under the Aurora Senior Bank Facility.



    The Contribution Transaction occurred on April 8, 1998. On April 16, 1998, Aurora Maryland was incorporated to facilitate the Offerings. Just prior to the Offerings, the Company will be incorporated, New LLC will contribute all of the issued and outstanding stock of Aurora and VDK to it, and Aurora Maryland will be merged with and into the Company. New LLC is a majority owned subsidiary of MBW Investors LLC. New LLC and the Company will account for the contribution of the ownership of Aurora at MBW Investors LLC's historical cost and the contribution of the ownership of VDK will be accounted for as an acquisition using the purchase method of accounting at New LLC's cost.



    The Company expects to spend $23.0 million on capital expenditures in 1998. Capital expenditures include the expansion of production capacity for frozen breakfast products and routine maintenance and cost saving projects. In addition, the Company anticipates one time expenditures of approximately $5.0 million in excess of relocation costs for which it will be reimbursed by P&G to relocate and install DUNCAN HINES machinery and equipment into the Company's contract manufacturers, and expenditures of approximately $5.0 million to relocate and install syrup machinery and equipment into Red Wing manufacturing facilities.



    In conjunction with the Offerings, the Company has refinanced its Aurora Senior Bank Facilities and VDK Senior Bank Facilities. The Senior Credit
Facilities consists of $   million of senior secured term loans and $   million
under a senior secured revolving credit facility. The Company has written off
$   million of deferred financing costs associated with the refinancing of its
Aurora Senior Bank Facilities and VDK Senior Bank Facilities which will result
in an extraordinary charge in the amount of $   million. See "Description of
Indebtedness--Senior Credit Facilities".



    The acquisition of VDK on April 8, 1998 constitutes a change of control under the terms of the VDK Indenture and the Company is required to offer to purchase the VDK Notes at 101% of their principal amount plus accrued interest at the repurchase date. The Company has entered into a commitment letter with The Chase Manhattan Bank and Chase Securities Inc., whereby they have agreed to provide the Company with $101 million senior subordinated facility, the proceeds of which will be used to purchase such VDK Notes. See "Description of Indebtedness--Senior Facility Commitment" and "Description of Indebtedness--Senior Subordinated Notes--The VDK Notes--Change of Control".


YEAR ENDED DECEMBER 27, 1997 FOR THE COMPANY COMPARED TO THE YEAR ENDED DECEMBER
  31, 1996 FOR THE PREDECESSOR

    NET SALES. Net sales for the period increased $51.4 million versus the prior year to $143.0 million. The increase was due primarily to the acquisition of LOG CABIN on July 1, 1997, which added $50.4 million in net sales. Net dollar sales for all of MRS. BUTTERWORTH'S branded products increased 1.1% to $92.6 million for the year ended December 27, 1997 from $91.6 million for the 1996 period, while case volume increased 5.1% to 4.1 million cases.

    Syrup sales increased $52.1 million to $133.2 million in 1997 from $81.1 million in 1996. The increase was due primarily to the LOG CABIN acquisition, which added $50.4 million in sales during 1997. MRS. BUTTERWORTH'S syrup dollar sales increased $1.7 million, or 2.1%, to $82.8 million in 1997. MRS. BUTTERWORTH'S syrup case volume increased 7.6% to 3.5 million cases in 1997 from
3.3 million cases in

1996. The percentage increase in MRS. BUTTERWORTH'S syrup case volume exceeded the percentage increase in dollar sales because the Predecessor adopted a value pricing strategy in mid-1996, which lowered the list price on 90% of its retail syrup volume by 10%. The increase in syrup volume was attributable to increases in the Company's MRS. BUTTERWORTH's Original brand and foodservice and club store sales. The volume increase was partially offset by a decrease in sales of MRS. BUTTERWORTH'S Country Best Recipe and MRS. BUTTERWORTH'S Lite brands. MRS. BUTTERWORTH's Lite has been reformulated and was introduced in December 1997.

    MRS. BUTTERWORTH'S pancake mix sales of $9.8 million in 1997 were down by $0.7 million as compared to the 1996 period, and pancake mix volume decreased 7% to 0.6 million cases. The overall pancake mix category was down approximately 4% in 1997 from the prior year.

    The Company's pro forma 1997 net sales after giving effect to the acquisition of LOG CABIN were $194.2 million, which was $1.8 million less than the combined sales of MRS. BUTTERWORTH'S and LOG CABIN of $196.0 million for the year ended December 31, 1996. The decline in sales was attributable to softness in the LOG CABIN business.

    GROSS PROFIT. Gross profit as a percentage of net sales was 68.0% for the 1997 period as compared to 68.4% for the 1996 period. The gross margin percentage in the 1996 period was impacted by the value pricing strategy implemented by the Predecessor in mid-year 1996. The change to value pricing caused net revenues and gross profits to be reduced in 1997 relative to the prior year, which only included a partial year impact of value pricing.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses for 1997 were 40.8% of net sales as compared to 42.2% for 1996. The improvement was due to lower trade promotions as a percentage of net sales in 1997 as a result of the value pricing strategy as well as a reduction in high redemption value coupons compared to 1996.

    AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES. Amortization of goodwill and other intangibles of $5.9 million in 1997 was attributable to amortization of goodwill associated with the acquisitions of MRS. BUTTERWORTH'S on December 31, 1996 and LOG CABIN on July 1, 1997.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses of $5.2 million for 1997 were $1.6 million less than the $6.8 million of expense incurred for 1996. The favorable variance was due to lower overhead spending associated with the Company's stand-alone structure as compared to amounts allocated to MRS. BUTTERWORTH'S during the Predecessor's ownership period.

    COMPENSATION PLAN EXPENSE. Compensation plan expense was recorded under the Aurora Plan based on the estimated valuation of the Company. See Note 15 to the Company's 1997 financial statements included elsewhere in this Prospectus.

    TRANSITION EXPENSES. Transition expenses of $2.1 million in 1997 consist of one-time costs incurred to establish the Company's operations and integrate the acquired businesses of MRS. BUTTERWORTH'S and LOG CABIN, including relocation expenses, recruiting fees, sales support and other unique transitional expenses.

    OPERATING INCOME. Operating income as a percentage of net sales was 16.4% for 1997 as compared to 18.8% for 1996. The decrease in the Company's operating profit margin was primarily due to amortization of goodwill and other intangibles (4.1% of net sales), incentive compensation expense (1.6% of net sales) and transition expenses (1.5% of net sales), which were not incurred under the Predecessor's ownership. Excluding the impact of these expenses, the operating margin increased to 23.6% of net sales because trade promotions, consumer marketing and selling, general and administrative expenses as a percentage of net sales were lower than the prior year. Overall, operating income increased $6.2 million, or 36.1%, to $23.4 million as compared to $17.2 million in 1996.

    INTEREST EXPENSE AND AMORTIZATION OF DEFERRED FINANCING EXPENSE. Net interest expense and amortization of deferred financing expense was $21.3 million in 1997. These expenses were related to the financing of the acquired businesses. The Predecessor did not separately allocate these respective costs to MRS. BUTTERWORTH'S.

    INCOME TAX PROVISION. The Company has a combined federal and state tax rate of approximately 38.7% in 1997 as compared to the Predecessor's effective rate in 1996 of 38.5%.

    NET INCOME. Net income was $1.2 million in 1997, which was $9.3 million lower than the prior year. The decline in net income was attributable to the interest expense and amortization of deferred financing expense incurred during 1997.

YEAR ENDED DECEMBER 31, 1996 FOR THE PREDECESSOR COMPARED TO YEAR ENDED DECEMBER
  31, 1995 FOR THE PREDECESSOR

    NET SALES. Net sales declined 1.9% to $91.6 million for the year ended December 31, 1996 as compared to $93.4 million for the year ended December 31, 1995. Sales volume increased 2.6% to 3.9 million cases in 1996 from 3.8 million cases in 1995.

    Syrup sales decreased $1.8 million to $81.1 million in 1996 from $82.9 million in 1995. Syrup volume increased 3.1% to 3.3 million cases in 1996 from
3.2 million cases in 1995. In May 1996, the Predecessor adopted a value pricing strategy to position its MRS. BUTTERWORTH'S brand as the best value among the three national syrup brands. This value pricing strategy benefited the brand through higher volumes and savings on consumer marketing expenses, but resulted in a net decrease in syrup dollar sales in 1996.

    MRS. BUTTERWORTH'S pancake mix sales remained constant at $10.5 million in 1996, the same as in 1995. Pancake mix volume was flat at 0.6 million cases in 1996, which was the same volume achieved in 1995.

    GROSS PROFIT. Gross profit was 68.4% in 1996, as compared to 70.3% in 1995. The decrease in the gross profit margin was primarily due to lower list prices related to the Predecessor's value pricing strategy.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses for 1996 were 42.2% as a percentage of net sales as compared to 45.3% for 1995. The favorable variance was the result of lower trade promotion and consumer marketing expenses attributable to the Predecessor's value pricing strategy.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses of $6.8 million for 1996 were $0.7 million more than expenses of $6.1 million in 1995.

    OPERATING INCOME. Operating income as a percentage of net sales improved to 18.8% for the year ended December 31, 1996 as compared to 18.4% for the year ended December 31, 1995. The operating margin improvement was primarily the result of a reduction in consumer marketing expense as a percentage of net sales to 11.8% in 1996 from 14.2% in 1995 due to a reduction in costly buy-one-get-one-free promotions.

    INTEREST EXPENSE AND AMORTIZATION OF DEFERRED FINANCING EXPENSE. The Predecessor did not allocate interest expense or amortization of deferred financing expense to MRS. BUTTERWORTH'S.

    INCOME TAX PROVISION. The provision for income taxes of $6.6 million in 1996 represented an effective tax rate of 38.5%, the same rate as in 1995.


    NET INCOME. Net income was $10.6 million in 1995 and 1996 due to the factors discussed above.

VDK

    The following discussion and analysis of VDK's financial condition and statements of operations should be read in conjunction with the historical financial information included in the financial statements. Unless otherwise noted, years (1997, 1996, etc.) in this discussion refer to VDK's fiscal years ended June 30 or June 29, as applicable.

STATEMENTS OF OPERATIONS

    The following table sets forth for the periods indicated the percentage which the items in the Statements of Operations bear to net sales. Certain amounts from prior years have been reclassified to conform with VDK's current year presentation. The Statement of Operations column for the period July 1, 1995 through June 29, 1996 combines VDK's operating period September 19, 1995 through June 29, 1996, including the operations of the acquired MRS. PAUL'S business for the period May 6, 1996 through June 29, 1996, and the operations by Pillsbury of VDK from July 1, 1995 through September 18, 1995.

(in thousands)


                                                         YEAR ENDED                           NINE MONTHS ENDED MARCH 31,
                                          -----------------------------------------   -------------------------------------------
                                             JUNE 29, 1996         JUNE 30, 1997             1997                   1998
                                          -------------------   -------------------   -------------------   ---------------------
                                                                                                      (UNAUDITED)
                                                      % OF                  % OF                  % OF                   % OF
STATEMENTS OF OPERATIONS:                  AMOUNT   NET SALES    AMOUNT   NET SALES    AMOUNT   NET SALES    AMOUNT    NET SALES
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Net sales...............................  $163,841    100.0%    $435,476    100.0%    $344,113    100.0%    $348,288    100.0%
Cost of goods sold......................    71,345     43.5      180,941     41.6      143,522     41.7      135,777     39.0
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Gross profit............................    92,496     56.5      254,535     58.4      200,591     58.3      212,511     61.0
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Brokerage, distribution and marketing
  expenses:
  Brokerage and distribution............    17,517     10.7       45,352     10.4       37,005     10.8       33,765      9.7
  Trade promotions......................    36,216     22.1      108,925     25.0       83,908     24.4      101,534     29.2
  Consumer marketing....................    13,255      8.1       29,524      6.8       23,897      6.9       25,151      7.2
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Total brokerage, distribution and
  marketing expenses....................    66,988     40.9      183,801     42.2      144,810     42.1      160,450     46.1
Amortization of goodwill and other
  intangibles...........................     4,912      3.0       13,142      3.0        9,982      2.9       10,194      2.9
General and administrative expenses.....     6,637      4.1       14,270      3.3        9,825      2.8       13,968      4.0
Compensation plan expense...............     --       --           --       --           --       --          69,000     19.8
Transition expenses.....................     1,337      0.8        2,885      0.7        2,073      0.6        --       --
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Total operating expenses................    79,874     48.8      214,098     49.2      166,690     48.4      253,612     72.8
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Operating income (loss).................    12,622      7.7       40,437      9.3       33,901      9.9      (41,101)   (11.8)
Interest income.........................      (135)    (0.1)        (965)    (0.2)        (939)    (0.3)         (60)   --
Interest expense........................    12,469      7.6       32,499      7.5       24,762      7.2       23,634      6.8
Amortization of deferred financing
  expense...............................       607      0.4        2,108      0.5        1,573      0.5        1,612      0.5
Other bank and financing expenses.......        79      0.0          265      0.1          215      0.1          131    --
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Income (loss) before income tax expense
  (benefit).............................      (398)    (0.2)       6,530      1.5        8,290      2.4      (66,418)   (19.1)
Income tax expense (benefit)............       163      0.1        2,377      0.5        3,316      1.0      (21,304)    (6.1)
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Net income (loss).......................  $   (561)    (0.3)%   $  4,153      1.0%    $  4,974      1.4%    $(45,114)   (13.0)%
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------

                  NINE MONTHS ENDED MARCH 31, 1998 COMPARED TO
                        NINE MONTHS ENDED MARCH 31, 1997



    NET SALES. Net sales for the nine month period were $348.3 million, which was 1.2% higher than net sales during the prior nine month period of $344.1 million. Excluding the impact in both years of (i) sales of the desserts product line, which was divested on May 1, 1998, and (ii) sales of whipped topping product lines, which was divested in February 1997, sales increased $11.7 million, or 3.7%. AUNT JEMIMA sales increased by $5.0 million, or 8.4%, as a result of increased trade promotion spending and consumer marketing support. CELESTE pizza sales increased by $5.9 million, or 10.6%, due to the introduction of MAMA CELESTE Fresh Baked Rising Crust Pizza and increased sales of CELESTE Pizza For One products. Frozen seafood sales decreased 0.8% versus the same period last year primarily because the current period included two fewer weeks of high volume Lenten season sales than the prior year period (Lent began on February 25 in 1998 compared to February 12 in 1997), which affected the Company's sales as well as overall seafood category volume. Foodservice sales increased $2.2 million, or 9.1%, versus 1997 due to higher frozen breakfast volumes and a price increase of approximately 3.0% taken in July 1997.



    GROSS PROFIT. Gross profit increased from 58.3% as a percentage of net sales to 61.0%. The increase reflected favorable packaging and raw material costs, improved manufacturing and distribution efficiencies, and the impact of the divestiture of the less profitable whipped topping product line in February 1997.



    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses increased from 42.1% as a percentage of net sales in 1997 to 46.1% in the current period. Lower brokerage and distribution expenses were offset by higher trade promotion and consumer marketing expenses.



    Brokerage and distribution expenses declined as a percentage of net sales compared to last year as a result of operational efficiencies within VDK's distribution system and favorable freight rates. Trade promotion spending increased to support the introduction of new products in the frozen seafood and frozen pizza product lines and in response to competitive activity in the frozen seafood and breakfast categories. Increased coupon support and new media programs for VDK's frozen pizza and frozen breakfast product lines resulted in higher consumer marketing spending versus 1997.



    AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES. Amortization of goodwill and intangibles was unchanged as a percentage of net sales versus the same period in the prior year.



    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $4.1 million to 4.0% as a percentage of net sales versus 2.8% in the prior year. The increase reflected higher staffing levels required to support the acquired business and the incremental cost of a foodservice sales organization. In the prior year period, Quaker Oats managed the VDK foodservice sales function for a fee of $1.3 million, which was classified as a selling and distribution expense.



    COMPENSATION PLAN EXPENSE. For the nine months ended March 31, 1998, VDK recorded non-cash compensation plan expense of $69.0 million based on the estimated current valuation of VDK and in VDK Plan under which most rights are vested. Included in compensation plan expense was a tax gross up amount of $15.0 million, which relates to certain distributions as provided for in the VDK Plan. Valuations prior to the 1998 nine month period did not result in compensation plan expense under the VDK Plan. The expense has been recorded as a liability of VDK Foods LLC as the sponsor of the VDK Plan. However, because the VDK Plan is for the benefit of key personnel of VDK, expense recognized under the VDK Plan has been pushed down to VDK, and has been recorded by VDK as compensation plan expense and as additional paid in capital from its parent. See "Management--VDK Compensation Plan". In addition, the tax benefit related to the tax gross up element of compensation plan expense had been recorded to income tax expense and as a deferred tax asset. Because the Company will receive the tax benefit associated with the tax gross up amount, and because the tax benefit will approximate the amount of the tax gross up payments, the VDK will bear the liability for any such tax gross up payments due. Therefore, the tax gross up amount has been recorded as compensation plan expense and as an other liability. See "Management--VDK Compensation Plan."



    OPERATING (LOSS) INCOME. Operating loss for the nine month period was $41.1 million as compared to operating income of $33.9 million for the prior nine month period. Excluding the effect of the recognition of non-cash compensation plan expense of $69.0 million, operating profit was $27.9 million, which was $6.0 million lower than the prior year period. VDK's operating income margin, excluding the effect of compensation plan expense, was 8.0% as a percentage of net sales in 1998 as compared to 9.9% during the same period in 1997. The decrease in VDK's operating income, excluding the effect of compensation plan expense, was primarily due to increased promotional spending in support of VDK's new product offerings and in response to competitive activity and higher general and administrative expenses.



    INTEREST EXPENSE (INCOME). Interest expense decreased $1.2 million versus the same period in the prior year due to scheduled repayments of VDK's Senior Bank Facility. The decrease in interest expense was partially offset by additional borrowings versus last year on the VDK Senior Bank Facility. Interest income decreased $0.9 million in the current nine month period. In the prior nine month period, VDK earned interest income on an escrow account which held a $20.0 million senior secured convertible loan which was repaid in February 1997.



    INCOME TAX (BENEFIT) EXPENSE. VDK's combined effective federal and state tax rate for the current period was approximately 32.1%. The rate was lower than the rate experienced in the same period last year because a portion of compensation plan expense was not deductible, which generated a greater book loss than tax loss and commensurate lower income tax benefit benefit for tax purposes.



    NET INCOME (LOSS). VDK incurred a net loss of $45.1 million as compared to net income of $5.0 million for the same period last year. Excluding the effect of non-cash compensation plan expense, the net income of $1.3 million was lower than the net income in the 1997 period due to lower operating income.


YEAR ENDED JUNE 30, 1997 COMPARED TO THE YEAR ENDED JUNE 29, 1996

    NET SALES. Net sales for the year increased $271.6 million over the prior year to $435.5 million. MRS. PAUL'S seafood, which was acquired from Campbell Soup on May 6, 1996, generated $85.8 million in the first full year of ownership. CELESTE/AUNT JEMIMA, which was acquired from Quaker Oats on July 9, 1996, added $184.1 million in sales following the acquisition. VAN DE KAMP'S seafood sales increased $10.5 million, or 8.7% versus the prior year, largely due to the successful introduction of flavored baked and grilled fillet products. Desserts sales decreased $1.0 million versus 1996 due to lower whipped topping sales volume resulting from the divestiture of the whipped topping product line in February 1997. Excluding the impact of whipped topping sales in both years, desserts sales grew $5.7 million, or 26.4%, due to increased promotional efforts and new product introductions.

    Compared to 1996 pro forma sales of $401.5 million, sales increased $34.0 million, or 8.5%. MRS. PAUL'S sales increased by $4.7 million, or 5.8%, due to new product introductions which were supported by advertising and increased promotional activity. CELESTE pizza sales increased by $4.1 million, or 6%, behind focused promotional programs and more effective trade spending. AUNT JEMIMA sales increased by $11.6 million, or 16.7%, due to increased consumer marketing and trade promotion spending. Foodservice sales increased $4.1 million, or 15.8% versus the prior year, due to a focused selling effort on frozen breakfast products.

    GROSS PROFIT. Gross profit increased from 56.5% as a percentage of net sales in 1996 to 58.4% in 1997. The improvement was caused primarily by lower seafood manufacturing costs stemming from the integration of MRS. PAUL'S seafood production in the Erie, Pennsylvania facility and the effect of the sale of the lower margin private label whipped topping product line in February 1997.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses increased from 40.9% as a percentage of net sales in the prior year to 42.2% in 1997. The increase was due to an increase in trade promotion expense, which was partially offset by lower selling and distribution expense and lower consumer marketing expense.

    The increase in trade promotion spending was caused by (i) higher spending levels to support new product introductions under the VAN DE KAMP'S and MRS. PAUL'S brands, and (ii) the inclusion in 1997 of the CELESTE pizza business which has a higher rate of trade spending than the seafood product lines. Brokerage and distribution expenses declined from 10.7% as a percentage of net sales in 1996 to 10.4% as a percentage of sales in 1997 due to the development of a lower cost distribution network than the prior owner and distribution efficiencies resulting from the MRS. PAUL'S and CELESTE/AUNT JEMIMA acquisitions. Consumer marketing decreased as a percentage of net sales because the spending rate was lower for the CELESTE pizza and AUNT JEMIMA breakfast products than for VDK's other product lines. The lower CELESTE/AUNT JEMIMA spending rate was partially offset by increased consumer spending to support the introduction of new seafood and dessert products during 1997.

    AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES. Amortization of goodwill and intangibles increased $8.2 million from 1996 to 1997 due to the increase in intangibles resulting from the acquisitions of VAN DE KAMP'S in the first quarter of 1996, MRS. PAUL'S in the fourth quarter of 1996, and CELESTE/ AUNT JEMIMA in the first quarter of 1997.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $7.6 million from 1996 to 1997 due to management of the businesses acquired during calendar 1996. General and administrative expenses decreased from 1996 to 1997 from 4.1% as a percentage of net sales to 3.3% during this period due to delays in reaching full staffing levels following the MRS. PAUL'S and CELESTE/AUNT JEMIMA acquisitions, and lower overhead spending associated with VDK's organizational structure as compared to amounts allocated to the business during the Pillsbury ownership period.

    TRANSITION EXPENSES. Transition expenses of $2.9 million in 1997 and $1.3 million in 1996 consist of what management believes to be one-time costs incurred to establish operations and integrate acquired businesses, including relocation expenses, recruiting fees, sales training, broker conversions and orientations, computer systems conversion, and other unique transitional expenses. The increase in transition related costs was mainly attributable to the CELESTE/AUNT JEMIMA acquisition and additional MRS. PAUL'S costs not incurred in 1996.

    INTEREST EXPENSE. Interest expense increased versus the prior year due to additional debt incurred to complete the acquisition of CELESTE/AUNT JEMIMA and the inclusion of a full year of interest and debt resulting from the acquisitions of the VAN DE KAMP'S and MRS. PAUL'S businesses.

    INCOME BEFORE INCOME TAXES. Income before income taxes increased $6.9 million due to the increased size, and therefore operating income of VDK, as well as the operating improvements described previously.

    PROVISION FOR INCOME TAXES. VDK's combined effective federal and state tax rate for 1997 was 36.4%. This rate was lower than the rate experienced by Pillsbury, primarily because VDK's amortization of goodwill is deductible for income tax purposes.

    NET INCOME. Net income of $4.2 million in 1997 was higher than the $0.6 million loss experienced in 1996. The increase in size of VDK resulting from the acquisitions, combined with improvements in the gross profit margin, contributed to the increase in net income.

DUNCAN HINES

    The following discussion and analysis of DUNCAN HINES financial condition and results of operations should be read in conjunction with the historical financial information included in the financial statements. The Company acquired the DUNCAN HINES business from P&G in January 1998. Accordingly, all of the information presented below represents the operations of the DUNCAN HINES business by P&G. Unless otherwise noted, years (1997, 1996, etc.) in this discussion refer to DUNCAN HINES fiscal years ended years June 30.

STATEMENTS OF DIRECT REVENUES AND DIRECT EXPENSES

    The following table sets forth for the periods indicated the percentage which the items in the statements of direct revenues and Direct Expenses bear to net sales. Certain amounts from prior periods have been reclassified to conform to the Company's presentation. The basis of presentation of the statements of direct revenues and direct expenses is disclosed in Note 1 to the financial statements included elsewhere in this Prospectus.

                                             YEAR ENDED JUNE 30,                              SIX MONTHS ENDED DECEMBER 31,
                    ----------------------------------------------------------------------  ---------------------------------
(IN THOUSANDS)               1995                    1996                    1997                    1996             1997
------------------  ----------------------  ----------------------  ----------------------  ----------------------  ---------
                                  % OF                    % OF                    % OF                    % OF
                                   NET                     NET                     NET                     NET
                     AMOUNT       SALES      AMOUNT       SALES      AMOUNT       SALES      AMOUNT       SALES      AMOUNT
                    ---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
                                                                                                       (UNAUDITED)
STATEMENTS OF DIRECT
  REVENUES AND
  DIRECT EXPENSES:
Net sales(1)......  $ 286,167       100.0%  $ 282,525       100.0%  $ 257,932       100.0%  $ 148,652       100.0%  $ 157,191
Cost of
  goods sold......    153,015        53.5     153,791        54.4     144,261        55.9      80,361        54.1      85,139
                    ---------       -----   ---------       -----   ---------       -----   ---------       -----   ---------
  Gross profit....    133,152        46.5     128,734        45.6     113,671        44.1      68,291        45.9      72,052
                    ---------       -----   ---------       -----   ---------       -----   ---------       -----   ---------
Brokerage,
  distribution and
  marketing
  expenses:
  Brokerage and
 distribution(1)..     19,131         6.7      18,192         6.4      16,171         6.3       9,175         6.2       9,070
  Trade
    promotions....     14,775         5.1      16,357         5.8      19,646         7.6       9,659         6.5      15,822
  Consumer
    marketing.....     25,407         8.9      26,411         9.3      18,753         7.3      10,365         7.0      11,046
                    ---------       -----   ---------       -----   ---------       -----   ---------       -----   ---------
Total brokerage,
  distribution and
  marketing
  expenses........     59,313        20.7      60,960        21.6      54,570        21.2      29,199        19.6      35,938
Selling, general
  and
  administrative
  expenses........      9,962         3.5      10,791         3.8      10,041         3.9       6,177         4.2       4,131
                    ---------       -----   ---------       -----   ---------       -----   ---------       -----   ---------
    Total
      operating
      expenses....     69,275        24.2      71,751        25.4      64,611        25.1      35,376        23.8      40,069
                    ---------       -----   ---------       -----   ---------       -----   ---------       -----   ---------
    Excess of
      direct
      revenues
      over direct
      expenses....  $  63,877        22.3%  $  56,983        20.2%  $  49,060        19.0%  $  32,915        22.1%  $  31,983
                    ---------       -----   ---------       -----   ---------       -----   ---------       -----   ---------
                    ---------       -----   ---------       -----   ---------       -----   ---------       -----   ---------


(IN THOUSANDS)
------------------
                       % OF
                        NET
                       SALES
                    -----------

STATEMENTS OF DIRE
  REVENUES AND
  DIRECT EXPENSES:
Net sales(1)......       100.0%
Cost of
  goods sold......        54.2
                         -----
  Gross profit....        45.8
                         -----
Brokerage,
  distribution and
  marketing
  expenses:
  Brokerage and
 distribution(1)..         5.8
  Trade
    promotions....        10.1
  Consumer
    marketing.....         7.0
                         -----
Total brokerage,
  distribution and
  marketing
  expenses........        22.9
Selling, general
  and
  administrative
  expenses........         2.6
                         -----
    Total
      operating
      expenses....        25.5
                         -----
    Excess of
      direct
      revenues
      over direct
      expenses....        20.3%
                         -----
                         -----

------------------------

(1) Cash discounts of $4,864, $4,804, $4,384, $2,528, and $2,672 for the years ended June 30, 1995, 1996, and 1997 and the six-month periods ended December 31, 1996 and 1997, respectively, have been reclassified from net sales to brokerage and distribution expenses to provide consistency with the Company's presentation and accounting policy.

SIX MONTHS ENDED DECEMBER 31, 1997 COMPARED TO SIX MONTHS ENDED DECEMBER 31,
  1996

    NET SALES. Net sales for the six months ended December 31, 1997 of $157.2 million were 5.7% higher than net sales of $148.7 million for the same six month period in 1996. During 1997, P&G instituted in some markets a modified everyday low pricing strategy ("EDLP"). In 1994, P&G converted its entire portfolio of products to an EDLP strategy, including the DUNCAN HINES business. The EDLP strategy had a detrimental effect on volumes as the baking mix category responds well to promotion and merchandising activity. As trade activity was increased in certain markets during the six months ended December 31, 1997, the brand responded as characteristic in the category, and sales increased for the first time in over two years.

    GROSS PROFIT. Gross profit as a percentage of net sales in 1997 of 45.8% was flat as compared to the gross profit margin of 45.9% in 1996.


    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSE. Brokerage, distribution and marketing expenses were $6.7 million higher during the six month period in 1997 versus the comparable period in 1996. As a percentage of net sales, brokerage, distribution and marketing expenses were 22.9% in 1997, or 3.3 percentage points higher than 1996. The increase was attributable to higher trade promotions, which were $6.2 million above the prior year period. As a percentage of net sales, trade promotions increased to 10.1% from 6.5% in 1996. The increase in trade promotion was attributable to the modified EDLP strategy undertaken in certain markets. Brokerage and distribution expenses were 1.1% lower than the prior year while consumer marketing expenses were flat as compared to 1996.


    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $4.1 million in 1997 or $2.1 million lower than expenses of $6.2 million in 1996.

    EXCESS OF DIRECT REVENUES OVER DIRECT EXPENSES. Excess of direct revenue over direct expenses was $32.0 million for the six months ended December 31, 1997, as compared to $32.9 million for the same six month period in 1996. The decrease of $0.9 million was due to higher trade promotions and was partially mitigated by lower selling, general and administrative expenses and increased gross profit.

YEAR ENDED JUNE 30, 1997 COMPARED TO YEAR ENDED JUNE 30, 1996

    NET SALES. Net sales of $257.9 million in 1997 decreased 8.7% from net sales of $282.5 million in 1996. The decrease in net sales was the result of volume declines caused by the suspension of the variety strategy implemented by P&G in 1994 and the reduction in corporate resources allocated to the DUNCAN HINES business by P&G. The variety strategy was initiated to meet trade and consumer demand for increased product variety. P&G introduced 50 new flavors, which brought initial strong volume and a peak in sales in fiscal 1995. However, the increase in sales proved unsustainable as a significant number of flavors failed to generate repeat purchases and often cannibalized and crowded out the brand's more popular product offerings. P&G suspended the variety strategy during 1997.

    The volume declines were also the result of a reduction in corporate resources devoted to the business. P&G had shifted its sales efforts to other more strategic and core brands. In addition, the EDLP strategy had a negative effect on volumes as competitors within the baking mix category continued to actively promote and merchandise while the DUNCAN HINES brand was left out of the promotional cycle.

    GROSS PROFIT. Gross profit as a percentage of net sales was 44.1%, which was lower than the gross profit margin of 45.6% in 1996. The decrease of 1.5 percentage points was due to higher flour and sugar costs experienced in the 1997 period and lower absorption of fixed manufacturing costs resulting from the lower sales levels.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses were $6.4 million lower in 1997 as compared to 1996. As a percentage of net sales, brokerage, distribution and marketing expenses were 21.2% in 1997 or 0.4 percentage points lower than 1996. The decrease in expenses was attributable to lower brokerage and distribution, and consumer marketing expenses. Consumer marketing expenses decreased $7.7 million, or 29%, as allocations of corporate marketing resources were reduced. Trade promotions increased to 7.6% as a percentage of sales from 5.8% in 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $10.0 million in 1997 or $0.8 million lower than expenses of $10.8 million in 1996.

    EXCESS OF DIRECT REVENUES OVER DIRECT EXPENSES. Excess of direct revenues over direct expenses in 1997 of $49.1 million was $7.9 million lower than the prior year amount of $57.0 million. The decrease was due to lower sales and a decline in the gross profit margin.

YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995


    NET SALES. Net sales in 1996 of $282.5 million were 1.3% below net sales of $286.2 million in 1995. The sales decline in 1996 was the first indication that the variety strategy, which generated record sales in 1995, was causing a deterioration in sales volumes of core DUNCAN HINES products. The new flavors were not generating repeat purchases and the unproductive flavors introduced in 1994 remained on the retailers' shelves and crowded out the brand's higher turnover product offerings.


    GROSS PROFIT. Gross profit as a percentage of net sales was 45.6% in 1996, which was lower than the gross profit margin of 46.5% in 1995. The decrease of
0.9 percentage points was primarily due to higher flour and sugar costs.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses were $61.0 million or 2.8% higher than the prior year. As a percentage of net sales, brokerage, distribution and marketing expenses were 21.6% in 1996, or 0.9 percentage points higher than in 1995. Trade promotions and consumer marketing expenses were 10.7% and 4.0%, respectively, higher than such expenses in 1995. The increase in marketing expenses was due to the requisite marketing support of the variety strategy and the introduction of the multiple new flavor product offerings. The increase in marketing expenses was somewhat offset by a 4.9% decrease in brokerage and distribution expenses.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $10.8 million in 1996 or $0.8 million higher than expenses of $10.0 million in 1995.

    EXCESS OF DIRECT REVENUES OVER DIRECT EXPENSES. Excess of direct revenues over direct expenses in 1996 of $56.9 million was $7.0 million lower than the prior year amount of $63.9 million. The decrease was due to lower sales and gross profit margin and higher marketing expenses.

                                    BUSINESS

    The Company is a leading producer and marketer of premium branded food products including DUNCAN HINES baking mixes, LOG CABIN and MRS. BUTTERWORTH'S syrup, VAN DE KAMP'S and MRS. PAUL'S frozen seafood, AUNT JEMIMA frozen breakfast products and CELESTE frozen pizza. The Company's brands are among the oldest and most widely recognized food brands in the United States, have leading market positions and participate in some of the fastest growing categories in the supermarket. LOG CABIN and MRS. BUTTERWORTH'S have a leading 33.9% share of the syrup category, VAN DE KAMP'S and MRS. PAUL'S have a leading 28.2% share of the frozen seafood category, DUNCAN HINES is the #2 cake mix with a 35.8% share and CELESTE is the #2 brand of frozen pizza in the Northeast. In 1997, dollar sales of frozen pizza, frozen seafood and frozen waffles grew at annual rates of 8.5%, 9.5% and 7.8%, respectively. For the year ended December 31, 1997, the Company's pro forma net sales were $874.2 million and the Company's pro forma as
adjusted EBITDA was $    million.

    The Company was formed by Dartford, Fenway and MDC to serve as a platform upon which to build a leading branded grocery products company through both strategic acquisitions and internal growth. The Company has been built through six separate acquisitions over the last three years. The Company seeks to acquire well-recognized brands which have become non-core businesses to their corporate parents, but which retain strong brand equities and long-term growth potential. The Company's objective is to revitalize the brands it acquires and renew their growth by providing them with the strategic direction, dedicated management and marketing focus they lacked under prior owners.

    Under the direction of CEO Ian R. Wilson and Dartford, each of the brands owned by the Company for more than one year has experienced significant growth. The following table sets forth (i) the growth rates of the brands for the twelve months prior to the date of acquisition, and (ii) the annual growth rate as measured eighteen months after the date of acquisition.

                                               DATE
                                                OF         GROWTH PRIOR         GROWTH
BRAND                     PRIOR OWNER       ACQUISITION   TO ACQUISITION   AFTER ACQUISITION
---------------------  ------------------  -------------  ---------------  -----------------
VAN DE KAMP'S          Pillsbury             Sept. 1995           -2.5%             +5.0%
MRS. PAUL'S            Campbell Soup           May 1996           -9.2              +7.1
AUNT JEMIMA            Quaker Oats            July 1996           -8.9             +10.5
CELESTE                Quaker Oats            July 1996          -16.8              +8.6
MRS. BUTTERWORTH'S     Unilever               Dec. 1996            0.0              +3.1
LOG CABIN              Kraft                  July 1997           -6.0               n/a
DUNCAN HINES           Procter & Gamble       Jan. 1998           -5.0               n/a

    The Company has renewed the growth of its brands by providing them with experienced management, refocusing marketing support, reformulating and repackaging outdated products, developing and launching new products and expanding distribution. The Company has also realized significant cost savings by consolidating and improving the efficiency of its manufacturing operations, outsourcing the production of certain products and eliminating redundant administrative functions. The Company believes that the growth exhibited by the brands it acquired in 1995 and 1996, combined with expected growth from its most recent acquisitions and additional cost savings opportunities, have positioned it to achieve superior long-term sales and earnings growth.

BUSINESS STRATEGY

    The Company's objective is to continue to generate sales and earnings growth by (i) sustaining the growth of the brands it acquired in 1995 and 1996, (ii) achieving similar results for its recently acquired brands, and (iii) continuing to acquire brands with strong equities and long-term growth potential. The Company's strategy is to revitalize its brands, reduce costs and continue to make strategic acquisitions.

    REVITALIZE BRANDS. To revitalize the brands it has acquired and stimulate growth, the Company (i) provides experienced management, (ii) refocuses marketing support, (iii) reformulates and repackages outdated products, (iv) develops and launches new products, and (v) expands distribution of its products.

    PROVIDE EXPERIENCED MANAGEMENT. The Company has assembled a dedicated sales, marketing and administrative infrastructure by recruiting experienced managers from a wide variety of food and consumer products companies. The Company believes that it significantly improves the performance of its brands by taking them out of large organizations where they have not been a priority and providing them with experienced, dedicated management.

    REFOCUS MARKETING SUPPORT. The Company refocuses and broadens marketing support for its brands by rationalizing product lines, refreshing advertising campaigns and adjusting the mix of its marketing programs. The Company increases media advertising and consumer promotional events (coupons) and generally reduces price discounting. The Company has increased media advertising in order to increase brand awareness and introduce new or reformulated products. Focused consumer promotional support, including point-of-sale and in-store coupons and cross promotions with other food products, has also been increased to generate trial and repeat purchases of the Company's products. In many circumstances, trade spending levels have been reduced while the quality of the merchandising support for the Company's brands has improved.

    REFORMULATE AND REPACKAGE PRODUCTS. To reinvigorate its brands, the Company reformulates and repackages outdated products. For example, the Company has reformulated MRS. BUTTERWORTH'S Lite syrup and certain AUNT JEMIMA frozen breakfast products, resulting in significant increases in unit volumes for both product lines. The Company has recently launched reformulated DUNCAN HINES brownie mixes and plans to introduce reformulated LOG CABIN Lite syrup in the second half of 1998. The Company has also redesigned the packaging of its AUNT JEMIMA and MRS. PAUL'S product lines and plans to introduce new packaging for CELESTE Pizza for One and LOG CABIN syrup in the summer of 1998.

    DEVELOP AND LAUNCH NEW PRODUCTS. The Company has successfully developed and launched more than 25 new products. New product successes include grilled and premium fish fillets marketed under both the VAN DE KAMP'S and MRS. PAUL'S brands and MAMA CELESTE Fresh Baked Rising Crust pizza. The Company has developed and is preparing to launch additional new products for its frozen breakfast, frozen seafood and syrup product lines.

    EXPAND DISTRIBUTION.  The Company expands distribution of its products by
    (i) improving the selection of its products on the shelf, (ii) increasing penetration in established markets, (iii) broadening the geographic distribution of its products, and (iv) improving its presence in selected channels of distribution including club stores and foodservice.

    REDUCE COSTS.  The Company has reduced costs of the acquired businesses by
approximately $   million since their respective acquisitions. To achieve these cost reductions, the Company has (i) consolidated the manufacture of MRS. PAUL'S frozen seafood products into the Van de Kamp's facilities, (ii) outsourced the production of syrup, (iii) reduced fixed costs and improved the efficiency of its manufacturing facilities, and (iv) eliminated redundant administrative functions of the acquired businesses. The Company believes that there are further opportunities to reduce costs, which include outsourcing the production of baking mixes and further consolidating its brokerage and administrative functions.

    MAKE STRATEGIC ACQUISITIONS. The Company has a proven track record of successfully acquiring and integrating food businesses. The Company's acquisition strategy is to acquire established, well-recognized food brands that can leverage off of the infrastructure it has developed. The Company will continue to look for opportunities where strong but non-core brands would benefit from the renewed focus and experienced management it brings to its acquisitions. Management believes that these opportunities will continue to arise as a result of large food companies continuing their recent trend of divesting non-core businesses.

INDUSTRY

    The U.S. food industry is relatively stable with growth based on modest price and population increases. Over the last ten years, there has been industry consolidation and food companies have been divesting non-core business lines and making strategic acquisitions.

    The desire for nutrition and convenience strongly affects consumer demand for food products. Increasingly, consumers want nutritious food that is convenient to prepare and can be served as a meal occasion. The Company targets consumers between the ages of 18 and 48 and particularly households with children. There are approximately 39 million children between the ages of 5 and 14 which represent a growing target market for the Company.

    The Company competes in the dry grocery and frozen convenience food categories of the food industry. The Company is becoming increasingly competitive in the foodservice markets which offer further opportunities.

PRODUCTS AND MARKETS

    The Company manufactures and markets popular branded food products that are leaders within their respective markets. The Company groups its brands into two general categories: dry grocery products and frozen convenience food products. The dry grocery category includes DUNCAN HINES brand baking mix products and MRS. BUTTERWORTH'S and LOG CABIN brand syrup products. The frozen convenience food category includes VAN DE KAMP'S and MRS. PAUL'S brand frozen seafood products, AUNT JEMIMA brand frozen breakfast products, and CELESTE brand frozen pizza products. The following table sets forth aggregate pro forma net sales and related information for each of the brands within these two categories for the periods indicated.(1)

                                                           YEAR ENDED DECEMBER 27,
                                                                     1997
                                                           ------------------------
                                                             AMOUNT       % TOTAL
                                                           -----------  -----------

                                                                (IN MILLIONS)
DRY GROCERY
    DUNCAN HINES baking mixes............................   $   266.0         30.4%
    LOG CABIN and MRS. BUTTERWORTH'S syrups..............       194.8         22.3
                                                           -----------       -----
      TOTAL DRY GROCERY..................................       460.8         52.7
                                                           -----------       -----

FROZEN CONVENIENCE
    VAN DE KAMP'S and MRS. PAUL'S frozen seafood.........       218.0         25.0
    AUNT JEMIMA frozen breakfast.........................        85.6          9.8
    CELESTE frozen pizza.................................        78.0          8.9
    Foodservice..........................................        31.8          3.6
                                                           -----------       -----
      TOTAL FROZEN CONVENIENCE...........................       413.4         47.3
                                                           -----------       -----
AGGREGATE PRO FORMA NET SALES............................   $   874.2        100.0%
                                                           -----------       -----
                                                           -----------       -----

------------------------

(1) Aggregate pro forma net sales include sales of the Company as well as sales of the prior owners for each of the periods shown.

    DUNCAN HINES BAKING MIXES (30.4% of 1997 Aggregate Pro Forma Net Sales)

    For over 40 years, the DUNCAN HINES brand has represented excellence in baking mixes. The DUNCAN HINES product line consists of cake mix, ready-to-spread ("RTS") frosting, brownie mix, muffin mix, and cookie and other specialty mixes. The DUNCAN HINES trademark is among the most recognized in the U.S. with 92% unaided brand awareness and 100% all commodity volume ("ACV") distribution. DUNCAN HINES baking mixes enjoy consumer satisfaction ratings which are superior to those of its principal competitors, BETTY CROCKER and PILLSBURY. Consumer test results show the DUNCAN HINES brand appeals to the consumer who wants to bake a "quality, good as homemade" product.

    The Company's products compete in the $1.3 billion baking mix category, which has grown at a compound annual rate of 3.7% over the last four years. Four products (layer cake, frosting, brownies, and muffin mixes) account for approximately 85% of the U.S. baking mix sales volume. The remaining 15% is comprised of several smaller items including specialty cake, dessert bar, and cookie mixes. Management believes there will be stable growth at historic rates in the baking mix category as consumers continue to purchase baking mix products which they perceive to be an easy, convenient, "quality" alternative to scratch baking.

    The following table indicates that the baking mix category is led by three brands, DUNCAN HINES, BETTY CROCKER, and PILLSBURY, with the remainder in regional brands and private label.

                                                                          Share
                                               ------------------------------------------------------------
                                    $ Sales       DUNCAN           BETTY                       Regional/
Segment                              (mm)          HINES          CROCKER       PILLSBURY    Private Label
--------------------------------  -----------  -------------  ---------------  -----------  ---------------
Cake mix........................   $   315.0          35.8%           36.9%          22.2%           5.1%
Frosting........................       245.4          18.5            49.7           26.3            5.5
Brownie mix.....................       196.8          16.6            47.0           26.5            9.9
Muffin mix......................       144.5          12.9            34.4           25.1           27.6
Cookie mix......................        36.1          29.8            67.8            1.1            1.3

    The DUNCAN HINES brand has been built on the strength of its cake mix. Introduced in 1956, DUNCAN HINES has the #1 and #2 selling stock keeping units ("SKU's") in the cake mix segment (yellow and devil's food cake mixes). Cake mixes accounted for approximately 55% of DUNCAN HINES total sales for the year ended December 27, 1997.

    To complement its cake mixes, DUNCAN HINES offers RTS frostings. DUNCAN HINES frostings have received consumer satisfaction scores that are among the highest in its segment relative to its competitors. Popular DUNCAN HINES frostings include homestyle vanilla and chocolate flavors.

    DUNCAN HINES offers two tiers of brownie mixes, plain and premium. DUNCAN HINES brownie mixes have received the highest overall consumer satisfaction ratings relative to its competitors and ranked highest among consumers in key product attributes such as "tastes as good as homemade," "rich and fudgey," and "chewy." To capitalize on such key attributes, the Company has recently launched a new, improved, "thicker, moister" reformulated brownie mix. DUNCAN HINES brownies compete primarily in the premium tier of brownie mixes and include product offerings such as Double Fudge and Milk Chocolate Chunk.

    Other DUNCAN HINES products include muffin, cookie, and fruit bar mixes. Similar to its other products, DUNCAN HINES muffin mixes enjoy superior consumer satisfaction ratings.

    Management believes that sales of DUNCAN HINES products have suffered over the last several years as a result of two strategies pursued by its prior owner. First, DUNCAN HINES products were sold on an every day low price basis that was inconsistent with category dynamics. Industry studies show that over 50% of consumers make their purchase decision regarding baking mixes on impulse in the supermarket aisle. Every day low pricing placed DUNCAN HINES at a disadvantage because it was unable to promote its products as frequently as its competitors. Second, a variety strategy was launched in 1994 which involved the introduction of more than 50 new flavors such as key lime cake mix and grape bubble gum frosting. This initiative was not successful, as the new flavors failed to generate repeat purchases and caused core SKU's to be crowded off the retail shelf. The variety strategy was discontinued in 1997.

    While DUNCAN HINES cake mix is the cornerstone of the trademark with a 36% share, other DUNCAN HINES products have a weighted average share of approximately 15%. Management intends to increase sales of DUNCAN HINES products by maintaining its position in cake mix and increasing its focus on brownie mixes and RTS frosting. Management intends to continue to build DUNCAN HINES' brand equity by maintaining the brands media advertising expenditures.

    The Company plans to stimulate sales of DUNCAN HINES products by reestablishing a high-low pricing and merchandising strategy, co-promoting the brand's products and using consumer promotions to stimulate trial purchases. Management has restored a high-low pricing strategy to its baking mix products, which is more responsive to consumers' buying habits in the baking mix aisle. This strategy has increased the list price on DUNCAN HINES cake mix and frosting products, which will allow the Company to more than double the frequency of quality merchandising--the number of times a product is featured or displayed by a retailer. In addition, management intends to co-promote DUNCAN HINES RTS frosting with its cake mixes and highlight the "new news" of the reformulated brownie mix through couponing and television advertising.

LOG CABIN AND MRS. BUTTERWORTH'S SYRUPS (22.3% of 1997 Aggregate Pro Forma Net Sales)

    MRS. BUTTERWORTH'S and LOG CABIN syrup products together have a leading 34% share of the syrup category. MRS BUTTERWORTH'S Original and LOG CABIN 24 ounce bottles are the #1 and #2 selling SKU's, respectively, in the syrup category. Different consumer perceptions of these two brands offer unique opportunities for consumer targeting. MRS. BUTTERWORTH'S distinctive, grandmother-shaped bottle represents a fun image to the family with children. The strong heritage of LOG CABIN, which dates back to 1888, represents an authentic, rich maple brand targeted more to traditional "warm, cozy" breakfast occasions. The Company also sells LOG CABIN'S COUNTRY KITCHEN, a value priced syrup, to target the economy segment. Introduced in 1954, COUNTRY KITCHEN has the highest share in the economy segment. The Company's products are also sold to the club store channel. The Company sells foodservice products under the LOG CABIN, LOG CABIN Lite, and WIGWAM labels and under private label arrangements to the restaurant and institutional channels. MRS. BUTTERWORTH'S, LOG CABIN, and COUNTRY KITCHEN are offered in regular and lite versions. The Company also sells pancake mixes under the MRS. BUTTERWORTH'S brand, which accounted for less than 1% of the Company's 1997 aggregate pro forma net sales.

    The U.S. retail syrup category is $469.1 million and has grown at a compound annual rate of approximately 2% over the last three years. The category is comprised of three segments: regular (approximately 60% of sales), lite (approximately 27% of sales), and pure maple/diet/specialty (approximately 13% of sales). Regular syrup is a full-calorie corn syrup based product. Lite syrup is also a corn syrup based product, but has only half the calories of regular syrup. Pure maple, diet, and other specialty syrups are all non-corn syrup based products which occupy market niches that are not currently offered by any of the major national syrup manufacturers. The Company competes in the regular and lite segments and plans to launch a LOG CABIN sugar-free diet syrup to capitalize on the strength of the LOG CABIN brand equity.

    The Company is the leader in both the regular and lite syrup segments of the syrup category as indicated in the table below:

                                                                              Share
                             -------------------------------------------------------------------------------------------------------
                      $                                                                                                  Regional/
                    Sales          MRS.                         COUNTRY         Total         AUNT         HUNGRY         Private
    Segment         (mm)       BUTTERWORTH'S     LOG CABIN      KITCHEN        Company       JEMIMA         JACK           Label
----------------  ---------  -----------------  -----------  -------------  -------------  -----------  -------------  -------------
Regular.........  $   279.2           17.1%           15.8%          4.6%          37.5%         15.2%          6.3%          41.0%
Lite............      126.6           16.0            15.1           4.7           35.8%         34.3           8.3           21.6
Specialty/ Pure
  Maple.........       63.3             --              --            --             --            --            --          100.0
                  ---------
Total...........  $   469.1           15.1%           13.5%          5.3%          33.9%         18.3%          6.0%          41.8%
                                                                      --                                         --
                                                                      --                                         --
                  ---------            ---             ---                          ---           ---                        -----
                  ---------            ---             ---                          ---           ---                        -----

    As non-core brands to their prior owners, both the MRS. BUTTERWORTH'S and LOG CABIN brands lacked sufficient marketing and brand management resources, resulting in share erosion. To revitalize the LOG CABIN brand, management recently introduced a new television advertising campaign featuring the slogan, "In the heart of every home, there's a little Log Cabin". New packaging has been developed which replicates a log cabin and will be introduced in the second half of 1998. To compete against AUNT JEMIMA Lite, the Company introduced a new, reformulated MRS. BUTTERWORTH'S Lite product in December 1997. MRS. BUTTERWORTH'S Lite has out-performed AUNT JEMIMA Lite in consumer testing and has been well received since its launch. For the 13 weeks ended March 21, 1998, MRS. BUTTERWORTH'S Lite sales increased 5.2% over the prior year period while AUNT JEMIMA'S Lite sales decreased 9.3% from the prior year period. The Company also plans to reformulate its LOG CABIN Lite product.

VAN DE KAMP'S AND MRS. PAUL'S FROZEN SEAFOOD (25.0% of 1997 Aggregate Pro Forma Net Sales)

    Marketed under the VAN DE KAMP'S and MRS. PAUL'S brands, the Company manufactures and markets a variety of frozen seafood products including breaded and battered fish sticks and fish fillets, grilled and plain fish fillets, "healthy" breaded fish, and specialty seafood items. The Company's dual brand strategy considers both regional strengths (VAN DE KAMP'S is stronger in the West and Central U.S. while MRS. PAUL'S is stronger in the Northeast and Southeast) as well as brand positioning (VAN DE KAMP'S targets families with children while MRS. PAUL'S targets adults). The VAN DE KAMP'S trademark dates back over 40 years and is recognized as a fun, "contemporary" image that appeals to families with children. The MRS. PAUL'S franchise began in the mid-1940's with the introduction of deviled crab cakes and has grown to include a wide range of specialty seafood items which target the adult consumer.

    The $859.5 million frozen seafood category is broken down into two segments: fin and non-fin. Fin products are fish whereas non-fin products are other seafood such as shrimp and clams. The frozen seafood category has experienced a compound annual growth rate of 5.8% over the last three years due to the introduction of new premium and healthy fillet products and increased advertising support by the Company and GORTON'S. VAN DE KAMP'S introduced a 97% fat-free product under its "Crisp and Healthy" label in 1992 and is the only major retail competitor to offer a line of "healthy" breaded fish products. The Company offers 14 different premium and grilled products under the VAN DE KAMP'S and MRS. PAUL'S brands including salmon with creamy dill sauce, teriyaki tuna, and grilled lemon pepper and garlic herb fillets. The Company also offers a variety of specialty seafood products including shrimp, fried clams, and deviled crab cakes.

    As the table below indicates, the Company has a leading 28.2% share of the frozen seafood category. GORTON'S has the number two position with a 20.5% share, and the remainder of the category is comprised of a multitude of other regional brands and private label. According to IRI, the #1 and #2 selling frozen seafood SKU's are VAN DE KAMP'S 44 Breaded Fish Sticks and VAN DE KAMP'S Battered Fillets, respectively.

                                                         Share
                        -----------------------------------------------------------------------
                 $
               Sales      VAN DE                     Total                         Other/
Segment        (mm)       KAMP'S     MRS. PAUL'S    Company      GORTON'S       Private Label
-----------  ---------  -----------  -----------  -----------  -------------  -----------------
Fin........  $   549.1        25.2%        15.3%       40.5%          30.3%            29.2%
Non-fin....      310.4         2.4          4.0          6.4           2.9             90.7
             ---------
Total......  $   859.5        17.0%        11.2%        28.2          20.5%            51.3%
             ---------         ---          ---   -----------          ---              ---
             ---------         ---          ---   -----------          ---              ---

GRILLED
  FIN(1)...  $    66.0        10.6%        29.1%       39.7%          58.8%             1.5%

------------------------

(1)  Included in fin segment.

    Management is in the process of SKU rationalization between the two brands, to optimize the VAN DE KAMP'S and MRS. PAUL'S product offerings on a market-by-market basis. This action is intended to insure that key products of both brands can be found in the freezer case.

    The Company continuously builds VAN DE KAMP'S and MRS. PAUL'S brand equity through television and print advertising and consumer promotions. Cross-promoting is used to focus on the target consumer. For example, VAN DE KAMP'S products are cross-promoted with KRAFT macaroni and cheese to target children. Another example of cross-promoting is including in-pack samples of HEINZ cocktail sauce with VAN DE KAMP'S fish sticks.

AUNT JEMIMA FROZEN BREAKFAST PRODUCTS (9.8% of 1997 Aggregate Pro Forma Net
Sales)

    AUNT JEMIMA was established as a brand over 100 years ago. AUNT JEMIMA frozen breakfast products are offered in three segments: waffles, pancakes (including frozen pancake batter), and french toast. AUNT JEMIMA is the only national brand represented across all three segments of the frozen syrup carrier segment. AUNT JEMIMA'S waffle and pancake products are offered in four varieties, original, blueberry, buttermilk, and lowfat. The french toast product is offered in two flavors, regular and cinnamon.

    The Company's frozen breakfast products compete in the frozen syrup carrier segment of the $1.3 billion frozen breakfast foods category. The frozen breakfast foods category has three segments: frozen syrup carriers (approximately 51% of total sales), breakfast entrees (approximately 28% of total sales), and frozen bagels (approximately 21% of total sales). The frozen syrup carrier segment consists of waffles (approximately 85% of total frozen syrup carrier sales), pancakes (approximately 9% of total frozen syrup carrier sales), and french toast (approximately 6% of total frozen syrup carrier sales). The frozen syrup carrier segment has grown faster than any other frozen breakfast product offering over the last ten years due to consumers' demand for quick, convenient, and nutritious foods. Annual per capita consumption of frozen syrup carriers has grown at a 7.5% compound average growth rate over the last three years.

    As the table below indicates, AUNT JEMIMA is the number three brand in the frozen syrup carrier category. AUNT JEMIMA is strongest in the Northeast and holds the number one national share in french toast.

                                                                      Share
                                       $      ------------------------------------------------------
                                     Size        AUNT                     HUNGRY        Regional/
Segment                              (mm)       JEMIMA        EGGO         JACK       Private Label
---------------------------------  ---------  -----------  -----------  -----------  ---------------
Waffles..........................  $   576.0         9.3%        64.8%        17.4%           8.5%
Pancakes and Pancake Batter......       67.6        21.6          8.1         50.7           19.6
French Toast.....................       42.5        52.2       --           --               47.8
Total............................  $   686.1        13.1%        55.2%        19.7%          12.0%
                                   ---------         ---          ---          ---            ---
                                   ---------         ---          ---          ---            ---

    Management plans to increase further AUNT JEMIMA sales through a series of focused marketing initiatives. At the start of 1998, management redesigned AUNT JEMIMA's packaging, changing the color from white, which had a very low visual impact in the freezer case, to red, which has a strong visual impact. Management plans to or is in the process of (i) expanding distribution of current items,
(ii) launching a reformulated "more homemade taste" pancake product, (iii) introducing new products in core markets that have proven successful in the category such as mini pancakes and french toast sticks, and (iv) expanding its foodservice and private label business. Through a series of television and print ads on NICKELODEON, management has introduced AUNT JEMIMA to children. This campaign recognizes the buying power of children and includes an "AUNT JEMIMA club" for children to join which has proven successful in increasing its brand recognition to children.

CELESTE FROZEN PIZZA (9.0% of 1997 Aggregate Pro Forma Net Sales)

    For over 36 years CELESTE frozen pizza has been a prominent regional brand in the Northeast. CELESTE frozen pizzas are offered in small and large sizes and a rising crust pizza is offered under the MAMA CELESTE label. CELESTE'S small pizzas (marketed as CELESTE Pizza for One) and large pizzas are economy priced while the MAMA CELESTE Fresh Baked Rising Crust pizza is premium priced. Introduced in November 1997, MAMA CELESTE Fresh Baked Rising Crust pizza has performed well in consumer testing and has achieved an 8.4% share in CELESTE markets (as defined) for the 13 weeks ended March 22, 1998.

    Frozen pizza is a $2.0 billion category which has grown at a compound annual rate of 10.8% over the last two years. The category is comprised of three segments: large (46.5% total sales), small (33.7% total sales), and a new entrant, rising crust (19.8% of total sales). Rising crust pizzas have been a very successful line extension and have been the primary driver of growth within the frozen pizza category. Rising crust pizzas rise as they bake in the consumers' oven and offer a pizza comparable in quality to a restaurant or home delivered pizza.

    As indicated in the table below, CELESTE is the number two brand in the markets in which it competes and the number eight brand nationally. CELESTE products are primarily sold in the Northeast, Florida, and California. In the markets in which it competes, CELESTE Pizza for One is the leading brand of small pizzas. The frozen pizza category is highly fragmented with numerous regional brands such as CELESTE.

                            $                                Share
                          Size     ----------------------------------------------------------
                          (mm)       CELESTE       TOMBSTONE        RED BARON      All other
                        ---------  -----------  ---------------  ---------------  -----------
National..............  $   2,066         3.9%          17.3%            12.3%          66.5%
CELESTE markets.......        641        11.0           15.9              8.4           64.7

    Management believes the CELESTE brand is in a solid position to grow sales in its core markets due to its strong brand image. Management intends to expand distribution of its MAMA CELESTE Fresh Baked

Rising Crust pizza and its Pizza For One by offering more items in existing accounts and increasing its geographic distribution. Management is also in the process of redesigning its Pizza For One packaging to update and contemporize its brand image.

FOODSERVICE (3.6% of 1997 Aggregate Pro Forma Net Sales)

    The Company's foodservice product line consist primarily of AUNT JEMIMA frozen breakfast products.

    Sales of frozen syrup carrier products in the foodservice channel are growing rapidly due to increased consumption of breakfasts away from home. Customers in this area include schools, colleges, businesses, and fast food chains. Management believes that significant opportunities exist for sales growth of frozen syrup carrier products as well as other frozen product lines. Management also believes the growth in the syrup carrier segment will drive foodservice opportunities for MRS. BUTTERWORTH'S and LOG CABIN syrup products.

MARKETING, SALES, AND DISTRIBUTION

    Management believes that a focused, consistent marketing strategy is critical to the successful merchandising and growth of the Company's brands. Television and print advertising is considered to be a key component to its marketing strategy. The Company's television and print advertising acts both as a builder of brand equity by emphasizing the heritage and characteristics of its product offerings and as a promoter of "new news" for new products within the brand segments. Consumer promotions include targeted couponing to generate trial usage and increase purchase frequency. The Company's trade promotions focus on obtaining retail display support, achieving key price points, and securing retail shelf space.

    The leading positions of the Company's brands has enabled it to practice category management and enter into alliances and co-marketing arrangements with leading manufacturers of complementary food products. As the category leader in syrups and frozen seafood, the Company can practice category management which is a cooperative effort between the category leader and the retailer aimed at increasing shelf space profitability for the retail store by rationalizing product offerings in the category. The category leader generally benefits from category management because its products are usually featured more prominently and accorded more shelf space and it can maximize distribution efficiencies. Successful examples of co-marketing are coupon events for the VAN DE KAMP'S frozen seafood products with Kraft macaroni and cheese (the most frequently purchased item in the grocery store) and in-pack samples of Heinz cocktail sauce.

    The Company sells its dry grocery and frozen food products through two separate sales forces: broker networks and distribution systems. The dry grocery division has a sales force of 13 people which manages approximately 63 independent food brokers and 40 foodservice brokers. Dry grocery products are shipped either directly to the customer or to one of five independent, regionally located warehouses which provides national coverage. The frozen convenience food division has a sales force of 16 people which manages approximately 57 independent frozen food brokers and 49 independent food service brokers. Frozen food products are shipped either directly to the customer or to one of four independent, regionally located warehouses which provides national coverage. The Company's customers include most of the major supermarkets and chains in the U.S. None of the Company's customers or group of customers account for more than 10% of the Company's sales.

RAW MATERIALS

    The Company purchases its raw materials, all of which are widely available, from numerous independent suppliers throughout the year. The principal raw material of VAN DE KAMP'S and MRS. PAUL'S brand fish products is Alaskan pollock.

    The Company procures its annual Alaskan pollock fillet requirements from various North Pacific suppliers. The key fishing season is in January through April with a second season in September through October. In late May or early June, the Company contracts to purchase pollock fillet requirements for the following 10 to 12 months. This enables the Company to project reasonably accurately its production costs for the fall and Lent seasonal peaks in frozen seafood sales. The Company does not purchase the frozen fillets until delivery to ports in the United States, which occurs in stages as needed, over the course of 10 to 12 months. This arrangement minimizes the investment required in inventory.

    The Company's other primary raw materials are flour, sugar, corn syrup, liquid sucrose, maple sugar, flavorings, cheeses, meat, eggs, milk, and vegetable oil which are generally sourced from the U.S. commodity market. The Company also utilizes significant quantities of glass, plastic, and cardboard for its packaging requirements. Supplies of raw materials and packaging requirements are readily available from a number of sources. Purchases are based on price and quality. Major purchases are made through a bidding process.

COMPETITION

    The food products business is highly competitive. Numerous brands and products compete for shelf space and sales, with competition based primarily on brand recognition and loyalty, price, quality, and convenience. The Company competes with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. A number of these competitors have broader product lines, substantially greater financial and other resources available to them, lower fixed costs and/or longer operating histories.

SEASONALITY

    The Company does not experience any material effects of seasonality in its business. There are no material backlogs.

RESEARCH AND DEVELOPMENT

    The Company maintains its primary research and development departments for its Aurora Division in Columbus, Ohio and for its VDK Division in St. Louis, Missouri. The departments are responsible for nearly all of the food research and product development for the Company. The Company uses food technology consultants where appropriate. The Company's research and development resources are focused on new product development, product enhancement, process design and improvement, packaging, and exploratory research in new business areas.

PRODUCTION AND FACILITIES

    The Company owns and operates two manufacturing facilities for its frozen food products described in the following table. The Company's headquarters are leased by Dartford pursuant to a lease that expires February 2002. See "Certain Relationships and Related Transactions". The VDK Division's corporate offices lease will expire in September 2000, subject to one five-year renewal option.

The Aurora Division's corporate offices lease will expire in May 2002. The Company's facilities, equipment and offices are subject to security interests granted to its lenders:

                                                               APPROXIMATE
LOCATION                             PRINCIPAL USE           SQUARE FOOTAGE     OWNED/LEASED
----------------------------  ----------------------------  -----------------  ---------------
Jackson, TN.................  Frozen Breakfast, Frozen            302,000             Owned
                              Pizza and Grilled Fish
Erie, PA....................  Frozen Seafood                      116,000             Owned
St. Louis, MO...............  VDK Division Corporate               12,000            Leased
                              Offices
Columbus, OH................  Aurora Division Corporate            10,500            Leased
                              Offices
San Francisco, CA...........  Company Headquarters                  7,000            Leased

    BAKING MIXES

    DUNCAN HINES products are contract manufactured and distributed by P&G pursuant to a co-pack agreement for the following periods: until July 16, 1998 for specialty mixes, until October 16, 1998 for frosting, and until April 16, 1999 for cake mixes. The Company entered into long-term co-pack agreements for its DUNCAN HINES cake mixes and frosting and specialty mixes with contract manufacturers and will transition the DUNCAN HINES manufacturing assets from P&G's Jackson, Tennessee plant to production facilities owned or leased by such contract manufacturers. The terms of the long-term co-pack agreements are five years with an automatic one-year renewal.

    SYRUPS

    The Company's syrup products are produced by contract manufacturers at four manufacturing facilities pursuant to syrup co-pack agreements with terms of five years and automatic renewal for one year unless cancelled by the other party. All of the Company's syrup production equipment, including batching, filling, and case-packing equipment is, or will be located, at one of the contract manufacturers.

    FROZEN CONVENIENCE FOODS

    The Company manufactures its VAN DE KAMP'S and MRS. PAUL'S frozen seafood products at its Erie, Pennsylvania and Jackson, Tennessee facilities. The Erie plant currently operates at 59% of capacity (based on 3 shifts, 5 days a week). Annual capacity of the plant is approximately 9.2 million cases. Certain specialty seafood items such as shrimp and clams are contract manufactured by third parties. The Company produces AUNT JEMIMA and CELESTE products at its Jackson facility. The plant currently operates at a weighted average of approximately 70% of capacity (based on 3 shifts, 5 days a week).

TRADEMARKS

    The Company's principal trademarks are DUNCAN HINES, LOG CABIN, MRS. BUTTERWORTH'S, VAN DE KAMP'S, MRS. PAUL'S, CELESTE, and MAMA CELESTE. The Company licenses the AUNT JEMIMA trademark pursuant to a perpetual, royalty-free, license agreement which requires the Company to obtain the approval of Quaker Oats for any material change to any labels, packaging, advertising, and promotional materials bearing the AUNT JEMIMA trademark. Quaker Oats can only withhold approval if such proposed use violates such license agreement. See "Risk Factors--Trademarks".

EMPLOYEES

    As of June 1, 1998, the Company had a total of approximately 1,225 employees, none of whom are represented by unions. Management of the Company believes it has good relations with its employees.

CERTAIN LEGAL AND REGULATORY MATTERS

    LITIGATION

    The Company, in the ordinary course of business, is involved in various legal proceedings. The Company does not believe the outcome of these proceedings will have a material adverse effect on the Company's financial position or results of operation.

    PUBLIC HEALTH

    The Company is subject to the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, labeling, packaging and safety of food. For example, the FDA regulates manufacturing practices for foods through its current "good manufacturing practices" regulations and specifies the "recipes," called standards of identity, for certain foods. In addition, the Nutrition Labeling and Education Act of 1990, as amended, prescribes the format and content of certain information required to appear on the labels of food products. The Company is subject to regulation by certain other governmental agencies, including the United States Department of Agriculture.

    The operations and the products of the Company are also subject to state and local regulation through such measures as licensing of plants, enforcement by state health agencies of various state standards and inspection of the facilities. Enforcement actions for violations of federal, state, and local regulations may include seizure and condemnation of violative products, cease and desist orders, injunctions and/or monetary penalties. Management believes that the Company's facilities and practices are sufficient to maintain compliance with applicable government regulations, although there can be no assurances in this regard.

    FEDERAL TRADE COMMISSION

    The Company is subject to certain regulations by the Federal Trade Commission ("FTC"). Advertising of the Company's products is subject to regulation by the FTC pursuant to the Federal Trade Commission Act and the regulations promulgated thereunder.

    EMPLOYEE SAFETY REGULATIONS

    The Company is subject to certain health and safety regulations including regulations issued pursuant to the Occupational Safety and Health Act. These regulations require the Company to comply with certain manufacturing, health, and safety standards to protect its employees from accidents.

ENVIRONMENTAL

    The past and present business operations of, and ownership and operation of real property by, the Company are subject to extensive and changing federal, state, local, and foreign environmental laws and regulations pertaining to the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Compliance with such laws and regulations is not expected to have a material impact on the Company's capital expenditures, earnings, or competitive position. No assurance can be given, however, that additional environmental issues relating to presently known matters or identified sites or to other matters or sites will not require additional, currently unanticipated investigation, assessment, or expenditures.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table provides information concerning the directors and executive officers of the Company each of whom has served in the capacities
indicated below since its incorporation on      , 1998.

NAME                                           AGE                     POSITION(S)
-----------------------------------------      ---      -----------------------------------------
Ian R. Wilson............................          68   Chairman of the Board and Chief Executive
                                                        Officer
James B. Ardrey..........................          40   Vice Chairman and Director
Ray Chung................................          50   Executive Vice President
M. Laurie Cummings.......................          34   Chief Financial Officer and Secretary
Thomas O. Ellinwood......................          44   President, VDK Division
Thomas J. Ferraro........................          50   President, Aurora Division
Anthony A. Bevilacqua....................          43   Executive Vice President--Sales and
                                                        Marketing, VDK Division
C. Gary Willett..........................          42   Executive Vice President, Aurora Division
Clive A. Apsey...........................          49   Director
Charles Ayres............................          38   Director
David E. De Leeuw........................          53   Director
Charles J. Delaney.......................          37   Director
Richard C. Dresdale......................          42   Director
Andrea Geisser...........................          55   Director
Peter Lamm...............................          46   Director
Tyler T. Zachem..........................          32   Director

    Messrs. Wilson, Ardrey, Chung and Ms. Cummings compose the Office of the Chairman. Each director will hold office until the next annual meeting of stockholders or until his or her successor has been elected and qualified. See "Principal Stockholders and Selling Stockholder--Securityholders Agreement" for a discussion of the election of directors. Executive officers of the Company are appointed by, and serve at the pleasure of, the Board of Directors. A brief biography of each director and executive officer follows:

    IAN R. WILSON--CHAIRMAN AND CHIEF EXECUTIVE OFFICER. Mr. Wilson served as Chairman of Aurora Foods Inc. since December 1996 and Chairman of Van de Kamp's, Inc. since September 1995. Mr. Wilson is the Managing Partner of Dartford Partnership L.L.C., a private partnership focused on the food and beverage industries. From 1989 through 1995, Mr. Wilson was Chairman and Chief Executive Officer of Windmill Holdings Corporation, a leading specialty miller and supplier of branded food products. From 1985 through 1989, Mr. Wilson was Chairman and Chief Executive Officer of Wyndham Foods, Inc., a major cookie company he founded and positioned as a leading popular priced cookie company in the United States. From 1983 to 1984, Mr. Wilson was the Chairman and Chief Executive Officer of Castle & Cooke, Inc. (now known as Dole Food Company, Inc.), an international food and real estate concern. Prior to Castle & Cooke, Inc., Mr. Wilson spent 25 years with The Coca-Cola Company, serving in a series of international operating management positions. Ultimately, Mr. Wilson served as Vice Chairman of The Coca-Cola Company and President of the Pacific Group. Mr. Wilson's past service as a director includes membership on the boards of Novell, Inc., Revlon, Inc., Crown Zellerbach Corporation, and Castle & Cooke, Inc. Mr. Wilson currently serves as Chairman of Windy Hill Pet Food Company, Inc.

    JAMES B. ARDREY--VICE CHAIRMAN AND DIRECTOR. Mr. Ardrey served as Executive Vice President and Director of Aurora Foods Inc. since December 1996 and Executive Vice President and Director of

Van de Kamp's, Inc. since September 1995. Mr. Ardrey is a partner of Dartford Partnership L.L.C. From 1993 to 1995, Mr. Ardrey was a consultant to Windmill Holdings Corporation, conducting its divestiture program. From 1984 to 1992, Mr. Ardrey was an investment banker with PaineWebber Incorporated, serving as Managing Director from 1990 to 1992. Prior to joining PaineWebber, Mr. Ardrey was a consultant with Booz, Allen & Hamilton. Mr. Ardrey currently serves as Executive Vice President of Windy Hill Pet Food Company, Inc.

    RAY CHUNG--EXECUTIVE VICE PRESIDENT. Mr. Chung served as Executive Vice President and Director of Aurora Foods Inc. since December 1996 and Executive Vice President of Van de Kamp's, Inc. and Director of VDK Holdings, Inc. since September 1995. Mr. Chung is a founding partner of Dartford Partnership L.L.C. Mr. Chung has previously served as a Director, Executive Vice President and Chief Financial Officer of Windmill Holdings Corporation from 1989 to 1995 and as a Director, Executive Vice President and Chief Financial Officer of Wyndham Foods, Inc. from 1985 to 1990. From May 1984 to September 1985, Mr. Chung served as Vice President--Finance for the Kendall Company (Colgate-Palmolive). Between 1981 and 1984, Mr. Chung served as Vice President--Finance for Riviana Foods, Inc. Mr. Chung currently serves as Executive Vice President and Director of Windy Hill Pet Food Company, Inc.

    M. LAURIE CUMMINGS--CHIEF FINANCIAL OFFICER. Ms. Cummings served as Vice President and Secretary of Aurora Foods Inc. since December 1996 and Vice President and Secretary of Van de Kamp's, Inc. since September 1995. Ms. Cummings has been a partner in Dartford Partnership L.L.C. since 1994. Ms. Cummings was Vice President, Controller and Treasurer of Windmill Holdings Corporation from 1989 to 1995. Between 1987 and 1990, Ms. Cummings was the Controller and Assistant Treasurer of Wyndham Foods, Inc. Ms. Cummings currently serves as Vice President and Secretary of Windy Hill Pet Food Company, Inc.

    THOMAS O. ELLINWOOD--PRESIDENT OF THE VDK DIVISION. Mr. Ellinwood has been with Van de Kamp's, Inc. since 1995. Mr. Ellinwood has been responsible for the management of Van de Kamp's, Inc. since Pet Incorporated acquired VAN DE KAMP'S from Grand Metropolitan, PLC in October 1989, when he headed the acquisition and integration team as Director/Marketing Manager. Mr. Ellinwood was Vice President and General Manager of Pet Incorporated from March 1992 until Van de Kamp's, Inc. brought the VAN DE KAMP'S business in 1995. Between 1990 and 1992, Mr. Ellinwood held the position of Vice President, Marketing. Prior to Pet's acquisition of VAN DE KAMP'S, from 1986 to 1989, Mr. Ellinwood held various positions of increasing responsibility with Pet's sales and marketing departments. Mr. Ellinwood served as General Manager of Omar, Inc., a privately owned aerospace manufacturing company from 1983 to 1986.

    THOMAS J. FERRARO--PRESIDENT OF THE AURORA DIVISION. Prior to joining Aurora Foods in 1996, from September 1994 to June 1996, Mr. Ferraro served as President of Campfire, Inc., which merged into International Home Foods, Inc. Prior to joining Campfire, Inc., he was, from 1991 to 1994, Vice President of Sales for the Niche Grocery division of Borden, Inc. Mr. Ferraro's experience with niche grocery products extends back to his early career with RJR Nabisco Inc. and Dracket products, a division of Bristol-Meyers Squibb Company, where he held a variety of marketing and sales positions.

    ANTHONY A. BEVILACQUA--EXECUTIVE VICE PRESIDENT, SALES AND MARKETING, VDK DIVISION. Mr. Bevilacqua joined Van de Kamp's, Inc. in February 1998 and is responsible for the development, direction and implementation of Van de Kamp's, Inc. go-to-market strategy across all aspects of the Company's customer and consumer value strategy. Prior to joining Van de Kamp's, Inc., Mr. Bevilacqua was Senior Vice President at Aramark's Spectrum Healthcare Services from September 1994 to December 1997. Between 1980 and 1994, Mr. Bevilacqua held various positions of increasing responsibilities in sales and marketing with Ralston Purina Company ("Ralston"). In 1992, he was promoted to Vice President of Marketing at Ralston's Eveready Battery Canadian division.

    C. GARY WILLETT--EXECUTIVE VICE PRESIDENT, AURORA DIVISION. Mr. Willett joined Aurora Foods in December 1996. From August 1995 to September 1996, he served as Executive Vice President/General Manager of Campfire, Inc., which merged into International Home Foods, Inc. Prior to joining Campfire, Inc., Mr. Willett spent 12 years with Borden, Inc., from June 1983 to August 1995, in a series of marketing and general management positions, most recently as Vice President/General Manager of Elmer's, a division of Borden, Inc.

    CLIVE A. APSEY--DIRECTOR. Mr. Apsey served as a director of Van de Kamp's, Inc. since September 1995. Mr. Apsey has been an Executive Director of Tiger Oats Ltd. since 1987 and currently serves as Executive Chairman of the International Division of Tiger Oats Ltd. Tiger Oats Ltd. is a major public food company in Southern Africa. Mr. Apsey's past and present service as a director includes membership on the boards of the following companies: Tiger Milling & Feeds Ltd., Tiger Foods Ltd., Tiger Oats, Langeberg Foods, Ltd., Langeberg Holdings Ltd., Beacon Sweets and Chocolates (Pty) Ltd. and Durban Confectionery Works (Pty) Ltd.

    CHARLES AYRES--DIRECTOR. Mr. Ayres served as a director of Aurora Foods Inc. since December 1996. Mr. Ayres is a managing director of McCown De Leeuw & Co., Inc. Mr. Ayres has been associated with McCown De Leeuw & Co. since 1991. Prior to joining McCown De Leeuw & Co., Mr. Ayres was a founding partner of HMA Investments, Inc., a private investment firm focused on middle market management buyouts. Mr. Ayres began his career as an investment banker with Lazard Freres & Co. He currently serves as a director of Nimbus CD International, Inc. and The Brown Schools, Inc.

    DAVID E. DE LEEUW--DIRECTOR. Mr. De Leeuw served as a director of Aurora Foods Inc. since December 1996. Mr. De Leeuw is a managing director of McCown De Leeuw & Co., Inc. Prior to founding McCown De Leeuw & Co. with George E. McCown in 1984, Mr. De Leeuw was Manager of the Leveraged Acquisition Unit and Vice President in the Capital Markets Group at Citibank, N.A. Mr. De Leeuw also worked with W.R. Grace & Co. where he was Assistant Treasurer and Manager of Corporate Finance. Mr. De Leeuw began his career as an investment banker with Paine Webber Incorporated. He currently serves as a director of Vans, Inc., Nimbus CD International, Inc., AmeriComm Holdings, Inc., Outsourcing Solutions Inc. and American Residential Investment Trust.

    CHARLES J. DELANEY--DIRECTOR. Mr. Delaney served as a director of Van de Kamp's, Inc. since September 1995. Mr. Delaney has been President of UBS Capital LLC since January 1993 and Managing Director in charge of the Leveraged Finance Group of the Corporate Banking Division of Union Bank of Switzerland since May 1989. Mr. Delaney is also a director of Cinnabon International, Inc. and Peoples Telephone Company, Inc.

    RICHARD C. DRESDALE--DIRECTOR. Mr. Dresdale served as a director of Aurora Foods Inc. since December 1996. Mr. Dresdale has been a Managing Director of Fenway Partners, Inc. since the firm's founding in 1994. Fenway is a New York-based private equity firm for institutional investors with a primary objective of acquiring leading middle-market companies. Prior to founding Fenway with Messrs. Lamm and Geisser, Mr. Dresdale was employed by Clayton, Dubilier and Rice, Inc. from June 1985 to March 1994, most recently as a Principal. Mr. Dresdale serves as a director of a number of Fenway's portfolio companies, including Blue Capital Management, LLC, Central Tractor Farm & Country, Inc. and Delimex Holdings, Inc. Mr. Dresdale is also a director of Remington Arms Company, Inc., a designer, manufacturer and seller of sporting goods products for the hunting, shooting sports and fishing markets.

    ANDREA GEISSER--DIRECTOR. Mr. Geisser served as a director of Van de Kamp's, Inc. since September 1995. Mr. Geisser has been a Managing Director of Fenway Partners, Inc. since the firm's founding in 1994. Prior to founding Fenway with Messrs. Lamm and Dresdale, Mr. Geisser was employed by Butler Capital Corporation ("BCC") from February 1989 to June 1994, most recently as Managing Director and General Partner of each of the management partnerships of the investment partnerships sponsored by BCC. From 1986 to 1989, Mr. Geisser was a Managing Director of Onex Investment Corporation, the largest Canadian leveraged buyout company, and prior to that started the U.S. operations of IFINT, a European investment company, where he was a Senior Vice President and Director. Mr. Geisser serves as a director of a number of Fenway's portfolio companies, including Decorative Concepts, Inc., Delimex Holdings, Inc., Iron Age Corporation and Valley Recreation Products, Inc.

    PETER LAMM--DIRECTOR. Mr. Lamm served as a director of Van de Kamp's Inc. since September 1995 and as a director of Aurora Foods Inc. since December 1996. Mr. Lamm has been President of Fenway Partners, Inc. since the firm's founding in 1994. Prior to founding Fenway with Messrs. Dresdale and Geisser, Mr. Lamm was employed by BCC from February 1982 to April 1994, most recently as Managing Director and General Partner of each of the management partnerships of the investment partnerships sponsored by BCC. Mr. Lamm serves as a director of a number of Fenway's portfolio companies, including Blue Capital Management, LLC, Central Tractor Farm & Country, Inc., Delimex Holdings, Inc., Iron Age Corporation and National School Supply Company.

    TYLER T. ZACHEM--DIRECTOR. Mr. Zachem served as a director of Aurora Foods Inc. since December 1995. Mr. Zachem is a principal of McCown De Leeuw & Co., Inc. Mr. Zachem has been associated with McCown De Leeuw & Co. since July 1993. Mr. Zachem previously worked as a consultant with McKinsey & Co. and as an investment banker with McDonald & Company. He currently serves as a director of Outsourcing Solutions Inc., RSP Manufacturing Corporation, The Brown Schools, Inc. and Papa Gino's, Inc.

    There is no family relationship between any of the executive officers or directors of the Company.

ELECTION AND COMMITTEES OF THE BOARD OF DIRECTORS

    The election of directors is effectively governed by the terms of the Securityholders Agreement. See "Principal Stockholders and Selling Stockholder--Securityholders Agreement".

    The Board of Directors of the Company has two committees: an audit committee and a compensation committee. The audit committee's functions include recommending to the Board of Directors the engagement of the Company's independent public accountants and reviewing with such accountants the plans for, and the result and scope of, their auditing engagement. The compensation committee determines the compensation of executive officers, including bonuses, and administers the Company's 1998 Incentive Plan. The audit committee consists
of       ,       , and       . The compensation committee consists of       ,
      , and       . The Chairman of the Board is an ex-officio member of the audit and compensation committees.

EXECUTIVE COMPENSATION

    The Company paid Dartford a fee of $768,000 in 1997 for serving in the role of the Company's executive office. Upon the closing of the Offerings, Mr. Ian R. Wilson will serve as Chief Executive Officer, Mr. James B. Ardrey will serve as Vice Chairman, Mr. Ray Chung will serve as Executive Vice President, and Ms. M. Laurie Cummings will serve as Chief Financial Officer and Secretary of the Company pursuant to employment agreements. See "Management--Employment Agreements" and "Certain Relationships and Related Transactions".

EMPLOYMENT AGREEMENTS

    Mr. Ian R. Wilson serves as the Chairman of the Board and the Chief Executive Officer of the Company pursuant to an employment agreement which becomes effective upon the closing of the Offerings. Mr. Wilson receives an annual base salary of $1.0 million during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based on certain earnings criteria. The employment agreement provides for a term of two years and a non-compete covenant for the term of his employment and thereafter until the earlier of the second anniversary of the closing of the Offerings or the first anniversary of employing a Chief Executive Officer other than Mr. Ian
R. Wilson. Upon termination by the Company other than for cause (as defined in the employment agreement), Mr. Wilson shall receive his salary through the remaining term of the non-compete period and his bonus pro rated for the year of termination.

    Mr. James B. Ardrey serves as the Vice Chairman of the Company pursuant to an employment agreement which becomes effective upon the closing of the Offerings. Mr. Ardrey receives an annual base salary of $600,000 during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based on certain earnings criteria. The employment agreement provides for a term of two years and a non-compete covenant for the term of his employment and thereafter until the earlier of the second anniversary of the closing of the Offerings or the first anniversary of employing a Chief Executive Officer other than Mr. Ian R. Wilson. Upon termination by the Company other than for cause (as defined in the employment agreement), Mr. Ardrey shall receive his salary through the remaining term of the non-compete period and his bonus pro rated for the year of termination.

    Mr. Ray Chung serves as the Executive Vice President of the Company pursuant to an employment agreement which becomes effective upon the closing of the Offerings. Mr. Chung receives an annual base salary of $350,000 during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based on certain earnings criteria. The employment agreement provides for a term of two years and a non-compete covenant for the term of his employment and thereafter until the earlier of the second anniversary of the closing of the Offerings or the first anniversary of, employing a Chief Executive Officer other than Mr. Ian R. Wilson. Upon termination by the Company other than for cause (as defined in the employment agreement), Mr. Chung shall receive his salary through the remaining term of the non-compete period and his bonus pro rated for the year of termination.

    Ms. M. Laurie Cummings serves as the Chief Financial Officer of the Company pursuant to an employment agreement which becomes effective upon the closing of the Offerings. Ms. Cummings receives an annual base salary of $250,000 during the term of the agreement and is eligible to receive a bonus of up to 80% of her base salary based on certain earnings criteria. The employment agreement provides for a term of two years and a non-compete covenant for the term of her employment and thereafter until the earlier of the second anniversary of the closing of the Offerings or the first anniversary of employing a Chief Executive Officer other than Mr. Ian R. Wilson. Upon termination by the Company other than for cause (as defined in the employment agreement), Ms. Cummings shall receive her salary through the remaining term of the non-compete period and her bonus pro rated for the year of termination.

    Mr. Thomas J. Ferraro serves as the President of the Aurora Division pursuant to an employment agreement, dated as of December 31, 1996, as amended (the "Ferraro Employment Agreement"). He receives a base salary of $275,000 per year and is eligible to receive a bonus of up to 80% of his base salary based upon certain earnings criteria. The Ferraro Employment Agreement provides for a two-year term ending December 31, 1998; however, on each December 31st, the term automatically extends for one additional year. If the Company terminates Mr. Ferraro's employment without cause, the Ferraro Employment Agreement requires the Company to pay him an amount equal to the base salary he would have been entitled to receive through the end of the current term of his employment agreement. Mr. Ferraro is also entitled to receive any bonus for the preceding fiscal year which has not been paid as of the date of his termination plus a pro rata portion of any base and supplemental bonus with respect to such fiscal year based upon the actual number of days the Company employed Mr. Ferraro during such fiscal year. Mr. Ferraro may not compete with or solicit employees from the Company until the later of the first anniversary of his termination and the end of the current term of his employment agreement.

    Mr. Thomas O. Ellinwood serves as the President of the VDK Division pursuant to an employment agreement, dated as of March 1, 1997 and amended as of July 1, 1997 (the "Ellinwood Employment Agreement"). The Ellinwood Employment Agreement provides for a three-year term; however, on each

September 30th, the term automatically extends for one additional year so that the term ends three years after such September 30th unless notice by either the Company or Mr. Ellinwood to terminate is given 30 days prior to the automatic extension. Mr. Ellinwood receives an annual base salary of $275,000 (subject to annual adjustment) during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based upon certain earnings criteria. If the Company terminates Mr. Ellinwood's employment without cause before a change of control (as defined in the agreement), the Company is required to pay him the greater of (i) 200% of his base salary then in effect or (ii) the base salary he would have been entitled to receive through the end of the current term of the employment agreement plus his base bonus pro rated according to the actual number of days the Company employed him for such fiscal year. If the Company terminates Mr. Ellinwood's employment without cause after a change of control (as defined in the agreement) or Mr. Ellinwood terminates his employment with the Company for "Good Reason" (as defined in the agreement) after a change of control, the Company must pay him the sum of 200% of his base salary then in effect plus his bonus pro rated according to the actual number of days the Company employed him for such fiscal year. The pro rated portion of his bonus is payable as if the Company's financial results equal exactly 100% of the EBITDA target for that year. Mr. Ellinwood's employment agreement also provides that for one year following his termination of employment with the Company (other than a termination by the Company without cause), Mr. Ellinwood may not compete with or solicit employees from the Company.

AURORA COMPENSATION PLAN

    The Amended and Restated Limited Liability Company Agreement of MBW Investors LLC contained a compensation arrangement (the "Aurora Plan") as a means by which certain key employees and other specifically designated persons ("Key Personnel of Aurora") of Aurora and/or affiliated with Aurora, were given an opportunity to benefit from appreciation in the value of Aurora. Under the Aurora Plan, Key Personnel of Aurora were issued a specific class of limited liability company member units ("Management Units"), at a nominal value, as a means to participate in the appreciation of the equity value of Aurora. The Management Units were subject to vesting requirements based on terms of employment or other factors.


    Upon the closing of the Offerings, all unvested Management Units became fully vested and the final value of all classes of Management Units was determined, based on the valuation of the shares of the Company held indirectly by MBW Investors LLC. The aggregate value of all Management Units was $
million. Through December 27, 1997, Aurora had recorded estimated compensation expense of $2.3 million based on the estimated valuation of the Company at that
time. The additional compensation expense of $       million was recorded in the
first and second quarters of 1998. The compensation expense has been recorded as a liability of MBW Investors LLC as sponsor of the Aurora Plan. However, because the Aurora Plan was for the benefit of Key Personnel of Aurora, expense recognized under the Aurora Plan has been pushed down to the Company as compensation and as additional paid-in capital from its parent. After the date of the Offerings no additional compensation expense will be recorded under the Aurora Plan.


    MBW Investors LLC will satisfy its liability under the Aurora Plan by distributing a fixed number of shares of Common Stock of the Company based on the valuation of the Management Units at the initial public offering price of the Company's Common Stock on the dissolution of MBW Investors LLC. See "Certain Relationships and Related Transactions".

VDK COMPENSATION PLAN


    VDK Foods LLC provided a compensation arrangement (the "VDK Plan") as a means by which certain key employees and other specifically designated persons ("Key Personnel of VDK") of VDK and/ or affiliated with VDK, were given an opportunity to benefit from appreciation in the equity value of VDK. Under the VDK Plan, Key Personnel of VDK were issued a specific class of limited liability member units

("VDK Management Units"), at a nominal value, as a means to participate in the appreciation of the equity value of VDK. The VDK Management Units were subject to vesting requirement based on terms of employment or other factors.


    Upon the closing of the Offerings, all unvested VDK Management Units became fully vested and the final value of all classes of VDK Management Units was determined based on the valuation of the shares of the Company held indirectly by VDK Foods LLC. The aggregate value of all VDK Management Units was $
million. Through December 31, 1997, no compensation plan expense had been recorded by VDK based on the estimated valuation of VDK at that time. Therefore,
the entire compensation plan expense of $       million was recorded in the
first and second quarters of 1998. The compensation plan expense has been recorded as a liability of VDK Foods LLC as sponsor of the VDK Plan. However, because the VDK Plan was for the benefit of Key Personnel of VDK, expense recognized under the VDK Plan has been pushed down to the Company as compensation and as additional paid in capital from its parent. After the date of the Offerings no additional compensation expense will be recorded under the VDK Plan.


    VDK Foods LLC will satisfy its liability under the VDK Plan by distributing a fixed number of shares of Common Stock of the Company one year from the date of the closing of the Offerings, based on the valuation of the VDK Management Units at the initial public offering price of the Company's Common Stock. See "Certain Relationships and Related Parties".


    The VDK Plan provides for tax gross up payments on certain distributions. Because the Company will receive the tax benefit of such distributions and related tax gross up payments, and because the tax benefit will approximate the amount of the tax gross up payments, the Company will bear the liability for any such tax gross up payments due. The estimated tax gross up payment is $15.0 million and has been recorded as additional compensation plan expense and other liabilities. The tax benefit of the tax gross up payment and related
distributions of the like amount of $       million has been recorded to income
tax expense and as a deferred tax asset.


    To facilitate payment of the tax gross up obligation and recognition of related tax benefits, VDK adopted a new compensation plan (the "New VDK Plan" and together with the VDK Plan, the "VDK Plans"), which was assumed by the Company upon completion of the Merger. Under the New VDK Plan, the Company is obligated to issue, one year from the date of the closing of the Offerings, shares of the Company's Common Stock to Key Personnel of VDK who were granted certain types of VDK Management Units under the VDK Plan. The issuance of such shares (the "MC Shares") will not increase the number of outstanding shares of Common Stock because the Company's obligations to issue the MC Shares is contingent upon the Company's receiving from VDK Foods LLC, as a contribution, a number of shares of the Company's Common Stock owned by VDK Foods LLC equal to the number of MC Shares. The Company will have no obligation to issue MC Shares unless it receives a contribution of an equal number of shares from VDK Foods LLC. VDK Foods LLC is obligated to contribute such shares to the Company after the closing of the Offerings. The Company's obligation to make the tax gross up payments referred to above is subject to the Company being allowed a deduction for federal income tax purposes with respect to the payment of the MC Shares and tax gross up payment.

1998 INCENTIVE PLAN

    Prior to the Offerings, the Board of Directors adopted the 1998 Incentive Plan and the sole stockholder approved such plan. The Company plans to register with the Securities and Exchange Commission the shares issuable pursuant to the 1998 Incentive Plan.

    The following summary of the 1998 Incentive Plan is qualified in its entirety by reference to the complete text of the 1998 Incentive Plan, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms not separately defined below have the meanings set forth in the 1998 Incentive Plan.

    The purpose of the 1998 Incentive Plan is to foster and promote the long-term financial success and interests of the Company and materially increase the value of equity interests in the Company by: (a) encouraging the long-term commitment of selected key employees, (b) motivating superior performance of key employees by means of long-term performance related incentives, (c) encouraging and providing key employees with a formal program for obtaining an ownership interest in the Company, (d) attracting and retaining outstanding key employees by providing incentive compensation opportunities competitive with other major companies, and (e) enabling participation by key employees in the long-term growth and financial success of the Company. Under the 1998 Incentive Plan, the Compensation Committee has the authority to grant to key employees and consultants of the Company the following types of awards: (i) stock options in the form of incentive stock options qualified under Section 422 of the Code ("Incentive Options"), or nonqualified stock options ("Nonqualified Options," or collectively with the Incentive Options "Options"), or both; (ii) stock appreciation rights ("SARs"); (iii) restricted stock (the "Restricted Stock");
(iv) performance-based awards; and (v) supplemental payments dedicated to payment of any federal income taxes that may be payable in conjunction with the 1998 Incentive Plan (collectively referred to as "Incentive Awards").
Approximately       persons are eligible to participate in the 1998 Incentive
Plan. [Nonemployee directors of the Company are not eligible to participate in
the 1998 Incentive Plan.]       shares of Common Stock have been reserved for
grants of Incentive Awards under the 1998 Incentive Plan.

    The 1998 Incentive Plan is administered by the Company's Compensation Committee which must consist of at least two members of the Board of Directors, each of whom is a nonemployee director. The 1998 Incentive Plan provides that the Compensation Committee may make adjustments to the number of shares and to the exercise price of all or any Incentive Awards. The compensation committee's determinations and interpretations under the 1998 Incentive Plan are final, binding and conclusive on all participants and need not be uniform and may be made by the compensation committee selectively among persons who receive, or are eligible to receive, grants and awards under the 1998 Incentive Plan. No grantee of an Incentive Award may receive during any fiscal year Incentive Awards covering an aggregate of more than [200,000] shares of Common Stock.

    The Compensation Committee may limit an optionee's right to exercise all or any portion of an Option until one or more dates subsequent to the date of grant. The Compensation Committee also has the right, exercisable in its sole discretion, to accelerate the date on which all or any portion of an Option may be exercised. The 1998 Incentive Plan also provides that, under certain circumstances, if any employee is terminated within two years after a "Change of Control", each Option or SAR then outstanding shall immediately become vested and be immediately exercisable in full, all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied and the restriction period to have expired, and all Performance Shares (as defined below) and Performance Units (as defined below) shall vest, and be deemed earned in full and properly paid. In the event of a change of control, however, the Compensation Committee may, after notice to the Grantee, require the Grantee to "cash-out" his rights by transferring them to the Company in exchange for their equivalent "cash value."

    If an employee's employment by the Company is terminated for any reason whatsoever other than death, disability, retirement, involuntary termination or termination for good reason, any Incentive Award outstanding at the time and all rights thereunder shall wholly and completely terminate, and unless otherwise established by the Compensation Committee, no further vesting shall occur and the Grantee shall be entitled to exercise his rights (if any) with respect to the portion of the Incentive Award vested as of the date of termination for a period of 30 calendar days after such termination date; provided, however, that if an employee is terminated for cause, such employee's right to exercise his rights (if any) with respect to the vested portion of his or her Incentive Award shall terminate as of the date of termination of employment. In the event of termination for death, disability, retirement, or in connection with a change in control, an Incentive Award may be only exercised as provided in an individual's incentive agreement, or as determined by the Compensation Committee.

OPTIONS

    No Incentive Option may be granted with an exercise price per share less than the fair market value of the Common Stock at the date of grant. Nonqualified Options may be granted at any exercise price. The exercise price of an Option may be paid in cash, by an equivalent method acceptable to the Compensation Committee, or, at the Compensation Committee's discretion, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or, at the Compensation Committee's discretion, by delivery of a combination of cash and already owned shares of Common Stock. However, if the optionee acquired the stock to be surrendered directly or indirectly from the Company, he must have owned the stock to be surrendered for at least [six months] prior to tendering such stock for the exercise of an Option.

    An eligible employee (a "Grantee") may receive more than one Incentive Option, but the maximum aggregate fair market value of the Common Stock (determined when the Incentive Option is granted) with respect to which Incentive Options are exercisable by such employee in any calendar year cannot exceed $100,000. In addition, no Incentive Option may be granted to an employee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (a "Ten-Percent Stockholder"), unless the exercise price is not less than 110% of the fair market value of the shares subject to such Incentive Option on the date of grant. Awards of Nonqualified Options are not subject to these special limitations.

    Except as otherwise provided by the Compensation Committee, awards under the 1998 Incentive Plan are not transferable other than as designated by the Grantee by will or by the laws of descent and distribution. The expiration date of an Incentive Option is determined by the Compensation Committee at the time of the grant, but in no event may an Incentive Option be exercisable after the expiration of 10 years from the date of grant of the Incentive Option (five years in the case of an Incentive Option granted to a Ten-Percent Stockholder).

STOCK APPRECIATION RIGHTS

    SARs may be granted under the 1998 Incentive Plan in conjunction with all or part of an Option, or separately. The exercise price of the SAR generally will not be less than the fair market value of the Common Stock on the date of the grant. An SAR granted in conjunction with an option will be exercisable only when the underlying Option is exercisable and once an SAR has been exercised, the related portion of the Option underlying the SAR will terminate. Upon the exercise of an SAR, the Company will pay to the Grantee in cash, Common Stock, or a combination thereof (the method of payment to be at the discretion of the Compensation Committee), an amount equal to the excess of the fair market value of the Common Stock on the exercise date over the exercise price, multiplied by the number of SARs being exercised.

    The Compensation Committee, either at the time of grant or at the time of exercise of any Nonqualified Option or SAR, may provide for a supplemental payment (a "Supplemental Payment") by the Company to the Grantee with respect to the exercise of any Nonqualified Option or SAR, in an amount specified by the Compensation Committee, but which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the exercise of the Nonqualified Option and/or SAR and the receipt of the Supplemental Payment, based on the assumption that the stockholder is taxed at the maximum effective federal income tax rate on such amounts. The Compensation Committee shall have the discretion to grant Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Compensation Committee at the time of payment.

RESTRICTED STOCK

    Restricted Stock awards may be granted under the 1998 Incentive Plan, and the provisions attendant to a grant of Restricted Stock may vary among participants. In making an award of Restricted Stock, the Compensation Committee will determine the periods during which the Restricted Stock is subject to forfeiture. During the restriction period, as set forth in the grant of the Restricted Stock, the Grantee may not sell, transfer, pledge or assign the Restricted Stock, but will be entitled to vote the Restricted Stock.

    The Compensation Committee, at the time of vesting of Restricted Stock, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Compensation Committee that shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Stock and receipt of the Supplemental Payment, based on the assumption that the employee is taxed at the maximum effective federal income tax rate on such amount.

PERFORMANCE UNITS

    The Compensation Committee may grant Incentive Awards representing a contingent right to receive cash ("Performance Units") or shares of Common Stock ("Performance Shares") at the end of a performance period. The Compensation Committee may grant Performance Units and Performance Shares in such a manner that more than one performance period is in progress concurrently. For each performance period, the Compensation Committee shall establish the number of Performance Units or Performance Shares and the contingent value of any Performance Units or Performance Shares, which may vary depending on the degree to which performance objectives established by the Compensation Committee are met. The Compensation Committee may modify the performance measures and objectives as it deems appropriate.

    The basis for payment of Performance Units or Performance Shares for a given performance period shall be the achievement of those financial and nonfinancial performance objectives determined by the Compensation Committee at the beginning of the performance period. If minimum performance is not achieved for a performance period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit or Performance Share shall be based on the degree to which actual performance exceeded the pre-established minimum performance standards, as determined by the Compensation Committee. The amount of payment shall be determined by multiplying the number of Performance Units or Performance Shares granted at the beginning of the performance period by the final Performance Unit or Performance Share value. Payments shall be made, in the discretion of the Compensation Committee, solely in cash or Common Stock, or a combination of cash and Common Stock, following the close of the applicable performance period.

    The Compensation Committee, at the date of payment with respect to such Performance Units or Performance Shares, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Compensation Committee, which shall not exceed the amount necessary to pay the federal income tax payable with respect to the amount of payment made with respect to such Performance Units or Performance Shares and receipt of the Supplemental Payment, based on the assumption that the Grantee is taxed at the maximum effective federal income tax rate on such amount.

SECTION 162(M) LIMITATIONS

    In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), compensation expense deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1.0 million in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. Under a Section 162(m) transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, the individual compensation plan will not be subject to Section 162(m) until the "Transition Date" which is defined as the earliest of (i) the expiration of the compensation plan, (ii) the material modification of the compensation plan; (iii) the issuance of all Common Stock and other compensation that has been allocated under the compensation plan; or (iv) the first meeting of stockholders at which directors are to be
elected that occurs after                   . After the Transition Date,
compensation paid under the compensation plan, will not qualify as "performance-based compensation" for purposes of Section 162(m) unless such compensation is based upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company.

    The Company has attempted to structure its executive compensation plan and its 1998 Incentive Plan in such a manner that, after the Transition Date, subject to obtaining stockholder approval of the compensation, the remuneration attributable to such plans which meet the other requirements of Code Section 162(m) will not be subject to the $1.0 million limitation. The Company has not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue.

DIRECTOR COMPENSATION

    Directors who are officers, employees, or otherwise affiliates of the Company do not receive compensation for their services as directors.
Non-employee directors receive an annual retainer of $         , plus $
for attending each committee meeting of the Board of Directors and $         for
attending each committee meeting. Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors has appointed       ,       , and       as members of
its Compensation Committee. None of the members of the Compensation Committee is or has been an officer or employee of the Company.

                 PRINCIPAL STOCKHOLDERS AND SELLING STOCKHOLDER

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (i) immediately prior to the consummation of the Offerings and (ii) as adjusted to reflect the sale of the shares of Common Stock pursuant to the Offerings by (a) each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock after the Offerings, (b) each director and executive officer of the Company, (c) all directors and executive officers of the Company as a group, and (d) the Selling Stockholder participating in the Offerings. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, except to the extent such power may be shared with a spouse.

                                       SHARES BENEFICIALLY                     SHARES BENEFICIALLY
                                          OWNED PRIOR TO                           OWNED AFTER
                                           OFFERINGS(1)                          OFFERINGS(1)(2)
                                      ----------------------                   --------------------
NAME AND                                                         NUMBER OF
  ADDRESS OF OWNER                     NUMBER      PERCENT    SHARES OFFERED    NUMBER     PERCENT
------------------------------------  ---------  -----------  ---------------  ---------  ---------
5% STOCKHOLDERS:

Aurora/VDK LLC(2)                                       100%
VDK Foods LLC(2)
Fenway Partners Capital Fund,
  L.P.(3)
McCown De Leeuw & Co. III,
  L.P.(4)(5)
McCown De Leeuw & Co. III
  (Europe), L.P.(4)
McCown De Leeuw & Co. III
  (Asia) L.P.(4)
Gamma Fund LLC(4)
McCown De Leeuw & Co. IV, L.P.(4)
Delta Fund LLC(4)
California Public Employees
  Retirement System(5)
Dartford Partnership L.L.C.(6)
Tiger Oats Limited(7)
UBS Capital LLC(8)

OFFICERS AND DIRECTORS:
Ian R. Wilson(6)
James B. Ardrey(6)
Ray Chung(6)
M. Laurie Cummings(6)
Thomas J. Ferraro
Thomas O. Ellinwood(9)
Clive A. Apsey(7)
Charles Ayres(4)
David E. De Leeuw(4)
Charles J. Delaney(8)
Richard C. Dresdale(3)
Andrea Geisser(3)
Peter Lamm(3)
Tyler T. Zachem(4)

All directors and executive officers
  of the Company as a group (14
  persons)

                                       SHARES BENEFICIALLY                     SHARES BENEFICIALLY
                                          OWNED PRIOR TO                           OWNED AFTER
                                           OFFERINGS(1)                          OFFERINGS(1)(2)
                                      ----------------------                   --------------------
NAME AND                                                         NUMBER OF
  ADDRESS OF OWNER                     NUMBER      PERCENT    SHARES OFFERED    NUMBER     PERCENT
------------------------------------  ---------  -----------  ---------------  ---------  ---------
SELLING STOCKHOLDER:

Aurora/VDK LLC(2)

------------------------

*   Less than 1%.

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared power to dispose, or direct the disposition of, a security.

(2) Immediately prior to the closing of the Offerings, Aurora/VDK LLC will be the sole stockholder of the Company. As soon as practicable after the closing and after completion of any required filings under the Hart Scott Rodino Act and the expiration or termination of any applicable waiting period, Aurora/ VDK LLC will be dissolved and its shares of Common Stock will be distributed to MBW Investors LLC and VDK Foods LLC, its sole members. MBW Investors LLC will also be dissolved soon after the dissolution of Aurora/VDK LLC and after completion of any required filings under the Hart Scott Rodino Act and the expiration or termination of any applicable waiting period, its shares of Common Stock will be distributed to its members including McCown De Leeuw & Co. III, L.P., McCown De Leeuw & Co. III (Europe), L.P., McCown De Leeuw & Co. III (Asia), L.P., Gamma Fund LLC, McCown De Leeuw & Co. IV, L.P., Delta Fund LLC, Fenway Partners Capital Fund, L.P., Dartford Partnership L.L.C., CALPERS, Sunapee, and certain divisional management. Each of these beneficial owners is party to the Securityholders Agreement. See "--Securityholders Agreement". The address of Aurora/VDK LLC and VDK Foods LLC is c/o Dartford Partnership L.L.C., 456 Montgomery Street, Suite 2200, San Francisco, CA 94104.

(3) Includes       ,       and       shares of Common Stock owned directly by
    Fenway Partners Capital Fund, L.P. (the "Fenway Fund"), FPIP, LLC and FPIP Trust, LLC, respectively (assuming the liquidation of Aurora/VDK LLC and MBW
    Investors LLC), and       shares of Common Stock owned directly by VDK Foods
    LLC (assuming the liquidation of Aurora/VDK LLC). The Fenway Fund holds a majority of the voting interests of VDK Foods LLC, and as such may be deemed to have the power to vote or dispose of the shares of Common Stock held directly by VDK Foods LLC. Each of the Fenway Fund, FPIP, LLC and FPIP Trust, LLC disclaims beneficial ownership of any such shares. FPIP, LLC and FPIP Trust, LLC are entities formed by the investment professionals of Fenway Partners, Inc. to make co-investments alongside the Fenway Fund. The managing member of each of FPIP, LLC, and FPIP Trust, LLC is Fenway Partners, Inc. The general partner of the Fenway Fund is Fenway Partners, L.P., a Delaware limited partnership, whose general partner is Fenway Partners Management Inc., a Delaware corporation. Peter Lamm, Richard Dresdale, and Andrea Geisser are directors and officers of each of Fenway Partners Management Inc., and Fenway Partners, Inc. and as such may be deemed to have or share the power to vote or dispose of the shares of Common Stock held by the Fenway Fund, FPIP, LLC and FPIP Trust, LLC. Each of Messrs. Lamm, Dresdale, and Geisser has no direct ownership of any shares of the Common Stock and disclaims beneficial ownership of any of such shares except to the extent of their direct or indirect partnership interests in the Fenway Fund, FPIP, LLC and FPIP Trust, LLC. The address of Fenway is 152 West 57th Street, New York, New York 10019.

(4) Includes       shares of Common Stock owned by McCown De Leeuw & Co. III,
    L.P., an investment partnership whose general partner is MDC Management
    Company III, L.P. ("MDC III"),       shares of Common Stock owned by McCown
    De Leeuw & Co. III (Europe), L.P., an investment partnership whose general
    partner is MDC III,       shares of Common Stock owned by McCown De Leeuw &
    Co. III (Asia), L.P., an investment partnership whose general partner is MDC
    Management Company IIIA, L.P. ("MDC IIIA"),       shares of Common Stock
    owned by Gamma Fund LLC, a California limited liability company, shares of Common Stock owned by McCown De

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    Leeuw & Co. IV, L.P., an investment partnership whose general partner is MDC
    Management Company IV, L.P. ("MDC IV"), and       shares of Common Stock
    owned by Delta Fund LLC, a California limited liability company. In addition, under an irrevocable proxy, McCown De Leeuw & Co. III, L.P. has the power to vote all of the securities held by California Public Employees Retirement System. The voting members of Delta Fund LLC and Gamma Fund LLC are George E. McCown, David E. De Leeuw, David E. King, Robert B. Hellman, Jr., Charles Ayres, and Steven A. Zuckerman, who are also the only general partners of MDC III, MDC IIIA and MDC IV. Voting and dispositive decisions regarding the securities are made by Mr. McCown and Mr. De Leeuw, as Managing General Partners of each of MDC III, MDC IIIA, and MDC IV, who together have more than the required two-thirds-in-interest vote of the Managing General Partners necessary to effect such decision on behalf of such entity. Voting and dispositive decisions regarding securities owned by Delta Fund LLC and Gamma Fund LLC are made by a vote or consent of a majority in number of the voting members of Gamma Fund LLC and Delta Fund LLC. Messrs. McCown, De Leeuw, King, Hellman, Ayres, and Zuckerman have no direct ownership of any securities and disclaim beneficial ownership of such shares except, in the case of Gamma Fund LLC and Delta Fund LLC, to the extent of their proportionate membership interests. The address of each of the above referenced entities is c/o McCown De Leeuw & Co., 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, CA 94025.

(5) Under an irrevocable proxy, California Public Employees Retirement System has granted McCown De Leeuw & Co. III, L.P. the right to vote all of the
    shares of Common Stock it holds. Includes       shares of Common Stock to be
    distributed prior to the dissolution of MBW Investors LLC. The address of California Public Employees Retirement System is Lincoln Plaza, 400 P Street, Sacramento, CA 95814.

(6) Includes       shares of Common Stock owned by Dartford to be distributed
    prior to the dissolution of MBW Investors LLC     shares owned by VDK Foods
    LLC,     shares of Common Stock to be issued to Dartford on the first
    anniversary of the closing of the Offerings and     shares of Common Stock
    to be issued to Dartford under the VDK Plan on the first anniversary of the closing of the Offerings. Also includes 80 voting interests of MBW Investors LLC and 685.7144 voting interests of VDK Foods LLC transferred to a trust for the benefit of certain family members of Ian R. Wilson, an aggregate of 200 voting interests of MBW Investors LLC and 400 voting interests of VDK Foods LLC transferred to trusts for the benefit of certain family members of Ray Chung, and 84.615 voting interests of MBW Investors LLC and 110 voting interests of VDK Foods LLC transferred to certain family members and trusts for the benefit of certain family members of James B. Ardrey. Pursuant to the Securityholders Agreement, such permitted transferees of Dartford are included for the purpose of determining the number of persons Dartford may designate to the Board of Directors of the Company. Mr. Ian R. Wilson is the managing partner, and Messrs. James B. Ardrey and Ray Chung and Ms. M. Laurie Cummings are partners, of Dartford and, as such, they may be deemed to have or share the power to vote or dispose of the Company's Common Stock. Each of Messrs. Wilson, Ardrey, and Chung and Ms. Cummings has no direct ownership of any shares of the Company's Common Stock and disclaim beneficial ownership of any such shares. Dartford is a member manager of VDK Foods LLC, together with UBS, Gloriande, and Fenway and as such, may be deemed to have the shared power to vote or dispose of the Company's Common Stock to be distributed just prior to the dissolution of Aurora/VDK LLC to VDK Foods LLC. Dartford disclaims beneficial ownership of any such shares. The address of Dartford is 456 Montgomery Street, Suite 2200, San Francisco, CA 94104.


(7) Includes       shares of Common Stock owned by VDK Foods LLC. Tiger Oats'
    shares are held by Gloriande (Luxembourg) SarL, a corporation organized under the laws of Luxembourg ("Gloriande"), which is the record owner of the Company's Common Stock. Gloriande is an indirect wholly-owned subsidiary of Tiger Oats. The shares of capital stock of Tiger Oats are traded publicly on the Johannesburg Stock Exchange. Mr. Clive A. Apsey is a director of Tiger Oats and as such may be deemed to have the power to vote or dispose of the Company's Common Stock held by Tiger Oats. Mr. Apsey disclaims beneficial ownership of any such shares. Gloriande is a member manager of VDK Foods LLC, together with Dartford, UBS and Fenway and as such may be deemed to have or share the power to vote or dispose of the Company's Common Stock to be distributed just prior to the dissolution of Auroa/VDK LLC to VDK Foods LLC. Gloriande disclaims beneficial ownership of any such shares. The address of Tiger Oats Limited is 85 Bute Lane, Sandown, Sandton 2196, Republic of South Africa.

(8) Includes       shares of Common Stock owned by UBS. UBS is a member manager of VDK Foods LLC, together with Dartford, Gloriande, and Fenway and as such may be deemed to have or share the power to vote or dispose of the Company's Common Stock to be distributed just prior to the dissolution of Aurora/VDK LLC to VDK Foods LLC. UBS disclaims beneficial ownership of any such shares. UBS is a wholly-owned indirect subsidiary of Union Bank of Switzerland. The shares of capital stock of Union Bank of Switzerland are publicly held. Mr. Charles J. Delaney, a director of the Company, is the president of UBS and disclaims beneficial ownership of the Company's Common Stock held by UBS. The address of UBS is 299 Park Avenue, 34th Floor, New York, NY 10171.

(9) Includes       shares of Common Stock to be issued under the VDK Plan on the first anniversary of the closing of the Offerings. Mr. Ellinwood disclaims beneficial ownership as to any such shares.

SECURITYHOLDERS AGREEMENT

    In connection with the formation of New LLC and the Contribution, New LLC, MBW Investors LLC, VDK Foods LLC and substantially all of the members (based on percentage interests) of MBW Investors LLC and VDK Foods LLC entered into the Securityholders Agreement, which sets forth certain rights and obligations of the Stockholders and New LLC and its subsidiaries, including the Company. The following discussion summarizes the terms of the Securityholders Agreement that the Company believes are material to holders of Common Stock. This summary is qualified in its entirety by reference to the full text of the Securityholders Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    The Securityholders Agreement provides that the Board of Directors of the Company shall initially consist of ten members, of which Fenway will designate three (each a "Fenway Designee" and collectively, the "Fenway Designees"), MDC will designate three (each an "MDC Designee" and collectively, the "MDC Designees"), Dartford will designate two (each a "Dartford Designee" and collectively, the "Dartford Designees"), UBS will designate one (the "UBS Designee") and Tiger Oats will designate one (the "Tiger Designee"). For so long as Ian R. Wilson is Chairman and Chief Executive Officer of the Company, Mr. Wilson will be one of the Dartford Designees. Upon the election of an independent director to the Board who is mutually acceptable to two of the three of Fenway, MDC, and Dartford, the number of directors on the Board will be increased to 11. Upon the election of a second independent director to the Board who is mutually acceptable to two of the three of Fenway, MDC, and Dartford, the UBS Designee will resign from the Board and thereafter UBS will not be entitled to have any designee elected to the Board. Upon the appointment of a new Chief Executive Officer other than Ian R. Wilson to the Board, the Tiger Designee will resign from the Board and thereafter Tiger Oats will not be entitled to have any designee elected to the Board.

    The number of Fenway Designees or MDC Designees will (i) decrease to two when the number of shares of Common Stock beneficially owned by Fenway or MDC, as the case may be, is less than 50% of the total number of shares of Common Stock beneficially owned by MDC on the closing of the Offerings (excluding any shares held under a proxy), (ii) decrease to one when the number of shares of Common Stock beneficially owned by Fenway or MDC, as the case may be, is less than 5% of the total number of shares of Common Stock outstanding at the closing of the Offerings, and (iii) decrease to zero when the number of shares of Common Stock beneficially owned by Fenway or MDC, as the case may be, is equal to zero. The number of Dartford Designees will (i) decrease to one when the number of shares of Common Stock beneficially owned by Dartford is less than 5% of the total number of shares of Common Stock outstanding at the closing of the Offerings and (ii) decrease to zero when the number of shares of Common Stock beneficially owned by Dartford is equal to zero.

    Until the earlier of (i) the date that is 30 months after the closing of the Offerings or (ii) with respect to either Fenway or MDC, such time as it shall not beneficially own a number of shares of Common Stock equal to at least 50% of the shares of Common Stock beneficially owned by MDC (excluding any shares held under a proxy) at the closing of the Offerings (the "Consent Period"), the affirmative consent of Fenway and MDC is required for the following actions: (a) issuance by the Company or any subsidiary of additional equity, including by way of a public offering, or the approval or adoption of any option or equity incentive plan or any material non-equity incentive plan;
(b) merger, consolidation, recapitalization, liquidation or other reorganization with respect to the Company or any subsidiary, or any sale of any business representing at least 50% of the pre-transaction consolidated revenues, assets, or EBITDA of the Company for the most recently completed four fiscal quarters;
(c) acquisition of stock or assets by the Company or a subsidiary where the revenues, assets or EBITDA of the business to be acquired represents more than 50% of the pre-transaction consolidated revenues, assets or EBITDA of the Company for the most recently completed four fiscal quarters; and (d) removal or termination of Ian R. Wilson as Chief Executive Officer or the hiring or termination of any subsequent Chief Executive Officer.

    The Securityholders Agreement prohibits the Stockholders from transferring their shares of Common Stock prior to the second anniversary of the Offerings without the consent of MDC and Fenway except transfers (i) to permitted transferees (including certain family members, affiliates and in the case of a partnership or limited liability company, to their respective partners in such partnership or members of such limited liability company), (ii) pursuant to the demand and piggyback registration rights described below and (iii) by UBS, CALPERS, Tiger Oats, and Sunapee pursuant to Rule 144 after the first anniversary of the closing of the Offerings. After the second anniversary of the closing of the Offerings, each Stockholder has the right to sell its shares of Common Stock privately or under Rule 144 to the extent permitted by applicable law but subject to certain lock-up periods relating to any underwritten offerings by the Company.

    The Securityholders Agreement provides for the following demand registration rights ("Demand Rights"): (a) prior to the second anniversary of the closing of the Offerings, MDC and Fenway, acting together, will have demand registration rights with respect to their Registrable Securities (as defined below) in the Company; (b) from and after the second anniversary of the closing of the Offerings, MDC, Fenway and Dartford will each have four demand registration rights with respect to their Registrable Securities in the Company; (c) after the resignation of the UBS Designee from the Board of the Company and prior to the second anniversary of the closing of the Offerings, each of UBS and CALPERS will have one individual right to request a demand registration with respect to its Registrable Securities in the Company; (d) after the resignation of the Tiger Designee from the Board of the Company and prior to the second anniversary of the closing of the Offerings, Tiger Oats will have one individual right to request a demand registration with respect to its Registrable Securities in the Company; and (e) from and after the second anniversary of the closing of the Offerings, each of UBS and CALPERS will have individual rights to request a demand registration (two for UBS and one for CALPERS) with respect to their Registrable Securities in the Company. The Company shall not be required to effect more than two demand registrations on behalf of Stockholders prior to the second anniversary of the closing of the Offerings without the approval of the Board. The Company's obligations to effect a registration will include an obligation to use its best efforts to cause such shares to be so registered, subject to the following: (i) no demand registration may be required unless the gross proceeds of the offering to which such registration statement applies are reasonably expected to exceed $25 million, (ii) no registration may be required within 180 days immediately following the effective date of a registration statement for an underwritten public offering of securities of the Company (other than a registration on Form S-4 pursuant to Rule 145 or related solely to employee benefit plans) and (iii) the Board can postpone a demand registration for not more than 120 days if, in the good faith judgment of the Board, the registration would be detrimental to the Company or its stockholders. There can only be one such postponement with respect to any demanding Stockholder in any nine-month period. The Company's obligations to effect demand registrations terminates on the date ten years after the closing of the Offerings.

    Pursuant to the Securityholders Agreement, upon certain proposed registrations of equity securities by the Company for sale to the public (whether for the account of the Company or any Stockholder, and including without limitation upon the exercise of a demand registration right), parties to the Securityholders Agreement who hold Registrable Securities will have the right to elect to request that all or a specified portion of their Registrable Securities be included in such registration ("Piggyback Rights"). No Stockholder will have Piggyback Rights on a registration of equity securities by the Company relating to the acquisition or merger by the Company or its Subsidiaries of or with any other business or solely relating to employee benefit plans or in the Offerings.

    "Registrable Securities" that a Stockholder may elect to include in a registration by exercise of Demand Rights or Piggyback Rights are any shares of Common Stock in the Company that have been received as a result of holding an interest in MBW Investors LLC or VDK Foods LLC (except that, with respect to shares of Common Stock held by stockholders who are employees of the Company other than Messrs. Wilson, Chung, and Ardrey and Ms. Cummings, Registrable Securities are any shares of Common Stock received as a result of holding an interest in MBW Investors LLC or VDK Foods LLC held by such stockholders so long as they remain employees of the Company) and that are not then eligible to be sold without restriction pursuant to Rule 144(k), provided that the limitation regarding Rule 144(k) shall not be applicable to holdings of more than 2% of the outstanding Common Stock of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Pursuant to an agreement, dated September 19, 1995 and terminated on the effective date of the Registration Statement of which this Prospectus forms a part, Dartford, a beneficial owner of the Company, provided management oversight on financial and operational matters to the Company with respect to Van de Kamp's, Inc. Dartford received $631,000, and $1,800,000 for 1996 and 1997, respectively, under such agreement.

    Pursuant to an agreement with the Company, dated December 31, 1996 and terminated on the effective date of the Registration Statement of which this Prospectus forms a part, Dartford, a beneficial owner of the Company, provided management oversight to the Company with respect to Aurora Foods. Dartford received $768,000 for 1997 under such agreement.

    Pursuant to an agreement, dated December 31, 1996 and terminated on the effective date of the Registration Statement of which this Prospectus forms a part, MDC Management Company III, L.P., an affiliate of MDC, a beneficial owner of the Company, advised the Company as to the structuring of the Company's bank financing and the capital structure of the Company, identification and financing of future acquisitions, and general management advice relating to the overall strategy and positioning of the Company. MDC received $293,000 for 1997, under such agreement.

    From December 31, 1996 through January 16, 1998, the Company paid the following fees for services rendered in connection with the acquisitions of the MRS. BUTTERWORTH'S business, the LOG CABIN business, and the DUNCAN HINES business: $1,250,000 to Dartford, whose partners, Messrs. Wilson, Ardrey, and Chung, and Ms. Cummings are executive officers and directors of the Company; $184,000 to Mr. Thomas J. Ferraro (President of the Aurora Division) and $75,000 to Mr. C. Gary Willett (Executive Vice President of the Aurora Division); $5,700,000 to MDC, whose general partners and principal include Mr. David E. De Leeuw, Mr. Charles Ayres and Mr. Tyler T. Zachem (all directors of the Company); and $1,500,000 was paid to Fenway, whose partners include Messrs. Lamm, Dresdale, and Geisser (all directors of the Company).

    Also, from September 1995 through July 9, 1996, the Company paid the following fees for services rendered in connection with acquisitions and related financings of VDK's acquisitions: $1,950,000 to Dartford; $1,474,000 to Fenway; $294,000 to National Sun Industries Inc., an indirect wholly-owned subsidiary of Tiger Oats, whose director is Mr. Clive A. Apsey (a director of the Company); and $294,000 to UBS, whose president is Mr. Charles J. Delaney (a director of the Company).

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
    Pursuant to an agreement with Windy Hill, dated as of September 5, 1995, the Company paid $198,000 in 1996 and 1997 for computer support services. Dartford (of which Mr. Ian R. Wilson is the managing partner) and its partners own 14.2% of Windy Hill. Mr. Wilson is the Chairman of the Board and Chief Executive Officer of the Company and Windy Hall.

    Each of Fenway, MDC, and Dartford earned $1,500,000, UBS earned $150,000, and each of Tiger Oats and CALPERS earned $75,000 in fees in connection with the Contribution Transaction.

    The Company has entered into an agreement, dated just prior to the Offerings, pursuant to which it agreed to pay transaction fees to each of Fenway, MDC, and Dartford of 0.333% of the transaction value for acquisitions by the Company.

    The Company has agreed to pay Dartford $800,000 per year as reimbursement of corporate headquarters expenses which include staff salaries, miscellaneous office expenses related to the administration of the Company's corporate headquarters, and rent for the space leased by Dartford and used by the Company as its corporate headquarters for a term ending the earlier of the second anniversary of the closing of the Offerings and the date that Mr. Wilson is no longer Chairman or Chief Executive Officer of the Company.

    The Company and the Stockholders have entered into the Securityholders Agreement which provides for certain rights including registration rights of the Stockholders. See "Principal Stockholders and Selling
Stockholder--Securityholders Agreement".

    On September 19, 1995, Mr. Thomas O. Ellinwood, the President of the VDK Division, executed a promissory note in favor of the Company to evidence monies borrowed to assist in the capitalization of his limited liability company interests held in VDK Foods LLC. The promissory note matures September 30, 1998 with required annual payments. Interest is due and payable quarterly at the rate of 8.5% per annum. The balance outstanding of his promissory note as of fiscal year end June 30, 1996 was $125,000, $83,333 as of June 30, 1997, and $41,666 as
of March 31, 1998.

    On December 31, 1996 and January 16, 1998, Mr. Thomas J. Ferraro, the President of the Aurora Division, executed promissory notes in favor of the Company to evidence monies borrowed to assist in the capitalization of his limited liability company interests held in MBW Investors LLC. The promissory notes mature December 31, 1999 and January 16, 2001. Interest is due and payable quarterly at the rate of 8% per annum and there are required annual principal payments. The balance outstanding on his promissory note as of fiscal year end December 27, 1997 was $40,000 and as of March 31, 1998 was $171,000.

    Pursuant to the Aurora Plan, Dartford, Thomas J. Ferraro, and C. Gary
Willett are entitled to receive       ,       , and       shares of Common Stock
effective on the closing of the Offerings. See "Management--Aurora Compensation Plan."

    Pursuant to the VDK Plan, Dartford, Thomas O. Ellinwood, and Anthony A.
Bevilacqua are entitled to receive       , and       shares of Common Stock,
respectively, on the first anniversary of the closing of the Offerings. See "Management--VDK Compensation Plan."

                          DESCRIPTION OF CAPITAL STOCK

    The following description of the capital stock of the Company and certain provisions of the Certificate of Incorporation and By-Laws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

    Upon completion of the Offerings, the authorized capital stock of the
Company will consist of (i)       shares of Common Stock, par value       per
share, of which       shares will be outstanding, and (ii)       shares of
Preferred Stock, of which no shares will be outstanding.

COMMON STOCK

    Holders of Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders of the Company and do not have cumulative voting rights and the rights of holders of Common Stock are identical in all respects. Pursuant to the Securityholders Agreement, the affirmative consent of Fenway and MDC is required for certain actions by the Company which could otherwise be approved by a majority of the directors including acquisitions of a certain size by the Company and the removal or termination of Ian R. Wilson as Chief Executive Officer of the Company or of his successor. In addition, Fenway, MDC, Dartford, UBS, and Tiger Oats and the Company have agreed to elect a certain number of directors designated by each of them, including the initial Board of Directors, subject to certain conditions. See "Principal Stockholders and Selling Stockholder--Securityholders Agreement" and "Certain Relationships and Related Transactions".

    Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared, from time to time by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities and the liquidation preference, if any, of any outstanding Preferred Stock. Holders of shares of Common Stock have no preemptive, subscription, redemption, or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares offered by the Company and the Selling Stockholder in the Offerings will be, when issued and paid for as provided herein, validly issued, fully paid and non-assessable. The rights, preferences, and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

    At present, there is no established trading market for the Common Stock. An application will be made for listing of the Common Stock on the NYSE under the
symbol "      ".

PREFERRED STOCK


    The Board of Directors is authorized to issue from time to time       shares
of Preferred Stock in one or more series, and to fix the rights, designations, powers, preferences, qualifications, limitations and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series, all without stockholder approval. The ability of the Board of Directors to issue Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring or making a proposal to acquire, the Company or the majority of the outstanding stock of the Company. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of Preferred Stock that may be issued in the future. see "Risk Factors-- Anti-Takeover Effects of Certain Certificate of Incorporation and By-Laws Provisions".

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW



    The Company has elected in the Certificate of Incorporation to not be subject to the provisions of section 203 ("Section 203") of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation's voting stock.


TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is       .

                          DESCRIPTION OF INDEBTEDNESS

SENIOR CREDIT FACILITIES

    The description set forth below is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the Company's Senior Credit Facilities, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Senior Credit Facilities.

    Just prior to the Offerings, the Company entered into a Credit Agreement with The Chase Manhattan Bank ("Chase") and various lenders providing for senior secured credit facilities. In connection with such financing, Chase acts as Administrative Agent and Chase Securities Inc. acted as Arranging Agent. The Senior Credit Facilities provide as follows:

    The Senior Credit Facilities consist of (i) a senior secured Term Facility
in a principal amount of $      million and (ii) a senior secured Revolving
Facility providing for revolving loans to the Company and the issuance of letters of credit for the account of the Company, in an aggregate principal and
stated amount at any time not to exceed $      million (of which not more than
$      million may be represented by letters of credit).

    Loans and letters of credit under the Revolving Facility will be available
at any time through the final maturity date on              ,       . The Term
Facility will have a final maturity date of              ,       , and will
amortize in quarterly payments of $      million through              ,
with such quarterly payments increasing annually in the amount of $      per
payment for each year thereafter until the final maturity date.

    The Company is required to make mandatory prepayments on the Senior Credit Facilities under certain circumstances, including upon certain asset sales, issuance of debt securities or issuance of equity securities to persons. The Company will also be required to make prepayments on the Senior Credit Facilities and permanently reduce commitments under the Revolving Facility in an
amount equal to       % of the Company's annual trailing Consolidated Excess
Cash Flow commencing with the fiscal year ending in December       and
thereafter and upon receipt of cash proceeds from property and casualty insurance or condemnation awards. At the Company's option, subject to certain requirements, loans may be prepaid, and revolving credit commitments or letters of credit may be permanently reduced, in whole or in part at any time without premium or penalty.

    At the Company's option the interest rate per annum applicable to the Revolving Facility will be either the rate (grossed-up for maximum statutory reserve requirements for eurocurrency liabilities) at which eurodollar deposits for one, two, three or six months (as selected by the Company) are offered to Chase in the interbank eurodollar market in the approximate amount of Chase's share of the relevant Loan (the "Adjusted Eurodollar Rate") plus a margin of
      % (the "Applicable Eurodollar Rate Margin") or the Base Rate plus a margin
of       %. The margin is based upon the Company's ratio of consolidated total debt to consolidated EBITDA. The Base Rate is the higher of (i) the rate of interest publicly announced by Chase as its prime rate in effect at its principal office in New York City and (ii) the federal funds effective rate plus
      %.

    At the Company's option, the interest rate per annum applicable to loans under the Term Facility will be either the Adjusted Eurodollar Rate plus a
margin of       % or the Base Rate plus a margin of       %. The Base Rate is
the higher of (i) the rate of interest publicly announced by Chase Manhattan as its prime rate in effect at its principal office in New York City, (ii) the
federal funds effective rate plus       %, and (iii) the secondary market rate
for certificates of deposit (grossed-up for maximum statutory reserve
requirements) plus       %.

    The Company pays a per annum fee equal to       % on the undrawn portion of
the commitments in respect of the Revolving Facility and a per annum fee on the face amount of all outstanding letters of credit equal to the Applicable Eurodollar Rate Margin then in effect with respect to loans under the

Revolving Facility bearing interest based upon the Eurodollar Rate. The per annum fee is also based upon the Company's ratio of consolidated total debt to consolidated EBITDA.

    The Senior Credit Facilities contain a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into leases, guarantees, investments or acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the Senior Credit Facilities, the Company is required to comply with specified ratios and tests, including minimum interest coverage, minimum fixed charge coverage and maximum leverage ratios and a limitation on capital expenditures.

    An event of default under the Senior Credit Facilities will occur (i) if the Company fails to make payments under the Senior Credit Facilities or, in certain circumstances, under other outstanding indebtedness; (ii) if the Company breaches the financial covenants contained in the Senior Credit Facilities;
(iii) if the Company breaches the warranties contained in the Senior Credit Facilities; (iv) in the event of the bankruptcy, insolvency or reorganization of the Company; (v) if any judgment or attachment involving, in an individual case
an amount in excess of $      or, in the aggregate in excess of $      , shall
be entered against the Company and shall remain undischarged on unstayed for a period of [ ] days; (vi) if any judgment or decree of dissolution is entered against the Company; (vii) if there occurs certain specified ERISA events;
(viii) if the Company undergoes a "change in control" as described below; (ix) if the co-pack agreements between the Company and P&G, Kraft, or Red Wing or the flavor supply agreement between the Company and Quest International Flavor & Food Ingredients Company are terminated, and the Company fails to make alternate arrangements satisfactory to the Lenders; (x) if there is a failure to comply with the subordination provisions contained in the Senior Credit Facilities; or
(xi) under certain other circumstances customary for a transaction of this type. An Event of Default under the Indentures will occur if any of the above occur and an amount in excess of $5 million is accelerated under the terms of the Senior Credit Facilities and such default is not cured or rescinded within a 10 day period. As noted above, an event of default under the Senior Credit Facilities will occur if there is a change in control in the Company.

    A change in control will be deemed to have occured if

    The Senior Credit Facilities also contain provisions that prohibit any modification of the Indentures in any manner adverse to the banks, financial institutions and other entities under the Senior Credit Facilities and that limit the Company's ability to refinance the VDK Notes or the Aurora Notes without the consent of such Lenders.

SENIOR SUBORDINATED FACILITY COMMITMENT

    Pursuant to a commitment letter (the "Commitment Letter"), dated April 8, 1998, Chase and Chase Securities Inc. have agreed, subject to customary conditions, to provide the Company with a $101 million senior subordinated facility (the "Senior Subordinated Facility"), the proceeds of which will be used to purchase any VDK Notes which the Company may be required to repurchase pursuant to the Change of Control provisions of the VDK Indenture and to pay related costs and expenses. See "-- Senior Subordinated Notes--The VDK Notes--Change of Control". The Senior Subordinated Facility will be subordinated to the Company's Senior Credit Facilities and will rank PARI PASSU with the VDK Notes. On or prior to July 6, 1998, the Company may make a single draw on the Senior Subordinated Facility. Any loans thereunder will mature one year later.

    Loans under the Senior Subordinated Facility will bear interest at the higher of (i) Chase's prime rate and (ii) the Federal Funds Effective Rate plus 0.5% plus a spread, which will be 5% for the first six months, increasing by 0.5% at such time and at the end of each three month period thereafter until the maturity date. The maximum interest rate under the Senior Subordinated Facility is 14%. Loans under the Senior Subordinated Facility may be prepaid without penalty. If the Company has not repaid the loans under the Senior Subordinated Facility on or prior to the maturity date, at the option of the lenders thereunder, the loans will either be extended or exchanged for notes ("Exchange Notes") which will mature on September 15, 2005 and bear interest at a rate not to exceed 14%. The Senior Subordinated Facility and Exchange Notes will contain covenants and events of default substantially similar to those in the VDK Indenture.

SENIOR SUBORDINATED NOTES

    The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the Aurora Series B Notes and the Aurora Series D Notes and the VDK Notes.

    THE VDK NOTES

    The VDK Notes were issued under an Indenture, dated as of September 15, 1995 (the "VDK Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "VDK Trustee"). The terms and conditions of the VDK Notes include those stated in the VDK Indenture and those made part of the VDK Indenture by reference to the Trust Indenture Act of 1939. Capitalized terms used in this "The VDK Notes" section and not otherwise defined have the meanings set forth in the VDK Indenture.

    The VDK Notes are unsecured senior subordinated obligations of the Company, limited to $100.0 million aggregate principal amount, and will mature on September 15, 2005. Each VDK Note bears interest at the rate of 12% per annum, payable semiannually on March 15 and September 15 of each year which commenced March 15, 1996 to holders of record at the close of business on the February 28 or August 31 immediately preceding the interest payment date.

    OPTIONAL REDEMPTION. Except as set forth below, the VDK Notes are not redeemable at the option of the Company prior to September 15, 2000. On and after such date, the VDK Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to the registered address of each holder of the VDK Notes to be redeemed, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

    If redeemed during the 12 month period commencing on September 15 of the years set forth below:

PERIOD                                      REDEMPTION PRICE
----------------------------------------  ---------------------

2000....................................              106%

2001....................................              104%

2002....................................              102%

2003 and thereafter.....................              100%

    In addition, at any time and from time to time prior to September 15, 1998, the Company may redeem up to $35.0 million of the aggregate principal amount of the VDK Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market at the time of such redemption, at a redemption price (expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least $65.0 million of the aggregate principal amount of the VDK Notes remain outstanding after each such redemption. The Offerings constitute a Public Equity Offering under the VDK Indenture and the Company plans to redeem $35.0 million of principal of the VDK Notes pursuant to the Optional Redemption provisions of the VDK Indenture.

    At any time on or prior to September 15, 2000, the VDK Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control upon not less than 30 days or no more than 60 days prior notice (but in no event more than 90 days after the occurence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).


    RANKING. The payment of the principal of, premium (if any), and interest on, the VDK Notes is subordinated in right of payment, as set forth in the VDK Indenture, to the payment when due of all Senior Indebtedness of the Company. As of December 27, 1997 on a pro forma adjusted basis, the outstanding senior
indebtedness of the Company would have been $         (exclusive of unused
commitment). Although the VDK Indenture contains limitations on the amount of additional Indebtedness that the Company may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness.

    Only Indebtedness of the Company that is Senior Indebtedness ranks senior to the VDK Notes in accordance with the provisions of the VDK Indenture. The VDK Notes in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company. The Company has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

    CHANGE OF CONTROL. Upon the occurrence of a Change of Control, each holder of the VDK Notes will have the right to require the Company to repurchase all or any part of such holder's VDK Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).


    The Contribution, effective April 8, 1998, resulted in a "Change of Control" under the VDK Indenture. Under the terms of the VDK Indenture, within 30 days after a Change of Control, unless the Company has mailed a redemption notice with respect to all of the outstanding VDK Notes, the Company is required to mail a notice to each holder of record of the VDK Notes stating, among other things, that the Company is required to offer to purchase the VDK Notes at 101% of their principal amount plus accrued interest at the repurchase date (which cannot be earlier than 30 days nor later than 60 days from the date such notice is mailed).


    CERTAIN COVENANTS. The VDK Indenture imposes certain affirmative covenants and other requirements on the Company, including mandatory reporting of financial and other information to the VDK Trustee.

    The VDK Indenture also contains certain negative covenants that include, among other things: (i) limitations on the amount of Indebtedness the Company and its Subsidiaries may Incur, (ii) limitations on certain payments the Company and its Subsidiaries may make, (iii) limitations on restrictions on distributions from Subsidiaries, (iv) limitations on sales of assets by the Company and its Subsidiaries, (v) limitations on Affiliate Transactions, (vi) limitations on the sale of Subsidiary Capital Stock, (vii) limitations on the lines of business the Company may engage in, and (vii) limitations on the Company's ability to merge or consolidate or transfer all or substantially all of the assets of the Company.

    EVENT OF DEFAULTS. An event of default under the VDK Indenture includes among other things, (i) a default in any payment of interest on any VDK Note when due, continued for 30 days, (ii) a default in the payment of principal of any VDK Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations with respect to merger, consolidations, and transfers of all or substantially all of the assets of the Company under "--Certain Covenants" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the change of control provisions contained in the VDK Indenture or under covenants described under "Certain Covenants" above (in each case, other than a failure to purchase VDK Notes which shall constitute an event of default under clause (ii) above), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the VDK Indenture, (vi) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million and such default shall not have been cured or such acceleration rescinded within a 10-day period, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a subsidiary, (viii) any judgment or decree for the payment of money in excess of $5 million (to the extent not covered by insurance) is rendered against the Company or a Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and nonappealable or (ix) the failure of any Security Guarantee to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any Security Guarantor of its obligations under the VDK Indenture or any Security Guarantee if such default continues for 10 days. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the VDK Trustee or the holders of at least 25% in principal amount of the outstanding VDK Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

    If an Event of Default occurs and is continuing, the VDK Trustee or the holders of at least 25% in principal amount of the outstanding VDK Notes by notice to the Company may declare the principal of and accrued and unpaid interest on all the VDK Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued and unpaid interest on all the VDK Notes will become and be immediately due and payable without any declaration or other act on the part of the VDK Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding VDK Notes may rescind any such acceleration with respect to the VDK Notes and its consequences.

THE AURORA NOTES

    In addition to the VDK Notes the Company has outstanding: (i) the 9 7/8% Series B Senior Subordinated Notes due 2007 (the "Aurora Series B Notes") issued under an Indenture, dated as of February 10, 1997 (the "Series B Indenture") between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), in connection with the MRS. BUTTERWORTH'S acquisition and (ii) the 9 7/8% Series D Senior Subordinated Notes due 2007 (the "Aurora Series D Notes", together with the Aurora Series B Notes, the "Aurora Notes") issued under an Indenture dated as of July 1, 1997 (the "Series D Indenture", together with the Series B Indenture, the "Aurora Indentures") between the Company and the Trustee in connection with the LOG CABIN acquisition. The terms and conditions of the Aurora Notes include those stated in each of the Aurora Indentures and those made part of the Aurora Indentures by reference to the Trust Indenture Act of 1939 as in effect on the date of each of the Aurora Indentures. Capitalized terms used in this "The Aurora Notes" section and not otherwise defined have the meanings set forth in the Aurora Indentures.

    The Aurora Notes are unsecured senior subordinated obligations of the Company, limited to $200.0 million aggregate principal amount, and will mature on February 15, 2007. Each Note bears interest at the rate of 9 7/8% per annum from the date of issuance, or from the most recent date to which interest has been paid or provided for, payable semi-annually on February 15 and August 15 of each year which commenced February 15, 1998 to holders of record at the close of business on the February 1 or August 1 immediately preceding the interest payment date.

    OPTIONAL REDEMPTION. Except as set forth below, the Aurora Notes are not redeemable at the option of the Company prior to February 15, 2002. On and after such date, the Aurora Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to the registered address of each holder of Aurora Notes to be redeemed, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

    If redeemed during the 12-month period commencing on February 15 of the years set forth below:

PERIOD                                     REDEMPTION PRICE
----------------------------------------  ------------------

2002....................................        104.9375%

2003....................................        103.2917%

2004....................................        101.6458%

2005 and thereafter.....................        100.0000%

    In addition, at any time and from time to time prior to February 15, 2000, the Company may redeem up to $35.0 million of the aggregate principal amount of the Aurora Series B Notes and up to $35.0 million of the aggregate principal amount of the Aurora Series D Notes with the cash proceeds of one or more Equity Offerings received by, or invested in, the Company at a redemption price (expressed as a percentage of principal amount) of 109.875%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least $65.0 million of the aggregate principal amount of each of the Aurora Series B Notes and Aurora Series D Notes remain outstanding after each such redemption.

    At any time on or prior to February 15, 2002, each of the Aurora Series B Notes and Aurora Series D Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control upon not less than 30 days or no more than 60 days prior notice (but in no event more than 90 days after the occurance of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    RANKING. The payment of Indebtedness evidenced by, and all other obligations in respect of, the Aurora Notes is subordinated in right of payment, as set forth in the Aurora Indentures, to the prior payment in full in cash or Cash Equivalents when due of all Senior Indebtedness of the Company. The provisions of the Aurora Indentures, provide that in the event of an Asset Disposition by the Company, the proceeds of the Asset Disposition will be applied to repurchase the Aurora Series B Notes prior to any repurchase of the Aurora Series D Notes. Although the Aurora Indentures contain limitations on the amount of additional Indebtedness that the Company may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness.

    Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Aurora Notes in accordance with the provisions of the Aurora Indentures. The Aurora Notes will in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company. The Company has agreed in the Aurora Indentures that it will not Incur, directly or indirectly, any indebtedness, that is subordinate or junior in ranking in any respect to Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

    CHANGE OF CONTROL. Upon the occurrence of a Change of Control each holder of the Aurora Notes will have the right to require the Company to repurchase all or any part of such holder's Aurora Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    CERTAIN COVENANTS. The Aurora Indentures impose certain affirmative covenants and other requirements on the Company, including the reporting of financial and other information to the Trustee.

    The Aurora Indentures also contain certain negative covenants that include, among others things: (i) limitations on the amount of Indebtedness the Company and its Subsidiaries may incur; (ii) limitations on certain payments the Company and its Subsidiaries may make, (iii) limitations on restrictions on distributions from Subsidiaries, (iv) limitations on sales of assets by the Company and its Subsidiaries, (v) limitations on Affiliate Transactions, (vi) limitations on the sale of Subsidiary Capital Stock, (vii) limitations on the lines of business the Company and its Subsidiaries may engage in, and (viii) limitations on the Company's ability to merge or consolidate or transfer all or substantially all of the assets of the Company.

    EVENTS OF DEFAULT. An Event of Default under the Aurora Indentures includes among other things (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations with respect to mergers, consolidations, and transfers of all or substantially all of the assets of the Company under "--Certain Covenants" above (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the Change of Control provisions contained in the Aurora Indentures or under covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Aurora Notes which shall constitute an Event of Default under clause (ii) above), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Aurora Indentures, (vi) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million and such default shall not have been cured or such acceleration rescinded within a 10-day period, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, (viii) any judgment or decree for the payment of money in excess of $5 million (to the extent not covered by insurance) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable or (ix) the failure of any Security Guarantee to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any Security Guarantor of its obligations under the Aurora Indentures or any Security Guarantee if such default continues for 10 days. However, a default under clauses (iii) and (iv) will not constitute an Event of Default under the Series B Indenture or the Series D Indenture until the Trustee or the holders of at least 25% in principal amount of the outstanding Aurora Series B Notes or Aurora Series D Notes, as the case may be, notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Aurora Series B Notes or Aurora Series D Notes, as the case may be, by notice to the Company may declare the principal of and accrued and unpaid interest on all the Aurora Series B Notes or Aurora Series D Notes, as the case may be, to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued and unpaid interest on all the Aurora Notes will become and be immediately due and payable without any declaration or other act on the part of the

Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Aurora Series B Notes or Aurora Series D Notes, as the case may be, may rescind any such acceleration with respect to the Aurora Notes and its consequences.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to the Offerings, there has been no market for the Common Stock. The sale, or availability for sale of substantial amounts of Common Stock in the public market subsequent to the Offering could adversely affect the prevailing market price of the shares of Common stock and could impair the Company's ability to raise additional capital through the sale of equity securities.

    Upon completion of the Offerings, the Company will have       shares of
Common Stock outstanding (      shares if the Underwriters' over-allotment
option is exercised in full). Of these shares, the       shares sold in the
Offerings (      shares if the Underwriters' over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined under the Securities Act ("Affiliates"), may generally only be sold in compliance with the limitations of Rule 144 described below.

    The remaining       shares of Common Stock are deemed "Restricted Shares"
under Rule 144. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act and lock-up agreements under which the holder of such shares has agreed not to sell or otherwise dispose of any of their shares for a period of 180 days after the effective date of the Offerings (the "Lock-up Period") without the prior written consent of the representatives of the Underwriters. Because of these restrictions, on the date of this Prospectus, no shares other than those offered hereby will be eligible for sale. Upon expiration of the Lock-up Period, all of the Restricted Shares will become available for sale in the public market, subject to Rule 144 and Rule 701 of the Securities Act (other than shares which
will become available for sale in                         ).

    In general, under Rule 144 of the Securities Act as currently in effect, beginning 90 days after the Offerings, a person (or persons whose shares are aggregated who has beneficially owned "restricted" shares for at least one year, including a person who may be deemed an affiliate of the Company, is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then-outstanding shares of Common Stock
(            shares after giving effect to the Offerings) or the average weekly trading volume of the Common Stock as reported through the New York Stock Exchange during the four calendar weeks preceding such sale. Sales under Rule 144 of the Securities Act are subject to certain restrictions relating to manner of sale, notice, and the availability of current public information about the Company. In addition, under Rule 144(k) of the Securities Act, a person who is not an affiliate of the Company at any time 90 days preceding a sale, and who has beneficially owned shares for at least one year, would be entitled to sell such shares immediately following the Offerings without regard to the volume limitations, manner of sale provisions, or notice or other requirements of Rule 144 of the Securities Act.

    Rule 701 under the Securities Act provides that shares of Common Stock acquired on the exercise of outstanding options may be resold by persons other than affiliates beginning 90 days after the date of this Prospectus, subject only to manner of sale provisions of Rule 144, and by affiliates, beginning 90 days after the date of this Prospectus, subject to all provisions of Rule 144 except its minimum holding period. The Company intends to register on a registration statement on Form S-8 shortly after the date of this Prospectus,
for a total of       shares of Common Stock reserved for issuance under the 1998
Incentive Plan.

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES
                  TO NON-UNITED STATES HOLDERS OF COMMON STOCK

    The material federal income tax consequences to Non-U.S. Holders expected to result from the purchase, ownership and sale or other taxable disposition of the Common Stock, under currently applicable law, are summarized below. A "Non-U.S. Holder" is a person or entity purchasing Common Stock in the offering that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign estate or trust or a foreign partnership as such terms are defined in the Internal Revenue Code of 1986, as amended (the "Code").

    This summary is based upon the current provisions of the Code, applicable Treasury Regulations and judicial and administrative decisions and rulings. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences to Non-U.S. Holders.

    The following summary is for general information only and does not purport to deal with all aspects of federal income taxation that may affect particular Non-U.S. Holders in light of their individual circumstances and is not intended for (a) stockholders other than Non-U.S. Holders, (b) Non-U.S. Holders who will not hold the Common Stock as capital assets or (c) Non-U.S. Holders who are otherwise subject to special treatment under the Code (including insurance companies, tax-exempt entities, financial institutions, broker-dealers and persons who would hold the Common Stock as part of a straddle, hedge or conversion transaction). In addition, the summary does not consider the effect of any applicable state, local or foreign tax laws on Non-U.S. Holders. EACH PROSPECTIVE NON-U.S. HOLDER OF COMMON STOCK SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

DIVIDENDS ON COMMON STOCK

    Dividends paid to a Non-U.S. Holder of Common Stock that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States will generally be subject to withholding of United States federal income tax at the rate of 30% of the gross amount of the dividends unless the rate is reduced by an applicable income tax treaty. Except to the extent that an applicable tax treaty otherwise provides, a Non-U.S. Holder will be taxed in the same manner as United States citizens, resident aliens and domestic corporations on dividends paid (or deemed paid) that are effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income, with certain adjustments at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, a Non-U.S. Holder may claim exemption from withholding under the effectively connected income exception by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively connected with the Conduct of Business in the United States) or a successor form with the Company or its paying agent.

    Under the currently applicable Treasury Regulations, dividends paid to an address in a country other than the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above (unless the payor has knowledge to the contrary) and, under the current interpretation of Treasury Regulations, for purposes of determining the applicability of a reduced rate of withholding under an income tax treaty. However, under certain recently finalized Treasury Regulations (the "New Withholding Regulations") a Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy certain certification and other requirements. In addition, under the New Withholding Regulations, in the case of Common Stock held by a foreign partnership, the certification requirement would generally be applied to the partners of the partnership and the partnership may be required to provide certain information, including a United States taxpayer identification number. The New Withholding Regulations also provide look-through rules for tiered partnerships. The New Withholding Regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. Non-U.S. Holders are encouraged to consult with their own tax advisors with respect to the application of the New Withholding Regulations.

    Generally, the Company must report to the IRS the amount of dividends paid, the name and address of the recipient and the amount, if any, of the tax withheld. A similar report is sent to the holder. Pursuant to income tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

GAIN ON DISPOSITION OF COMMON STOCK

    A Non-U.S. Holder generally will not be subject to United States federal income tax or withholding on gain recognized upon the sale or other disposition of Common Stock unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, or (ii) in the case of a Non-U.S. Holder who is a non-resident alien individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other conditions are met, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of the United States federal income tax taw applicable to certain United States expatriates. If a Non-U.S. Holder falls under clause (i) above, the holder will be taxed on the net gain derived from the sale at regular graduated United States federal income tax rates (the branch profits tax also may apply if the Non-U.S. Holder is a corporation). If a Non-U.S. Holder falls under clause (ii) above, the holder generally will be subject to a 30% tax on the gain derived from the sale, which gain may be offset by U.S. capital losses recognized within the same taxable year of such sale. The foregoing discussion in this paragraph is based on the Company's conclusion that it is not presently, and has not been for the past five years, a United States real property holding corporation ("USRPHC") subject to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Different consequences would apply to certain Non-U.S. Holders if the Company were to become a USRPHC subject to FIRPTA.

FEDERAL ESTATE TAXES

    An individual Non-U.S. Holder who owns, or is treated as owning, Common Stock at the time of his or her death or has made certain lifetime transfers of an interest in Common Stock will be required to include the value of such Common Stock in his gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of Common Stock effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker is (i) a United States person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States, (iii) a controlled foreign corporation for United States federal income tax purposes or (iv) effective for payments after December 31, 1999, a foreign partnership (a) more than 50% of the income or capital interests of which are owned by U.S. persons or (b) that is engaged in a United States trade or business. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in
(i), (ii), (iii) or (iv) of the preceding sentence will not be subject to backup withholding tax but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the Common Stock either (a) provides a Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes its name and address and certifies as to its Non-U.S. Holder status in compliance with applicable law and regulations, or (b) otherwise establishes an exemption. Effective for payments after December 31, 1999 (and subject to certain transition rules), the New Withholding Regulations unify certain certification procedures and forms and the reliance standards relating to information reporting and backup withholding.

    If paid to an address outside the United States, dividends on Common Stock held by a Non-U.S. Holder will generally not be subject to backup withholding, provided that the payor does not have actual knowledge that the holder is a United States person. However, under the New Withholding Regulations (which are effective for dividends paid after December 31, 1999), dividend payments may be subject to backup withholding imposed at a rate of 31% unless applicable certification requirements are satisfied. See the discussion above with respect to rules applicable to foreign partnerships under the New Withholding Regulations.

    THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE NON-U.S. HOLDER OF COMMON STOCK SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON STOCK.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission a Registration Statement (which term shall encompass any amendments thereto) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    Upon completion of the Offerings, the Company will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports and other information filed by the Company with the Commission in accordance with the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Copies of such material will also be available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                               VALIDITY OF SHARES

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Richards & O'Neil, LLP, New York, New York and for the Underwriters by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

    The financial statements of the Company as of December 27, 1997 and December 31, 1996 and for the year ended December 27, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of the MRS. BUTTERWORTH'S Business as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of VDK as of June 30, 1997 and June 29, 1996 and for the period September 19, 1995 through June 29, 1996 and for the year ended June 30, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The statements of equipment and goodwill as of June 30, 1997 and 1996 and the statements of direct revenues and direct expenses of the DUNCAN HINES Business of The Procter & Gamble Company for each of the three years in the period ended June 30, 1997, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------
AURORA FOODS HOLDINGS INC.
    Report of Independent Accountants......................................................................        F-2
    Consolidated Balance Sheets as of December 31, 1996, December 27, 1997 and March 28, 1998
     (unaudited)...........................................................................................        F-3
    Consolidated Statements of Operations for the year ended December 27, 1997 and for the three months
     ended March 29, 1997 and March 28, 1998 (unaudited)...................................................        F-4
    Consolidated Statements of Changes in Stockholder's Equity for the year ended December 27, 1997 and for
     the three months ended March 28, 1998 (unaudited).....................................................        F-5
    Consolidated Statements of Cash Flows for the year ended December 27, 1997 and for the three months
     ended March 29, 1997 and March 28, 1998 (unaudited)...................................................        F-6
    Notes to Consolidated Financial Statements.............................................................        F-7

PREDECESSOR BUSINESS

MRS. BUTTERWORTH'S BUSINESS, A COMPONENT OF CONOPCO, INC.
    Report of Independent Accountants......................................................................       F-21
    Statement of Assets to be Acquired as of December 31, 1996.............................................       F-22
    Statements of Operations for the years ended December 31, 1995 and 1996................................       F-23
    Notes of Financial Statements..........................................................................       F-24

ACQUIRED BUSINESSES

VDK HOLDINGS, INC.
    Report of Independent Accountants......................................................................       F-28
    Consolidated Balance Sheet as of June 29, 1996, June 30, 1997 and March 31, 1998 (unaudited)...........       F-29
    Consolidated Statements of Operations for the operating period September 19, 1995 through June 29,
     1996, for the year ended June 30, 1997 and for the nine months ended March 31, 1997 and 1998
     (unaudited)...........................................................................................       F-30
    Consolidated Statements of Changes in Stockholder's Equity for the period September 19,1995 through
     June 29, 1996, for the year ended June 30, 1997 and for the nine months ended March 31, 1998
     (unaudited)...........................................................................................       F-31
    Consolidated Statements of Cash Flows for the operating period September 19, 1995 through June 29,
     1996, for the year ended June 30, 1997 and for the nine months ended March 31, 1997 and 1998
     (unaudited)...........................................................................................       F-32
    Notes to Consolidated Financial Statements.............................................................       F-33

DUNCAN HINES BUSINESS OF THE PROCTER & GAMBLE COMPANY
    Independent Auditors' Report...........................................................................       F-47
    Statements of Equipment and Goodwill as of June 30, 1996 and 1997, and December 31, 1997 (unaudited)...       F-48
    Statements of Direct Revenues and Direct Expenses for the years ended June 30, 1997, 1996, and 1995 and
     for the six months ended December 31, 1997 and 1996 (unaudited).......................................       F-49
    Notes to Financial Statements..........................................................................       F-50

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Aurora Foods Holdings Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statement of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Aurora Foods Holdings Inc. and its subsidiary (the Company) at December 27, 1997 and December 31, 1996 (commencement of operations), and the results of their operations and their cash flows for the year ended December 27, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Francisco, California
March 18, 1998

                           AURORA FOODS HOLDINGS INC.

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)


                                                                               COMMENCEMENT
                                                                              OF OPERATIONS
                                                              DECEMBER 27,     DECEMBER 31,
                                                                  1997             1996
                                                 MARCH 28,   --------------  ----------------
                                                   1998
                                                -----------
                                                (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents...................   $  23,330     $    4,717       $    8,666
  Accounts receivable (net of $234 and $140
    allowance, respectively)..................      12,271         12,362           --
  Accounts receivable--other (Note 4).........      10,576          1,474              480
  Inventories (Note 5)........................      24,851          6,902            1,182
  Prepaid expenses and other assets...........       4,973          1,955                9
  Current deferred tax assets (Note 11).......       8,537          2,966           --
                                                -----------  --------------  ----------------
    Total current assets......................      84,538         30,376           10,337

Property, plant and equipment, net (Note 6)...      45,031         14,075            5,206
Goodwill and other intangible assets, net
  (Note 7)....................................     717,956        315,241          111,358
Other assets..................................      22,026         13,047            3,995
                                                -----------  --------------  ----------------
    Total assets..............................   $ 869,551     $  372,739       $  130,896
                                                -----------  --------------  ----------------
                                                -----------  --------------  ----------------

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current portion of long term debt (Note
    9)........................................   $   9,000     $    4,375       $   --
  Accounts payable............................      26,267          6,443           --
  Accrued liabilities (Note 8)................      29,107         17,409            2,736
                                                -----------  --------------  ----------------
    Total current liabilities.................      64,374         28,227            2,736

Non-current deferred tax liabilities (Note
  11).........................................       7,771          3,745           --
Senior secured revolving debt facility (Note
  9)..........................................      --             37,500           30,000
Senior secured term debt (Note 9).............     441,000         35,625           15,000
Senior subordinated notes (Note 9)............     202,377        202,419           50,000
                                                -----------  --------------  ----------------
    Total liabilities.........................     715,522        307,516           97,736
                                                -----------  --------------  ----------------
Stockholder's equity:
  Common stock, $0.01 par value; 3,000 shares
    authorized; 1,000 shares issued and
    outstanding...............................      --             --               --
  Paid-in capital.............................     218,191         64,203           33,270
  Promissory notes (Note 14)..................        (565)          (215)            (110)
  (Accumulated deficit) retained earnings.....     (63,597)         1,235           --
                                                -----------  --------------  ----------------
    Total stockholder's equity................     154,029         65,223           33,160
                                                -----------  --------------  ----------------

Commitments and contingencies (Notes 12 and
  16)

    Total liabilities and stockholder's
      equity..................................   $ 869,551     $  372,739       $  130,896
                                                -----------  --------------  ----------------
                                                -----------  --------------  ----------------


          See accompanying notes to consolidated financial statements.

                           AURORA FOODS HOLDINGS INC.


                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                 (IN THOUSANDS)


                                                         THREE MONTHS ENDED
                                                      ------------------------    YEAR ENDED
                                                       MARCH 28,    MARCH 29,    DECEMBER 27,
                                                         1998         1997           1997
                                                      -----------  -----------  --------------
                                                            (UNAUDITED)
Net sales...........................................   $  89,385    $  21,253     $  143,020
Cost of goods sold..................................      37,734        7,167         45,729
                                                      -----------  -----------  --------------

  Gross profit......................................      51,651       14,086         97,291
                                                      -----------  -----------  --------------

Brokerage, distribution and marketing expenses:
  Brokerage and distribution........................       9,355        2,279         17,096
  Trade promotions..................................      15,568        3,643         26,075
  Consumer marketing................................       7,997        1,331         15,142
                                                      -----------  -----------  --------------
Total brokerage, distribution and marketing
  expenses..........................................      32,920        7,253         58,313

Amortization of goodwill and other intangibles......       4,597          828          5,938
Selling, general and administrative expenses........       2,346        1,053          5,229
Compensation plan expense (Note 15).................      60,000           --          2,300
Transition expenses (Note 10).......................       1,926          126          2,113
                                                      -----------  -----------  --------------
Total operating expenses............................     101,789        9,260         73,893
                                                      -----------  -----------  --------------

    Operating (loss) income.........................     (50,138)       4,826         23,398

Interest income.....................................        (223)         (32)          (151)
Interest expense....................................      12,837        2,654         18,393
Amortization of deferred financing expense..........         513        2,313          3,059
Other bank and financing expenses...................          51            9             83
                                                      -----------  -----------  --------------

    (Loss) income before income taxes...............     (63,316)        (118)         2,014
Income tax (benefit) expense (Note 11)..............        (360)         (47)           779
                                                      -----------  -----------  --------------
    Net (loss) income before extraordinary item.....     (62,956)         (71)         1,235
Extraordinary loss on early extinguishment of debt,
  net of tax of $1,184..............................       1,876       --             --
                                                      -----------  -----------  --------------
Net (loss) income...................................   $ (64,832)   $     (71)    $    1,235
                                                      -----------  -----------  --------------
                                                      -----------  -----------  --------------
Basic and diluted (loss) earnings per share before
  extraordinary item................................   $     (63)   $  --         $        1
Extraordinary item per share........................          (2)      --             --
                                                      -----------  -----------  --------------
Basic and diluted (loss) earnings per share.........   $     (65)   $  --         $        1
                                                      -----------  -----------  --------------
                                                      -----------  -----------  --------------
Weighted average number of shares outstanding.......           1            1              1
                                                      -----------  -----------  --------------
                                                      -----------  -----------  --------------


          See accompanying notes to consolidated financial statements.

                           AURORA FOODS HOLDINGS INC.


           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY


                                 (IN THOUSANDS)


                                                                           RETAINED
                                 COMMON                                    EARNINGS
                                  STOCK       PAID-IN     PROMISSORY     (ACCUMULATED
                                 SHARES       CAPITAL        NOTES         DEFICIT)       TOTAL
                               -----------  -----------  -------------  --------------  ---------
Balance at December 31,
  1996.......................       1,000    $  33,270     $    (110)     $   --        $  33,160
Capital contribution.........      --           28,633          (125)         --           28,508
Payments on officer
  promissory notes (Note
  14)........................      --           --                20          --               20
Compensation plan expense
  (Note 15)..................      --            2,300        --              --            2,300
Net income...................      --           --            --               1,235        1,235
                                    -----   -----------  -------------  --------------  ---------
Balance at December 27,
  1997.......................       1,000       64,203          (215)          1,235       65,223
Capital contribution
  (unaudited)................      --           93,988          (366)         --           93,622
Payments on officer
  promissory notes (Note 14)
  (unaudited)................      --           --                16          --               16
Compensation plan expense
  (unaudited)................      --           60,000        --              --           60,000
Net loss (unaudited).........      --           --            --             (64,832)     (64,832)
                                    -----   -----------  -------------  --------------  ---------
Balance at March 28, 1998
  (unaudited)................       1,000    $ 218,191     $    (565)     $  (63,597)   $ 154,029
                                    -----   -----------  -------------  --------------  ---------
                                    -----   -----------  -------------  --------------  ---------


          See accompanying notes to consolidated financial statements.

                           AURORA FOODS HOLDINGS INC.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                 (IN THOUSANDS)


                                                         THREE MONTHS ENDED
                                                      ------------------------    YEAR ENDED
                                                       MARCH 28,    MARCH 29,    DECEMBER 27,
                                                         1998         1997           1997
                                                      -----------  -----------  --------------
                                                            (UNAUDITED)
Cash flows from operating activities:
  Net (loss) income.................................   $ (64,832)   $     (71)    $    1,235
  Early extinguishment of debt, net of tax..........       1,876       --             --
  Adjustments to reconcile net (loss) income to cash
  provided by (used in) operating activities:
    Depreciation and amortization...................       6,140        3,274          9,976
    Deferred income taxes...........................        (360)        (177)           779
    Compensation plan expense (Note 15).............      60,000       --              2,300
    Change in assets and liabilities, net of effects
    of businesses acquired:
      Decrease (increase) in accounts receivable....          91       (5,510)       (12,362)
      Decrease (increase) in accounts
      receivable--other.............................         898       (3,183)          (994)
      (Increase) decrease in inventories............     (17,949)          18          2,975
      Increase in prepaid expenses and other
      assets........................................      (3,018)          (9)        (1,946)
      Increase in accounts payable..................      19,824       --              6,443
      Increase in accrued liabilities...............      11,698        5,117         14,624
                                                      -----------  -----------  --------------
Net cash provided by (used in) operating
activities..........................................      14,368         (541)        23,030
                                                      -----------  -----------  --------------
Cash flows from investing activities:
  Additions to property, plant and equipment........      (1,511)         (96)        (2,411)
  Asset dispositions................................         330       --             --
  Additions to other non-current assets.............         (90)         (49)          (844)
  Payment for acquisition of businesses (Note 3)....    (448,121)      --           (225,930)
                                                      -----------  -----------  --------------
Net cash used in investing activities...............    (449,392)        (145)      (229,185)
                                                      -----------  -----------  --------------
Cash flows from financing activities:
  Proceeds from senior secured revolving and term
  debt (Note 9).....................................     450,000       --             90,000
  Proceeds from senior subordinated notes (Note
  9)................................................      --          100,000        202,500
  Repayment of borrowings...........................     (77,500)     (95,000)      (107,500)
  Capital contributions, net of officer promissory
  notes.............................................      93,638       --             28,500
  Debt issuance costs...............................     (12,501)      (4,951)       (11,294)
                                                      -----------  -----------  --------------
Net cash provided by financing activities...........     453,637           49        202,206
                                                      -----------  -----------  --------------
Increase (decrease) in cash and cash equivalents....      18,613         (637)        (3,949)
Cash and cash equivalents, beginning of period......       4,717        8,666          8,666
                                                      -----------  -----------  --------------
Cash and cash equivalents, end of period............   $  23,330    $   8,029     $    4,717
                                                      -----------  -----------  --------------
                                                      -----------  -----------  --------------
Supplemental Cash Flow Disclosure:
  Cash paid for interest............................   $  11,154    $   1,211     $   10,091
                                                      -----------  -----------  --------------
                                                      -----------  -----------  --------------


          See accompanying notes to consolidated financial statements.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

NOTE 1--THE COMPANY

    ORGANIZATION

    Aurora Foods Holdings Inc. ("Holdings" and together with its subsidiary the "Company"), a Delaware corporation, is a privately held food company. Holdings owns 100% of its direct subsidiary, Aurora Foods Inc. ("Foods"), also a Delaware corporation. Holdings is wholly-owned by MBW Investors LLC ("MBW LLC"), a Delaware limited liability company. The Company commenced operations on December 31, 1996, when it acquired the Mrs. Butterworth's syrup and pancake business ("MBW") (Note 3) from Conopco, Inc., a subsidiary of Unilever United States, Inc. ("Conopco" or the "Predecessor"). On July 1, 1997, the Company acquired substantially all the assets of the Log Cabin syrup business ("LC") from Kraft Foods, Inc. ("Kraft") (Note 3). Foods holds all of the Company's operations and debt. Holdings has no assets other than its investment in Foods. See Subsequent Events (Note 17).

    OPERATIONS

    The Company produces and markets syrup and pancake mix products that are sold across the United States. The products are manufactured under temporary co-packing agreements with Conopco and Kraft and under long-term co-packing agreements with third parties. The Company's manufacturing equipment has been or will be installed at certain facilities of these third parties. The principal trademarks under which the products are sold are Mrs.
Butterworth's-Registered Trademark- and Log Cabin-Registered Trademark-.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements include the accounts of Holdings and its subsidiary. All significant intercompany transactions and balances have been eliminated. The policies utilized by the Company in the preparation of the financial statements conform to generally accepted accounting principles and require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual amounts could differ from these estimates and assumptions. The Company uses the accrual basis of accounting in the preparation of its financial statements.

    FISCAL YEAR

    The Company's fiscal year ends on the last Saturday of December.Accordingly, the results of operations reflect activity for the period from December 31, 1996 (commencement of operations) through December 27, 1997. The balance sheet as of December 31, 1996 reflects the acquisition of the business from Conopco as of that date but prior to the commencement of operations.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid financial instruments with original maturities of three months or less to be cash equivalents.

    INVENTORIES

    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in first-out (FIFO) method. Inventories include the cost of contract manufacturers' raw materials, packaging, labor and manufacturing overhead.

                                 (IN THOUSANDS)

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost less accumulated depreciation.Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets ranging from three to fifteen years. Costs which improve an asset or extend its useful life are capitalized, while repairs and maintenance costs are expensed as incurred.

    GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets include goodwill, trademarks and various identifiable intangible assets purchased by the Company. Goodwill is being amortized over forty years using the straight-line method. Other intangible assets are being amortized using the straight-line method over periods ranging from five to forty years.

    IMPAIRMENT OF LONG-LIVED ASSETS

    Upon commencement of operations, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS 121 requires the Company to review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment of impairment is based on the estimated undiscounted future cash flows from operating activities compared with the carrying value of the assets. If the undiscounted future cash flows of an asset are less than the carrying value, a write-down would be recorded, measured by the amount of the difference between the carrying value of the asset and the fair value of the asset. Management believes that there has been no impairment at December 27, 1997.

    OTHER ASSETS

    Other assets consist of deferred loan acquisition costs, systems software, and other miscellaneous assets. Deferred loan acquisition costs of the senior subordinated notes and senior secured term debt are being amortized using the interest method over the terms of the respective notes and debt. Aggregate amortization of deferred loan acquisition costs and other assets charged against income in the year ended December 27, 1997 was $3.1 million.

    DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    For purposes of financial reporting, the Company has determined that the fair value of financial instruments, other than the senior subordinated notes, approximates book value at December 27, 1997.The fair market value of the senior subordinated notes at December 27, 1997, based on quoted market prices, was $210.5 million.

    CONCENTRATION OF CREDIT RISK

    The Company sells its products to supermarkets and other retail channels. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and had no significant concentration of credit risk at December 27, 1997.

                                 (IN THOUSANDS)

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    The Company records income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This method of accounting for income taxes uses an asset and liability approach which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

    ADVERTISING

    Costs related to advertising the Company's products are expensed as incurred, or expensed ratably over the fiscal year in relation to revenues depending on the nature of such costs. Advertising expense for the year ended December 27, 1997 was $4.1 million.


    UNAUDITED INTERIM INFORMATION



    The interim financial data as of March 28, 1998, and for the three months ended March 28, 1998 and March 29, 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and operating results for the interim periods.


NOTE 3--BUSINESS ACQUISITIONS

    MRS. BUTTERWORTH'S

    At the close of business on December 31, 1996, the Company acquired substantially all the assets of Mrs. Butterworth's syrup and pancake business from Conopco.The Company manufactures its products under co-packing agreements with third parties.

    The Company acquired the inventories, manufacturing equipment and intangible assets of MBW for a purchase price of $114.1 million. The purchase agreement contains customary representations, warranties and covenants by each of Conopco and the Company. The acquisition was accounted for by using the purchase method of accounting.

    The acquisition was financed by (i) a net capital contribution from MBW LLC of approximately $33.2 million, (ii) term loans of $15.0 million and revolving loans of $30.0 million borrowed under a $60.0 million senior secured debt facility, and (iii) loans of $50.0 million borrowed under a senior subordinated debt facility.On February 10, 1997, the senior subordinated debt facility of $50.0 million and the senior secured facilities of $15.0 million of term debt and $30.0 million of revolving debt were repaid with proceeds from a $100.0 million senior subordinated note offering.

    The cost to acquire MBW has been allocated to tangible and intangible assets acquired as follows:

Cash paid to acquire assets......................................................  $ 114,132
Other acquisition costs..........................................................      3,663
                                                                                   ---------
                                                                                     117,795
Costs assigned to tangible assets................................................     (6,138)
                                                                                   ---------
Cost attributable to intangible assets...........................................  $ 111,657
                                                                                   ---------
                                                                                   ---------

                                 (IN THOUSANDS)

NOTE 3--BUSINESS ACQUISITIONS (CONTINUED)
    LOG CABIN

    On July 1, 1997, the Company acquired substantially all the assets of the LC syrup business from Kraft.The Company manufactures the products under co-packing agreements with Kraft and a third party.

    The Company acquired the inventories, certain manufacturing equipment and intangible assets of LC for a purchase price of $222.0 million.The purchase agreement contains customary representations, warranties and covenants by each of Kraft and the Company.The acquisition was accounted for by using the purchase method of accounting.The allocation of purchase price has not been finalized; however, any changes are not expected to be material.

    The acquisition was financed by (i) a capital contribution from MBW LLC of approximately $28.6 million, (ii) term loans of $40.0 million and revolving loans of $47.0 million borrowed under a senior secured debt facility, and (iii) proceeds of $102.5 million received in an additional senior subordinated note offering.

    The cost to acquire LC has been allocated to tangible and intangible assets acquired, as follows:

Cash paid to acquire assets......................................................  $ 221,995
Other acquisition costs..........................................................      3,636
                                                                                   ---------
                                                                                     225,631
Costs assigned to tangible assets................................................    (16,163)
                                                                                   ---------
Cost attributable to intangible assets...........................................  $ 209,468
                                                                                   ---------
                                                                                   ---------

    Had the acquisition of LC taken place on January 1, 1997, the unaudited pro forma net sales and net income for the year ended December 27, 1997 would have been $194.2 million and $7.0 million, respectively.

NOTE 4--ACCOUNTS RECEIVABLE--OTHER

    Accounts receivable--other consist of the following:

                                                               DECEMBER 27,      DECEMBER 31,
                                                                   1997              1996
                                                              ---------------  -----------------
Conopco.....................................................     $     111         $     480
Kraft.......................................................         1,057            --
Other.......................................................           306            --
                                                                   -------             -----
                                                                 $   1,474         $     480
                                                                   -------             -----
                                                                   -------             -----

    The balances due as of December 27, 1997 from Conopco and Kraft were comprised of accounts receivable collected by them on behalf of the Company.The balance due as of December 31, 1996 from Conopco was a purchase price settlement adjustment owed to the Company.

                                 (IN THOUSANDS)

NOTE 5--INVENTORIES

    Inventories consist of the following:

                                                               DECEMBER 27,     DECEMBER 31,
                                                                   1997             1996
                                                              ---------------  ---------------
Raw materials...............................................     $     270        $     523
Finished goods..............................................         6,632              659
                                                                   -------          -------
                                                                 $   6,902        $   1,182
                                                                   -------          -------
                                                                   -------          -------

NOTE 6--PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following:

                                                               DECEMBER 27,     DECEMBER 31,
                                                                   1997             1996
                                                              ---------------  ---------------
Machinery and equipment.....................................     $  14,357        $   5,206
Furniture and fixtures......................................           416           --
Computer equipment..........................................           313           --
                                                              ---------------       -------
                                                                    15,086            5,206
    Less accumulated depreciation...........................        (1,011)          --
                                                              ---------------       -------
                                                                 $  14,075        $   5,206
                                                              ---------------       -------
                                                              ---------------       -------

NOTE 7--GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets consist of the following:

                                                               DECEMBER 27,    DECEMBER 31,
                                                                   1997            1996
                                                              --------------  --------------
Goodwill....................................................    $  216,485      $   64,518
Trademarks..................................................        99,600          44,500
Other intangibles...........................................         5,040           2,340
                                                              --------------  --------------
                                                                   321,125         111,358
    Less accumulated amortization...........................        (5,884)         --
                                                              --------------  --------------
                                                                $  315,241      $  111,358
                                                              --------------  --------------
                                                              --------------  --------------

                                 (IN THOUSANDS)

NOTE 8--ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                               DECEMBER 27,     DECEMBER 31,
                                                                   1997             1996
                                                              ---------------  ---------------
Accrued interest............................................     $   8,383        $  --
Accrued trade promotions and consumer marketing.............         5,092           --
Other.......................................................         3,934            2,736
                                                              ---------------       -------
                                                                 $  17,409        $   2,736
                                                              ---------------       -------
                                                              ---------------       -------

NOTE 9--LONG TERM DEBT

    Long term debt consists of the following:

                                                               DECEMBER 27,    DECEMBER 31,
                                                                   1997            1996
                                                              --------------  ---------------
SENIOR SECURED DEBT

Senior secured term debt; weighted average interest rate of
  8.0% at December 27, 1997; principal due in quarterly
  installments through December 31, 2003; floating interest
  rate at the prime rate plus 1.25% or, alternatively, the
  one, two, three or six month Eurodollar rate plus 2.25%
  payable quarterly or at the termination of the Eurodollar
  contract interest period..................................    $   40,000       $  --

Senior secured revolving debt facility; interest rate of
  8.0% at December 27, 1997; principal due December 31,
  2003; floating interest rate at prime plus 1.25% or,
  alternatively, the one, two, three, or six month
  Eurodollar rate plus 2.25% payable quarterly or at the
  termination of the Eurodollar contract period.............        37,500          --

Senior secured revolving debt; interest rate of 9.50% at
  December 31, 1996; principal due in quarterly installments through December 15, 2001; floating interest rate at the
  prime rate plus 1.25% or, alternatively, the one, three,
  or sixth month Eurodollar rate plus 2.50% payable
  quarterly or at the termination of the Eurodollar contract
  interest period...........................................        --              30,000

Senior secured term debt; interest rate of 10.0% at December
  31, 1996; principal due in quarterly installments through
  December 15, 2002; floating interest rate at the prime
  rate plus 1.75% or, alternatively, the one, three, or six
  month Eurodollar rate plus 3.00% payable quarterly or at
  the termination of the Eurodollar contract interest
  period....................................................        --              15,000

                                 (IN THOUSANDS)

NOTE 9--LONG TERM DEBT (CONTINUED)

                                                               DECEMBER 27,    DECEMBER 31,
                                                                   1997            1996
                                                              --------------  ---------------
SENIOR SUBORDINATED NOTES

Senior subordinated notes issued February 10, 1997 at par
  value of $100,000; coupon interest rate of 9.875% with
  interest payable each August 15 and February 15; matures
  on February 15, 2007......................................       100,000          --

Senior subordinated notes issued July 1, 1997 at par value
  of $100,000 plus premium of $2,500; net of unamortized
  premium of $2,419 at December 27, 1997; coupon interest
  rate of 9.875% with interest payable each August 15 and
  February 15; matures on February 15, 2007.................       100,000          --

Senior subordinated note; interest rate of 12.75% at
  December 31, 1996; floating interest rate at the prime
  rate plus (i) 4.50% through June 29, 1997, (ii) 5.50% for
  the period June 30, 1997 through September 29, 1997, and
  (iii) 6.00% for the period September 30, 1997 through
  maturity; matures on December 31, 2006....................        --              50,000
                                                              --------------  ---------------

                                                                   277,500          95,000

Add: unamortized premium on senior subordinated notes.......         2,419          --

Less: current portion of long term debt.....................        (4,375)         --
                                                              --------------  ---------------

Long term debt..............................................    $  275,544       $  95,000
                                                              --------------  ---------------
                                                              --------------  ---------------

    Annual principal payments for the next five years and thereafter consist of the following:

1998.............................................................  $   4,375
1999.............................................................      4,875
2000.............................................................      5,750
2001.............................................................      6,750
2002.............................................................      7,750
Thereafter.......................................................    248,000
                                                                   ---------
                                                                   $ 277,500
                                                                   ---------
                                                                   ---------

    SENIOR SECURED DEBT

    On December 31, 1996, the Company entered into a Credit Agreement (the "Agreement") with several banks for $15.0 million of senior secured term debt and a $45.0 million senior secured revolving debt facility. The proceeds from the senior secured term debt, a draw of $30.0 million from the senior secured revolving debt facility, the $50.0 million senior subordinated note and capital contributed from MBW LLC were used to acquire MBW from Conopco, pay fees and expenses and fund working capital.

    The Company amended the Agreement, dated as of July 1, 1997, to provide for borrowings of $40.0 million of senior secured term debt and a $60.0 million senior secured revolving debt facility. Together with a $100.0 million senior subordinated note offering and capital contributed from MBW LLC,

                                 (IN THOUSANDS)

NOTE 9--LONG TERM DEBT (CONTINUED)
the Company consummated the LC acquisition, paid fees and expenses and provided for the working capital requirements related to the acquisition.

    The $60.0 million senior secured revolving debt facility is subject to limitations based on letters of credit. At December 27, 1997, the Company had unused borrowing availability of $22.5 million. The Agreement requires a commitment fee of 0.5% per annum payable quarterly on the unused portions of the revolving debt facility.

    The Agreement includes restrictive covenants, which limit additional borrowing, cash dividends, and capital expenditures while also requiring the Company to maintain certain financial ratios. The Company was in compliance with these covenants at December 27, 1997.

    SENIOR SUBORDINATED NOTES

    On February 10, 1997, the Company issued $100.0 million of senior subordinated notes (the "Old Notes"). The proceeds from the Old Notes were primarily used to retire the $45.0 million of senior secured debt and the $50.0 million senior subordinated note incurred to finance the MBW acquisition. On July 1, 1997, the Company issued $100.0 million of senior subordinated notes (the "New Notes"). The New Notes were issued at a premium in the amount of $2.5 million. The unamortized balance of the premium on the New Notes at December 27, 1997 was $2.4 million. The proceeds from the New Notes were primarily used to fund the acquisition of LC. (Together, the Old Notes and New Notes are the "Notes".)

    The Company may redeem the Notes at any time after February 15, 2002, at the redemption price together with accrued and unpaid interest. In addition, the Company may redeem $35.0 million of the Notes at any time prior to February 15, 2000 subject to certain requirements, with the cash proceeds received from one or more Equity Offerings (as defined), at a redemption price of 109.875% together with accrued and unpaid interest. Upon a Change in Control (as defined), the Company has the option at any time prior to February 15, 2002 to redeem the Notes at a redemption price of 100% plus the Applicable Premium (as defined), together with accrued and unpaid interest. If the Company does not redeem the Notes or if the Change of Control occurs after February 15, 2002, the Company is required to offer to repurchase the Notes at a price equal to 101% together with accrued and unpaid interest.

    The indenture includes restrictive covenants, which limit additional borrowings, cash dividends, sale of assets, mergers and the sale of stock. The Company was in compliance with these covenants at December 27, 1997.

NOTE 10--TRANSITION EXPENSES

    Transition expenses consist of one-time costs incurred to establish the Company's operations and integrate the acquired businesses, including relocation expenses, recruiting fees, sales support and other unique transitional expenses. Transition expenses for the year ended December 27, 1997 were approximately $2.1 million.

                                 (IN THOUSANDS)

NOTE 11--INCOME TAXES

    The Company files a consolidated federal income tax return. State income tax returns are filed by the Company and Foods on a separate company basis or on a combined basis depending on the particular rules in each state.

                                                                                YEAR ENDED
                                                                               DECEMBER 27,
                                                                                   1997
                                                                              ---------------
    The provision for income taxes is summarized as follows:

Current tax expense:
        Federal.............................................................     $  --
        State...............................................................        --
                                                                                   -------
Total current provision.....................................................        --
                                                                                   -------
Deferred tax expense:
        Federal.............................................................           656
        State...............................................................           123
                                                                                   -------
Total deferred provision....................................................           779
                                                                                   -------
Total provision for income taxes............................................     $     779
                                                                                   -------
                                                                                   -------

    Deferred tax assets (liabilities) consist of the following:

Deferred tax assets--current:
        Loss carryforwards..................................................     $   1,230
        Coupon reserves.....................................................           844
        Inventory...........................................................           325
        Accrued expenses....................................................           320
        Other...............................................................           247
                                                                                   -------
Total deferred tax assets--current..........................................         2,966
                                                                                   -------
Deferred tax assets--non-current:
        Compensation plan expense...........................................           873
        Goodwill............................................................           228
        Depreciation........................................................            20
                                                                                   -------
Total deferred tax assets--non-current......................................         1,121
                                                                                   -------
Deferred tax liabilities--non-current:
        Goodwill............................................................        (4,465)
        Depreciation........................................................          (401)
                                                                                   -------
Total deferred tax liabilities--non-current.................................        (4,866)
                                                                                   -------
Net deferred tax liability..................................................     $    (779)
                                                                                   -------
                                                                                   -------

Net deferred tax assets current.............................................     $   2,966
Net deferred tax liabilities--non-current...................................        (3,745)
                                                                                   -------
Net deferred tax liabilities................................................     $    (779)
                                                                                   -------
                                                                                   -------

                                 (IN THOUSANDS)

NOTE 11--INCOME TAXES (CONTINUED)
    The Company has not recorded a valuation allowance for its deferred tax assets. Management believes the deferred tax assets are more likely than not to be realized.

    At December 27, 1997, the Company generated a federal net operating loss of approximately $3.1 million. These losses can be used to offset future taxable income through the year 2017. The Company is a loss corporation as defined in section 382 of the Internal Revenue Code. Therefore, if certain substantial changes of the Company's ownership should occur, there could be significant annual limitations of the amount of net operating loss carryforwards which can be utilized.

    The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:

                                                                                 YEAR ENDED
                                                                                DECEMBER 27,
                                                                                    1997
                                                                              -----------------
Provision for income taxes at U.S. statutory rate...........................      $     685
Increase in tax resulting from:
  Nondeductible expenses....................................................             13
  State taxes, net of federal benefit.......................................             81
                                                                                      -----
                                                                                  $     779
                                                                                      -----
                                                                                      -----

NOTE 12--LEASES

    The Company leases certain facilities, machinery and equipment under operating lease agreements with varying terms and conditions. The leases are noncancellable operating leases which expire on various dates through 2002.

    Future annual minimum lease payments under these leases are summarized as follows:

                                                                                     MINIMUM
                                                                                      LEASE
YEARS ENDING DECEMBER 27,                                                           PAYMENTS
-------------------------------------------------------------------------------  ---------------
1998...........................................................................     $     115
1999...........................................................................           114
2000...........................................................................           124
2001...........................................................................           137
2002...........................................................................            59
Thereafter.....................................................................        --
                                                                                        -----
                                                                                    $     549
                                                                                        -----
                                                                                        -----

    Rent expense was $0.1 million for the year ended December 27, 1997.

NOTE 13--SAVINGS AND BENEFIT PLANS

    The Company offers a retirement savings plan to employees in the form of 401(k) and profit sharing plans. Under the 401(k) plan, employee contributions up to 6% of total compensation are matched 50% by the Company, with vesting occurring ratably over a five year period. Profit sharing contributions of 2%

                                 (IN THOUSANDS)

NOTE 13--SAVINGS AND BENEFIT PLANS (CONTINUED) of compensation are made on behalf of all employees on an annual basis. Profit sharing contributions also vest ratably over a five year period. The Company's contributions to the 401(k) and profit sharing plans for the fiscal year ending December 27, 1997 were $0.1 million.

NOTE 14--RELATED PARTY TRANSACTIONS

    Aurora Foods Inc. maintains business relationships and engages in certain transactions as described below.

    The Company entered into a Management Services Agreement with Dartford Partnership, L.L.C. ("Dartford") pursuant to which Dartford provides management oversight on financial and operational matters. The Company paid fees to Dartford, a member of MBW LLC, in connection with this agreement totaling $768 in fiscal 1997. The annual management fee was $600 prior to the acquisition of LC and $935 after the acquisition of LC.

    The Company entered into an Advisory Services Agreement with McCown De Leeuw & Co. III, L.P. ("MDC") pursuant to which MDC provides certain advisory functions. The Company paid fees to MDC, a member of MBW LLC, in connection with this agreement totaling $293 in fiscal 1997. The annual advisory fee was $250 prior to the acquisition of LC and $336 after the acquisition of LC.

    In connection with the acquisitions of MBW and LC, the Company paid to certain members of MBW LLC, who are also represented on the Board of Directors or officers of the Company and beneficial owners, fees for services rendered in connection with the acquisitions and related financings consummated in 1997. The aggregate amount paid to certain members of MBW LLC was $4.7 million and was funded by the proceeds of the financings. Of this amount, $1.3 million was paid to Dartford, whose partners include Mr. Ian R. Wilson, Mr. Ray Chung, Mr. James
B. Ardrey and Ms. M. Laurie Cummings (all are directors and/or executive officers of the Company); $259 in total was paid to Mr. Thomas J. Ferraro (director and President of the Company) and Mr. C. Gary Willett (Executive Vice President of the Company); $2.7 million was paid to MDC, whose general partners and principal include Mr. David E. De Leeuw, Mr. Charles Ayres and Mr. Tyler T. Zachem (all directors of the Company); and $481 was paid to Fenway Partners Capital Fund, L.P., whose partners include Mr. Peter Lamm and Mr. Richard C. Dresdale (both directors of the Company). The fee amounts were negotiated among the equity investors.

    On December 31, 1996, Mr. Thomas J. Ferraro, the President of the Company, and Mr. C. Gary Willett, Executive Vice President of the Company and on July 1, 1997, Mr. Alan Mintz, Vice President Sales, and Mr. Dirk C. Grizzle, Chief Financial Officer of the Company, executed promissory notes in favor of the Company in exchange for monies borrowed to assist in the capitalization of their limited liability company interests held in MBW LLC. The promissory notes mature December 31, 1999 for Mr. Ferraro and Mr. Willett, and June 30, 2000 for Mr. Mintz and Mr. Grizzle. Interest is due and payable

                                 (IN THOUSANDS)

NOTE 14--RELATED PARTY TRANSACTIONS (CONTINUED) quarterly at the rate of 8.0% per annum and there are required annual principal payments. The aggregate balances outstanding as of December 27, 1997 on the promissory notes were $215. The outstanding balances are as follows:

Mr. Ferraro..........................................................................  $      40
Mr. Willett..........................................................................         50
Mr. Mintz............................................................................         50
Mr. Grizzle..........................................................................         75
                                                                                       ---------
                                                                                       $     215
                                                                                       ---------
                                                                                       ---------

NOTE 15--COMPENSATION PLAN EXPENSE

    The Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of MBW LLC contains a management compensation arrangement (the "Management Plan") as a means by which certain key employees and other specifically designated persons ("Key Personnel") of the Company, and/or affiliated with the Company, may be given an opportunity to benefit from appreciation in the value of the Company. Under the Management Plan, Key Personnel are issued a specific class of limited liability company member units ("Management Units"), at a nominal value, as a means to participate in the appreciation of the Company. The Management Units are subject to vesting requirements based on terms of employment or other factors.

    Upon a change of control or initial public offering ("IPO") of the Company's or Holdings' stock, all Management Units will vest immediately, except for certain Management Units issued after December 31, 1997, which will remain subject to normal vesting requirements under the Management Plan. The holders of vested Management Units will be entitled to certain payments or distributions based on the amounts paid or distributed to the investors in MBW LLC. In general, there will be no payments to holders of vested Management Units until the MBW LLC investors have received a designated return on their investments. The type of payment will be cash or non-cash consideration, depending on the type of triggering event and the type of distribution received by MBW LLC investors.

    The total amount due under the Management Plan, if any, is subject to the vesting factors discussed above. Based on management and the Board of Director's assessment of the current valuation of the Company, compensation expense for the year ended December 27, 1997 totaled $2.3 million. Should the Company appreciate further in value, compensation expense to be recognized in future periods under the Management Plan could be significant. The fiscal 1997 compensation expense has been recorded as a liability of MBW LLC as the sponsor of the Management Plan. However, because the Management Plan is for the benefit of Key Personnel of the Company, expense recognized under the Management Plan has been pushed down to the Company, and has been recorded by the Company as expense and as additional paid in capital from its parent.


NOTE 16--COMMITMENTS AND CONTINGENCIES


    The Company is subject to litigation in the ordinary course of business. In the opinion of management, the ultimate outcome of any existing litigation would not have a material adverse effect on the Company's financial condition or results of operations.

                                 (IN THOUSANDS)


NOTE 16--COMMITMENTS AND CONTINGENCIES (CONTINUED)

    The Company has entered into manufacturing contracts, which require minimum annual production orders. The minimum annual production orders for all contracts through the year 2003 are 3.3 million cases of product. This volume represents substantially less than the Company's current production requirements.

NOTE 17--SUBSEQUENT EVENTS

    ACQUISITION

    On January 16, 1998, subsequent to the Company's fiscal year end, the Company acquired all the assets of the Duncan Hines Business from the Procter & Gamble Company ("P&G"). The assets acquired by the Company include (i) DUNCAN HINES-REGISTERED TRADEMARK- and associated trademarks, (ii) substantially all of the equipment for the manufacture of Duncan Hines products currently located in P&G's Jackson, Tennessee facility, (iii) proprietary formulations for Duncan Hines products, (iv) other product specifications and customer lists and (v) rights under certain contracts, licenses, purchase orders and other arrangements and permits. The Company intends to use the acquired assets in its operations of the Duncan Hines Business. The purchase price of approximately $445.0 million was based on an arm's length negotiation between the Company and P&G.

    To finance the acquisition of the Duncan Hines Business and related costs, the Company incurred an early extinguishment of its existing senior secured term debt and senior secured revolving debt facility, borrowed $450.0 million of senior secured bank debt under a Second Amended and Restated Credit Agreement, and received a capital contribution from MBW LLC of $93.8 million. As a result of the early extinguishment, the Company will record an extraordinary charge of $1.8 million, net of income taxes of $1.2 million, for the write-off of deferred loan acquisition costs in 1998.

    The cost to acquire the Duncan Hines Business has been allocated to tangible and intangible assets acquired as follows:

Cash paid to acquire assets......................................................  $ 445,000
Other acquisition costs..........................................................      3,121
                                                                                   ---------
                                                                                     448,121
Costs assigned to tangible assets................................................    (40,953)
                                                                                   ---------
Costs attributable to intangible assets..........................................  $ 407,168
                                                                                   ---------
                                                                                   ---------

    The following unaudited pro forma combined results of operations of the Company and the Duncan Hines Business, together with the other acquisitions made by the Company for the year ended December 27, 1997, gives pro forma effect to the acquisitions as though the acquisitions occurred as of January 1, 1997 (dollars in thousands):

Net sales........................................................................  $ 460,294
                                                                                   ---------
                                                                                   ---------
Net income.......................................................................  $   4,260
                                                                                   ---------
                                                                                   ---------

    The foregoing unaudited pro forma results of operations reflect one year's amortization of the goodwill and other intangibles resulting from the acquisition of the assets of the Duncan Hines Business.

                                 (IN THOUSANDS)

NOTE 17--SUBSEQUENT EVENTS (CONTINUED)
The allocation of purchase price has not been finalized; however, any changes are not expected to be material.

    INTEREST RATE SWAP AGREEMENT

    The Company entered into an interest rate swap agreement (the "Swap") on March 17, 1998, in order to reduce the impact of changes in interest rates on its floating rate long term debt. The notional principal amount covered under the Swap is $150.0 million and the term is three years. The effective current swap rate is 5.81%. The applicable rate is set quarterly with the first reset date on June 17, 1998. Amounts to be paid or received, if any, under the Swap will be recognized as an increase or decrease, respectively, in interest expense. The counterparty to the Company's Swap is a major financial institution.

    Under the Swap, the Company will make payments to the counterparty if the three-month LIBOR rate is less than the swap rate and receive payments from the counterparty if the three month LIBOR rate exceeds the swap rate. The payments will be calculated based upon the notional principal amount. At the time the Swap was entered into, the three-month LIBOR rate was 5.69%.

    Risks associated with the Swap include those associated with changes in the market value and interest rates. Management considers the potential loss in future earnings and cash flows attributable to the Swap to not be material.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of CONOPCO, Inc.

We have audited the accompanying statement of assets to be acquired as of December 31, 1996 and the statements of operations for the years ended December 31, 1996 and 1995 of Mrs. Butterworth's Business, a component of CONOPCO, Inc. (the "Business"). These financial statements are the responsibility of CONOPCO, Inc.'s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the assets to be acquired and the results of operations of the Business pursuant to the purchase agreement between CONOPCO, Inc. and MBW Acquisition Corp. (the "Buyer") as described in Note 1 and are not intended to be a complete presentation of the Business's financial position and cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired of the Business as of December 31, 1996 and the results of its operations for the years ended December 31, 1996 and 1995, pursuant to the purchase agreement referred to in Note 1, in conformity with generally accepted accounting principles.

Price Waterhouse LLP
San Francisco, California
March 14, 1997

                          MRS. BUTTERWORTH'S BUSINESS

                         (A COMPONENT OF CONOPCO, INC.)

                       STATEMENT OF ASSETS TO BE ACQUIRED
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

Inventories........................................................................  $     829
Machinery and equipment, net of accumulated depreciation of $1,791.................      2,774
                                                                                     ---------
    Total assets...................................................................  $   3,603
                                                                                     ---------
                                                                                     ---------

    The accompanying notes are an integral part of the financial statements

                          MRS. BUTTERWORTH'S BUSINESS

                         (A COMPONENT OF CONOPCO, INC.)

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                   YEARS ENDED DECEMBER 31,
                                                                ------------------------------
                                                                    1996            1995
                                                                -------------  ---------------
Net sales.....................................................    $  89,541       $  91,302
                                                                -------------  ---------------
Costs and expenses:
  Cost of products sold.......................................       28,955          27,743
  Brokerage and distribution..................................        8,140           7,583
  Trade promotions............................................       17,672          19,380
  Consumer marketing..........................................       10,835          13,291
  Selling, general and administrative.........................        6,753           6,120
                                                                -------------  ---------------

  Total costs and expenses....................................       72,355          74,117
                                                                -------------  ---------------
Income before taxes...........................................       17,186          17,185
  Provision for income taxes..................................        6,616           6,616
                                                                -------------  ---------------
Net income....................................................    $  10,570       $  10,569
                                                                -------------  ---------------
                                                                -------------  ---------------

    The accompanying notes are an integral part of the financial statements

                          MRS. BUTTERWORTH'S BUSINESS
                         (A COMPONENT OF CONOPCO, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

1. DESCRIPTION OF BUSINESS

    In December 1996, CONOPCO, Inc. ("CONOPCO" or the "Company"), a subsidiary of Unilever United States, Inc., entered into an Asset Purchase Agreement (the "Agreement") with MBW Acquisition Corp., the predecessor of MBW Foods Inc. (the "Buyer"). The Agreement provides for the sale of certain assets of CONOPCO pertaining to its Mrs. Butterworth's Business (the "Business") and the assumption of certain liabilities relating to future commitments as defined (see
Note 7). The Business was operated as part of Van den Bergh Foods Company ("Van den Bergh"), a division of the Company. The Business' products, which are distributed on a national basis, consist of syrup and pancake mix. A significant portion of the Business' net sales are with major retailers.

    The sale was consummated on December 31, 1996, after the close of business but before the end of the business day. Under the terms of the Agreement, CONOPCO, Inc. sold to the Buyer certain assets exclusively used in the Business, as defined in the Agreement, and retains the manufacturing plants, employees and the retained liabilities of the Business, as defined in the Agreement.

    Throughout the periods covered by the financial statements, the Business operations were conducted and accounted for as a part of the Company. These financial statements have been carved out from the Company's historical accounting records.

    Under the Company's centralized cash management system, cash requirements of the Business were generally provided directly by the Company and cash generated by the Business was generally remitted directly to the Company. Transaction systems (e.g., payroll, employee benefits, accounts payable), used to record and account for cash disbursements were provided by centralized company organizations outside the defined scope of the Business. Most of these corporate systems are not designed to track assets/liabilities and receipts/payments on a business specific basis. Given these constraints and the fact that only certain assets of the Business were sold, statements of financial position and cash flows could not be prepared.

    The manufacturing and distribution operations of the Business are conducted at sites where other Company manufacturing and distribution not included in the Business are present. In addition, certain non-manufacturing operations of the Business share facilities and space with other Company operations. At these shared sites, only the assets of the Business (inventories and machinery and equipment) are included in the Statement of Assets to be Acquired. The Statement of Assets to be Acquired is as of the close of business on December 31, 1996, immediately prior to the sale.

    Net sales in the accompanying Statement of Operations represent net sales directly attributable to the Business. Costs and expenses in the accompanying statement of operations represent direct and allocated costs and expenses related to the Business. Costs for certain functions and services performed by centralized Company organizations outside the defined scope of the Business have been allocated to the Business based on usage or sales of the Business, as appropriate, compared to total Van Den Bergh usage or sales. The results of operations include expense allocations for (1) costs for administrative functions and services performed on behalf of the Business by centralized staff groups within the Company, (2) research and development expense and (3) CONOPCO's general corporate expenses including pension and certain other postretirement benefits costs (see Note 2, 3 and 5 for a

                          MRS. BUTTERWORTH'S BUSINESS
                         (A COMPONENT OF CONOPCO, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

1. DESCRIPTION OF BUSINESS (CONTINUED)
description of the allocation methodologies employed). CONOPCO maintains all debt and notes payable on a consolidated basis to fund and manage all of its operations. Debt and related interest expense were not allocated to the Business.

    All of the allocations and estimates in the Statements of Operations are based on assumptions that Company management believes are reasonable under the circumstances.However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity or future results of the Business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INCOME RECOGNITION. Sales and related cost of products sold are included in income and expense, respectively, when products are shipped to the customer.

    INVENTORIES. Inventories are priced at the lower of cost or market with cost determined by the last-in, first-out (LIFO) method.

    MACHINERY AND EQUIPMENT ("M&E"). M&E is stated at historical cost. Alterations and major overhauls which extend the lives of its property or increase the capacity of M&E are capitalized. The amounts for property disposals are removed from M&E and accumulated depreciation accounts and any resultant gain or loss is included in earnings. Ordinary repairs and maintenance are charged to operating costs.

    DEPRECIATION. Van Den Bergh calculates depreciation using the straight-line method over the useful lives of its property and M&E. Depreciation provided in costs and expenses is allocated to the Business based on sales of the Business compared to total Van Den Bergh sales.

    COST OF PRODUCTS SOLD. Cost of products sold includes direct costs of materials, labor, and overhead and allocated costs for facilities, functions and services used by the Business at shared sites. Overhead allocations are based on estimated time spent by employees, relative use of facilities, estimated consumption of supplies, and sales of the Business compared to total Van Den Bergh sales.

    BROKERAGE AND DISTRIBUTION. Brokerage and distribution includes costs of the outside brokerage network and outbound freight.

    TRADE PROMOTIONS. Trade promotions represents promotional incentives offered to retailers.

    CONSUMER MARKETING. Consumer marketing is comprised of all costs associated with advertising coupons. Advertising expense is accrued as incurred. Production costs are expensed on the initial use of the advertisement.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative consists solely of allocated selling, administration and research and development expenses. The Business is allocated these expenses based on sales of the Business compared to total Van den Bergh sales.

                          MRS. BUTTERWORTH'S BUSINESS
                         (A COMPONENT OF CONOPCO, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES. The taxable income of the Business was included in the tax returns of CONOPCO. As such, separate income tax returns were not prepared or filed for the Business. The provision for income taxes included in the accompanying statement of operations has been determined based upon statutory rates applied to pre-tax income.

    PENSIONS. The Company has noncontributory defined benefit plans covering substantially all U.S. employees, including the employees of the Business. The benefits for these plans are based primarily on employees' years of service and employees' compensation during the last years of employment. It is the Company's policy to fund at least the minimum amounts required by the Employee Retirement Income Security Act of 1974. The Company maintains profit-sharing and savings plans for full-time employees who meet certain eligibility requirements. The costs allocated to the Business relative to the aforementioned plans are based on sales of the Business.

    OTHER POST RETIREMENT BENEFITS. The Company provides certain health care and life insurance benefits (post retirement benefits) to substantially all eligible retired U.S. employees and their dependents. These benefits are accounted for as they are earned by active employees. The post retirement costs allocated to the Business are based on sales of the Business.

    ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Also, as discussed in Note 1, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity or future results of the Business.

3. RELATED PARTY TRANSACTIONS

    The statement of operations include significant allocations from other Company organizations involving functions and services (such as finance and accounting, management informations systems, research and development, legal, human resources and purchasing) that were provided to the Business by centralized CONOPCO organizations outside the defined scope of the Business. The costs of these functions and services have been allocated to the Business using methods that CONOPCO's management believes are reasonable. Such allocations are not necessarily indicative of the costs that would have been incurred if the Business had been a separate entity. Total cost of products sold includes $2,656 and $3,026 in allocated costs for the years ended December 31, 1996 and 1995, respectively. Selling, general and administrative expenses include $6,753 and $6,120 of allocated costs for the years ended December 31, 1996 and 1995, respectively.

                          MRS. BUTTERWORTH'S BUSINESS
                         (A COMPONENT OF CONOPCO, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

4. PROVISION FOR INCOME TAXES

    Taxes computed at the U.S. statutory rates are summarized below:

                                                       1996                    1995
                                              ----------------------  ----------------------
                                                AMOUNT         %        AMOUNT         %
                                              -----------     ---     -----------     ---
Federal.....................................   $   5,843        34.0   $   5,843        34.0
State (net of federal tax benefit)..........         773         4.5         773         4.5
                                              -----------        ---  -----------        ---
Provision for income taxes..................   $   6,616        38.5   $   6,616        38.5
                                              -----------        ---  -----------        ---
                                              -----------        ---  -----------        ---

5. INVENTORIES

                                                                          1996
                                                                          -----
Raw materials, packaging and supplies................................   $     301
Finished products....................................................         631
                                                                            -----
                                                                              932
Adjustment to LIFO basis.............................................        (103)
                                                                            -----
                                                                        $     829

    The Company's application of LIFO is not attributable to individual business units. Accordingly, the results of applying LIFO have been allocated to the Business based on relative inventory values. Management believes such allocations are reasonable, but may not necessarily reflect the cost that would have been incurred if LIFO had been applied on a business specific basis.

6. DEPRECIATION EXPENSE

    Depreciation provided in costs and expenses was $277 in 1996 and $311 in 1995.

7. COMMITMENTS AND CONTINGENCIES

    The Business is currently subject to certain lawsuits and claims with respect to matters such as product liability and other actions arising in the normal course of business. Such lawsuits and claims, as defined in the Agreement, are the responsibility of CONOPCO.

    In the normal course of its operations, the Business has informal agreements with two suppliers to provide the Business with its glass bottle requirements. These informal agreements contain no specified duration and are subject to price adjustments. If these agreements were to terminate, the Company expects that the Business would acquire any on-hand inventory of the suppliers.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of VDK Holdings, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of VDK Holdings, Inc. and its subsidiary (the Company) at June 30, 1997, and June 29, 1996, and the results of their operations and their cash flows for the year ended June 30, 1997 and the period September 19, 1995 through June 29, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse, LLP
San Francisco, California
September 23, 1997

                               VDK HOLDINGS, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                              MARCH 31,   JUNE 30,   JUNE 29,
                                                                1998        1997       1996
                                                             -----------  ---------  ---------
                                                             (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents................................   $      53   $     308  $   4,040
  Accounts receivable (net of $420, $416 and $190
    allowance, respectively)...............................      43,350      33,011     16,250
  Accounts receivable--other (Note 5)......................      --               9        506
  Inventories (Note 6).....................................      35,825      33,535     30,202
  Prepaid expenses.........................................       1,459       1,208        724
  Current deferred tax assets (Note 12)....................      11,989       8,260      3,373
                                                             -----------  ---------  ---------
    Total current assets...................................      92,676      76,331     55,095

Property, plant and equipment, net (Note 7)................      88,240      86,394     35,943
Non-current deferred tax assets............................       7,171      --         --
Goodwill and other intangible assets, net (Note 8).........     322,550     331,013    203,736
Other assets...............................................      16,434      15,853     10,725
                                                             -----------  ---------  ---------
    Total assets...........................................   $ 527,071   $ 509,591  $ 305,499
                                                             -----------  ---------  ---------
                                                             -----------  ---------  ---------

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current portion of long term debt (Note 10)..............   $  16,978   $  13,097  $   5,000
  Senior secured revolving debt facility...................      15,000       5,000     --
  Accounts payable.........................................      13,577      13,791     14,144
  Accrued liabilities (Note 9).............................      31,607      24,619     15,789
  Current deferred tax liabilities (Note 12)...............      --          --            143
                                                             -----------  ---------  ---------
    Total current liabilities..............................      77,162      56,507     35,076

Non-current deferred tax liabilities (Note 12).............      --          10,404      2,997
Other liabilities (Note 16)................................      15,000      --         --
Senior secured term debt (Note 10).........................     177,781     194,759     83,750
Senior subordinated notes (Note 10)........................     100,000     100,000    100,000
                                                             -----------  ---------  ---------
    Total liabilities......................................     369,943     361,670    221,823
                                                             -----------  ---------  ---------

Stockholder's equity:
  Common stock, $1.00 par value; 3,000 shares authorized;
    100 shares issued and outstanding......................      --          --         --
  Paid-in capital..........................................     198,635     144,420     84,420
  Promissory notes (Note 15)...............................        (107)       (213)      (305)
  (Accumulated deficit) retained earnings (Note 16)........     (41,400)      3,714       (439)
                                                             -----------  ---------  ---------
    Total stockholder's equity.............................     157,128     147,921     83,676
                                                             -----------  ---------  ---------
Commitments and contingencies (Notes 6, 7, 13 and 17)

    Total liabilities and stockholder's equity.............   $ 527,071   $ 509,591  $ 305,499
                                                             -----------  ---------  ---------
                                                             -----------  ---------  ---------


          See accompanying notes to consolidated financial statements.

                               VDK HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)


                                          NINE MONTHS ENDED                 OPERATING PERIOD
                                              MARCH 31,        YEAR ENDED     SEPTEMBER 19,
                                         --------------------   JUNE 30,      1995 THROUGH
                                           1998       1997        1997        JUNE 29, 1996
                                         ---------  ---------  -----------  -----------------
                                             (UNAUDITED)
Net sales..............................  $ 348,288  $ 344,113   $ 435,476       $ 143,296
Cost of goods sold.....................    135,777    143,522     180,941          60,367
                                         ---------  ---------  -----------  -----------------

    Gross profit.......................    212,511    200,591     254,535          82,929
                                         ---------  ---------  -----------  -----------------

Brokerage, distribution and marketing
  expenses:
    Brokerage and distribution.........     33,765     37,005      45,352          15,901
    Trade promotions...................    101,534     83,908     108,925          32,517
    Consumer marketing.................     25,151     23,897      29,524          11,336
                                         ---------  ---------  -----------  -----------------
Total brokerage, distribution and
  marketing expenses...................    160,450    144,810     183,801          59,754

Amortization of goodwill and other
  intangibles..........................     10,194      9,982      13,142           4,223
Selling, general and administrative
  expenses.............................     13,968      9,825      14,270           5,267
Compensation plan expense (Note 16)....     69,000     --          --              --
Transition expenses (Note 11)..........     --          2,073       2,885           1,337
                                         ---------  ---------  -----------  -----------------
Total operating expenses...............    253,612    166,690     214,098          70,581
                                         ---------  ---------  -----------  -----------------

    Operating (loss) income............    (41,101)    33,901      40,437          12,348

Interest income........................        (60)      (939)       (965)           (135)
Interest expense.......................     23,634     24,762      32,499          12,469
Amortization of deferred financing
  expense..............................      1,612      1,573       2,108             607
Other bank and financing expenses......        131        215         265              79
                                         ---------  ---------  -----------  -----------------

    (Loss) income before income
      taxes............................    (66,418)    (8,290)      6,530            (672)

Income tax (benefit) expense...........    (21,304)    (3,316)      2,377            (233)
                                         ---------  ---------  -----------  -----------------
    Net (loss) income..................  $ (45,114) $   4,974   $   4,153       $    (439)
                                         ---------  ---------  -----------  -----------------
                                         ---------  ---------  -----------  -----------------
Basic and diluted (loss) earnings per
  share................................  $    (451) $      50   $      42       $      (4)
                                         ---------  ---------  -----------  -----------------
                                         ---------  ---------  -----------  -----------------
Weighted average number of shares
  outstanding..........................        0.1        0.1         0.1             0.1
                                         ---------  ---------  -----------  -----------------
                                         ---------  ---------  -----------  -----------------


          See accompanying notes to consolidated financial statements.

                               VDK HOLDINGS, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                 (IN THOUSANDS)


                                                                              RETAINED
                                   COMMON                                     EARNINGS
                                    STOCK        PAID-IN     PROMISSORY     (ACCUMULATED
                                   SHARES        CAPITAL        NOTES         DEFICIT)       TOTAL
                                -------------  -----------  -------------  --------------  ---------
Balance at September 19,
  1995........................          100     $  69,420     $    (500)     $   --        $  68,920
Capital contribution..........       --            15,000        --              --           15,000
Officer payments on promissory
  notes (Note 15).............       --            --               195          --              195
Net loss......................       --            --            --                (439)        (439)
                                        ---    -----------  -------------  --------------  ---------
Balance at June 29, 1996......          100        84,420          (305)           (439)      83,676

Capital contribution..........       --            60,000        --              --           60,000
Officer payments on promissory
  notes (Note 15).............       --            --                92          --               92
Net income....................       --            --            --               4,153        4,153
                                        ---    -----------  -------------  --------------  ---------

Balance at June 30, 1997......          100       144,420          (213)          3,714      147,921
Capital contribution
  (unaudited).................       --               215        --              --              215
Payments on officer promissory
  notes (Note 15)
  (unaudited).................       --            --               106          --              106
Compensation plan expense
  (unaudited).................       --            54,000        --              --           54,000
Net loss (unaudited)..........       --            --            --             (45,114)     (45,114)
                                        ---    -----------  -------------  --------------  ---------
Balance at March 31, 1998
  (unaudited).................          100     $ 198,635     $    (107)     $  (41,400)   $ 157,128
                                        ---    -----------  -------------  --------------  ---------
                                        ---    -----------  -------------  --------------  ---------


          See accompanying notes to consolidated financial statements.

                               VDK HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                  NINE MONTHS ENDED                   OPERATING PERIOD
                                                      MARCH 31,        YEAR ENDED    SEPTEMBER 19, 1995
                                                 --------------------   JUNE 30,      THROUGH JUNE 29,
                                                   1998       1997        1997              1996
                                                 ---------  ---------  -----------  --------------------
                                                     (UNAUDITED)
Cash flows from operating activities:
  Net (loss) income............................  $ (45,114) $   4,974   $   4,153        $     (439)
  Adjustments to reconcile net (loss) income to
    cash provided by operating activities:
    Depreciation and amortization..............     17,483     16,772      22,317             7,454
    Deferred income taxes......................    (21,304)     1,808       2,377              (233)
    Compensation plan expense..................     69,000     --          --                --
    Change in assets and liabilities, net of
      effects of businesses acquired:
      Increase in accounts receivable..........    (10,330)   (27,950)    (16,264)          (16,756)
      (Increase) decrease in inventories.......     (2,290)    (2,748)        402            (4,980)
      (Increase) in prepaid expenses...........       (251)      (256)       (484)             (139)
      (Decrease) increase in accounts
        payable................................       (214)     2,273        (353)           14,144
      Increase in accrued liabilities..........      6,988     10,895       6,396            13,366
      Increase in income taxes payable.........     --          1,456      --                --
      Increase in other assets.................     (1,296)      (484)       (984)           --
                                                 ---------  ---------  -----------         --------
Net cash provided by operating activities......     12,672      6,740      17,560            12,417
                                                 ---------  ---------  -----------         --------

Cash flows from investing activities:
  Additions to property, plant and equipment...     (7,524)   (12,717)    (14,379)           (2,204)
  Additions to other non-current assets........     (2,627)    (1,267)     (1,453)             (316)
  Proceeds from sale of assets.................     --          6,192       6,192            --
  Payment for acquisition of businesses (Note
    3).........................................     --       (190,222)   (190,226)         (268,035)
                                                 ---------  ---------  -----------         --------
Net cash used in investing activities..........    (10,151)  (198,014)   (199,866)         (270,555)
                                                 ---------  ---------  -----------         --------

Cash flows from financing activities:
  Proceeds from senior secured revolving and
    term debt..................................     31,000    188,000     188,000            97,150
  Proceeds from senior subordinated notes......     --         --          --               100,000
  Repayment of borrowings......................    (34,097)   (54,894)    (63,894)           (8,400)
  Capital contributions, net of officer
    promissory notes (Note 17).................        321     60,092      60,092            84,115
  Debt issuance costs..........................     --         (5,631)     (5,624)          (10,687)
                                                 ---------  ---------  -----------         --------
Net cash (used in) provided by financing
  activities...................................     (2,776)   187,567     178,574           262,178
                                                 ---------  ---------  -----------         --------

(Decrease) increase in cash and cash
  equivalents..................................       (255)    (3,707)     (3,732)            4,040

Cash and cash equivalents, beginning of
  period.......................................        308      4,040       4,040            --
                                                 ---------  ---------  -----------         --------

Cash and cash equivalents, end of period.......  $      53  $     333   $     308        $    4,040
                                                 ---------  ---------  -----------         --------
                                                 ---------  ---------  -----------         --------

Supplemental Cash Flow Disclosure:

  Cash paid for interest.......................  $  11,096  $  11,229   $  32,805        $    7,738
                                                 ---------  ---------  -----------         --------
                                                 ---------  ---------  -----------         --------


          See accompanying notes to consolidated financial statements.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

NOTE 1--THE COMPANY

    ORGANIZATION

    VDK Holdings, Inc. ("Holdings" and together with its subsidiary the "Company"), a Delaware corporation, is a privately held frozen food company. Holdings owns 100% of its direct subsidiary, Van de Kamp's, Inc. ("VDK, Inc."), also a Delaware corporation. Holdings is wholly owned by VDK Foods LLC ("VDK LLC"), a Delaware limited liability company. The Company commenced operations on September 19, 1995, when it acquired the frozen seafood and frozen dessert businesses of The Pillsbury Company and PET Incorporated. On May 6, 1996, the Company acquired substantially all the assets of the Mrs. Paul's frozen food business from Campbell Soup Company ("CSC") (Note 3). On July 9, 1996, substantially all of the assets of the frozen food division of The Quaker Oats Company ("Quaker") were purchased by the Company (Note 3). VDK Inc. holds all of the Company's operations and debt. Holdings has no assets other than its investment in VDK Inc..

    OPERATIONS

    The Company produces and markets frozen seafood, frozen dessert products, frozen vegetables, frozen pizza and frozen breakfast products which are sold across the United States. The products are manufactured out of three manufacturing facilities in Erie and Chambersburg, Pennsylvania and in Jackson, Tennessee. The principal trademarks under which the products are sold are Van de Kamp's-Registered Trademark-, Pet-Ritz-Registered Trademark-, Oronoque Orchards-Registered Trademark-, Mrs. Paul's-Registered Trademark-, Celeste-Registered Trademark-, and Aunt Jemima-Registered Trademark-.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements include the accounts of Holdings and its subsidiary. All significant intercompany transactions and balances have been eliminated. The policies utilized by the Company in the preparation of the financial statements conform to generally accepted accounting principles and require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual amounts could differ from these estimates and assumptions. The Company uses the accrual basis of accounting in the preparation of its financial statements.

    FISCAL YEAR

    The Company's fiscal year ended June 30, 1997. The Company's prior fiscal year ended on the last Saturday of June. Accordingly, the results of operations reflect activity for the year ended June 30, 1997 and the period from September 19, 1995 (commencement of operations) through June 29, 1996. The Company has presented balance sheets as of June 30, 1997 and June 29, 1996. The Company's cash flows reflect activity for the year ended June 30, 1997 and the period from September 19, 1995 to June 29, 1996. Certain prior year amounts have been reclassified to conform with the current year's presentation.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid financial instruments with a maturity of three months or less to be cash equivalents.

                                 (IN THOUSANDS)

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INVENTORIES

    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in first-out (FIFO) method. Inventories include the cost of raw materials, packaging, labor and manufacturing overhead.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets ranging from five to thirty years. Costs which improve an asset or extend its useful life are capitalized, while repairs and maintenance costs are expensed as incurred.


    GOODWILL AND OTHER INTANGIBLE ASSETS



    Goodwill and other intangible assets include goodwill, trademarks and various identifiable intangible assets purchased by the Company. Goodwill is being amortized over forty years using the straight-line method. Other intangible assets are being amortized using the straight-line method over periods ranging from five to forty years. Amortization of goodwill and other intangible assets charged against income during the year ended June 30, 1997 was $12,301 and for the period ended June 29, 1996 was $4,152.


    IMPAIRMENT OF LONG-LIVED ASSETS

    Upon commencement of operations, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS 121 requires the Company to review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment of impairment is based on the estimated undiscounted future cash flows from operating activities compared with the carrying value of the assets. If the undiscounted future cash flows of an asset are less than the carrying value, a write-down would be recorded, measured by the amount of the difference between the carrying value of the asset and the fair value of the asset. Management believes that there has been no impairment at June 30, 1997.

    OTHER ASSETS

    Other assets consist of deferred loan acquisition costs, systems development costs, and other miscellaneous assets. Deferred loan acquisition costs of the senior subordinated notes are being amortized using the interest method over the term of the respective notes. Deferred loan acquisition costs of the senior secured debt are being amortized using the straight-line method over the terms of the related debt tranches. Aggregate amortization of deferred loan acquisition costs and other assets charged against income in the year ended June 30, 1997 was $2,949 and in the period ended June 29, 1996 was $678.

                                 (IN THOUSANDS)

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    For purposes of financial reporting, the Company has determined that the fair value of financial instruments approximates book value at June 30, 1997, based on terms currently available to the Company in financial markets.

    CONCENTRATION OF CREDIT RISK

    The Company sells its products to supermarkets and other retail channels. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and had no significant concentration of credit risk at June 30, 1997.

    INCOME TAXES

    The Company records income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". This method of accounting for income taxes uses an asset and liability approach which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

    UNAUDITED INTERIM INFORMATION


    The interim financial data as of December 31, 1997, and for the six months ended December 31, 1997 and 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and operating results for the interim periods.


NOTE 3--BUSINESS ACQUISITIONS

    VAN DE KAMP'S AND FROZEN DESSERT PRODUCT LINES

    On September 19, 1995 (commencement of operations), the Company acquired the assets of the frozen seafood business (which operated as Van de Kamp's) and the frozen dessert product lines (together, the "Businesses") from The Pillsbury Company and PET Incorporated (collectively, the "Sellers"). The Company manufactures frozen seafood products out of its Erie, Pennsylvania production facility and its frozen dessert product line is produced out of its Chambersburg, Pennsylvania manufacturing facility.

    The Company acquired the inventories, property, plant and equipment and intangible assets of the Businesses for a purchase price of $190.0 million. The Company paid The Pillsbury Company $2.0 million, a contractually agreed upon amount, to retain all of the current liabilities of the Businesses. The purchase agreement contains customary representations, warranties and covenants by each of the Sellers and the Company. The acquisition was accounted for by using the purchase method of accounting and the allocation of the purchase price has been finalized.

    The acquisition was financed by (i) an equity capital contribution from VDK LLC of approximately $70.0 million, (ii) the proceeds from the issuance of $100.0 million of senior subordinated notes (Note

                                 (IN THOUSANDS)

NOTE 3--BUSINESS ACQUISITIONS (CONTINUED)
10), and (iii) the borrowing by the Company of $30.0 million and $2.0 million of senior secured tranche A debt and senior secured revolving debt, respectively, under the senior secured bank facilities (Note 10).

    The cost to acquire the Businesses has been allocated to tangible and intangible assets acquired as follows:

Cash paid to acquire Businesses..................................................  $ 190,000
Cash paid for disposition of current liabilities.................................      2,000
Other acquisition costs..........................................................      2,543
                                                                                   ---------
                                                                                     194,543
Costs assigned to tangible assets................................................    (50,407)
                                                                                   ---------
Cost attributable to intangible assets...........................................  $ 144,136
                                                                                   ---------
                                                                                   ---------

    MRS. PAUL'S

    On May 6, 1996, the Company acquired substantially all the assets of the Mrs. Paul's frozen food business from CSC. Mrs. Paul's frozen food business includes frozen seafood and frozen vegetable products which are manufactured at both of the Company's Pennsylvania production facilities.

    The Company acquired the inventories, certain manufacturing equipment and intangible assets from CSC. The manufacturing equipment was removed from a CSC facility with certain production lines installed in each of the Company's Erie and Chambersburg production plants. The purchase price was $73.2 million which included a contractually agreed upon payment related to inventories. The purchase agreement contains customary representations, warranties and covenants by each of CSC and the Company. The acquisition was accounted for by using the purchase method of accounting and the allocation of the purchase price has been finalized.

    The acquisition was financed by (i) an equity capital contribution from VDK LLC of $15.0 million, and (ii) the borrowing by the Company of $20.0 million and $40.0 million of senior secured tranche A debt and senior secured tranche B debt, respectively, under the senior secured bank facilities (Note 10).

    The cost to acquire Mrs. Paul's has been allocated to tangible and intangible assets acquired, as follows:

Cash paid to acquire Businesses...................................  $  73,203
Cash paid for disposition of current liabilities..................      3,326
                                                                    ---------
Other acquisition costs...........................................     76,529
Costs assigned to tangible assets.................................    (11,716)
                                                                    ---------
Cost attributable to intangible assets............................  $  64,813
                                                                    ---------
                                                                    ---------

    QUAKER FROZEN FOOD BUSINESS

    On July 9, 1996, substantially all of the assets of the frozen food division of Quaker were purchased by the Company for $185.8 million. The Company purchased the Celeste-Registered Trademark- trademark and was granted an exclusive perpetual, transferable, royalty-free license of the Aunt Jemima-Registered Trademark- trademark for use in the

                                 (IN THOUSANDS)

NOTE 3--BUSINESS ACQUISITIONS (CONTINUED) frozen breakfast products business. Also included in the acquisition were inventories and the manufacturing facility located in Jackson, Tennessee, where the Company produces both product lines. The purchase agreement contains customary representations, warranties and covenants by each of Quaker and the Company. The acquisition was accounted for by using the purchase method of accounting and the allocation of the purchase price has been finalized.

    The acquisition was financed by (i) an equity capital contribution from VDK LLC of $60.0 million, and (ii) the borrowing by the Company of $45.0 million, $40.0 million and $50.0 million of senior secured tranche A debt, senior secured tranche B debt and senior secured tranche C debt, respectively, under the senior secured bank facilities (Note 10).

    The cost to acquire the Quaker Frozen Food Business has been allocated to tangible and intangible assets acquired as follows:

Cash paid to acquire assets......................................  $ 185,800
Other acquisition costs..........................................      3,492
                                                                   ---------
                                                                     189,292
Costs assigned to tangible assets................................    (49,356)
                                                                   ---------
Cost attributable to intangible assets...........................  $ 139,936
                                                                   ---------
                                                                   ---------

    UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The unaudited pro forma combined financial information reflects the historical net sales and income before income taxes of the Company as if all acquisitions had occurred on July 1, 1995. Had the acquisitions described in this Note 3 taken place July 1, 1995, the unaudited pro forma net sales and income before income taxes for the year ended June 30, 1997 would not have been significantly different from those reflected in the Statement of Operations. For the period ended June 29, 1996 the pro forma net sales were $401,522 and the income before income taxes was $11,651.

NOTE 4--SALE OF ASSETS

    On February 3, 1997, the Company sold substantially all of the assets of its whipped topping product line, which was part of the frozen desserts business, including inventory, certain manufacturing equipment, and intangible assets for approximately $6.2 million in cash. The impact of the sale on current results was not material, and the sale will not significantly impact future results. The net proceeds from the sale, $5.5 million, were used to repay a portion of the Company's senior secured term debt.

                                 (IN THOUSANDS)

NOTE 5--ACCOUNTS RECEIVABLE--OTHER

    Accounts Receivable--Other consist of the following:

                                                          JUNE 30,     JUNE 29,
                                                            1997         1996
                                                         -----------  -----------
The Pillsbury Company..................................   $  --        $     320
Miscellaneous..........................................           9          186
                                                         -----------  -----------
                                                          $       9    $     506
                                                         -----------  -----------
                                                         -----------  -----------

    The balance due from The Pillsbury Company was comprised of accounts receivable collected by them on behalf of the Company.

NOTE 6--INVENTORIES

    Inventories consist of the following:

                                                          JUNE 30,     JUNE 29,
                                                            1996         1996
                                                         -----------  -----------
Raw materials..........................................   $  12,556    $   6,856
Packaging supplies.....................................       3,178        2,022
Finished goods.........................................      17,801       21,324
                                                         -----------  -----------
                                                          $  33,535    $  30,202
                                                         -----------  -----------
                                                         -----------  -----------

    At June 30, 1997 and June 29, 1996, the Company had commitments to purchase raw materials aggregating approximately $7.0 million and $3.2 million, respectively.

NOTE 7--PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following:

                                                          JUNE 30,     JUNE 29,
                                                            1997         1996
                                                         -----------  -----------
Land...................................................   $   2,342    $     700
Machinery and equipment................................      73,514       31,105
Buildings and improvements.............................      18,637        5,155
Construction-in-progress...............................       1,241        1,607
                                                         -----------  -----------
                                                             95,734       38,567
  Less accumulated depreciation........................      (9,340)      (2,624)
                                                         -----------  -----------
                                                          $  86,394    $  35,943
                                                         -----------  -----------
                                                         -----------  -----------

    At June 30, 1997 and June 29, 1996, the Company had commitments for facility construction and related machinery and equipment purchases aggregating approximately $2.3 million and $0.5 million, respectively.

                                 (IN THOUSANDS)


NOTE 8--GOODWILL AND OTHER INTANGIBLE ASSETS



    Goodwill and other intangible assets consist of the following:


                                                        JUNE 30,   JUNE 29,
                                                          1997       1996
                                                        ---------  ---------
Goodwill..............................................  $ 163,599  $ 103,553
Trademarks............................................    151,600     84,200
Other intangibles.....................................     32,105     20,135
                                                        ---------  ---------
                                                          347,304    207,888
  Less accumulated amortization.......................    (16,291)    (4,152)
                                                        ---------  ---------
                                                        $ 331,013  $ 203,736
                                                        ---------  ---------
                                                        ---------  ---------

NOTE 9--ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                        JUNE 30,   JUNE 29,
                                                          1997       1996
                                                        ---------  ---------
Interest..............................................  $   4,425  $   4,732
Trade promotion accruals..............................     12,478      4,781
Other.................................................      7,716      6,276
                                                        ---------  ---------
                                                        $  24,619  $  15,789
                                                        ---------  ---------
                                                        ---------  ---------

                                 (IN THOUSANDS)

NOTE 10--LONG TERM DEBT

    Long term debt consists of the following:

                                                                        JUNE 30,   JUNE 29,
                                                                          1997       1996
                                                                        ---------  ---------
SENIOR SECURED DEBT

Senior secured tranche A debt--interest rate of 8.3% at June 30, 1997;
  principal due in semi-annual installments through September 19,
  2001; floating interest rate at the prime rate plus 1.5%, or alternatively, the one, three or six month Euro dollar rate plus
  2.5% payable quarterly or at the termination of the Euro dollar contract interest period............................................  $  83,192  $  48,750

Senior secured tranche B debt--interest rate of 8.8% at June 30, 1997;
  principal due in semi-annual installments through April 30, 2003;
  floating interest rate at the prime rate plus 2.0% or,
  alternatively, the one, three or six month Euro dollar rate plus
  3.0% payable quarterly or at the termination of the Euro dollar
  contract interest period............................................     76,640     40,000

Senior secured tranche C debt--interest rate of 9.0% at June 30, 1997;
  principal due in semi-annual installments through September 30,
  2003; floating interest rate at the prime rate plus 2.25% or, alternatively, the one, three or six month Euro dollar rate plus
  3.25% payable quarterly or at the termination of the Euro dollar
  contract interest period............................................     48,024     --

Revolving credit facility--interest rate of 10.0% at June 30, 1997;
  principal due September 19, 2001; floating interest rate at the prime rate plus 1.50% or, alternatively, the one, three, or six month Euro dollar rate plus 2.50% payable quarterly or at the
  termination of the Euro dollar contract period......................      5,000     --

SENIOR SUBORDINATED NOTES

Senior subordinated notes issued September 15, 1995 at par value of
  $100,000,000; coupon interest rate of 12.0% with interest payable
  each March 15 and September 15; matures on September 15, 2005.......    100,000    100,000
                                                                        ---------  ---------
                                                                          312,856    188,750
Less: current portion of long term debt                                   (13,097)    (5,000)
  current portion of revolving credit facility........................     (5,000)    --
                                                                        ---------  ---------
Long term debt........................................................  $ 294,759  $ 183,750
                                                                        ---------  ---------
                                                                        ---------  ---------

    Annual principal payments for the next five years and thereafter consist of the following:

1998.............................................  $  18,097
1999.............................................     16,978
2000.............................................     22,071
2001.............................................     24,497
2002.............................................     33,227
Thereafter.......................................    197,986
                                                   ---------
                                                   $ 312,856
                                                   ---------
                                                   ---------

                                 (IN THOUSANDS)

NOTE 10--LONG TERM DEBT (CONTINUED)
    SENIOR SECURED DEBT

    On September 19, 1995, the Company entered into the VDK Holdings, Inc. Credit and Guarantee Agreement (the "Agreement") with several banks for $30.0 million of senior secured term and revolving debt. The proceeds from the debt were used to acquire the Businesses, pay fees and expenses and fund working capital. The debt is guaranteed by the Company and its subsidiary. The Agreement contains optional prepayment provisions with no premium. Substantially all assets of the Company are pledged as collateral for the debt.

    In conjunction with the Mrs. Paul's acquisition, the Company amended the Agreement, dated as of May 6, 1996, to provide for additional borrowings of $20.0 million under senior secured tranche A debt and $40.0 million of senior secured tranche B debt. Proceeds from the additional borrowings were used to acquire the Mrs. Paul's business, pay fees and expenses and to provide the working capital requirements related to the Mrs. Paul's acquisition.

    In conjunction with the acquisition of the Quaker Frozen Food Business, the Company amended the Agreement, dated as of July 9, 1996 to provide for additional borrowings of $45.0 million under senior secured tranche A debt, an increase of $40.0 million to the senior secured tranche B debt and an increase of $50.0 million to the senior secured tranche C debt. Proceeds from the additional borrowings were used to acquire the business from Quaker, pay fees and expenses and to provide the working capital requirements related to the Celeste/Aunt Jemima acquisition.

    The Agreement includes $25.0 million of available borrowing under a revolving debt facility, subject to limitations based on letters of credit. At June 30, 1997, the Company had unused borrowing availability of $19.6 million after adjustment for previously issued letters of credit and an outstanding balance of $5.0 million. The interest rate on the outstanding balance was 10.0%. The Agreement requires a commitment fee of 0.5% per annum payable quarterly on the unused portions of the revolving debt facility.

    The Agreement includes restrictive covenants which limit additional borrowing, cash dividends, and capital expenditures while also requiring the Company to maintain certain financial ratios. The Company was in compliance with these covenants at June 30, 1997.

    SENIOR SUBORDINATED NOTES

    On September 19, 1995, the Company issued $100.0 million of senior subordinated notes (the "Notes") registered under the Securities Act of 1933. The proceeds were used to fund the acquisition of the Businesses. The Notes may be redeemed at any time prior to September 15, 2000. The prepayment redemption price would be equal to 100% of the principal plus a premium equal to the greater of (i) 1% of the principal amount or (ii) the excess of (a) present value at time of redemption plus required interest payments due on the Notes through September 15, 2000 over (b) principal amount of Notes. The indenture includes restrictive covenants which limit additional borrowing, cash dividends, the sale of assets, mergers and the sale of stock. The Company was in compliance with these covenants at June 30, 1997.

                                 (IN THOUSANDS)

NOTE 10--LONG TERM DEBT (CONTINUED)
    INTEREST RATE COLLAR AGREEMENTS

    The Company uses interest rate collar agreements (the "Agreements") to reduce the impact of changes in interest rates on its floating rate term debt. Premiums paid for such Agreements are being amortized to interest expense over the terms of the Agreements. Unamortized premiums are included in Other assets in the balance sheet. Amounts to be paid or received, if any, under the Agreements are recognized as an increase or decrease, respectively, in interest expense. The counterparty to the Company's Agreements is a major financial institution.

    At June 30, 1997, the Company was party to two Agreements. On August 22, 1996, the Company entered into a three year interest rate collar agreement with a notional principal amount of $70.0 million, a cap rate of 7.5% (plus the applicable margin) and a floor rate of 5.5% (plus the applicable margin). On November 26, 1996, the Company entered into a three year interest rate collar agreement with a notional principal amount of $50.0 million, a cap of 6.5% (plus the applicable margin) and a floor rate of 5.75% (plus the applicable margin). The aggregate premiums paid for the two Agreements was $0.1 million.

    Under the Agreements, the Company would receive payments from the counterparty if the three-month LIBOR rate exceeds the cap rates and make payments to the counterparties if the three-month LIBOR rate falls below the floor rates. The payments would be calculated based upon the respective notional principal amount. During fiscal 1997 the Company made payments aggregating $0.1 million under the Agreements. At June 30, 1997, the three-month LIBOR rate was 5.94%.

    Risk associated with the Agreements include those associated with changes in market value and interest rates. At June 30, 1997, the fair value of the Company's interest rate collars was immaterial and management considers the potential loss in future earnings and cash flows attributable to such collars to be immaterial.


NOTE 11--TRANSITION EXPENSES


    Transition related costs consist of what management believes are one-time costs incurred to establish the Company's operations, including expenditures to regain distribution of products that had been discontinued during the transition of the acquired Businesses, relocation expenses, recruiting fees, sales training, computer systems training and other one-time transitional expenses. Transition related costs for the year ended June 30, 1997 and the period ended June 29, 1996 were approximately $2.9 million and $1.3 million, respectively.

                                 (IN THOUSANDS)

NOTE 12--INCOME TAXES

    The Company files a consolidated federal income tax return. State income tax returns are filed by the Company and VDK Inc. on a separate company basis or on a combined basis depending on the particular rules in each state.

                                                                 YEAR ENDED    PERIOD ENDED
                                                                  JUNE 30,       JUNE 29,
                                                                    1997           1996
                                                                 -----------  ---------------
    The provision (benefit) for income taxes is summarized as
    follows:

Current tax expense:
  Federal......................................................   $  --          $  --
  State........................................................      --             --
                                                                 -----------       -------
Total current provision........................................      --             --
                                                                 -----------       -------
Deferred tax expense:
  Federal......................................................       1,989           (196)
  State........................................................         388            (37)
                                                                 -----------       -------
Total deferred provision.......................................       2,377           (233)
                                                                 -----------       -------
Total provision (benefit) for income taxes.....................   $   2,377      $    (233)
                                                                 -----------       -------
                                                                 -----------       -------

    Deferred tax assets (liabilities) consist of the following:

  Deferred tax assets--current:
  Loss carryforwards...........................................   $   5,679      $   1,697
  Promotion reserves...........................................       1,658          1,305
  Other........................................................         923            371
                                                                 -----------       -------
    Total deferred tax assets--current.........................       8,260          3,373
                                                                 -----------       -------
  Deferred tax liabilities--current:
  Inventory reserves...........................................      --               (130)
  Deferred state taxes.........................................      --                (13)
                                                                 -----------       -------
    Total deferred tax liabilities--current....................      --               (143)
                                                                 -----------       -------
  Deferred tax liabilities--non-current:
  Goodwill.....................................................      (7,043)        (1,961)
  Depreciation.................................................      (3,361)        (1,036)
                                                                 -----------       -------
    Total deferred tax liabilities--non-current................     (10,404)        (2,997)
                                                                 -----------       -------
      Total deferred tax liabilities...........................     (10,404)        (3,140)
                                                                 -----------       -------
      Net deferred tax asset (liability).......................   $  (2,144)     $     233
                                                                 -----------       -------
                                                                 -----------       -------

    The Company has not recorded a valuation allowance for its deferred tax assets. Management believes the deferred tax assets are more likely than not to be realized.

    At June 30, 1997, the Company has federal net operating loss carryforwards of approximately $14.2 million. These losses can be used to offset future taxable income through the year 2011. The Company is

                                 (IN THOUSANDS)

NOTE 12--INCOME TAXES (CONTINUED)
a loss corporation as defined in section 382 of the Internal Revenue Code. Therefore, if certain substantial changes of the Company's ownership should occur, there could be significant annual limitations of the amount of net operating loss carryforwards which can be utilized.

    The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:

                                                                  YEAR ENDED     PERIOD ENDED
                                                                   JUNE 30,        JUNE 29,
                                                                     1997            1996
                                                                 -------------  ---------------
Provision for income taxes at U.S. statutory rate..............    $   2,220       $    (229)
Increase (decrease) in tax resulting from:
Nondeductible expenses.........................................           36              20
State taxes, net of federal benefit............................          121             (24)
                                                                 -------------        ------
                                                                   $   2,377       $    (233)
                                                                 -------------        ------
                                                                 -------------        ------

NOTE 13--LEASES

    The Company leases certain facilities, machinery and equipment under operating lease agreements with varying terms and conditions. The leases are noncancellable operating leases which expire on various dates through 2002.

    Future annual minimum lease payments under these leases are summarized as follows:

                                                    MINIMUM
                                                     LEASE
YEARS ENDING JUNE 30,                              PAYMENTS
-----------------------------------------------  -------------
1998...........................................    $     753
1999...........................................          758
2000...........................................          728
2001...........................................          574
2002...........................................          143
Thereafter.....................................       --
                                                 -------------
                                                   $   2,956
                                                 -------------
                                                 -------------

    Rent expense was $0.5 million for the year ended June 30, 1997 and $0.2 million for the period ended June 29, 1996.

NOTE 14--SAVINGS AND BENEFIT PLANS

    The Company offers a retirement savings plan to its nonunion employees in the form of 401(k) and profit sharing plans. Under the 401(k) plan, employee contributions up to 3% of total compensation are matched by the Company, with vesting occurring ratably over a five year period. Profit sharing contributions of 2% of compensation are made on behalf of all nonunion employees on an annual basis. Profit sharing contributions also vest ratably over a five year period. The Company's contributions to the 401(k) plan for the year ended June 30, 1997 and the period ended June 29, 1996 were $0.6 million and

                                 (IN THOUSANDS)

NOTE 14--SAVINGS AND BENEFIT PLANS (CONTINUED)
$0.1 million, respectively. The Company's contributions to the profit sharing plan for the year ended June 30, 1997 and the period ended June 29, 1996 were $0.5 million and $0.1 million, respectively.

    The Company also has a defined benefit retirement plan for unionized employees in the Chambersburg plant. Benefits are based on years of credited service and average compensation or stated amounts for each year of service. Net pension expense for the defined benefit retirement plan totaled $0.1 million and $0 for the year ended June 30, 1997 and the period ended June 29, 1996, respectively. The funding policy is consistent with the requirements of federal law and regulations.

NOTE 15--RELATED PARTY TRANSACTIONS

    The Company has a Management Services Agreement with Dartford Partnership, LLC ("Dartford") to provide consulting services and management oversight on financial and operational matters. The Company paid fees totaling $1.8 million to Dartford, a member of Foods, during the year ended June 30, 1997 and $0.6 million during the period ended June 29, 1996. The annual management fee was $0.7 million prior to the acquisition of Mrs. Paul's and $1.2 million prior to the acquisition of the Quaker Frozen Food Business. The charge is included in general and administrative expenses in the Statement of Operations.

    The Company paid certain members of Foods fees totaling $2.1 million during the year ended June 30, 1997 and $2.0 million during the period ended June 29, 1996. The fees were paid for services provided in identifying, negotiating and consummating the Company's acquisitions. The fees were included in the costs of the acquisitions.

    On September 19, 1995, Mr. Thomas O. Ellinwood, the President of the Company, and Mr. Thomas J. Youngerman, Mr. Olafur Gudmundsson and Ms. C. Renee Sloan, Vice Presidents of the Company, executed promissory notes in favor of the Company in exchange for monies borrowed to assist in the capitalization of their limited liability company interests held with VDK LLC. The promissory notes mature September 30, 1998 with required annual payments. Interest is due and payable quarterly at the rate of 8.5% per annum. The aggregate balance outstanding on the promissory notes was $213.3 and $305.0 at June 30, 1997 and June 29, 1996, respectively. The net outstanding balance has been recorded as a reduction to paid-in capital and is reflected as such on the Statement of Changes in Stockholder's Equity.

NOTE 16--COMPENSATION PLAN EXPENSE

    Foods has implemented a Management Compensation Plan ("the Plan") as a means by which Key Personnel (defined as employees and other specific designated persons) of the Company, and/or affiliated with the Company, may be given an opportunity to benefit from the appreciation in the value of the Company. The Amended and Restated Limited Liability Company Agreement of VDK LLC, dated as of September 19, 1995, was amended and restated as of May 22, 1997 to approve and adopt the Plan. The effective date of the Plan is as of September 19, 1995.

    Under the Plan, Key Personnel are issued various types of management compensation units (the "Units") in the Plan as a means to participate in the valuation of the Company, as determined based on certain formulae in the Plan document. The Units are subject to forfeiture based on the failure to meet vesting requirements, specified earnings targets, and/or rates of return targets for certain investors in

                                 (IN THOUSANDS)

NOTE 16--COMPENSATION PLAN EXPENSE (CONTINUED)
Foods. Pursuant to the Plan document, the Units will have special valuation and payment provisions upon a change of control or initial public offering of the Company's stock (an "IPO").

    Upon a change of control or IPO, the Units will be valued and amounts will be paid to Unit holders according to various factors, such as the type of triggering event and the amount of proceeds paid to the VDK LLC's investors. In general, there will be no payment on the Units until the VDK LLC's investors have received a designated return on their investments. The payment to Unit holders may be cash and/or non-cash securities, depending on the triggering event and the type of distribution received by VDK LLC's investors. In addition, the Plan will gross-up payments to the Unit holders in certain events relating to (i) any excise tax due under federal income tax rules, and (ii) any tax on the Units in excess of capital gains tax rates.

    The total amount due under the Plan, if any, is subject to the rates of return and forfeiture factors discussed above. Based on management and the Board of Director's assessment of the current valuation of the Company, there is no basis to record an accrual for compensation expense at this time. Should the Company appreciate further in value, compensation expense to be recognized in future periods could be significant. To the extent any amounts are deemed accruable under the Plan in the future, such amounts will be a liability of VDK LLC as the sponsor of the Plan. However, because the Plan is for the benefit of Key Personnel of the Company, any expense to be recognized under the Plan will be pushed down to the Company, and will be recorded by the Company as expense and as additional paid in capital from its parent over the applicable vesting periods.

NOTE 17--COMMITMENTS AND CONTINGENCIES

    The Company is subject to litigation in the ordinary course of business. In the opinion of management, the ultimate outcome of any existing litigation would not have a material adverse effect on the Company's financial position or results of operations.

NOTE 18--SUBSEQUENT EVENT--SALE OF COMPANY (UNAUDITED)

    On April 8, 1998, VDK LLC sold all of the outstanding common stock of the Company to Aurora/VDK LLC, a newly formed limited liability company, in exchange for an interest in Aurora/VDK LLC. Following the sale transaction, Aurora/VDK LLC is owned 44.5% by VDK LLC and 55.5% by MBW Investors LLC.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Management of The Procter & Gamble Company:


    We have audited the accompanying statements of equipment and goodwill as of June 30, 1997 and 1996 and statements of direct revenues and direct expenses of the Duncan Hines Business of The Procter & Gamble Company ("Procter & Gamble") for the years ended June 30, 1997, 1996, and 1995 (collectively, the "statements"). These statements are the responsibility of Procter & Gamble's management. Our responsibility is to express an opinion on these statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements referred to above are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements referred to above. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements referred to above. We believe that our audits provide a reasonable basis for our opinion.

    The assets and operations covered by the statements referred to above are a part of The Procter & Gamble Company and have no separate legal status or existence. As described in Notes 1 and 2 to the statements, the statements referred to above have been prepared from Procter & Gamble's consolidated financial records and allocations of certain costs and expenses have been made. These allocations are not necessarily indicative of the costs and expenses that would have been incurred by the Duncan Hines Business on a stand-alone basis.

    In our opinion, the statements referred to above present fairly, in all material respects, the equipment and goodwill as of June 30, 1997 and 1996 and the direct revenues and direct expenses of the Duncan Hines Business of The Procter & Gamble Company for the years ended June 30, 1997, 1996, and 1995 in conformity with generally accepted accounting principles.

March 20, 1998

                          THE DUNCAN HINES BUSINESS OF
                          THE PROCTER & GAMBLE COMPANY

                      STATEMENTS OF EQUIPMENT AND GOODWILL
               AS OF DECEMBER 31, 1997 AND JUNE 30, 1997 AND 1996

                                                                             DECEMBER 31,   JUNE 30,   JUNE 30,
(IN THOUSANDS)                                                                   1997         1997       1996
                                                                            --------------  ---------  ---------
                                                                             (UNAUDITED)
EQUIPMENT--NET............................................................    $   18,065    $  19,349  $  20,502
GOODWILL..................................................................         3,914        3,914      3,914
                                                                            --------------  ---------  ---------
TOTAL.....................................................................    $   21,979    $  23,263  $  24,416
                                                                            --------------  ---------  ---------
                                                                            --------------  ---------  ---------

              See accompanying notes to the financial statements.

                          THE DUNCAN HINES BUSINESS OF
                          THE PROCTER & GAMBLE COMPANY

               STATEMENTS OF DIRECT REVENUES AND DIRECT EXPENSES
           FOR THE YEARS ENDED JUNE 30, 1997, 1996, AND 1995, AND FOR
             THE SIX-MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1996

                                                   SIX-MONTH PERIOD ENDED
                                                        DECEMBER 31,                 YEAR ENDED JUNE 30,
                                                  ------------------------  -------------------------------------
                                                     1997         1996         1997         1996         1995
                                                  -----------  -----------  -----------  -----------  -----------
(IN THOUSANDS)                                          (UNAUDITED)
DIRECT REVENUES:
  Gross revenues................................  $   154,519  $   146,124  $   253,548  $   277,721  $   281,303
  Less:
    Trade spending..............................      (15,822)      (9,659)     (19,646)     (16,357)     (14,775)
    Coupon expense..............................       (2,194)      (2,110)      (2,900)      (3,378)      (5,388)
                                                  -----------  -----------  -----------  -----------  -----------
      Net direct revenues.......................      136,503      134,355      231,002      257,986      261,140
                                                  -----------  -----------  -----------  -----------  -----------

COSTS OF PRODUCTS SOLD:
  Product costs.................................       85,139       80,361      144,261      153,791      153,015
  Delivery costs................................        6,398        6,647       11,787       13,388       14,267
                                                  -----------  -----------  -----------  -----------  -----------
      Total costs of products sold..............       91,537       87,008      156,048      167,179      167,282
                                                  -----------  -----------  -----------  -----------  -----------

GROSS MARGIN....................................       44,966       47,347       74,954       90,807       93,858
                                                  -----------  -----------  -----------  -----------  -----------

DIRECT MARKETING:
  Consumer promotional expense..................        1,184        1,226        3,376        5,186        4,498
  Advertising expense...........................        6,549        5,576        9,957       13,798       12,276
  Other marketing expenses......................        1,119        1,453        2,520        4,049        3,245
                                                  -----------  -----------  -----------  -----------  -----------
      Total direct marketing expenses...........        8,852        8,255       15,853       23,033       20,019
                                                  -----------  -----------  -----------  -----------  -----------

DIRECT SELLING, ADMINISTRATIVE AND OTHER........        4,131        6,177       10,041       10,791        9,962
                                                  -----------  -----------  -----------  -----------  -----------
EXCESS OF DIRECT REVENUES OVER DIRECT
  EXPENSES......................................  $    31,983  $    32,915  $    49,060  $    56,983  $    63,877
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------

              See accompanying notes to the financial statements.

                          THE DUNCAN HINES BUSINESS OF

                          THE PROCTER & GAMBLE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

1. BASIS OF PRESENTATION

    On January 16, 1998, The Procter & Gamble Company (Procter & Gamble) sold certain assets and the related business of the Duncan Hines brand ("Duncan Hines Business"). The Duncan Hines Business produces baking goods which are manufactured at Procter & Gamble's Jackson, TN. plant, which also produces other food products for Procter & Gamble that are unrelated to the Duncan Hines Business. The accompanying statements present the equipment and goodwill that Procter & Gamble sold as of December 31, 1997 and June 30, 1997 and 1996 and direct revenues, costs of products sold, direct marketing expenses and direct selling, administrative and other expenses for the years ended June 30, 1997, 1996, and 1995, the six-month periods ended December 31, 1997 and 1996 for the Duncan Hines Business. Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

    Procter & Gamble did not account for the Duncan Hines Business as a separate entity. Accordingly, the information included in the accompanying statements of direct revenues and direct expenses has been obtained from Procter & Gamble's consolidated financial records. The statements of direct revenues and direct expenses include allocations of certain Procter & Gamble selling, administrative, and other expenses, as discussed in Note 2. Procter & Gamble management believes the allocations are reasonable; however, these allocated expenses are not necessarily indicative of expenses that would have been incurred by the Duncan Hines Business on a stand-alone basis, since certain other selling, administrative, and other expenses are provided to the Duncan Hines Business that are not included in the accompanying statements as discussed in Note 2.

    In addition, the statements of direct revenues and direct expenses include allocations of certain Jackson Plant costs, as discussed in Note 2. Procter & Gamble management believes these allocations are reasonable; however, these allocated costs may not necessarily be indicative of costs that would have been incurred by the Duncan Hines Business on a stand-alone basis, since these allocated costs are based on the structure of the Jackson Plant operations and related activities, as managed and operated by Procter & Gamble.

    Equipment and goodwill and direct revenues and direct expenses are presented in the accompanying statements in accordance with generally accepted accounting principles. The unaudited information for the six-month periods ended December 31, 1997 and 1996 contain all adjustments, consisting only of normal recurring accruals, necessary for a consistent presentation of the direct revenues and direct expenses for the six-month periods.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION--Revenue from the sale of products is recognized at the time the products are shipped.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions Procter & Gamble may undertake in the future, actual results ultimately may differ from the estimates.

                          THE DUNCAN HINES BUSINESS OF

                          THE PROCTER & GAMBLE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 (IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    EQUIPMENT--Equipment cost and the related accumulated depreciation were as follows:

                                                                             DECEMBER 31,
                                                                                 1997       JUNE 30,   JUNE 30,
                                                                             (UNAUDITED)      1997       1996
                                                                            --------------  ---------  ---------
Equipment cost............................................................    $   51,604    $  51,793  $  50,038
Accumulated depreciation..................................................        33,539       32,444     29,536
                                                                            --------------  ---------  ---------
Net book value............................................................    $   18,065    $  19,349  $  20,502
                                                                            --------------  ---------  ---------
                                                                            --------------  ---------  ---------

    Depreciation is computed using the straight-line method over the estimated useful lives of the assets which primarily range from 4 to 19 years.

    GOODWILL--Goodwill represents the cost of acquisition in excess of tangible assets and identifiable intangible assets received. Since the goodwill was acquired prior to November 1970 it is not being amortized.

    COUPON EXPENSE--Coupon expense represents deductions from direct revenues for coupons related to Duncan Hines products. The expense is based on expected redemption rates of issued coupons based on historical data.

    COSTS OF PRODUCTS SOLD--Inventories are valued at cost, which is not in excess of current market. Cost is primarily determined by the average cost method. The cost of products sold include allocations of costs to the Duncan Hines Business activities, including warehousing, utilities, insurance, and employee costs. These plant costs are allocated between the Duncan Hines Business and other food products that are produced at the Jackson Plant based primarily on number of employees, usage, and square footage.

    DIRECT MARKETING--Direct marketing represents specifically identified promotional, advertising, and other marketing expenses related to the Duncan Hines Business.

    DIRECT SELLING, ADMINISTRATIVE & OTHER--Certain selling, administrative and other direct expenses are specifically identifiable and others are allocated to the Duncan Hines Brand based primarily on an estimate of actual time and effort spent, number of employees, and square footage. Such allocated expenses represent those charges that are attributable to the Duncan Hines Business and include Procter & Gamble's Food and Beverage Sector and the Duncan Hines Category related expenses such as human resources, public affairs, research and development, finance and accounting, selling, and other general administrative expenses. Certain other selling, administrative, and other expenses are allocated to the Duncan Hines Business by Procter & Gamble that are not directly attributable or specifically identifiable to the Business and, therefore, are excluded from direct selling, administrative, and other expenses in the accompanying statements. Such expenses primarily include Procter & Gamble's Corporate and North American region related expenses such as selling, human resources, executive compensation, management systems, finance and accounting, research and development, and general corporate expenses.

                          THE DUNCAN HINES BUSINESS OF

                          THE PROCTER & GAMBLE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 (IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    UNAUDITED INTERIM INFORMATION The interim financial data as of December 31, 1997, and for the six months ended December 31, 1997 and 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

                                  * * * * * *

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, the Company and the Selling Stockholders have agreed to sell to each of the U.S. Underwriters named below, and each of such U.S. Underwriters, for whom Goldman, Sachs & Co., BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, SBC Warburg Dillon Read Inc., and Chase Securities Inc. are acting as representatives, has severally agreed to purchase from the Company and the Selling Stockholder the respective number of shares of Common Stock set forth opposite its name below:

                                                           NUMBER OF SHARES
UNDERWRITER                                                OF COMMON STOCK
--------------------------------------------------------  ------------------
Goldman, Sachs & Co.....................................
BT Alex. Brown Incorporated.............................
Donaldson, Lufkin & Jenrette Securities Corporation.....
Credit Suisse First Boston Corporation..................
SBC Warburg Dillon Read Inc.............................
Chase Securities Inc....................................

                                                          ------------------
      Total.............................................
                                                          ------------------
                                                          ------------------

    Under the terms and conditions of the Underwriting Agreement, the U.S. Underwriters are committed to take and pay for all of the shares offered hereby, if any are taken.

    The U.S. Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such
price less a concession of $         per share. The U.S. Underwriters may allow,
and such dealers may reallow, a concession not in excess of $         per share
to certain brokers and dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.


    The Company and the Selling Stockholder have entered into an underwriting agreement (the "International Underwriting Agreement") with the underwriters of the international offering (the "International Underwriters") providing for the
concurrent offer and sale of       shares of Common Stock in an international
offering outside the United States. The offering price and aggregate underwriting discounts and commissions per share for the two offerings are identical. The closing of the offering made hereby is a condition to the closing of the International Offering, and vice versa. The representatives of the International Underwriters are Goldman Sachs International, BT Alex. Brown International, Donaldson, Lufkin & Jenrette International, Credit Suisse First Boston (Europe) Limited, Swiss Bank Corporation acting through its division, SBC Warburg Dillon Read, and Chase Manhattan International Limited.

    Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the two offerings, each of the U.S. Underwriters named herein has agreed that, as part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares of Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") and to U.S. persons, which term shall mean, for purposes of this paragraph: (a) any individual who is a resident of the United States or
(b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters has agreed pursuant to the Agreement Between that, as a part of the distribution of the shares offered as part of the international offering, and subject to certain exceptions, it will (i) not, directly or indirectly, offer, sell or deliver shares of Common Stock (a) in the United States or to any U.S. persons or (b) to any person who it believes intends to reoffer, resell or deliver the shares in the United States or to any U.S. persons, and (ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction.

    Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the initial public offering price, less an amount not greater than the selling concession.

    In connection with the offering, the Underwriters may purchase and sell the Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the Offerings. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Stock; and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of shares of Common Stock than they are required to purchase from the Company and the Selling Stockholder in the Offerings. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriters if such Common Stock is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

    The Company granted the U.S. Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of additional shares of Common Stock solely to cover over-allotments, if any. If the U.S. Underwriters exercise their over-allotment option, the U.S. Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as show in the foregoing table, bears to the shares of Common Stock offered. The Company has granted the International
Underwriters a similar option exercisable up to an aggregate of       additional
shares of Common Stock.

    The Company and the Selling Stockholder have agreed that, during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the date of this Prospectus, they will not offer, sell, contract to sell or otherwise dispose of or file a registration statement (other than, in the case of the Company, a registration statement on Form S-8 with respect to an employee benefit plan) with respect to any Common Stock, or any
securities of the Company (other than pursuant to [            ] employee stock
option and incentive plans and agreements, upon conversion of convertible securities or grants of options to directors outstanding as of the date of the Underwriting Agreement) which are substantially similar to the Common Stock or any other securities which are exercisable or exchangeable for, convertible into or whose exercise or settlement price is derived from the price of Common Stock or any such securities substantially similar to the Common Stock, without the prior written consent of the representatives of the Underwriters.

    The representatives of the Underwriters have informed the Company that they do not expect sales to discretionary accounts by the U.S. Underwriters to exceed five percent of the total number of shares of Common Stock offered by them.

    Prior to the Offerings, there has been no public market for the shares of Common Stock. The initial public offering price has been negotiated among the Company, the Selling Stockholder and the representatives of the U.S. Underwriters and the International Underwriters. Among the factors considered in determining the initial public offering price of the Common Stock, in addition to prevailing market conditions, were the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to the market valuation of companies in related businesses.

    Application will be made to list the Common Stock on the New York Stock
Exchange under the symbol "      ". In order to meet one of the requirements for
listing the Common Stock on the New York Stock Exchange, the U.S. Underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial holders.

    In addition to acting as a U.S. Underwriter in connection with the Offering, Chase Securities Inc. ("CSI") and its affiliates have certain other relationships with the Company. Chase and CSI have agreed to provide VDK with a $101 million senior subordinated credit facility and will receive customary fees in connection therewith and Chase is the Administrative Agent and CSI is the Arranging Agent under the Company's Senior Credit Facilities. See "Indebtedness--Senior Credit Facilities" and "Senior Subordinated Facility Commitment".

    As a result of the repayment of the           between the Company and Chase,
an affiliate of CSI, this offering is being conducted in accordance with Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD"), which provides that, among other things, when an NASD member participates in the underwriting of an affiliate's equity securities, the initial public offering price can be no higher than that recommended by a "qualified independent underwriter" meeting certain standards. In accordance with this requirement, Goldman, Sachs & Co. has served in such role and has recommended a price in compliance with the requirements of Rule 2720. Goldman, Sachs & Co. will receive compensation from the Company in the amount of $10,000 for serving in such role. In connection with the offering, Goldman, Sachs & Co. in its role as qualified independent underwriter has performed due diligence investigations and reviewed and participated in the preparation of this Prospectus and the Registration Statement of which this Prospectus forms a part. In addition, the Underwriters may not confirm sales to any discretionary account without the prior specific written approval of the customer.

    The Company and the Selling Stockholder have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

    This Prospectus may be used by underwriters and dealers in connection with offers and sales of the shares of Common Stock, including shares initially sold in the International Offering, to persons located in the United States.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                           --------------------------

                               TABLE OF CONTENTS


                                           PAGE
                                           -----
Prospectus Summary....................           3
Risk Factors..........................          10
Use of Proceeds.......................          13
Dividend Policy.......................          14
Forward-Looking Statements............          14
Background............................          14
Dilution..............................          15
Capitalization........................          17
Unaudited Pro Forma Financial
  Information.........................          18
Selected Historical Financial Data....          33
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................          36
Business..............................          50
Management............................          62
Principal Stockholders and Selling
  Stockholder.........................          73
Certain Relationships and Related
  Transactions........................          78
Description of Capital Stock..........          80
Description of Indebtedness...........          82
Shares Eligible for Future Sale.......          89
Certain United States Federal Tax
  Consequences to Non-United States
  Holders of Common Stock.............          90
Additional Information................          93
Validity of Shares....................          93
Experts...............................          93
Index to Financial Statements.........         F-1
Underwriting..........................         U-1


                           --------------------------

    THROUGH AND INCLUDING              ,1998 (THE 25TH DAY AFTER THE DATE OF
THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                          SHARES


                               AURORA FOODS INC.

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                           --------------------------

                                     (LOGO)

                               ------------------

                              GOLDMAN, SACHS & CO.
                                 BT ALEX. BROWN
 DONALDSON, LUFKIN & JENRETTE
           SECURITIES CORPORATION
                           CREDIT SUISSE FIRST BOSTON
                          SBC WARBURG DILLON READ INC.
                             CHASE SECURITIES INC.

                      REPRESENTATIVES OF THE UNDERWRITERS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth those expenses to be incurred by the Company in connection with the issuance and distribution of the Common Stock being registered. All amounts shown except Securities and Exchange Commission filing fee are estimates.


Securities and Exchange Commission filing fee........            $  79,650
NASD filing fee......................................               27,500
NYSE listing fee.....................................                *
Printing and engraving fees..........................                *
Accountants' fees and expenses.......................                *
Legal fees and expenses..............................                *
Miscellaneous expenses...............................                *
                                                                  --------
  Total..............................................            $
                                                                  --------
                                                                  --------


------------------------

 *  To be filed by amendment.


**  Previously filed with the Commission.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the registrant, eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions)or (iv) for any transaction from which a director derived an improper personal benefit. Article Eighth of the Company's Certificate of Incorporation has eliminated the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.



    Article VI of the Company's By-Laws provides, among other things that the Company shall indemnify, in the manner and to the fullest extent permitted by applicable law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was or has agreed to be a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred (and not otherwise recovered) by such person in connection with the investigation, preparation to defend or defense of such action, suit, claim or proceeding. To the extent and in the manner provided by applicable law, any such expenses may be paid by the Company in advance of the final disposition of such action, suit or proceeding even if such director, officer, employee or agent is alleged to have not met the applicable standard of conduct required under Article VI or is alleged to have committed conduct so that, if true, such director, officer, employee or agent would not be entitled to indemnification under Article VI, upon receipt of an undertaking, which need not be secured, by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in Article VI, PROVIDED, HOWEVER, that the foregoing shall not require the

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS (CONTINUED)

Company to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Unless otherwise permitted by applicable law, the indemnification provided for in Article VI shall be made only as authorized in the specific case upon a determination, made in the manner provided by applicable law, that indemnification of such director, officer, employee or agent is proper in the circumstances. The By-Laws also allow the Company, to the fullest extent permitted by applicable law, to purchase and maintain insurance for any such person indemnified by Article VI.



    The foregoing statements are subject to the detailed provisions of Section 102(b)(7) of the DGCL, Article Eighth of the Certificate of Incorporation of the Company and Article VI of the By-Laws of the Company, as applicable.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    None

ITEM 16. EXHIBITS


  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Underwriting Agreement among Aurora Foods Inc., Aurora/VDK LLC, Goldman, Sachs & Co., BT Alex. Brown
             Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston
             Corporation, SBC Warburg Dillon Read Inc. and Chase Securities Inc.*
       2.1   Merger Agreement between Aurora Foods Inc. and A Foods Inc.*
       2.2   Merger Agreement among Aurora Foods Holdings Inc., Aurora Foods Inc., VDK Holdings, Inc., Van de Kamp's,
             Inc. and A Foods Inc.*
       2.3   Asset Purchase Agreement, dated as of November 26, 1997, by and between Aurora Foods Inc. and The
             Procter & Gamble Company. (Incorporated by reference to Exhibit 2.1 to Aurora Foods Inc.'s Form 8-K filed on January 30, 1998).**
       2.4   Asset Purchase Agreement, dated as of March 7, 1997 by and between Aurora Foods Inc. and Kraft Foods,
             Inc. (Incorporated by reference to Exhibit 2.2 to Aurora Foods Inc.'s Form S-4 filed on August 21, 1997
             (the "Aurora S-4").**


------------------------

 *  To be filed by amendment.


**  Previously filed with the Commission.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS (CONTINUED)


  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
        2.5  Amendment to Asset Purchase Agreement, dated as of February 13, 1997, between Van de Kamp's, Inc. and Morningstar Foods, Inc. (Incorporated by reference to Exhibit
             2.2 to Form 10-Q for the quarter ended March 31, 1997).**
        2.6  Asset Purchase Agreement, dated as of February 3, 1997, between Van de Kamp's, Inc.
             and Morningstar Foods, Inc. (Incorporated by reference to Exhibit 2.1 to Form 10-Q for the quarter ended March 31, 1997).**
        2.7  Asset Purchase Agreement, dated as of December 18, 1996, by and between MBW Foods
             Inc. (as successor-in-interest to MBW Acquisition Corp.) and Conopco, Inc., as amended. (Incorporated by reference to Exhibit 2.1 to the Aurora S-4).**
        2.8  Supplement No. 1 to Asset Purchase and Sales Agreement, dated as of July 9, 1996, between Van de Kamp's, Inc. and the Quaker Oats Company ("Quaker Oats").
             (Incorporated by reference to Exhibit 2.2 to Van de Kamp's, Inc.'s Form 8-K dated
             July 9, 1996).**
        2.9  Asset Purchase and Sales Agreement, dated as of May 15, 1996 between Van de Kamp's,
             Inc. and Quaker Oats. (Incorporated by reference to Exhibit 2.1 to Van de Kamp's,
             Inc.'s Form 8-K dated July 9, 1996).**
       2.10  Asset Purchase and Sales Agreement, dated as of January 17, 1996, between Shellfish
             Acquisition Company, LLC ("Shellfish") and Campbell Soup Company ("Campbell") (the
             text of which and Exhibits to which are Incorporated by reference to Exhibit 2.1 to
             Van de Kamp's, Inc.'s Form 10-Q for the quarter ended March 30, 1996 and a list of the contents of the schedules of which is incorporated by reference to Exhibit 2.1 to Van de Kamp's, Inc.'s Form 8-K dated May 6, 1996).**
       2.11  Asset Purchase Agreement, dated as of January 17, 1996, between Van de Kamp's, Inc.
             and Shellfish. (Incorporated by reference to Exhibit 2.2 to Van de Kamp's, Inc.'s
             Form 10-Q for the quarter ended March 30, 1996).**
       2.12  Agreement and Amendment No. 1, dated September 19, 1995, to the Asset Purchase
             Agreement among Van de Kamp's, Inc., the Pillsbury Company and PET Incorporated.
             (Incorporated by reference to Exhibit 2.2 to Van de Kamp's, Inc.'s Form S-4 filed on October 4, 1995 (the "Van de Kamp's S-4").**
       2.13  Asset Purchase Agreement, dated as of July 7, 1995 among Van de Kamp's, Inc., the
             Pillsbury Company and PET Incorporated. (Incorporated by reference to Exhibit 2.1 to the Van de Kamp's S-4).**
        3.1  Certificate of Incorporation of Aurora Foods Inc., as amended to date, filed with the Secretary of State of the State of Delaware.*
        3.2  Amended and Restated By-laws of Aurora Foods Inc.*
        4.1  Specimen Certificate of the Common Stock.*
        4.2  Securityholders Agreement, dated as of April 8, 1998, among the parties listed on
             Schedule A attached thereto.**
        4.3  Indenture, dated as of February 10, 1997, by and between Aurora Foods Inc. and
             Wilmington Trust Company (the "Series B Indenture"). (Incorporated by reference to
             Exhibit 4.1 to the Aurora S-4).**


------------------------

 *  To be filed by amendment.


**  Previously filed with the Commission.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS (CONTINUED)


  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
        4.4  Specimen Certificate of 9 7/8% Series B Senior Subordinated Note due 2007 (included in Exhibit 4.2 hereto). (Incorporated by reference to Exhibit 4.3 to the Aurora
             S-4).**
        4.5  Form of Note Guarantee to be issued by future subsidiaries of Aurora Foods Inc.
             pursuant to the Series B Indenture (included in Exhibit 4.1 hereto). (Incorporated by reference to Exhibit 4.4 to the Aurora S-4).**
        4.6  Indenture, dated as of July 1, 1997, by and between Aurora Foods Inc. and
             Wilmington Trust Company (the "Series D Indenture"). (Incorporated by reference to
             Exhibit 4.6 to the Aurora S-4).**
        4.7  Specimen Certificate of 9 7/8% Series D Senior Subordinated Note, due 2007
             (included in Exhibit 4.5 hereto).**
        4.8  Form of Note Guarantee to be issued by future subsidiaries of Aurora Foods Inc.
             pursuant to the Series D Indenture (included in Exhibit 4.6 hereto). (Incorporated by reference to Exhibit 4.8 to the Aurora S-4).**
        4.9  Indenture, dated as of September 15, 1995, between Van de Kamp's, Inc. and Harris
             Trust and Savings Bank (Incorporated by reference to Exhibit 4.1 to the Van de
             Kamp's S-4).**
       4.10  Global Note, dated September 19, 1995, issued by Van de Kamp's, Inc. to the
             Depository Trust Company and registered in the name of Cede & Co. in the principal amount of $100,000,000 (Incorporated by reference to Exhibit 4.2 to the Van de
             Kamp's S-4).**
        5.1  Opinion of Richards & O'Neil, LLP regarding the validity of the Common Stock.*
       10.1  VDK Holdings, Inc. Incentive Compensation Plan.*
       10.2  1998 Incentive Plan.*
       10.3  Purchase Agreement, dated June 18, 1997, by and among Aurora Foods Inc., Chase
             Securities, Inc. and Credit Suisse First Boston Corporation. (Incorporated by
             reference to Exhibit 1.2 to the Aurora S-4).**
       10.4  Purchase Agreement, dated February 5, 1997 by and between Aurora Foods Inc. and
             Chase Securities Inc. (Incorporated by reference to Exhibit 1.1 to the Aurora
             S-4).**
       10.5  Purchase Agreement, dated September 14, 1995, between Van de Kamp's, Inc. and
             Chemical Securities Inc. (Incorporated by reference to Exhibit 10.30 to the Van de
             Kamp's S-4).**
       10.6  Employment Agreement between Ian R. Wilson and Aurora Foods Inc.*
       10.7  Employment Agreement between James B. Ardrey and Aurora Foods Inc.*
       10.8  Employment Agreement between Ray Chung and Aurora Foods Inc.*
       10.9  Employment Agreement between M. Laurie Cummings and Aurora Foods Inc.*
      10.10  Amendment No. 1 to Ferraro Employment Agreement, dated as of January 1, 1998, between Aurora Foods Inc. and Thomas S. Ferraro.**
      10.11  Employment Agreement, dated as of December 31, 1996, by and between Aurora Foods
             Inc. and Thomas J. Ferraro (Incorporated by reference to Exhibit 10.5 to the Aurora
             S-4).**
      10.12  Amendment No. 1 to Willett Employment Agreement, dated as of January 1, 1998, between C. Gary Willett and Aurora Foods Inc.**


------------------------

 *  To be filed by amendment.


**  Previously filed with the Commission.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS (CONTINUED)


  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.13  Employment Agreement, dated as of December 31, 1996, by and between Aurora Foods
             Inc. and C. Gary Willett. (Incorporated by reference to Exhibit 10.6 to the Aurora
             S-4).**
      10.14  Amendment No. 1 to Ellinwood Amended and Restated Employment Agreement, dated as of
             January 1, 1998, between Thomas 0. Ellinwood and Van de Kamp's, Inc.**
      10.15  Amended and Restated Employment Agreement, dated as of March 11, 1997, by and between Thomas 0. Ellinwood and Van de Kamp's, Inc.**
      10.16  Employment Agreement, dated as of February 16, 1998, by and between Van de Kamp's,
             Inc. and Anthony A. Bevilacqua.**
      10.17  Security Agreement, dated as of September 19, 1995, made by Van de Kamp's, Inc., in favor of Chemical Bank (Incorporated by reference to Exhibit 10.20 to the Van de
             Kamp's S-4).**
      10.18  Second Amended and Restated Credit Agreement, dated as of January 16, 1998, by and among Aurora Foods Inc., as Borrower, Aurora Foods Holdings Inc., as Guarantor, the
             Lenders listed therein, The Chase Manhattan Bank, as Administrative Agent, The
             National Westminster Bank PLC, as Syndication Agent and Swiss Bank Corporation, as
             Documentation Agent (Incorporated by reference to Exhibit 10.4 to Form 10-K, filed on March 27, 1998 (the "Aurora 10-K")).**
      10.19  Second Amendment to Guarantee and Collateral Agreement, dated July 9, 1996, between
             Van de Kamp's, Inc. and VDK Holdings, Inc. in favor of The Chase Manhattan Bank,
             NA, as agent for the several banks and other financial institutions (Incorporated by reference to Exhibit 10.23 of the Van de Kamp's, Inc. Form 10-K filed on
             September 27, 1996 (the "1996 Van de Kamp's 10-K").**
      10.20  First Amendment to Guarantee and Collateral Agreement, dated May 6, 1996 between
             Van de Kamp's, Inc. and VDK Holdings, Inc. in favor of Chemical Bank, as agent for the several banks and other financial institutions from time to time parties to the
             Amended and Restated Credit and Guarantee Agreement. (Incorporated by reference to
             Exhibit 10.20 to the 1996 Van de Kamp's 10-K.)**
      10.21  Guarantee and Collateral Agreement, dated September 19, 1995, among VDK Holdings,
             Inc., Van de Kamp's, Inc., the subsidiary grantors named therein and Chemical Bank as agent (Incorporated by reference to Exhibit 10.19 to the 1996 Van de Kamp's
             S-4).**
      10.22  Third Amendment to the Second Amended and Restated Credit and Guarantee Agreement,
             dated as of September 25, 1997, among VDK Holdings, Inc., Van de Kamp's, Inc., the banks, and other financial institutions named as parties thereto and The Chase
             Manhattan Bank, NA, as agent (Incorporated by reference to Exhibit 10.32 to Van de
             Kamp's Inc.'s Form 10-K filed on September 29, 1997 (the "1997 Van de Kamp's
             10-K").**
      10.23  Second Amendment to the Second Amended and Restated Credit and Guarantee Agreement,
             dated as of March 27, 1997, among VDK Holdings, Inc., Van de Kamp's, Inc., the banks, and other financial institutions named as parties thereto and The Chase
             Manhattan Bank, NA, as agent (Incorporated by reference to Exhibit 10.1 to Van de
             Kamp's, Inc.'s Form 10-Q for the quarter ended March 31, 1997).**


------------------------

 *  To be filed by amendment.


**  Previously filed with the Commission.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS (CONTINUED)


  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.24  First Amendment, dated as of August 28, 1996, to the Second Amended and Restated
             Credit and Guarantee Agreement among VDK Holdings, Inc., Van de Kamp's, Inc., the banks and other financial institutions named as parties thereto and the Chase
             Manhattan Bank, NA, as agent (Incorporated by reference to Exhibit 10.22 to the
             1996 Van de Kamp's 10-K).**
      10.25  Second Amended and Restated Credit and Guarantee Agreement, dated as of July 9,
             1996 among VDK Holdings, Inc., Van de Kamp's, Inc., the banks and other financial institutions named as parties thereto and The Chase Manhattan Bank, NA, as agent
             (Incorporated by reference to Exhibit 10.21 to the 1996 Van de Kamp's 10-K).**
      10.26  Cash Collateral Agreement, dated July 9, 1996, between VDK Holdings, Inc. and The
             Chase Manhattan Bank, NA, as agent (Incorporated by reference to Exhibit 10.29 to the 1996 Van de Kamp's 10-K).**
      10.27  First Amended and Restated Red Wing Co-Pack Agreement, dated as of November 19,
             1997, by and between Aurora Foods Inc. and The Red Wing Company, Inc. (Confidential
             treatment for a portion of this document has been requested by Aurora Foods Inc.
             Incorporated by reference to Exhibit 10.16 to the Aurora 10-K).**
      10.28  Production Agreement, dated November 19, 1997, by and between Aurora Foods Inc. and
             The Red Wing Company, Inc. (Confidential treatment for a portion of this document has been requested by Aurora Foods Inc. Incorporated by reference to Exhibit 10.18 to the Aurora 10-K).
      10.29  Transitional Supply Agreement, dated November 26, 1997, by and between Aurora
             Foods, Inc. and The Procter & Gamble Distributing Company. (Confidential treatment for a portion of this document has been requested by Aurora Foods Inc. Incorporated by reference to Exhibit 10.20 to the Aurora 10-K).**
      10.30  Agreement between Aurora Foods Inc. and Dartford Partnership L.L.C.*
      10.31  Agreement between McCown De Leeuw & Co., Inc. and Aurora Foods Inc.*
      10.32  Agreement between Fenway Partners, Inc. and Aurora Foods Inc.*
      10.33  Agreement, dated March 31, 1994, between Van de Kamp's, Seafood and Ore-Ida Foods,
             Inc. (Incorporated by reference to Exhibit 10.29 to the Van de Kamp's S-4).**
      10.34  Flavor Supply Agreement, dated as of December 31, 1996, by and between Quest
             International Flavors & Food Ingredients Company and MBW Foods Inc. (Incorporated
             by reference to Exhibit 10.8 to the Aurora S-4).**
      10.35  License Agreement, dated as of February 21, 1979, between General Host Corporation and VDK Acquisition Corporation (Incorporated by reference to Exhibit 10.27 to the
             Van de Kamp's S-4).**
      10.36  License Agreement, dated as of October 14, 1978, between General Host Corporation and Van de Kamp's Dutch Bakeries (Incorporated by reference to Exhibit 10.28 to the
             Van de Kamp's S-4).**


------------------------

 *  To be filed by amendment.


**  Previously filed with the Commission.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS (CONTINUED)


  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.37  Trademark License Agreement, dated July 9, 1996 among Quaker Oats, The Quaker Oats
             Company of Canada Limited and Van de Kamp's, Inc. (Incorporated by reference to
             Exhibit H to Exhibit 2.1 to Van de Kamp's Inc.'s Form 8-K dated July 9, 1996 (the
             "Van de Kamp's 8-K")).
      10.38  Patent License Agreement, dated July 9, 1996, between Quaker Oats and Van de
             Kamp's, Inc. (Incorporated by reference to Exhibit K to Exhibit 2.1 to the Van de
             Kamp's 8-K).**
       23.1  Consent of Price Waterhouse LLP.
       23.2  Consent of Price Waterhouse LLP.
       23.3  Consent of Price Waterhouse LLP.
       23.4  Consent of Deloitte & Touche LLP.
       27.1  Financial Data Schedule.**


------------------------

 *  To be filed by amendment.


**  Previously filed with the Commission.


ITEM 17. UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (c) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on May 15, 1998.


                                AURORA FOODS INC.

                                BY:              /S/ IAN R. WILSON
                                     -----------------------------------------
                                                   Ian R. Wilson
                                             Chairman of the Board and
                                              Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
      /s/ IAN R. WILSON           Chief Executive Officer
------------------------------    (Principal Executive          May 15, 1998
        Ian R. Wilson             Officer)

     /s/ JAMES B. ARDREY        Vice Chairman and Director
------------------------------                                  May 15, 1998
       James B. Ardrey

                                Chief Financial Officer
    /s/ M. LAURIE CUMMINGS        and Secretary
------------------------------    (Principal Financial          May 15, 1998
      M. Laurie Cummings          Officer and Principal
                                  Accounting Officer)

       /s/ CLIVE APSEY          Director
------------------------------                                  May 15, 1998
         Clive Apsey

      /s/ CHARLES AYRES         Director
------------------------------                                  May 15, 1998
        Charles Ayres

    /s/ DAVID E. DE LEEUW       Director
------------------------------                                  May 15, 1998
      David E. De Leeuw

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ CHARLES J. DELANEY      Director
------------------------------                                  May 15, 1998
      Charles J. Delaney

   /s/ RICHARD C. DRESDALE      Director
------------------------------                                  May 15, 1998
     Richard C. Dresdale

      /s/ ANDREA GEISSER        Director
------------------------------                                  May 15, 1998
        Andrea Geisser

        /s/ PETER LAMM          Director
------------------------------                                  May 15, 1998
          Peter Lamm

     /s/ TYLER T. ZACHEM        Director
------------------------------                                  May 15, 1998
       Tyler T. Zachem

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                           EXHIBIT DESCRIPTION                                          PAGE
-----------  -----------------------------------------------------------------------------------------------  ---------
       1.1   Underwriting Agreement among Aurora Foods Inc., Aurora/VDK LLC, Goldman, Sachs & Co., BT Alex.
             Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First
             Boston Corporation, SBC Warburg Dillon Read Inc. and Chase Securities Inc.*....................
       2.1   Merger Agreement between Aurora Foods Inc. and A Foods Inc.*...................................
       2.2   Merger Agreement among Aurora Foods Holdings Inc., Aurora Foods Inc., VDK Holdings, Inc., Van
             de Kamp's, Inc. and A Foods Inc.*..............................................................
       2.3   Asset Purchase Agreement, dated as of November 26, 1997, by and between Aurora Foods Inc. and
             The Procter & Gamble Company. (Incorporated by reference to Exhibit 2.1 to Aurora Foods Inc.'s
             Form 8-K filed on January 30, 1998)**..........................................................
       2.4   Asset Purchase Agreement, dated as of March 7, 1997 by and between Aurora Foods Inc. and Kraft
             Foods, Inc. (Incorporated by reference to Exhibit 2.2 to Aurora Foods Inc.'s Form S-4 filed on
             August 21, 1997 (the "Aurora S-4")**...........................................................
       2.5   Amendment to Asset Purchase Agreement, dated as of February 13, 1997, between Van de Kamp's,
             Inc. and Morningstar Foods, Inc. (Incorporated by reference to Exhibit 2.2 to Form 10-Q for the quarter ended March 31, 1997)**................................................................
       2.6   Asset Purchase Agreement, dated as of February 3, 1997, between Van de Kamp's, Inc. and
             Morningstar Foods, Inc. (Incorporated by reference to Exhibit 2.1 to Form 10-Q for the quarter ended March 31, 1997)**........................................................................
       2.7   Asset Purchase Agreement, dated as of December 18, 1996, by and between MBW Foods Inc. (as successor-in-interest to MBW Acquisition Corp.) and Conopco, Inc., as amended. (Incorporated by reference to Exhibit 2.1 to the Aurora S-4)**..................................................
       2.8   Supplement No. 1 to Asset Purchase and Sales Agreement, dated as of July 9, 1996, between Van de Kamp's, Inc. and the Quaker Oats Company ("Quaker Oats"). (Incorporated by reference to
             Exhibit 2.2 to Van de Kamp's, Inc.'s Form 8-K dated July 9, 1996)**............................
       2.9   Asset Purchase and Sales Agreement, dated as of May 15, 1996 between Van de Kamp's, Inc. and
             Quaker Oats. (Incorporated by reference to Exhibit 2.1 to Van de Kamp's, Inc.'s Form 8-K dated
             July 9, 1996)**................................................................................
       2.10  Asset Purchase and Sales Agreement, dated as of January 17, 1996, between Shellfish Acquisition
             Company, LLC ("Shellfish") and Campbell Soup Company ("Campbell") (the text of which and
             Exhibits to which are Incorporated by reference to Exhibit 2.1 to Van de Kamp's, Inc.'s Form
             10-Q for the quarter ended March 30, 1996 and a list of the contents of the schedules of which is incorporated by reference to Exhibit 2.1 to Van de Kamp's, Inc.'s Form 8-K dated May 6,
             1996)**........................................................................................
       2.11  Asset Purchase Agreement, dated as of January 17, 1996, between Van de Kamp's, Inc. and
             Shellfish. (Incorporated by reference to Exhibit 2.2 to Van de Kamp's, Inc.'s Form 10-Q for the
             quarter ended March 30, 1996)**................................................................
       2.12  Agreement and Amendment No. 1, dated September 19, 1995, to the Asset Purchase Agreement among
             Van de Kamp's, Inc., the Pillsbury Company and PET Incorporated. (Incorporated by reference to
             Exhibit 2.2 to Van de Kamp's, Inc.'s Form S-4 filed on October 4, 1995 (the "Van de Kamp's
             S-4")**........................................................................................
       2.13  Asset Purchase Agreement, dated as of July 7, 1995 among Van de Kamp's, Inc., the Pillsbury
             Company and PET Incorporated. (Incorporated by reference to Exhibit 2.1 to the Van de Kamp's
             S-4)**.........................................................................................
       3.1   Certificate of Incorporation of Aurora Foods Inc., as amended to date, filed with the Secretary of State of the State of Delaware.*............................................................
       3.2   Amended and Restated By-laws of Aurora Foods Inc.*.............................................
       4.1   Specimen Certificate of the Common Stock.*.....................................................


------------------------

*   To be filed by amendment.


**  Previously filed with the Commission

  EXHIBIT
  NUMBER                                           EXHIBIT DESCRIPTION                                          PAGE
-----------  -----------------------------------------------------------------------------------------------  ---------
       4.2   Securityholders Agreement, dated as of April 8, 1998, among the parties listed on Schedule A attached thereto**.............................................................................
       4.3   Indenture, dated as of February 10, 1997, by and between Aurora Foods Inc. and Wilmington Trust
             Company (the "Series B Indenture"). (Incorporated by reference to Exhibit 4.1 to the Aurora
             S-4)**.........................................................................................
       4.4   Specimen Certificate of 9 7/8% Series B Senior Subordinated Note due 2007 (included in Exhibit
             4.2 hereto). (Incorporated by reference to Exhibit 4.3 to the Aurora S-4)**....................
       4.5   Form of Note Guarantee to be issued by future subsidiaries of Aurora Foods Inc. pursuant to the
             Series B Indenture (included in Exhibit 4.1 hereto). (Incorporated by reference to Exhibit 4.4 to the Aurora S-4)**...........................................................................
       4.6   Indenture, dated as of July 1, 1997, by and between Aurora Foods Inc. and Wilmington Trust
             Company (the "Series D Indenture"). (Incorporated by reference to Exhibit 4.6 to the Aurora
             S-4)**.........................................................................................
       4.7   Specimen Certificate of 9 7/8% Series D Senior Subordinated Note, due 2007 (included in Exhibit
             4.5 hereto)**..................................................................................
       4.8   Form of Note Guarantee to be issued by future subsidiaries of Aurora Foods Inc. pursuant to the
             Series D Indenture (included in Exhibit 4.6 hereto). (Incorporated by reference to Exhibit 4.8 to the Aurora S-4)**...........................................................................
       4.9   Indenture, dated as of September 15, 1995, between Van de Kamp's, Inc. and Harris Trust and
             Savings Bank (Incorporated by reference to Exhibit 4.1 to the Van de Kamp's S-4)**.............
       4.10  Global Note, dated September 19, 1995, issued by Van de Kamp's, Inc. to the Depository Trust
             Company and registered in the name of Cede & Co. in the principal amount of $100,000,000
             (Incorporated by reference to Exhibit 4.2 to the Van de Kamp's S-4)**..........................
       5.1   Opinion of Richards & O'Neil, LLP regarding the validity of the Common Stock.*.................
      10.1   VDK Holdings, Inc. Incentive Compensation Plan.*...............................................
      10.2   1998 Incentive Plan.*..........................................................................
      10.3   Purchase Agreement, dated June 18, 1997, by and among Aurora Foods Inc., Chase Securities, Inc.
             and Credit Suisse First Boston Corporation. (Incorporated by reference to Exhibit 1.2 to the
             Aurora S-4)**..................................................................................
      10.4   Purchase Agreement, dated February 5, 1997 by and between Aurora Foods Inc. and Chase
             Securities Inc. (Incorporated by reference to Exhibit 1.1 to the Aurora S-4)**.................
      10.5   Purchase Agreement, dated September 14, 1995, between Van de Kamp's, Inc. and Chemical
             Securities Inc. (Incorporated by reference to Exhibit 10.30 to the Van de Kamp's S-4)**........
      10.6   Employment Agreement between Ian R. Wilson and Aurora Foods Inc.*..............................
      10.7   Employment Agreement between James B. Ardrey and Aurora Foods Inc.*............................
      10.8   Employment Agreement between Ray Chung and Aurora Foods Inc.*..................................
      10.9   Employment Agreement between M. Laurie Cummings and Aurora Foods Inc.*.........................
      10.10  Amendment No. 1 to Ferraro Employment Agreement, dated as of January 1, 1998, between Aurora
             Foods Inc. and Thomas S. Ferraro**.............................................................
      10.11  Employment Agreement, dated as of December 31, 1996, by and between Aurora Foods Inc. and
             Thomas J. Ferraro (Incorporated by reference to Exhibit 10.5 to the Aurora S-4)**..............
      10.12  Amendment No. 1 to Willett Employment Agreement, dated as of January 1, 1998, between C. Gary
             Willett and Aurora Foods Inc.**................................................................



------------------------



*   To be filed by amendment.



**  Previously filed with the Commission

  EXHIBIT
  NUMBER                                           EXHIBIT DESCRIPTION                                          PAGE
-----------  -----------------------------------------------------------------------------------------------  ---------
      10.13  Employment Agreement, dated as of December 31, 1996, by and between Aurora Foods Inc. and C.
             Gary Willett. (Incorporated by reference to Exhibit 10.6 to the Aurora S-4)**..................
      10.14  Amendment No. 1 to Ellinwood Amended and Restated Employment Agreement, dated as of January 1,
             1998, between Thomas 0. Ellinwood and Van de Kamp's, Inc.......................................
      10.15  Amended and Restated Employment Agreement, dated as of March 11, 1997, by and between Thomas 0.
             Ellinwood and Van de Kamp's, Inc.**............................................................
      10.16  Employment Agreement, dated as of February 16, 1998, by and between Van de Kamp's, Inc. and
             Anthony A. Bevilacqua**........................................................................
      10.17  Security Agreement, dated as of September 19, 1995, made by Van de Kamp's, Inc., in favor of
             Chemical Bank (Incorporated by reference to Exhibit 10.20 to the Van de Kamp's S-4)**..........
      10.18  Second Amended and Restated Credit Agreement, dated as of January 16, 1998, by and among Aurora
             Foods Inc., as Borrower, Aurora Foods Holdings Inc., as Guarantor, the Lenders listed therein,
             The Chase Manhattan Bank, as Administrative Agent, The National Westminster Bank PLC, as
             Syndication Agent and Swiss Bank Corporation, as Documentation Agent (Incorporated by reference to Exhibit 10.4 to Form 10-K, filed on March 27, 1998 (the "Aurora 10-K"))**...................
      10.19  Second Amendment to Guarantee and Collateral Agreement, dated July 9, 1996, between Van de
             Kamp's, Inc. and VDK Holdings, Inc. in favor of The Chase Manhattan Bank, NA, as agent for the several banks and other financial institutions (Incorporated by reference to Exhibit 10.23 of the Van de Kamp's, Inc. Form 10-K filed on September 27, 1996 (the "1996 Van de Kamp's
             10-K")**.......................................................................................
      10.20  First Amendment to Guarantee and Collateral Agreement, dated May 6, 1996 between Van de Kamp's,
             Inc. and VDK Holdings, Inc. in favor of Chemical Bank, as agent for the several banks and other financial institutions from time to time parties to the Amended and Restated Credit and
             Guarantee Agreement. (Incorporated by reference to Exhibit 10.20 to the 1996 Van de Kamp's
             10-K.)**.......................................................................................
      10.21  Guarantee and Collateral Agreement, dated September 19, 1995, among VDK Holdings, Inc., Van de
             Kamp's, Inc., the subsidiary grantors named therein and Chemical Bank as agent (Incorporated by reference to Exhibit 10.19 to the 1996 Van de Kamp's S-4)**....................................
      10.22  Third Amendment to the Second Amended and Restated Credit and Guarantee Agreement, dated as of
             September 25, 1997, among VDK Holdings, Inc., Van de Kamp's, Inc., the banks, and other financial institutions named as parties thereto and The Chase Manhattan Bank, NA, as agent
             (Incorporated by reference to Exhibit 10.32 to Van de Kamp's Inc.'s Form 10-K filed on
             September 29, 1997 (the "1997 Van de Kamp's 10-K")**...........................................
      10.23  Second Amendment to the Second Amended and Restated Credit and Guarantee Agreement, dated as of
             March 27, 1997, among VDK Holdings, Inc., Van de Kamp's, Inc., the banks, and other financial institutions named as parties thereto and The Chase Manhattan Bank, NA, as agent (Incorporated by reference to Exhibit 10.1 to Van de Kamp's, Inc.'s Form 10-Q for the quarter ended March 31,
             1997)**........................................................................................
      10.24  First Amendment, dated as of August 28, 1996, to the Second Amended and Restated Credit and
             Guarantee Agreement among VDK Holdings, Inc., Van de Kamp's, Inc., the banks and other financial institutions named as parties thereto and the Chase Manhattan Bank, NA, as agent
             (Incorporated by reference to Exhibit 10.22 to the 1996 Van de Kamp's 10-K)**..................
      10.25  Second Amended and Restated Credit and Guarantee Agreement, dated as of July 9, 1996 among VDK
             Holdings, Inc., Van de Kamp's, Inc., the banks and other financial



------------------------



*   To be filed by amendment.



**  Previously filed with the Commission

  EXHIBIT
  NUMBER                                           EXHIBIT DESCRIPTION                                          PAGE
-----------  -----------------------------------------------------------------------------------------------  ---------
             institutions named as parties thereto and The Chase Manhattan Bank, NA, as agent (Incorporated by reference to Exhibit 10.21 to the 1996 Van de Kamp's 10-K)**................................
      10.26  Cash Collateral Agreement, dated July 9, 1996, between VDK Holdings, Inc. and The Chase
             Manhattan Bank, NA, as agent (Incorporated by reference to Exhibit 10.29 to the 1996 Van de
             Kamp's 10-K)**.................................................................................
      10.27  First Amended and Restated Red Wing Co-Pack Agreement, dated as of November 19, 1997, by and between Aurora Foods Inc. and The Red Wing Company, Inc. (Confidential treatment for a portion of this document has been requested by Aurora Foods Inc. Incorporated by reference to Exhibit
             10.16 to the Aurora 10-K)**....................................................................
      10.28  Production Agreement, dated November 19, 1997, by and between Aurora Foods Inc. and The Red
             Wing Company, Inc. (Confidential treatment for a portion of this document has been requested by
             Aurora Foods Inc. Incorporated by reference to Exhibit 10.18 to the Aurora 10-K)**.............
      10.29  Transitional Supply Agreement, dated November 26, 1997, by and between Aurora Foods, Inc. and
             The Procter & Gamble Distributing Company. (Confidential treatment for a portion of this document has been requested by Aurora Foods Inc. Incorporated by reference to Exhibit 10.20 to the Aurora 10-K)**.............................................................................
      10.30  Agreement between Aurora Foods Inc. and Dartford Partnership L.L.C.*...........................
      10.31  Agreement between McCown De Leeuw & Co., Inc. and Aurora Foods Inc.*...........................
      10.32  Agreement between Fenway Partners Inc. and Aurora Foods Inc.*..................................
      10.33  Agreement, dated March 31, 1994, between Van de Kamp's, Seafood and Ore-Ida Foods, Inc.
             (Incorporated by reference to Exhibit 10.29 to the Van de Kamp's S-4)..........................
      10.34  Flavor Supply Agreement, dated as of December 31, 1996, by and between Quest International
             Flavors & Food Ingredients Company and MBW Foods Inc. (Incorporated by reference to Exhibit
             10.8 to the Aurora S-4)**......................................................................
      10.35  License Agreement, dated as of February 21, 1979, between General Host Corporation and VDK
             Acquisition Corporation (Incorporated by reference to Exhibit 10.27 to the Van de Kamp's
             S-4)**.........................................................................................
      10.36  License Agreement, dated as of October 14, 1978, between General Host Corporation and Van de
             Kamp's Dutch Bakeries (Incorporated by reference to Exhibit 10.28 to the Van de Kamp's
             S-4)**.........................................................................................
      10.37  Trademark License Agreement, dated July 9, 1996 among Quaker Oats, The Quaker Oats Company of
             Canada Limited and Van de Kamp's, Inc. (Incorporated by reference to Exhibit H to Exhibit 2.1 to Van de Kamp's Inc.'s Form 8-K dated July 9, 1996 (the "Van de Kamp's 8-K"))**...............
      10.38  Patent License Agreement, dated July 9, 1996, between Quaker Oats and Van de Kamp's, Inc.
             (Incorporated by reference to Exhibit K to Exhibit 2.1 to the Van de Kamp's 8-K)**.............
      23.1   Consent of Price Waterhouse LLP................................................................
      23.2   Consent of Price Waterhouse LLP................................................................
      23.3   Consent of Price Waterhouse LLP................................................................
      23.4   Consent of Deloitte & Touche LLP...............................................................
      27.1   Financial Data Schedule**......................................................................


------------------------

*   To be filed by amendment.


**  Previously filed with the Commission